       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION JUNE 29, 2000
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                             HERITAGE COMMERCE CORP

             (Exact name of registrant as specified in its charter)

           CALIFORNIA                            6022                            77-0469558
  (State or other jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
of incorporation or organization)     Classification Code Number)            Identification No.)

                           --------------------------

                150 ALMADEN BOULEVARD SAN JOSE, CALIFORNIA 95113
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                                 BRAD L. SMITH
                            CHIEF EXECUTIVE OFFICER
                             HERITAGE COMMERCE CORP
                             150 ALMADEN BOULEVARD
                       SAN JOSE, CA 95113 (408) 947-6900

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

              JOHN SEARS, ESQ.                               THOMAS G. REDDY, ESQ.
  Sheppard, Mullin, Richter & Hampton, LLP           McCutchen, Doyle, Brown & Enersen, LLP
          Four Embarcadero Center                           Three Embarcadero Center
          San Francisco, CA 94111                       San Francisco, California 94111
               (415) 434-9100                                    (415) 393-2000

                           --------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                  AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
        SECURITIES TO BE REGISTERED            BE REGISTERED(1)         PER SHARE         OFFERING PRICE     REGISTRATION FEE(2)
Common Stock, no par value..................   3,760,000 shares            NA               $33,725,373            $8,904

(1) This Registration Statement relates to securities of the Registrant issuable to holders of common stock of Western Holdings Bancorp, in the proposed merger of Western Holdings with the Registrant. Represents the approximate number of shares of common stock of the Registrant to be issued upon the consummation of the merger, as provided in the Agreement and Plan of Reorganization and Merger dated May 9, 2000, attached as Appendix A to the attached joint proxy statement/prospectus.

(2) Pursuant to Rule 457(f), the registration fee was computed on the basis of $11.00, the market value of the common stock of Western Holdings to be exchanged in the merger, computed in accordance with Rule 457(c).
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED             , 2000

                             HERITAGE COMMERCE CORP
                             150 ALMADEN BOULEVARD
                           SAN JOSE, CALIFORNIA 95113

                                           , 2000

Dear Shareholder:

    You are cordially invited to attend a special meeting of shareholders of
Heritage Commerce Corp at       p.m. local time on             , 2000, to vote
on a proposal to approve an Agreement and Plan of Merger and Reorganization dated as of May 9, 2000, among Heritage, Western Holdings Bancorp and its subsidiary Bank of Los Altos Bank, pursuant to which Western Holdings would be merged with and into Heritage.

    If the merger is approved and completed, Western Holdings shareholders will receive 1.2264 shares of Heritage common stock for each share of Western Holdings common stock that they own. This exchange ratio is subject to adjustment if the number of outstanding shares of Western Holdings common stock or options for common stock changes or if the average market price of Heritage common stock is below $8.00 when we receive notice of Federal Reserve approval of the merger.

    Heritage common stock is traded on the Nasdaq National Market under the
symbol "HTBK." On      , 2000, Heritage common stock closed at $      per share.
Based on that closing price, a Western Holdings shareholder would receive
Heritage common stock with a value of $      for each share of Western Holdings
common stock. Heritage may issue up to 3,760,000 shares of its common stock in the merger. COMPLETION OF THE MERGER INVOLVES CERTAIN RISKS AND UNCERTAINTIES DESCRIBED IN THE SECTION OF THE DOCUMENT ENTITLED "RISK FACTORS" ON PAGE 18.

    We believe the merger is in your best interests as shareholders, and we hope you will support it. Information about the proposed merger is included in the enclosed document. Please give these materials your careful attention. Your board of directors has unanimously approved the merger and recommends that you vote to approve it as well.

                                          Very truly yours,

                                          Brad L. Smith
                                          CHIEF EXECUTIVE OFFICER

    NEITHER THIS TRANSACTION NOR THE SECURITIES OF HERITAGE HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE SHARES OF HERITAGE COMMON STOCK OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF HERITAGE OR WESTERN HOLDINGS OR ANY SUBSIDIARY OF ANY OF THE PARTIES AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                   THE DATE OF THIS DOCUMENT IS          , 2000,
AND IT IS FIRST BEING MAILED TO SHAREHOLDERS OF HERITAGE ON OR ABOUT          ,
                                     2000.

                             HERITAGE COMMERCE CORP
                             150 ALMADEN BOULEVARD
                           SAN JOSE, CALIFORNIA 95113
                                 (408) 947-6900

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                             ---------------------

Time.......................  [meeting time] on [meeting day], [meeting date], 2000

Place......................  [meeting place]
                             San Jose, California 95113

Items of business..........  (1)  To approve the merger agreement among Heritage
                             Commerce, Western Holdings Bancorp and Bank of Los Altos,
                             including the resulting issuance of common shares of
                             Heritage in connection with the merger;

                             (2)  To consider such other business as may properly come
                             before the meeting.

Record date................  You are entitled to vote if you were a shareholder at the close of business on [record date], 2000.

Voting by proxy............  Please submit a proxy by mail as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers beginning on page 4 of this
                             document and the instructions on the proxy card.

Dissenters' rights.........  Heritage shareholders may have dissenters' rights of appraisal if they vote against the merger and send a written demand for purchase of their shares to the company before
                             the meeting is held, but only if holders of at least 5% of
                             Heritage common stock make such demand. See page 37 for more information.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          CORPORATE SECRETARY

 WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF YOU MAIL THE PROXY CARD IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            WESTERN HOLDINGS BANCORP
                              4546 EL CAMINO REAL
                          LOS ALTOS, CALIFORNIA 94022
                                           , 2000

                            ------------------------

Dear Shareholder:

    You are cordially invited to attend a special meeting of shareholders of
Western Holdings Bancorp at       p.m. local time on             , 2000, to vote
on a proposal to approve an Agreement and Plan of Merger and Reorganization dated as of May 9, 2000, among Heritage Commerce Corp, Western Holdings and its subsidiary Bank of Los Altos, pursuant to which Western Holdings would be merged with and into Heritage.

    If the merger is approved and completed, you will would receive 1.2264 shares of Heritage common stock for each share of Western Holdings common stock that you own. This exchange ratio is subject to adjustment if the number of outstanding shares of Western Holdings common stock or options for common stock changes or if the average market price of Heritage common stock is below $8.00 when we receive notice of Federal Reserve approval of the merger.

    Heritage common stock is traded on the Nasdaq National Market under the
symbol "HTBK." On      , 2000, Heritage common stock closed at $      per share.
Based on that closing price, a Western Holdings shareholder would receive
Heritage common stock with a value of $      for each share of Western Holdings
common stock. Heritage may issue up to 3,760,000 shares of its common stock in the merger. COMPLETION OF THE MERGER INVOLVES CERTAIN RISKS AND UNCERTAINTIES DESCRIBED IN THE SECTION OF THE DOCUMENT ENTITLED "RISK FACTORS" ON PAGE 18.

    We believe the merger is in your best interests as shareholders, and we hope you will support it. Information about the proposed merger is included in the enclosed document. Please give these materials your careful attention. Your board of directors has unanimously approved the merger and recommends that you vote to approve it as well.

                                          Very truly yours,

                                          James C. Wall
                                          PRESIDENT

    NEITHER THIS TRANSACTION NOR THE SECURITIES OF HERITAGE HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE SHARES OF HERITAGE COMMON STOCK OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF HERITAGE OR WESTERN HOLDINGS OR ANY SUBSIDIARY OF ANY OF THE PARTIES AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                THE DATE OF THIS DOCUMENT IS             , 2000,
  AND IT IS FIRST BEING MAILED TO SHAREHOLDERS OF WESTERN HOLDINGS ON OR ABOUT
                                          , 2000.

                            WESTERN HOLDINGS BANCORP
                              4546 EL CAMINO REAL
                          LOS ALTOS, CALIFORNIA 94022
                                 (650) 941-9300

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                             ---------------------

Time.......................  [meeting time] on [meeting day], [meeting date], 2000

Place......................  [meeting place]
                             Los Altos, California 94022

Items of business..........  (1)  To approve the merger agreement among Heritage Commerce
                             Corp, Western Holdings Bancorp and Bank of Los Altos;

                             (2)  To consider such other business as may properly come
                             before the meeting.

Record date................  You are entitled to vote if you were a shareholder at the close of business on [record date], 2000.

Voting by proxy............  Please submit a proxy by mail as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers beginning on page 4 of this
                             document and the instructions on the proxy card.

Dissenters Rights..........  If the merger is consummated, shareholders of Western
                             Holdings who do not vote "FOR" the merger may be entitled to certain dissenters' appraisal rights under Chapter 13 of the
                             California General Corporation Law as described in the proxy statement accompanying this notice. A copy of Chapter 13 is included as Appendix C to the proxy statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          CORPORATE SECRETARY

 WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF YOU MAIL THE PROXY CARD IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

    THIS DOCUMENT INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION RELATING TO HERITAGE WHICH IS NOT PRESENTED IN THIS DOCUMENT OR DELIVERED WITH IT. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE, EXCLUDING ALL EXHIBITS UNLESS SPECIFICALLY INCORPORATED BY REFERENCE IN THIS DOCUMENT, BY ORAL OR WRITTEN REQUEST TO: HERITAGE COMMERCE CORP, ATTENTION: REBECCA LEVEY, CORPORATE SECRETARY, 150 ALMADEN BOULEVARD, SAN JOSE, CALIFORNIA 95113,
(408) 497-6900. IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM HERITAGE, PLEASE DO
SO BY             , 2000, TO RECEIVE THEM BEFORE THE MEETING.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
QUESTIONS AND ANSWERS ABOUT VOTING ON THE MERGER............        4
SUMMARY.....................................................        5
Western Holdings shareholders will receive 1.2264 shares of
  Heritage common stock in the merger.......................        5
Comparative market price data...............................        5
Reasons for the merger......................................        6
The merger is intended to be a tax-free transaction in which
  Western Holdings shareholders will not recognize gain or
  loss......................................................        6
Western Holdings and Heritage boards recommend shareholder
  approval..................................................        6
Financial advisors give opinions that consideration is fair
  to Western Holdings and Heritage shareholders.............        6
Heritage shareholder meeting to be held on [meeting date]...        6
Western Holdings shareholder meeting to be held on [meeting
  date].....................................................        7
Record dates set at [record date], 2000; vote required for
  approval of merger........................................        7
Dissenters' rights of appraisal.............................        7
Information regarding Heritage and Western Holdings.........        7
Heritage to use pooling of interests accounting treatment...        8
Benefits to certain officers and directors in the merger....        8
Conditions that must be satisfied for the merger to occur...        8
Stock option agreements.....................................        8
Regulatory approvals we must obtain for the merger to
  occur.....................................................        9
Termination of the merger agreement.........................        9
Expenses; liquidated damages................................        9
Selected financial information about Heritage...............       11
Selected financial information about Western Holdings.......       13
Selected Unaudited Pro Forma Combined Consolidated Financial
  Data......................................................       15
COMPARATIVE PER COMMON SHARE DATA...........................       17
RISK FACTORS................................................       18
INFORMATION REGARDING FORWARD LOOKING STATEMENTS............       18
WESTERN HOLDINGS AND HERITAGE SHAREHOLDER MEETINGS..........       19
Date, time and place of meetings............................       19
The meetings................................................       19
Record dates and voting rights..............................       19
Vote required...............................................       20
Voting by proxy.............................................       20
Revocability of proxies.....................................       20
Adjournments................................................       20
Solicitation of proxies.....................................       20
Other matters...............................................       21
THE MERGER..................................................       22
General.....................................................       22
Background of merger........................................       22
Reasons for the merger; recommendations of the boards of
  directors.................................................       24
Opinion of financial advisors...............................       26
Regulatory approvals required...............................       34
Nasdaq listing..............................................       35
Interests of certain officers and directors in the merger...       35
Effect on Western Holdings' employee benefit plans..........       36

                                                                PAGE
                                                              --------
Accounting treatment........................................       36
Certain federal income tax consequences.....................       36
Dissenters' rights of appraisal.............................       37
Resales of Heritage common stock............................       39
THE MERGER AGREEMENT........................................       40
Structure of the merger; effective time.....................       40
Conversion of Western Holdings common stock.................       40
Options.....................................................       41
Exchange agent; exchange procedure..........................       42
Representations and warranties..............................       42
Conduct of business pending the merger......................       43
Conditions to completion of the merger......................       44
Extension; waiver...........................................       45
Termination.................................................       45
Expenses; liquidated damages................................       46
Amendment...................................................       47
STOCK OPTION AGREEMENTS BETWEEN HERITAGE AND WESTERN
  HOLDINGS..................................................       47
Exercise of stock options...................................       48
Termination of stock options................................       49
Adjustment of number of shares subject to options...........       49
Repurchase of options and option shares.....................       49
Registration rights.........................................       50
Effect of stock option agreements...........................       50
OPERATIONS FOLLOWING THE MERGER.............................       50
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  STATEMENTS................................................       50
INFORMATION ABOUT HERITAGE..................................       56
General.....................................................       56
Competition.................................................       57
Employees...................................................       57
Branch offices and facilities...............................       57
Legal proceedings...........................................       59
The effect of government policy on banking..................       59
Regulation and supervision of bank holding companies........       59
Financial services modernization legislation................       60
Bank supervision and regulation.............................       62
Capital standards...........................................       62
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF HERITAGE.....................       64
INFORMATION ABOUT WESTERN HOLDINGS..........................       87
Banking services............................................       87
Properties..................................................       87
Legal proceedings...........................................       88
Supervision and regulation..................................       88
Competition.................................................       88
Security ownership of certain beneficial owners and
  management................................................       89
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF WESTERN HOLDINGS.............       89
MARKET PRICE AND DIVIDEND INFORMATION.......................      109
Market quotations...........................................      109
Dividends...................................................      109

                                                                PAGE
                                                              --------
DESCRIPTION OF HERITAGE COMMON STOCK........................      110
Common stock................................................      110
Preferred stock.............................................      111
Trust preferred securities..................................      111
DESCRIPTION OF WESTERN HOLDINGS COMMON STOCK................      111
Common stock................................................      111
CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS...............      112
Cumulative voting...........................................      112
Classified board of directors...............................      112
Dissenters' rights in mergers and other reorganizations.....      112
OTHER MATTERS...............................................      113
EXPERTS.....................................................      113
LEGAL MATTERS...............................................      113
INFORMATION CONCERNING HERITAGE MANAGEMENT..................      113
WHERE YOU CAN FIND ADDITIONAL INFORMATION...................      113
HERITAGE COMMERCE CORP FINANCIAL STATEMENTS.................      F-1
WESTERN HOLDINGS BANCORP FINANCIAL STATEMENTS...............     F-35
APPENDIX A--MERGER AGREEMENT................................      A-1
APPENDIX B-1--OPINION OF HOEFER & ARNETT INCORPORATED.......    B-I-1
APPENDIX B-2--OPINION OF BAXTER FENTRISS & COMPANY..........   B-II-1
APPENDIX C--CHAPTER 13 OF THE CALIFORNIA CORPORATIONS
  CODE......................................................      C-1
APPENDIX D--STOCK OPTION AGREEMENTS.........................      D-1

                QUESTIONS AND ANSWERS ABOUT VOTING ON THE MERGER

Q:  HOW DO I VOTE?

A: Simply indicate on your proxy card how you want to vote and then sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting.

Q:  IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
  SHARES FOR ME?

A: Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote. It is important therefore that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you fail to instruct your broker how to vote your shares, the effect will be the same as a vote against the merger agreement.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote at any time before your proxy is voted at the special meeting. If your shares are held in your name you may do this in one of three ways. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to Western Holdings if you are a Western Holdings shareholder or Heritage if you are a Heritage shareholder at the address at the top of the Notice of special meeting in time so that the Company receives it before the vote at the special meeting. Third, you may attend the meeting and vote in person if you tell the Secretary that you want to cancel your proxy and vote in person. Simply attending the special meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at the meeting.

Q:  SHOULD I SEND IN MY CERTIFICATES NOW?

A: No. After the merger is completed, we will send Western Holdings shareholders written instructions for exchanging your stock certificates.

Q:  WHEN DO YOU EXPECT THIS MERGER TO BE COMPLETED?

A: We are working toward completing this merger as quickly as possible. We currently expect to complete this merger in the fourth quarter of 2000.

                                    SUMMARY

    This summary, together with the "Questions and Answers" on the preceding page, highlights important selected information from this document. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the other information available to you. See "Where You Can Find More Information" on
page   . We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

WESTERN HOLDINGS SHAREHOLDERS WILL RECEIVE 1.2264 SHARES OF HERITAGE COMMON
  STOCK IN THE MERGER (PAGE 38)

    When the merger is completed, you will receive 1.2264 shares of Heritage common stock for each share of Western Holdings common stock that you hold, subject to certain possible adjustments. For example, if you hold 1,000 shares of Western Holdings common stock, you will have the right to receive 1,226.4 shares of Heritage common stock in the merger. You will receive cash instead of fractional shares. Therefore, you would only receive 1,226 shares of Heritage common stock. You would also receive a check in an amount equal to 0.4 of a share multiplied by the closing price of the Heritage common stock on the trading day before the "closing date," the date on which the transactions relating to the merger are completed.

    If Heritage's average closing price is less than $8.00, Western Holdings may terminate the merger, but Heritage may, but is not required to, increase the exchange ratio so that Western Holdings shareholders receive the economic value they would have received with an exchange ratio of 1.2264 if the average price of Heritage common stock were $8.00; i.e., $9.81 per Western Holdings share. Heritage's average closing price for this purpose will be determined over the 20 trading days ending on the date Western Holdings receives notice that the Federal Reserve has approved the merger.

COMPARATIVE MARKET PRICE DATA

    Heritage common stock is quoted on the Nasdaq National Market. Western Holdings common stock is privately held, with fewer than 100 shareholders and with trades effected occasionally between individuals or through a brokerage company with an office in Los Altos.

    The following table sets forth historical per share market values for Heritage common stock and Western Holdings common stock. It also shows the equivalent pro forma market values (i) on May 9, 2000, the last trading day
prior to public announcement of the merger and (ii) on             , 2000. The
historical values represent the last sale prices on or before the dates indicated. The values for Heritage may be higher or lower than the average closing price of Heritage common stock as that term is defined in the merger agreement or as disclosed in this document. The equivalent pro forma market value per share of Western Holdings common stock reflects an exchange ratio of
1.2264 and assumes an average closing price equivalent to the market price for Heritage common stock shown in the table.

                                                                      WESTERN HOLDINGS
                                          HISTORICAL MARKET PRICE        EQUIVALENT
                                        ---------------------------      PRO FORMA
                                        HERITAGE   WESTERN HOLDINGS     MARKET VALUE
                                        --------   ----------------   ----------------
May 9, 2000...........................   $10.88         $11.00             $13.34
            , 2000....................

    The historical market price for Western Holdings' common stock is based on information provided to management by various sources, but not verified by Western Holdings. Western Holdings has not been a party to any trades reflected in that information.

    Heritage cannot assure you that the price of its stock will be the same or greater than the prices shown in the table at the time of the merger, or at any time after the completion of the merger. Once Western Holdings is acquired by Heritage, there will be no further public market for Western Holdings common stock. However, Heritage common stock will continue to be traded on the Nasdaq National Market.

REASONS FOR THE MERGER (PAGE 24)

    Heritage and Western Holdings have entered into the merger agreement because their boards of directors believe that the combined companies will have several advantages over their existing independent operations, such as potential economies of scale, and that their shareholders will benefit from such advantages. The Western Holdings board believes its shareholders will also benefit from the relatively greater market liquidity of Heritage common stock.

THE MERGER IS INTENDED TO BE A TAX-FREE TRANSACTION IN WHICH WESTERN HOLDINGS
  SHAREHOLDERS WILL NOT RECOGNIZE GAIN OR LOSS (PAGE 36)

    The merger is intended to be a tax-free reorganization so that neither Heritage nor Western Holdings nor their respective shareholders will recognize any gain or loss for federal income tax purposes, except for the cash that Western Holdings shareholders will receive instead of fractional shares.

WESTERN HOLDINGS AND HERITAGE BOARDS RECOMMEND SHAREHOLDER APPROVAL (PAGE 24)

    Both Heritage's board of directors and Western Holdings' board of directors believe that the merger is in the best interests of their respective companies and shareholders. Each has unanimously approved the merger agreement and recommends that their shareholders vote "FOR" approval of the merger agreement.

FINANCIAL ADVISORS GIVE OPINIONS THAT CONSIDERATION IS FAIR TO WESTERN HOLDINGS
  AND HERITAGE SHAREHOLDERS (PAGE 26)

    HERITAGE. In deciding to approve the merger, the Heritage board of directors considered the opinion of its financial advisor, Hoefer & Arnett Incorporated about the fairness of the merger to Heritage shareholders from a financial point of view. This opinion is attached as Appendix B-1 to this document. We encourage you to read it carefully. Under an agreement with Heritage, Hoefer & Arnett will receive the $35,000 balance of its fee of $50,000 when the merger closes.

    WESTERN HOLDINGS. In deciding to approve the merger, the Western Holdings board of directors considered the opinion of its financial advisor, Baxter Fentriss & Company, dated as of May 9, 2000, about the fairness of the merger to Western Holdings shareholders from a financial point of view. This opinion is attached as Appendix B-2 to this document. We encourage you to read it carefully. Under an agreement with Western Holdings, Baxter Fentriss & Company will receive a fee of approximately $500,000 when the merger closes.

HERITAGE SHAREHOLDERS MEETING TO BE HELD ON [MEETING DATE], 2000 (PAGE 19)

    We will hold the special meeting of Heritage shareholders at [meeting time] on [meeting date], 2000, at [meeting place], San Jose, California. At the special meeting, you will be asked to approve the merger agreement.

WESTERN HOLDINGS SHAREHOLDERS MEETING TO BE HELD ON [MEETING DATE], 2000
  (PAGE 19)

    We will hold the special meeting of Western Holdings shareholders at [meeting time] on [meeting date], 2000, at [meeting place], Los Altos, California. At the special meeting, you will be asked to approve the merger agreement.

RECORD DATE SET AT [RECORD DATE], 2000 FOR HERITAGE SHAREHOLDERS MEETING; VOTE
  REQUIRED FOR APPROVAL OF MERGER (PAGE 18)

    You can vote at the Heritage special meeting if you owned Heritage common stock at the close of business on [record date], 2000. A majority of the outstanding shares of Heritage common stock must vote to approve the merger agreement in order for the merger to occur.

RECORD DATE SET AT [RECORD DATE], 2000 FOR WESTERN HOLDINGS SHAREHOLDERS
  MEETING; VOTE REQUIRED FOR APPROVAL OF MERGER (PAGE 19)

    You can vote at the Western Holdings special meeting if you owned Western Holdings common stock at the close of business on [record date], 2000. A majority of the outstanding shares of Western Holdings common stock must vote to approve the merger agreement in order for the merger to occur.

DISSENTERS' RIGHTS OF APPRAISAL (PAGE 37 AND APPENDIX C)

    WESTERN HOLDINGS. If you hold Western Holdings common stock you may be entitled to cash equal to the fair value of your Western Holdings shares before announcement of the merger if you perfect your dissenters' rights.

    HERITAGE. If you hold Heritage common stock you will be entitled to dissenters' rights only if you vote against the merger, you submit an appropriate demand before the meeting is held and holders of at least 5% of the outstanding shares of Heritage common stock have perfected their dissenters' rights in accordance with Chapter 13 of the California General Corporation Law.

INFORMATION REGARDING HERITAGE AND WESTERN HOLDINGS (PAGES 56 AND 87)

       Heritage Commerce Corp
       150 Almaden Boulevard
       San Jose, CA 95113
       (408) 947-6900
       www.herbank.com

    Heritage Bank of Commerce, a California banking corporation, began operation in 1994. In 1997, management organized Heritage Commerce Corp under the laws of the State of California as a holding company for the bank. Heritage is a bank holding company registered under the Bank Holding Company Act of 1956 ("BHC Act"). It is the parent of Heritage Bank of Commerce, Heritage Bank East Bay (organized in 1998), and Heritage Bank South Valley (organized in 1999). The Heritage banks have a total of four branches in Santa Clara, Alameda and Contra Costa counties. At December 31, 1999 on a consolidated basis, Heritage had total assets of $477 million, deposits of $419 million and shareholders' equity of $44.5 million.

       Western Holdings Bancorp
       4546 El Camino Real
       Los Altos, CA 94022
       (650) 941-9300
       www.bankoflosaltos.com

    Western Holdings is a California corporation incorporated in 1997. It is also a registered bank holding company. Its wholly owned subsidiary Bank of Los Altos is a state banking corporation licensed by the California Department of Financial Institutions as a commercial bank. It was established in 1975 as Foothill Bank. Bank of Los Altos conducts a general commercial banking business through its main office and two other full service branches and one construction and real estate lending office. At December 31, 1999, on a consolidated basis, Western Holdings had assets of $200.5 million, deposits of $182.9 million, and shareholders' equity of $12.0 million.

HERITAGE TO USE POOLING OF INTERESTS ACCOUNTING TREATMENT (PAGE 36)

    Heritage expects to account for the merger as a pooling of interests. Under this method of accounting, Western Holdings' assets and liabilities will be reflected on Heritage's future financial statements at their historic book values, and the financial statements of Heritage and Western Holdings will be restated to combine their balance sheets and income statements as though they had been a combined company for all periods reported.

BENEFITS TO CERTAIN OFFICERS AND DIRECTORS IN THE MERGER (PAGE 35)

    In considering the recommendation of the board of directors of Western Holdings to approve the merger agreement, you should be aware that certain officers and directors of Western Holdings have certain interests in, and will receive benefits as a consequence of, the merger that are different from the benefits to Western Holdings shareholders generally. These interests include:

    - Certain officers, an employee-director and other directors of Western Holdings will receive options to acquire Heritage common stock in place of existing options to acquire Western Holdings common stock;

    - James C. Wall, William Walters, Susann Trevena and Robert Holden, each an executive officer of Western Holdings, are parties to existing agreements that would result in substantial payments to them in case the merger is completed and their employment with Western Holdings is terminated. The parties anticipate that Heritage and each of these individuals will enter into new employment agreements that will supersede the existing agreements and eliminate the right to such substantial payments regarding this merger.

CONDITIONS THAT MUST BE SATISFIED FOR THE MERGER TO OCCUR (PAGE 44)

    We will not complete the merger unless a number of conditions are met. These include:

    - approval of the merger agreement by Western Holdings and Heritage shareholders,

    - receipt of all required regulatory approvals,

    - absence of material adverse changes in the parties, and

    - absence of any orders suspending the effectiveness of the registration statement filed by Heritage to register the shares to be issued to Western Holdings shareholders.

STOCK OPTION AGREEMENTS (PAGE 47)

    When we signed the merger agreement, we also signed two stock option agreements. Under these agreements, Heritage and Western Holdings each have an option to purchase common stock of the other equal to approximately 19.9% of the outstanding shares of common stock of the other under certain circumstances. Heritage's option to purchase Western Holdings shares has an exercise price of $11.00 per share, and Western Holdings' option to purchase Heritage shares has an exercise price of $10.52 per share.

    Heritage and Western Holdings agreed to grant these options to induce each other to enter into the merger agreement. The options could have the effect of discouraging other companies from trying to acquire either of them.

    The stock option agreements are attached to this document as Appendix D.

REGULATORY APPROVALS WE MUST OBTAIN FOR THE MERGER TO OCCUR (PAGE 34)

    The merger requires the prior approval of the Board of Governors of the Federal Reserve System and the California Department of Financial Institutions.

TERMINATION OF THE MERGER AGREEMENT (PAGE 45)

    One or both of the parties may terminate the merger agreement before completion, before or after the shareholders of Heritage and/or Western Holdings have approved the merger, as follows:

    - if any material provision of the merger agreement is judicially determined to be illegal, invalid or unenforceable or any required regulatory application is denied;

    - if any condition to a party's obligations cannot be satisfied before November 30, 2000, except due to breach by the party seeking to terminate;

    - if we fail to gain the approval of Heritage and Western Holdings shareholders;

    - if a party breaches any provision of the agreement and fails to cure the breach within 30 days after written notice from the other party; or

    - after November 30, 2000, if the merger has not been consummated by then, unless the failure to consummate the merger was due to the failure of the party requesting termination to perform an obligation under the Agreement.

    Western Holdings can terminate the merger agreement during the two business days after the date on which Heritage notifies Western Holdings of the receipt of Federal Reserve approval of the merger if the Heritage's average closing price over the 20 trading days ending the date Western Holdings receives notice of Federal Reserve approval of the merger is less than $8.00. If Western Holdings gives notice of termination for this reason, Heritage has five business days in which it may elect to avoid termination by, in effect, agreeing to increase the exchange ratio of 1.2264 by multiplying it by the following fraction:

                                     $8.00
                        -------------------------------
                        Heritage's average closing price

As adjusted the exchange ratio is intended to provide to shareholders of Western Holdings the same economic value they would have received with an exchange ratio of 1.2264 if the price of Heritage common stock at the time were $8.00, or $9.81 per Western Holdings share.

EXPENSES; LIQUIDATED DAMAGES (PAGE 46)

    Generally, each party has agreed to bear its own expenses in this transaction. Heritage and Western Holdings will each bear the costs of distributing these proxy materials and of conducting a meeting of its shareholders, but each party will pay one-half of the printing costs.

    If the transactions contemplated by the merger agreement are not consummated, Western Holdings must reimburse certain of Heritage's legal fees and costs related to its conduct of due diligence up to a maximum of $100,000.

    Heritage will pay the fees and costs related to the listing of the shares of Heritage common stock for trading on the Nasdaq National Market.

    Western Holdings is required to pay Heritage $2.0 million in liquidated damages under the following circumstances:

    - if the Western Holdings meeting does not take place or the board of directors of Western Holdings fails to recommend approval of the merger or adversely alters or modifies its favorable recommendation; AND the shareholders fail to vote for approval; AND Heritage is not in material breach of the merger agreement; or

    - if an acquisition proposal occurs before the Western Holdings meeting, and the shareholders of Western Holdings fail to approve the merger, AND Heritage was not in material breach of the merger agreement, AND within 15 months after termination of the merger agreement Western Holdings or any of its subsidiaries either signs a definitive agreement for or consummates an acquisition proposal.

    Heritage is required to pay Western Holdings $2.0 million in liquidated damages if Western Holdings terminates the merger agreement because Heritage willfully or deliberately refuses to deliver to Western Holdings closing documents under its control which are required by the merger agreement, or if Heritage in material breach of the merger agreement refuses to consummate the merger.

SELECTED FINANCIAL INFORMATION ABOUT HERITAGE

    The table below presents selected supplemental historical financial information as of and for the three months ended March 31, 2000 and 1999, and each of the years in the five-year period ended December 31, 1999. The financial information as of and for the three months ended March 31, 2000 and 1999 has been derived from the unaudited consolidated financial statements of Heritage, which are included in this document and incorporated by reference. In the opinion of management of Heritage, all adjustments, consisting of normal recurring accruals, considered necessary for the fair presentation of the results for the periods presented have been included. Annual historical figures as of December 31, 1999 and 1998 and for the three years then ended have been derived from the audited consolidated financial statements of Heritage, which are included in this document and incorporated by reference. The historical figures for the other years presented have been derived from the audited consolidated financial statements. The annual historical information presented below should be read together with the consolidated audited financial statements of Heritage, included in this document and incorporated by reference. Financial information for the years prior to 1998 represents the financial operations and condition of Heritage Bank of Commerce prior to the formation of Heritage Commerce Corp.

                                            AT AND FOR THREE
                                              MONTHS ENDED
                                              MARCH 31,(7)                       AT AND FOR YEAR ENDED DECEMBER 31,
                                         -----------------------   --------------------------------------------------------------
(IN THOUSANDS, EXCEPT SHARE                 2000         1999         1999         1998         1997         1996         1995
AMOUNTS AND RATIOS)                      ----------   ----------   ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
Interest income........................  $    9,881   $    7,164   $   31,221   $   26,678   $   16,203   $   10,525   $    6,421
Interest expense.......................       3,433        2,171       10,444        7,936        4,204        2,646        1,696
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest income before provision
  for probable loan losses.............       6,448        4,993       20,777       18,742       11,999        7,879        4,725
Provision for probable loan losses.....         600          643        1,911        1,576        1,060          830          496
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest income after provision for
  probable loan losses.................       5,848        4,350       18,866       17,166       10,939        7,049        4,229
Noninterest income.....................         483        1,224        4,984        1,914          638          296           71
Noninterest expenses...................       4,733        4,587       19,274       15,605        9,168        5,724        4,098
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income before income taxes.............       1,598          987        4,576        3,475        2,409        1,621          202
Provision for income taxes.............         560          360        1,550        1,325          844          220            1
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net income.............................  $    1,038   $      627   $    3,026   $    2,150   $    1,565   $    1,401   $      201
                                         ==========   ==========   ==========   ==========   ==========   ==========   ==========

PER SHARE DATA(1):
Basic net income(2)....................  $     0.15   $     0.10   $     0.46   $     0.37   $     0.29   $     0.29   $     0.05
Diluted net income(3)..................  $     0.13   $     0.09   $     0.41   $     0.34   $     0.27   $     0.28   $     0.05
Book value(4)..........................  $     6.47   $     5.06   $     6.33   $     5.02   $     4.11   $     3.97   $     3.66
Weighted average number of shares
  outstanding--basic...................   7,034,615    6,112,611    6,545,373    5,766,768    5,431,286    4,805,233    4,034,105
Weighted average number of shares
  outstanding--diluted.................   7,703,507    7,053,638    7,377,399    6,428,442    5,744,043    5,006,022    4,086,932
Shares outstanding at period end.......   7,034,882    6,117,822    7,031,576    6,110,007    5,438,233    5,165,654    3,507,131

BALANCE SHEET DATA:
Investment securities..................  $   47,715   $   66,280   $   31,264   $   76,793   $   87,697   $   75,268   $   51,449
Net loans..............................     304,389      226,997      266,852      232,482      117,120       74,789       37,771
Allowance for probable loan losses.....       5,616        4,277        5,003        3,825        2,285        1,402          572
Total assets...........................     505,605      358,368      476,664      404,931      267,575      173,303      132,160
Total deposits.........................     448,835      322,046      418,540      368,958      242,978      146,379      118,746
Total shareholders' equity.............      45,548       30,929       44,531       30,697       22,336       20,524       12,829

                                            AT AND FOR THREE
                                              MONTHS ENDED
                                              MARCH 31,(7)                       AT AND FOR YEAR ENDED DECEMBER 31,
                                         -----------------------   --------------------------------------------------------------
(IN THOUSANDS, EXCEPT SHARE                 2000         1999         1999         1998         1997         1996         1995
AMOUNTS AND RATIOS)                      ----------   ----------   ----------   ----------   ----------   ----------   ----------
SELECTED PERFORMANCE RATIOS:
Return on average assets(5)............        0.89%        0.69%        0.75%        0.65%        0.74%        0.96%        0.22%
Return on average equity...............        9.23%        8.20%        8.26%        8.22%        7.38%        8.56%        1.67%
Net interest margin....................        5.99%        6.06%        5.64%        6.24%        6.17%        5.99%        5.81%
Average net loans as a percentage of
  average deposits.....................       68.68%       70.41%       67.22%       54.87%       47.48%       44.06%       34.58%
Average total shareholders' equity as a
  percentage of average total assets...        9.71%        8.44%        9.10%        7.90%        9.98%       11.23%       13.25%

SELECTED ASSET QUALITY RATIOS:
Net loan charge-offs to average
  loans................................        0.02%        0.33%        0.30%        0.02%        0.19%          --           --
Allowance for loan losses to total
  loans................................        1.81%        1.85%        1.84%        1.62%        1.92%        1.84%        1.50%

CAPITAL RATIOS(6):
Tier 1 risk-based......................        12.7%        10.3%        12.0%         9.2%        14.6%        21.4%        22.5%
Total risk-based.......................        14.0%        11.6%        13.2%        10.4%        15.8%        22.6%        23.6%
Leverage...............................        11.3%         8.3%         9.4%         7.5%        10.3%        13.9%        13.5%

------------------------------

NOTES:

(1) All share figures are adjusted to reflect (i) a 10% stock dividend in February 1996; (ii) a 5% stock dividend in February 1997; (iii) a 3-for-2 stock split in August 1997; (iv) a 3-for-2 stock split in February 1999;
    (v) a 10% stock dividend in February 2000.

(2) Represents net income divided by the average number of shares of common stock outstanding for the respective period.

(3) Represents net income divided by the average number of shares of common stock and common stock-equivalents outstanding for the respective period.

(4) Represents shareholders' equity divided by the number of shares of common stock outstanding at the end of the period indicated.

(5) Average balances used in this table and throughout this document are based on daily averages.

(6) The risk-based and leverage capital ratios are defined in "Capital Standards" on page 62.

(7) Ratios for interim periods are annualized.

SELECTED FINANCIAL INFORMATION ABOUT WESTERN HOLDINGS

    The table below presents selected supplemental historical financial information as of and for the three months ended March 31, 2000 and 1999, and each of the years in the five-year period ended December 31, 1999. The financial information as of and for the three months ended March 31, 2000 and 1999 has been derived from the unaudited consolidated financial statements of Western Holdings, which are included in this document. In the opinion of management of Western Holdings, all adjustments, consisting of normal recurring accruals, considered necessary for the fair presentation of the results for the periods presented have been included. Annual historical figures as of December 31, 1999 and 1998 and for the two years then ended have been derived from the audited consolidated financial statements of Western Holdings, which are included in this document. The historical figures for the other years presented have been derived from the audited consolidated financial statements. The annual historical information presented below should be read together with the consolidated audited financial statements of Western Holdings, included in this document. Financial information for the years prior to 1997 represents the financial operations and condition of the Bank of Los Altos prior to the formation of Western Holdings.

                                            AT AND FOR THREE
                                              MONTHS ENDED
                                              MARCH 31,(8)                       AT AND FOR YEAR ENDED DECEMBER 31,
                                         -----------------------   --------------------------------------------------------------
(IN THOUSANDS EXCEPT SHARE                  2000         1999         1999         1998         1997         1996         1995
AMOUNTS AND RATIOS)                      ----------   ----------   ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
Interest income........................  $    4,110   $    3,208   $   14,231   $   11,530   $    8,330   $    6,027   $    5,618
Interest expense.......................       1,426        1,166        4,954        4,112        2,867        2,308        2,044
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest income before provision
  for probable loan losses.............       2,684        2,042        9,277        7,418        5,463        3,719        3,574
Provision for probable loan losses.....          80           80          287          230          270           --          (30)
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest income after provision for
  probable loan losses.................       2,604        1,962        8,990        7,188        5,193        3,719        3,604
Noninterest income.....................         239          285        1,033        1,249        1,491        1,608        1,735
Noninterest expenses...................       2,057        1,759        7,324        6,139        5,034        4,613        5,250
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income before income taxes.............         786          488        2,699        2,298        1,650          714           89
Provision for income taxes.............         307          191        1,056          942          380            1           16
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income...........................  $      479   $      297   $    1,643   $    1,356   $    1,270   $      713   $       73
                                         ==========   ==========   ==========   ==========   ==========   ==========   ==========

PER SHARE DATA(1):
Basic net income(2)....................  $     0.18   $     0.11   $     0.60   $     0.52   $     0.52   $     0.29   $     0.03
Diluted net income(3)..................  $     0.17   $     0.10   $     0.57   $     0.48   $     0.49   $     0.29   $     0.03

Book value(4)..........................  $     4.52   $     4.18   $     4.40   $     4.17   $     3.78   $     3.25   $     2.98
Weighted average number of shares
  outstanding--basic...................   2,732,752    2,713,789    2,723,143    2,628,833    2,420,000    2,420,000    2,420,000
Weighted average number of shares
  outstanding--diluted.................   2,903,217    2,898,968    2,901,072    2,781,708    2,606,775    2,470,557    2,420,000
Shares outstanding at period end.......   2,732,752    2,713,789    2,727,819    2,710,181    2,420,000    2,420,000    2,420,000

BALANCE SHEET DATA:
Investment securities..................  $   54,281   $   50,349   $   45,945   $   50,424   $   31,291   $   27,236   $   17,835
Loans, net.............................     131,814      107,420      127,877      100,380       76,956       49,465       29,590
Allowance for probable loan losses.....       1,588        1,325        1,508        1,244          985          778          822
Total assets...........................     229,491      184,213      200,455      176,473      126,547       88,645       69,981
Total deposits.........................     215,837      151,646      182,880      140,958      112,750       79,273       61,209
Short-term borrowed funds..............          --       15,000           --       22,500        3,500           --           --
Debt financing and notes payable.......          --        5,000        5,000           --           --           --           --
Total shareholders' equity.............      12,364       11,356       12,013       11,294        9,138        7,868        7,212

                                            AT AND FOR THREE
                                              MONTHS ENDED
                                              MARCH 31,(8)                       AT AND FOR YEAR ENDED DECEMBER 31,
                                         -----------------------   --------------------------------------------------------------
(IN THOUSANDS EXCEPT SHARE                  2000         1999         1999         1998         1997         1996         1995
AMOUNTS AND RATIOS)                      ----------   ----------   ----------   ----------   ----------   ----------   ----------
SELECTED PERFORMANCE RATIOS:
Return on average assets(5)............        0.89%        0.69%        0.87%        0.94%        1.27%        0.91%        0.12%
Return on average equity...............       15.76%       10.77%       14.15%       13.06%       15.12%        9.19%        1.00%
Net interest margin(6).................        5.52%        5.16%        5.37%        5.55%        5.96%        5.20%        6.07%
Average net loans as a percentage of
  average deposits.....................       64.31%       71.73%       73.75%       70.25%       70.94%       53.08%       54.77%
Average total shareholders' equity as a
  percentage of average assets.........        5.68%        6.38%        6.14%        7.20%        8.38%        9.44%       11.45%

SELECTED ASSET QUALITY RATIOS:
Net loan charge-offs as a percentage of
  average loans........................          --           --         0.02%       (0.03%)       0.10%        0.12%        0.30%
Allowance for loan losses as a
  percentage of total loans............        1.19%        l.22%        1.17%        1.22%        1.26%        1.55%        2.69%

CAPITAL RATIOS(7):
Tier 1 risk-based......................        9.02%        9.52%        9.45%        9.80%       11.31%       13.60%       17.50%
Total risk-based.......................       10.07%       10.61%       10.54%       10.89%       12.56%       14.90%       18.76%
Leverage...............................        6.33%        6.57%        6.58%        6.73%        7.52%        8.80%       10.93%

------------------------------

(1) All share figures are adjusted to reflect (i) a 10% stock dividend in February 1998; (ii) a 2 for 1 stock split in July 1998, and (iii) a 10% stock dividend in February 1999.

(2) Represents net income divided by the average number of shares of common stock outstanding for the respective period.

(3) Represents net income divided by the average number of common stock and common stock-equivalents outstanding for the respective period.

(4) Represents shareholders' equity divided by the number of shares of common stock outstanding at the end of the period indicated

(5) Average balances used in this table and throughout this document are based on daily averages.

(6) Fully taxable equivalent

(7) The risk-based and leverage capital ratios are defined in "Capital Standards" on page 61.

(8) Ratios for interim periods are annualized.

       SELECTED UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA

    The following unaudited pro forma combined financial statements give effect to the merger of Heritage and Western Holdings based on the historical financial statements of the parties on a pooling-of-interests accounting method. The unaudited pro forma combined consolidated financial data assume the merger was consummated as of the beginning of the first period presented. Share information was calculated using a pro forma exchange ratio of 1.2264, which is the exchange ratio that would have applied if the merger had been completed on March 31, 2000.

    This selected unaudited pro forma combined consolidated financial data should be read in conjunction with the historical financial statements and the related notes of Heritage and Western Holdings included or incorporated by reference in this document and the unaudited pro forma condensed combined financial statements of Heritage and Western Holdings beginning on page 48. The unaudited pro forma income statement data is not necessarily indicative of operating results which would have been achieved had the merger been consummated as of the beginning of the first period presented and should not be construed as representative of future operations.

                                       AT AND FOR THREE MONTHS
                                           ENDED MARCH 31,         AT AND FOR YEAR ENDED DECEMBER 31,
                                      -------------------------   -------------------------------------
(IN THOUSANDS, EXCEPT SHARE AMOUNTS      2000          1999          1999          1998         1997
AND RATIOS)                           -----------   -----------   -----------   ----------   ----------
INCOME STATEMENT DATA:
Interest income.....................  $    13,991   $    10,372   $    45,452   $   38,208   $   24,533
Interest expense....................        4,859         3,337        15,398       12,048        7,071
                                      -----------   -----------   -----------   ----------   ----------
Net interest income before provision
  for probable loan losses..........        9,132         7,035        30,054       26,160       17,462
Provision for probable loan
  losses............................          680           723         2,198        1,806        1,330
                                      -----------   -----------   -----------   ----------   ----------
Net interest income after provision
  for probable loan losses..........        8,452         6,312        27,856       24,354       16,132
Noninterest income..................          722         1,509         6,017        3,163        2,129
Noninterest expenses................        6,790         6,346        26,598       21,744       14,202
                                      -----------   -----------   -----------   ----------   ----------
Income before income taxes..........        2,384         1,475         7,275        5,773        4,059
Provision for income taxes..........          867           551         2,606        2,267        1,224
                                      -----------   -----------   -----------   ----------   ----------
Net income..........................  $     1,517   $       924   $     4,669   $    3,506   $    2,835
                                      ===========   ===========   ===========   ==========   ==========

PER SHARE DATA:
Basic net income....................  $      0.15   $      0.10   $      0.47   $     0.39   $     0.34
Diluted net income..................  $      0.13   $      0.09   $      0.43   $     0.35   $     0.32
Book value..........................  $      5.58   $      4.48   $      5.45   $     4.45   $     3.74

Weighted average number of shares
  outstanding--basic................   10,386,062     9,440,802     9,885,036    8,990,769    8,399,174
Weighted average number of shares
  outstanding--diluted..............   11,264,012    10,608,932    10,935,274    9,892,079    8,984,181
Shares outstanding at period end....   10,386,329     9,446,013    10,376,973    9,433,773    8,406,121

                                       AT AND FOR THREE MONTHS
                                           ENDED MARCH 31,         AT AND FOR YEAR ENDED DECEMBER 31,
                                      -------------------------   -------------------------------------
(IN THOUSANDS, EXCEPT SHARE AMOUNTS      2000          1999          1999          1998         1997
AND RATIOS)                           -----------   -----------   -----------   ----------   ----------
BALANCE SHEET DATA:
Investment securities...............  $   101,996   $   116,629   $    77,209   $  127,217   $  118,988
Net loans...........................      436,203       334,417       394,729      332,862      194,076
Allowance for probable loan
  losses............................        7,204         5,602         6,511        5,069        3,270
Total assets........................      733,751       542,481       677,119      581,404      394,122
Total deposits......................      664,672       473,692       601,420      509,916      355,728
Short-term borrowed funds...........           --        15,000            --       22,500        3,500
Debt financing and notes payable....           --         5,000         5,000           --           --
Total shareholders' equity..........       56,567        42,285        56,544       41,991       31,474

SELECTED PERFORMANCE RATIOS:
Return on average assets............         0.89%         0.68%         0.79%        0.74%        0.91%
Return on average equity............        10.63%         8.87%         9.68%        9.60%        9.58%
Net interest margin.................         5.83%         5.77%         5.56%        6.03%        6.10%
Average net loans as a percentage of
  average deposits..................        71.71%        73.39%        71.88%       62.35%       58.28%
Average total shareholders' equity
  as a percentage of average total
  assets............................         8.44%         7.78%         8.15%        7.68%        9.46%

SELECTED ASSET QUALITY RATIOS:
Net loan charge-offs to average
  loans.............................           --          0.05%         0.20%          --         0.14%
Allowance for loan losses to total
  loans.............................         1.62%         1.65%         1.62%        1.50%        1.66%

CAPITAL RATIOS:
Tier 1 risk-based...................         11.7%         10.1%         11.3%         9.4%        13.4%
Total risk-based....................         12.9%         11.3%         12.5%        10.5%        14.7%
Leverage............................          9.7%          7.8%          8.5%         7.3%         8.3%

COMPARATIVE PER COMMON SHARE DATA

    We have summarized below the historical per share information for Heritage and Western Holdings and additional information as if the companies had been combined for the periods shown ("pro forma") calculated based on an exchange ratio of 1.2264 shares of Heritage common stock per share of Western Holdings common stock.

    You should read this information with Heritage's historical financial statements and related notes contained in this document and also in the Annual Reports on Form 10-K that we have filed with the Securities and Exchange Commission. See "Where You Can Find Additional Information" on page 113.

    Western Holdings equivalent pro forma share amounts are calculated by multiplying the pro forma combined book value per share and net income per share by the exchange ratio so that the per share amounts equate to the respective values for one share of Western Holdings common stock. You should not rely on the pro forma information as being indicative of the historical results that we would have had or the future results that will occur after the merger. The equivalent pro forma data reflects the pooling of interests method of accounting and does not reflect potential cost savings or revenue enhancements that may be achieved.

                                                             HERITAGE              WESTERN HOLDINGS
AS OF AND FOR THE                                     ----------------------   -------------------------
                                                                   PRO FORMA                 EQUIVALENT
                                                      HISTORICAL   COMBINED    HISTORICAL   PRO FORMA(1)
THREE MONTHS ENDED MARCH 31, 2000                     ----------   ---------   ----------   ------------
Book value..........................................     $6.47       $5.58        $4.52         $6.84
Net income (basic)..................................      0.15        0.15         0.18          0.18
Net income (diluted)................................      0.13        0.13         0.17          0.16
YEAR ENDED DECEMBER 31, 1999
Book value..........................................     $6.33       $5.45        $4.40         $6.68
Net income (basic)..................................      0.46        0.47         0.60          0.58
Net income (diluted)................................      0.41        0.43         0.57          0.53
YEAR ENDED DECEMBER 31, 1998
Book value..........................................     $5.02       $4.45        $4.17         $5.45
Net income (basic)..................................      0.37        0.39         0.52          0.48
Net income (diluted)................................      0.34        0.35         0.48          0.43
YEAR ENDED DECEMBER 31, 1997
Book value..........................................     $4.11       $3.74        $3.78         $4.59
Net income (basic)..................................      0.29        0.34         0.52          0.42
Net income (diluted)................................      0.27        0.32         0.49          0.39

------------------------

(1) Equivalent pro forma book value per share for Western Holdings does not represent the book value per share of Heritage common stock.

                                  RISK FACTORS

    In deciding whether to vote in favor of the merger, shareholders of Western Holdings and Heritage should consider the following factors, in addition to the other matters set forth or incorporated here by this reference:

WE MAY HAVE DIFFICULTY INTEGRATING BANK OF LOS ALTOS INTO HERITAGE AND IN
  ACHIEVING ANY COST-SAVING.

    Heritage believes that it will be able to achieve certain savings through consolidation of branch operations. However, achieving savings will depend on successfully integrating information systems and personnel while preserving the benefit of Bank of Los Altos' goodwill in the community as an independent bank. We cannot give any assurance that the combined companies will be able to accomplish the integration in a timely manner or in a manner that will result in any significant savings, or that the integration will not cause some disruption to Bank of Los Altos' relationships with its customers.

HERITAGE WILL ASSUME THE RISK WESTERN HOLDING LITIGATION MAY CAUSE A MATERIAL
  ADVERSE EFFECT ON HERITAGE.

    Bank of Los Altos may have an obligation to indemnify a former director of an affiliate corporation from certain litigation claims. For a discussion, see "Information about Western Holdings--Legal proceedings" on page 86. Although we believe the claims are without merit, we cannot give any assurance that, if the plaintiffs pursue the matter and succeed in proving their claims, the result will not have a material adverse effect on the financial condition and result of operations of Bank of Los Altos or the combined companies after the merger.

ADDITIONAL SHARES OF HERITAGE COMMON STOCK COULD BE ISSUED WHICH COULD RESULT IN
  A DECLINE IN THE MARKET PRICE OF THE STOCK

    Shares of Heritage common stock eligible for future sale could have a dilutive effect on the market for Heritage common stock and could adversely affect the market price. The articles of incorporation of Heritage authorize the issuance of 30,000,000 shares of common stock, of which 7,048,882 shares were outstanding at May 31, 2000 and 10,000,000 shares of preferred stock, of which no shares were outstanding on that date. Heritage also had outstanding options to purchase an aggregate of 1,540,703 shares of Heritage common stock and 268,232 shares of Heritage common stock remained available for option grants under Heritage's stock option plans. The merger agreement does not restrict Heritage's ability to grant additional options under Heritage's stock option plans or with respect to a takeover proposal to which Heritage is a party. In addition, Heritage expects to issue approximately 3,375,000 shares in connection with the merger (assuming no exercise of Western Holdings option before closing), most of which will be immediately eligible for resale in the market. Sales of substantial amounts of Heritage common stock in the public market following the merger could adversely affect the market price of Heritage common stock. There are no restrictions in the merger agreement preventing Heritage from issuing additional shares of Heritage common stock after the merger. There can be no assurance given as to the market value of Heritage common stock after the merger.

                INFORMATION REGARDING FORWARD LOOKING STATEMENTS

    This document contains certain forward-looking statements with respect to the financial condition, results of operations and business of Heritage and Western Holdings in the future, including statements relating to the cost savings which we expect to realize from the merger, the expected impact of the merger on Heritage's financial performance and the market value of Heritage common stock in the future (see "The Merger--Reasons for the merger; recommendations of the boards of directors"). These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

    - expected cost savings from the merger cannot be fully realized;

    - deposit attrition, customer loss or revenue loss following the merger is greater than expected;

    - competitive pressure in the banking industry increases significantly;

    - costs or difficulties related to the integration of the business of Heritage and Western Holdings are greater than expected;

    - pending or threatened litigation has unexpectedly adverse results;

    - changes in the interest rate environment reduce margins;

    - general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality;

    - changes in the regulatory environment;

    - changes in business conditions and inflation; and

    - changes in the securities markets.

               WESTERN HOLDINGS AND HERITAGE SHAREHOLDER MEETINGS

DATE, TIME AND PLACE OF MEETINGS

    The special meeting of shareholders of Western Holdings will be held on [meeting date], 2000, at [meeting time] local time at [meeting place], Los Altos, California. The special meeting of shareholders of Heritage will be held on [meeting date], 2000, at [meeting time] local time at [meeting place], San Jose, California.

THE MEETINGS

    At the meetings, the shareholders of both companies will be asked to consider and vote on the merger agreement. The merger agreement is included as Appendix A to this document and is incorporated in this document by reference. Under the merger agreement:

    - Western Holdings will merge with Heritage; and

    - each share of Western Holdings common stock would be converted into the right to receive 1.2264 shares of common stock of Heritage, subject to increase if Heritage's average closing stock (as defined on page 22) price before closing is below $8.00.

    THE BOARDS OF DIRECTORS OF WESTERN HOLDINGS AND HERITAGE, EACH BY UNANIMOUS VOTE, APPROVED THE MERGER AGREEMENT AND RECOMMEND A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

RECORD DATES AND VOTING RIGHTS

    Only holders of record of Western Holdings common stock at the close of business on [record date], 2000, and of Heritage common stock at the close of business on [record date], 2000 are entitled to notice of and to vote at the meeting.

    At its record date, Western Holdings had approximately 94 shareholders of record and 2,759,676 shares of common stock outstanding and entitled to vote. Directors and executive officers of Western Holdings and their affiliates owned beneficially as of the record date an aggregate of 995,473 shares of Western Holdings common stock (excluding exercisable stock options), or approximately 36% of the outstanding Western Holdings common stock. Western Holdings directors holding 993,053 shares or

36% of outstanding Western Holdings common stock have agreed to note their shares in favor of the merger.

    At its record date, Heritage had approximately 1,200 shareholders of record and 7,048,076 shares of common stock outstanding and entitled to vote. Directors and executive officers of Heritage and their affiliates owned beneficially as of the record date an aggregate of 1,972,838 shares of Heritage common stock (excluding exercisable stock options), or approximately 28% of the outstanding Heritage common stock.

    Each shareholder is entitled to one vote for each share of common stock he or she owns.

VOTE REQUIRED

    Approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Western Holdings common stock and a majority of the outstanding shares of Heritage common stock.

VOTING BY PROXY

    Shareholders may use the enclosed proxy if they are unable to attend the meeting in person or wish to have their shares voted by proxy even if they attend the meeting. All proxies that are properly executed and returned, unless revoked, will be voted at the meeting in accordance with the instructions indicated or, if no instruction is indicated, in favor of the merger. The execution of a proxy will not affect the right of a shareholder to attend the meeting and vote in person.

REVOCABILITY OF PROXIES

    A person who has given a proxy may revoke it any time before it is exercised at the meeting by filing with the Secretary of the company, a written notice of revocation or a proxy bearing a later date or by attendance at the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

ADJOURNMENTS

    The meeting may be adjourned, even if a quorum is not present, by the vote of the holders of a majority of the shares represented at the meeting in person or by proxy. In the absence of a quorum at the meeting, no other business may be transacted at the meeting.

    Notice of the adjournment of a meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that if the adjournment is for more than 45 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At an adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SOLICITATION OF PROXIES

    The board of directors of Western is soliciting proxies for the Western Holdings meeting, and the board of directors of Heritage is soliciting proxies for the Heritage meeting. The companies will bear the cost of printing and distributing the proxy material relating to the meeting. Copies of this material will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of Western Holdings or Heritage common stock beneficially owned by others to forward to such beneficial owners. Western Holdings and Heritage may reimburse such persons representing beneficial owners of its shares for their expenses in forwarding solicitation material to beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Western Holdings and Heritage, who will not receive any additional compensation for such efforts.

OTHER MATTERS

    The boards of Western Holdings and Heritage are not aware of any matters to come before the special meetings other than as stated above. If any other matters should be brought before the meeting, or any adjournment thereof, upon which a vote properly may be taken, the proxy holders will vote in their discretion unless otherwise provided in the proxies.

                                   THE MERGER

GENERAL

    The boards of directors of Western Holdings and Heritage have each unanimously approved the merger agreement, which provides for the merger of Western Holdings with and into Heritage. This section of the document describes certain aspects of the merger, including the background of the merger and the parties' reasons for the merger.

    In the merger, each outstanding share of Western Holdings common stock, other than shares as to which dissenters' rights have been perfected, will be converted into the right to receive a number of Heritage common shares equal to 3,760,000 divided by the sum of the total outstanding shares of Western Holdings plus all of Western Holdings' outstanding stock options. As of the date of this document, the exchange ratio is 1.2264 shares of Heritage common stock for each share of Western Holdings common stock. Western Holdings has no present plan to issue additional shares or grant additional options, except to new employees in the ordinary course of business consistent with past practice.

    The exchange ratio may be increased if Heritage's average closing stock price for the 20 trading days ending when Western Holdings receives notice of federal regulatory approval of the merger is less than $8.00. In that case, Western Holdings may terminate the merger unless Heritage agrees to increase the exchange ratio to a figure that results in a value of $9.81 per Western Holdings share. Based on the number of shares of Western Holdings common stock outstanding on the record date, Heritage will issue approximately 3,375,000 shares of Heritage common stock in the merger (assuming no exercise of Western Holdings options before closing), representing approximately 32% of the number of shares of Heritage common stock that will be outstanding immediately after the merger.

    The merger agreement also provides that before the merger, Heritage may specify that the parties to the merger agreement enter into transactions that are structured differently from the merger described in this section. No such change, however, may materially and adversely affect the timing of the completion of the merger or adversely affect the economic benefits, the form of consideration or the tax effect of the merger to you. Heritage does not contemplate any such change at this time.

BACKGROUND OF THE MERGER

    Heritage and Western Holdings through their respective subsidiary banks conduct general banking operations in the Santa Clara County and Silicon Valley area of California. Heritage and Western Holdings have complimentary business strategies, serving small businesses, mid-market corporations, professionals and individuals. Additionally, each historically has focused on a community-based approach to banking. Management of Heritage and Western Holdings have been cognizant of the rapidly changing marketplace in the geographic area that each serves and the impact of rapid consolidation of other independent banks within the region. Both Heritage and Western Holdings have experienced increasing market share and steady earnings growth.

    In order to compete effectively with the larger financial institutions that have resulted from the various consolidations and mergers in the banking industry locally, Heritage management saw a need to expand prudently and recognized the opportunity to build a larger regional, independent financial institution with operations in the Santa Clara County and Silicon Valley market. Accordingly, as a part of its effort to achieve long-term stable profitability, Heritage has explored acquisition opportunities to achieve greater market share in Santa Clara County, as well as in the entire Bay Area.

    Western Holdings management perceived the same challenges and opportunities. During the Fall of 1999, the Western Holdings board met to discuss a five year business plan. The board concluded that Western Holdings should strive to grow to total assets of $750 million to $1 billion over the five year period. In December 1999, Western Holdings management and its Chairman, Steve Hunton, examined its capital position in relationship to its plans for growth. They concluded that, in order to sustain the growth that was projected, additional capital would be needed. The Western Holdings board considered various strategies for achieving increased capital, including private placement of stock, a public offering or a merger with or sale to a better capitalized institution. The Western Holdings board also recognized that the pooling-of-interests method of accounting was scheduled to end at the close of 2000 and that this development could affect the ability of Western Holdings to merge at a favorable exchange ratio.

    In January, 2000, Western Holdings hired a financial adviser to informally examine whether a sale of Western Holdings to an out of state regional banking company would be a viable alternative to independence. The financial adviser, over a period of three months, contacted three regional institutions but no immediate interest was forthcoming. Concluding that this strategy would not be successful, in February 2000 Mr. Hunton met with Brad Smith, Chairman, William del Biaggio, Director, and John Rossell, then President and CEO, of Heritage to preliminarily discuss whether a Western Holdings/Heritage merger might be possible. The representatives of Heritage expressed an interest in having Western Holdings consider becoming part of Heritage. Mr. Hunton indicated that he would take the idea to the Western Holdings board for discussion. In late February, Heritage sent to Western Holdings a letter expressing interest in a merger and suggesting preliminary terms on which such a transaction might be undertaken. Shortly after receiving the letter Western Holdings consulted Baxter Fentriss to provide guidance on the proposal. With the authority of the Western Holdings board, Mr. Hunton and Mr. Wall, president of Western Holdings, with the assistance of Baxter Fentriss began negotiations with Heritage to effect a transaction.

    Negotiations between Western Holdings and Heritage continued throughout February and March. In March 2000, Western Holdings formally retained Baxter Fentriss as its financial adviser to perform investment banking services related to the Heritage proposal. In this role, Baxter Fentriss provided Western Holdings with financial summaries and public information regarding Heritage. In addition, pro forma analyses were provided of Heritage and Western Holdings. By mid-April 2000, Western Holdings' board was ready to proceed further with Heritage. The Western Holdings board decided that if a sale of Western Holdings were to take place, it would be in the best interests of the shareholders, employees and customers of Western Holdings to negotiate exclusively with Heritage because of the complimentary product lines, the increased lending limit of the combined institutions, the economies of scale in the Santa Clara County and Silicon Valley marketplace, the increased liquidity of Heritage stock and the excellent geographic fit.

    Between April 12, 2000 and May 9, 2000, the management of Heritage and Western Holdings, together with their respective outside counsel, negotiated the terms of the merger agreement, the stock option agreements and the shareholder agreements. On April 19, 2000, at a meeting of the Western Holdings board, Baxter Fentriss delivered its oral opinion that the consideration to be received was fair to shareholders from a financial perspective. Baxter Fentriss subsequently confirmed its oral opinion in writing as of the date of the merger agreement. At that meeting, subject to certain modifications, the Western Holdings board approved and adopted the merger agreement and the transactions contemplated by the merger agreement as in the best interests of Western Holdings and its shareholders. The Western Holdings board also authorized the Western Holdings management to finalize the terms of the merger agreement and the stock option agreement.

    The Heritage board held a meeting on April 20, 2000, at which Heritage's directors discussed the proposed merger in detail with Heritage's counsel and management, including the consideration to be paid by Heritage and the related transactions. At that meeting, Hoefer & Arnett, Inc. delivered its oral opinion that the merger was fair to Heritage's shareholders from a financial perspective. Hoefer & Arnett subsequently confirmed its oral opinion in writing as of the date of the merger agreement. After considering the opinion of Hoefer & Arnett, the Heritage board approved the merger agreement and the various matters and related agreements contemplated thereby and authorized and directed Heritage management to take all action reasonably necessary to effect the merger.

    From April 20 through May 9, 2000, representatives of the management of each of Western Holdings and Heritage together with their respective counsel finalized the terms of the merger agreement and the stock option agreements. They exchanged disclosure schedules and completed all of the formalities preceding the execution of the merger agreement. On May 9, 2000 Western Holdings and Heritage finalized the terms of the agreements and executed and delivered to each other copies of the merger agreements, stock option agreements and shareholder agreements. After close of the market on May 9, 2000, Heritage and Western Holdings sent out a joint press release publicly announcing the merger.

REASONS FOR THE MERGER; RECOMMENDATIONS OF BOARDS OF DIRECTORS

HERITAGE.

    Heritage believes that the merger will provide it with an attractive opportunity to expand its operations in Santa Clara County and the Silicon Valley. Heritage believes that Western Holdings' location and business mix complement Heritage's existing presence in Santa Clara County and will enable it to offer its broad array of products and services to customers of Western Holdings.

    The Heritage board believes that the terms of the merger are fair and are in the best interests of Heritage and its shareholders and recommends that the shareholders of Heritage vote FOR approval of the merger.

    In reaching its conclusion, the Heritage board considered information provided at its meetings in January, February, March and April, 2000, including, among other things:

    - information concerning the financial performance and condition, business operations, capital levels, asset quality, loan portfolio breakdown, and prospects of Western Holdings;

    - the terms of the merger agreement and other documents to be executed in connection with the merger;

    - the presentation of Hoefer & Arnett, Inc. and the opinion of Hoefer & Arnett that the merger is fair to the shareholders of Heritage from a financial point of view;

    - the pro forma financial statements of the combined companies and the capitalization of the combined companies;

    - the complementary nature of Western Holdings' offices and the effect of the combination on Heritage's strategic plan;

    - the advantages of being a larger entity, including the potential for operating efficiencies, and the effect of a higher lending limit on Heritage's customers and prospective customers;

    - the business strategies, the strength and depth of management of the combined entity;

    - the ability to retain the Bank of Los Altos identity and name and to continue operations with the same executive officers;

    - the ability of a larger institution to compete in the banking environment and to leverage overhead costs;

    - the anticipated impact on the communities served by Heritage and Western Holdings in the merger, and the increased ability to serve the communities through the larger network of related banks;

    The board of Heritage did not assign any relative weight to any of the foregoing factors.

    For reasons stated above, the Heritage board of directors has unanimously approved the merger agreement as in the best interest of Heritage and its shareholders and unanimously recommends that the Heritage shareholders approve the merger.

WESTERN HOLDINGS.

    The Western Holdings board believes that the terms of the merger are fair and are in the best interests of Western Holdings and its shareholders and recommends that the shareholders of Western Holdings vote FOR approval of the merger.

    In reaching its conclusion, the Western Holdings board considered information provided at its meetings in January, February and March, 2000, including, among other things:

    - information concerning the financial performance and condition, business operations, capital levels, asset quality, loan portfolio breakdown, and prospects of Heritage;

    - the structure of the transaction, including the fact that the Western Holdings shareholders would receive approximately 32% of the common stock of Heritage;

    - the terms of the merger agreement and other documents to be executed in connection with the merger, including the substantial premium over book value and the substantial multiple of earnings of Western Holdings which Heritage will pay to Western Holdings' shareholders;

    - the presentation of Baxter Fentriss and the opinion of Baxter Fentriss that the merger is fair to the shareholders of Western Holdings from a financial point of view;

    - the Western Holdings board's review with its legal and financial advisors of alternatives to the merger, the range of possible values to Western Holdings shareholders obtainable through implementation of alternatives and the timing and likelihood of the same;

    - the current and prospective economic environment and increasing regulatory and competitive burdens and constraints facing community banks;

    - the pro forma financial statements of the combined companies and the capitalization of the combined companies;

    - the geographic distribution of Heritage offices in relation to Western Holdings' offices and strategic plan;

    - the advantages of being part of a larger entity, including the potential for operating efficiencies, and the effect of a higher lending limit on Western Holdings' customers and prospective customers;

    - the business strategies, the strength and depth of management of the combined entity;

    - the ability to retain the Bank of Los Altos identity and name and to continue operations with the same executive officers, which was perceived to be a significant advantage to the shareholders, employees and customers of Western Holdings;

    - the anticipated positive effect of the merger on existing shareholders, employees, officers and customers of Western Holdings;

    - the ability of a larger institution to compete in the banking environment and to leverage overhead costs;

    - the anticipated impact on the communities served by Western Holdings and Heritage in the merger, and the increased ability to serve the communities through the larger network of related banks;

    - the unprecedented consolidation currently underway in the banking industry and increased competition from larger independent banks in California;

    - the value of the consideration offered by Heritage compared to the value of the consideration offered in other acquisitions of financial institutions in California in 1996-1999 and the prospects for enhanced value of the combined entity in the future;

    - the tax-free nature of the Heritage offer;

    - the liquidity of Heritage common stock in trading on the Nasdaq National Market; and

    - the prospects for Western Holdings on a stand alone basis and on the basis of alternative stand alone strategies.

    The board of Western Holdings did not assign relative weight to any of the foregoing factors.

    For reasons stated above, the Western Holdings board of directors has unanimously approved the merger agreement as in the best interest of Western Holdings and its shareholders and unanimously recommends that the Western Holdings shareholders approve the merger.

OPINION OF FINANCIAL ADVISORS

OPINION OF HERITAGE'S FINANCIAL ADVISOR

    GENERAL. On April 6, 2000, Heritage engaged Hoefer & Arnett to act as its financial advisor in connection with the merger. Hoefer & Arnett agreed to assist Heritage in analyzing a transaction with Western Holdings. Heritage selected Hoefer & Arnett because Hoefer & Arnett is a nationally recognized investment-banking firm with substantial experience in transactions similar to the merger and is familiar with Heritage and its business. As part of its investment banking business, Hoefer & Arnett is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

    As part of its engagement, representatives of Hoefer & Arnett attended the meeting of the Heritage board held on April 20, 2000 during which the board considered the agreement. At the April 20, 2000 meeting, Hoefer & Arnett rendered an oral opinion (subsequently confirmed in writing on May 9, 2000) that, as of that date, the merger consideration was fair to Heritage and its shareholders from a financial point of view. That opinion was reconfirmed in writing as of the date of this document.

    The full text of Hoefer & Arnett's updated written opinion is attached as Exhibit B-1 to this document and is incorporated in this document by reference. We urge you to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Hoefer & Arnett.

    Hoefer & Arnett's opinion is directed to the Heritage board and addresses only the merger consideration. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to you as to how you should vote at the Heritage meeting with respect to the merger or any matter related thereto.

    In rendering its opinion, Hoefer & Arnett:

    - reviewed, among other things:

       - the merger agreement;

       - annual reports to shareholders of Heritage and Western Holdings;

       - annual reports on Form 10-K of Heritage;

       - FFIEC reports of Western Holdings and its subsidiary Bank of Los Altos;

       - quarterly reports on Form 10-Q of Heritage; and

       - certain internal financial analyses for Heritage and Western Holdings prepared by management.

    - held discussions with members of senior management of Heritage and Western Holdings regarding:

       - past and current business operations;

       - regulatory relationships;

       - financial condition; and

       - future prospects of the respective companies.

    - compared certain financial and stock market information for Heritage and Western Holdings with similar information for certain other companies with publicly traded securities;

    - reviewed the financial terms of certain recent business combinations in the banking industry; and

    - performed other studies and analyses that it considered appropriate.

    In rendering its opinion, Hoefer & Arnett relied, without independent verification, on the accuracy and completeness of the material furnished to it by Heritage and Western Holdings and the material otherwise made available to it, including information from published sources. With respect to the financial information, Hoefer & Arnett assumed (with Heritage's consent) that they had been reasonably prepared and reflected the best currently available estimates and judgment of Heritage management. In addition, Hoefer & Arnett did not make or obtain any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of Heritage or Western Holdings. Hoefer & Arnett further relied on the assurances of Heritage and Western Holdings management that they were not aware of any facts that would make such information inaccurate or misleading. Hoefer & Arnett necessarily based its opinion on the market, economic and other relevant considerations as they existed and could be evaluated on the date of the opinion.

    The projections furnished to Hoefer & Arnett and used by it in certain of its analyses were prepared by the senior management of Heritage. Heritage does not publicly disclose internal management projections of the type provided to Hoefer & Arnett in connection with its review of the merger. As a result, Heritage did not prepare such projections with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those stated in the projections.

    The following is a summary of the material analyses that Hoefer & Arnett performed and presented to the Heritage Board on April 20, 2000 in connection with its April 20, 2000 oral opinion:

    ANALYSIS OF THE MERGER CONSIDERATION. Hoefer & Arnett calculated the multiple which the merger consideration represents based on the conversion ratio in the agreement of 1.2264 shares of Heritage common stock for each share of Western Holdings common stock and the closing price of Heritage common stock as of April 17, 2000. Based on the $10.00 closing price of Heritage on April 17, 2000, the merger consideration represented a per share value of $12.26 per share for each share of Western Holdings. The multiples were calculated based on Western Holdings' December 31, 1999 book value per share of $4.40 and its last twelve month earnings per share of $0.57. The deal price to book value was 2.94 times and the deal price to last twelve month earnings per share was 21.5 times.

    SELECTED PEER GROUP ANALYSIS. Hoefer & Arnett compared the financial performance and market performance of Western Holdings to those of a group of comparable banks and bank holding companies. The comparisons were based on:

    - various financial measures, including:

    - earnings performance;

    - operating efficiency;

    - capital adequacy; and

    - asset quality.

    - various measures of market performance, including;

    - market to book values and

    - price to earnings.

    To perform this analysis, Hoefer & Arnett used the financial information as of and for the year ended December 31, 1999 and market price information as of April 17, 2000. The companies in the peer group were California independent banks that had total assets ranging from approximately $130 million to $425 million.

    Hoefer & Arnett's analysis showed the following concerning Western Holdings financial performance:

                                                                           PEER
                                                              WESTERN     GROUP
PERFORMANCE MEASURE                                           HOLDINGS   AVERAGES
-------------------                                           --------   --------
Return on average assets, last twelve months................    0.85%       1.45%
Return on average equity, last twelve months................   14.91%      16.58%
Net interest margin, last twelve months.....................    5.36%       5.76%
Efficiency ratio, last twelve months........................   71.20%      57.71%
Equity to assets............................................    5.66%       8.79%
Non-performing assets and past due loans to total assets....    0.01%       0.30%
Loan loss reserve to non-performing assets and past due
  loans.....................................................      NM      231.11%
Price to trailing twelve months earnings....................   19.64x     11.13x
Price to 2000 estimated earnings............................   16.18x      7.59x
Price to book value multiples...............................    2.63x      1.76x

    ANALYSIS OF COMPARABLE ACQUISITION TRANSACTIONS. In rendering its opinion, Hoefer & Arnett analyzed certain comparable merger and acquisition transactions of both pending and completed bank deals, comparing the acquisition price relative to book value, last twelve month earnings, premium to market price and premium to implied price. The analysis included a comparison of the low to high of the above ratios for completed and pending acquisitions from California transactions from January 1, 1998 to April 17, 2000 with announced transaction values less than $100 million, return on average assets of greater than 1.0%.

    The information in the following table summarizes the material information analyzed by Hoefer & Arnett with respect to the merger. The summary is not a complete description of the analysis performed by Hoefer & Arnett and should not be construed independently of the other information considered by Hoefer & Arnett in rendering its opinion. Selecting portions of Hoefer & Arnett's analysis or isolating certain aspects of the comparable transactions without considering all analysis and factors, could create an incomplete or potentially misleading view of the evaluation process.

                                              COMPARABLE                             WESTERN HOLDINGS/
                                                GROUP      COMPARABLE   COMPARABLE       HERITAGE
FACTOR CONSIDERED(1)                             LOW         MEDIAN        HIGH          MERGER(2)
--------------------                          ----------   ----------   ----------   -----------------
Trailing twelve months earnings.............     10.6x        20.0x        33.0x            21.9x
Book value..................................      1.3x         2.6x         5.0x             2.9x
Premium to market price.....................    (26.0%)        9.4%        52.6%            11.5%

------------------------

(1) Financial data as of December 31, 1999.

(2) Based on a conversion ratio of 1.2264 and Heritage price of $10.00 as of April 17, 2000.

    No company or transaction used as a comparison in the above analysis is identical to Western Holdings, Heritage or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

    CONTRIBUTION ANALYSIS. Hoefer & Arnett reviewed the relative contribution of each Western Holdings and Heritage to certain pro forma balance sheet and income statement items of the combined entity. The contribution analysis showed:

WESTERN HOLDINGS CONTRIBUTION TO:
Combined shareholders' equity...............................    20.3%
Combined 1999 estimated net income without cost savings.....    34.8%
Combined total assets.......................................    29.6%
Western Holdings estimated pro forma ownership (including
  options)..................................................    29.8%

    Hoefer & Arnett compared the relative contribution of the balance sheet and income statement items with the estimated pro forma ownership for Western Holdings shareholders based on a conversion ratio of 1.2264.

    This summary provides a summary description of the material analyses prepared by Hoefer & Arnett in connection with the rendering of its opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Hoefer & Arnett believes that its analysis and the summary above must be considered as a whole and that selecting portions of its analysis, or selecting part of the above summary, without considering all factors and analyses, would create an incomplete view of the process underlying the analysis in Hoefer & Arnett's presentation and opinion. The ranges of valuations resulting from any particular analysis described above should not be taken to be Hoefer & Arnett's view of the actual value of Heritage or Western Holdings. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight that any other analysis.

    In preparing its analysis, Hoefer & Arnett made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Hoefer & Arnett and Heritage The analyses performed by Hoefer & Arnett are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Hoefer & Arnett's opinion, along with its presentation to the Heritage board of directors, was just one of the many factors taken into consideration by the Heritage board of directors in approving the agreement.

    In connection with its opinion dated as of the date of this document, Hoefer & Arnett performed procedures to update, as necessary, certain of the analyses described above. Hoefer & Arnett reviewed the assumptions on which the analyses described above were based and the factors considered in connection therewith. Hoefer & Arnett did not perform any analysis in addition to those described above in updating its April 20, 2000 oral opinion.

    The Heritage board of directors has retained Hoefer & Arnett as an independent contractor to act as financial advisor to Heritage regarding the merger. As part of its investment banking business, Hoefer & Arnett is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Hoefer & Arnett has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, Hoefer & Arnett may, from time to time, purchase securities from, and sell securities to, Heritage and Western Holdings. As a market maker in securities Hoefer & Arnett may from time to time have a long or short position in, and buy or sell, debt or equity securities of Heritage and Western Holdings for Hoefer & Arnett's own account and for the accounts of its customers.

    Pursuant to its engagement letter with Heritage, Hoefer & Arnett will receive a fee of $50,000. As of the date of this document, Hoefer & Arnett has received $15,000 of such fee. The remainder is due upon the closing of the merger. Heritage has also agreed to indemnify Hoefer & Arnett against certain liabilities, including liabilities under the federal securities laws, and to reimburse Hoefer & Arnett for certain out-of-pocket expenses.

OPINION OF WESTERN HOLDINGS' FINANCIAL ADVISOR

    Baxter Fentriss has acted as financial advisor to Western Holdings in connection with the merger. Baxter Fentriss assisted Western Holdings in negotiating with Heritage. Baxter Fentriss delivered to Western Holdings its opinion dated May 9, 2000, that on the basis of matters referred to herein, the exchange ratio received by shareholders of Western Holdings common stock is fair from a financial point of view. In rendering its opinion Baxter Fentriss consulted with the management of Western Holdings and Heritage, and reviewed the merger agreement. Baxter Fentriss also reviewed certain publicly-available information on the parties and certain additional materials made available by the management of the respective banks.

    In addition Baxter Fentriss discussed with Western Holdings' and Heritage's management their respective businesses and outlook. Baxter Fentriss was involved in the negotiations between Western Holdings and Heritage. No limitations were imposed by Western Holdings' Board of Directors upon Baxter Fentriss with respect to the investigation made or procedures followed by it in rendering its opinion. The full text of Baxter Fentriss' written opinion is attached as Appendix B-2 to this document and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Baxter Fentriss.

    Baxter Fentriss' opinion is directed to Western Holdings' board of directors, and is directed only to the fairness, from a financial point of view, of the exchange ratio to be received by shareholders of Western Holdings common stock. It does not address Western Holdings' underlying business decision to effect the proposed merger, nor does it constitute a recommendation to any Western Holdings shareholder as to how a shareholder should vote with respect to the merger at the shareholder meeting or as to any other matter.

    Baxter Fentriss' opinion was one of many factors taken into consideration by Western Holdings' board of directors in making its determination to approve the merger, and the receipt of Baxter Fentriss' opinion is a condition precedent to Western Holdings consummating the merger. The opinion of Baxter Fentriss does not address the relative merits of the merger as compared to any alternative business strategies that might exist for Western Holdings or the effect of any other business combination in which Western Holdings might engage.

    Baxter Fentriss, as part of its investment banking business, is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. Baxter Fentriss is a nationally recognized advisor to firms in the financial services industry on mergers and acquisitions. Western Holdings selected Baxter Fentriss as its financial advisor because Baxter Fentriss is an investment banking firm focusing on transactions involving community banks and thrifts and because of the firm's extensive experience and expertise in transactions similar to the merger. Baxter Fentriss is not affiliated with Western Holdings or Heritage

    In connection with rendering its opinion to Western Holdings' board of directors, Baxter Fentriss performed a variety of financial analyses. In conducting its analyses and arriving at its opinion as expressed herein, Baxter Fentriss considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following:

    - the historical and current financial condition and results of operations of Western Holdings and Heritage including interest income, interest expense, noninterest income, noninterest expense, earnings, book value, returns on assets and equity, and possible tax consequences resulting from the transaction;

    - the business prospects of Western Holdings and Heritage;

    - the economies of Western Holdings' and Heritage's respective market areas; and

    - the nature and terms of certain other merger transactions that it believed to be relevant.

    Baxter Fentriss also considered its assessment of general economic, market, financial and regulatory conditions and trends, as well as its knowledge of the financial institutions industry, its experience in connection with similar transactions, its knowledge of securities valuation generally, and its knowledge of merger transactions in California and throughout the United States.

    In connection with rendering its opinion, Baxter Fentriss reviewed:

    - the merger agreement;

    - the annual reports to shareholders of Western Holdings for the three years ended December 31, 1999, as well as certain current interim reports to shareholders and regulatory agencies;

    - the annual reports to shareholders of Heritage for the three years ended December 31, 1999, as well as certain current interim reports to shareholders and regulatory agencies;

    - certain additional financial and operating information with respect to the business, operations and prospects of Western Holdings and Heritage as it deemed appropriate.

    Baxter Fentriss also:

    - held discussions with members of Western Holdings' and Heritage's senior management regarding the historical and current business operations, financial condition and future prospects of their respective companies;

    - reviewed the historical market prices and trading activity for Western Holdings' common stock and Heritage's common stock, as applicable, and compared them with those of certain publicly traded companies that it deemed to be relevant;

    - compared the results of operations of Western Holdings and Heritage with those of certain banking companies that it deemed to be relevant;

    - analyzed the pro-forma financial impact of the merger on Heritage; and

    - conducted such other studies, analyses, inquiries and examinations as Baxter Fentriss deemed appropriate.

    The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of fairness, from a financial point of view, of the consideration provided to the holders of Western Holdings common stock was to some extent a subjective one based on the experience and judgment of Baxter Fentriss and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors as summarized below, Baxter

Fentriss believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Baxter Fentriss' view of the actual value of Western Holdings or Heritage.

    In performing its analyses, Baxter Fentriss made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Western Holdings and Heritage The analyses performed by Baxter Fentriss are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold. In rendering its opinion, Baxter Fentriss assumed that, in the course of obtaining the necessary regulatory approvals for the merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the merger, on a pro-forma basis, to Heritage.

    The following is a summary of selected analyses performed by Baxter Fentriss in connection with its opinion.

    1. STOCK PRICE HISTORY. Baxter Fentriss studied the history of the trading prices and volume for Western Holdings' common stock and compared them to other publicly traded banks in California and to the price offered by Heritage. As of March 31, 2000 the fully exercised book value for Western Holdings' common stock was $4.53 per share.

    2. COMPARATIVE ANALYSIS. Baxter Fentriss analyzed and compared the price to earnings multiple, price to book multiple, price to assets, and premium on deposits of the offer with 46 other merger transactions in California involving community banking organizations as of their respective announcement dates during the calendar years 1999 and 2000. The average pricing multiples for the comparables were price to earnings of 20.37x, price to book of 2.54x, price to assets of 21.96% and premium on deposits of 18.35%. Using an aggregate value of $13.33 for every share of Western Holdings common stock, the total price which Heritage Corp agreed to pay is approximately $40.9 million. Using this price, the respective multiples for the merger are 22.41x, 3.31x, 17.82% and 13.22%. Out of 47 transactions, the Western Holdings transaction ranks tenth on price to earnings, eighth on price to book, twenty-eighth on price to assets and twenty-fifth on premium on deposits.

    3. PRO FORMA IMPACT. Baxter Fentriss evaluated the earnings, book value and market value of the common stock of Heritage and considered the pro-forma earnings, book value and potential long range impact that the merger would have on the market value of Heritage common stock. Based on this analysis, Baxter Fentriss concluded the transaction should have a positive long-term impact on Heritage

    4. DISCOUNTED CASH FLOW ANALYSIS. Baxter Fentriss performed a discounted cash flow analysis to determine hypothetical present values for a share of Western Holdings' common stock as a five and ten year investment. Under this analysis, Baxter Fentriss considered various scenarios for the performance of Western Holdings' common stock using a range of growth rates from 8% to 14% for Western Holdings' earnings. A range of terminal values from 10 to 20 times earnings was also used in the analysis as well as a range of discount rates from 13% to 14%. These ranges of growth rates, discount rates, and terminal values were chosen based upon what Baxter Fentriss in its judgment, considered to be appropriate taking into account, among other things, Western Holdings' past and current performance, the general level of inflation, rates of return for fixed income and equity securities in the marketplace generally and for companies of similar risk profiles. In all of the scenarios considered, the present value of Western Holdings' common stock was calculated at less than the value of Heritage's offer. Thus, Baxter Fentriss' discounted cash flow analysis indicated that Western Holdings shareholders would be in a better financial position by receiving the Heritage common stock offered in the merger rather than continuing to hold Western Holdings common stock.

    Below is a table that summarizes the discounted cash flow analysis that Baxter Fentriss performed in forming its fairness opinion. The table presents the ranges of present values that were calculated using growth rates from 8% to 14%, discount rates from 13% to 14%, terminal values of 16 to 20 times earnings, and investment time frames of five and ten years. The table uses Western Holdings' March 31, 2000 financial data including earnings as of the latest twelve months. An example of how to read the table is as follows:

    Using a discount rate of 13%, a terminal value of 16x, and growth rates of 8% to 14%, the present value of Western Holdings' common stock is calculated to be in the range of $7.59 to $9.95, assuming the shares are sold in five years. The values in the range are less than the $13.33 which Heritage has offered (based on the market price of Heritage common stock on May 9, 2000), which means that under the assumptions of this particular scenario, a shareholder of Western Holdings common stock would be better off taking Heritage's offer than holding Western Holdings common stock.

    The discounted cash flow analysis is a widely used methodology. The results of such methodology are highly dependent upon the numerous assumptions that must be made and the results thereof are not necessarily indicative of actual values or actual future results.

            SUMMARY OF BAXTER FENTRISS DISCOUNTED CASH FLOW ANALYSIS
    DISCOUNT RATE OF 13.00%                AND GROWTH RATE FROM  8%  TO  14%

                                                RANGE OF PRESENT VALUE CALCULATIONS
                                               --------------------------------------
               TERMINAL VALUE                  SELL SHARES IN         SELL SHARES IN
                 OF EARNINGS                     FIVE YEARS              TEN YEARS
               --------------                  ---------------        ---------------
                     16x                       $7.59 TO $9.95         $6.06 TO $10.40
                     18x                       $8.54 TO $11.19        $6.81 TO $11.70
                     20x                       $9.49 TO $12.44        $7.57 TO $13.00

    DISCOUNT RATE OF 13.50%                AND GROWTH RATE FROM  8%  TO  14%

                                                RANGE OF PRESENT VALUE CALCULATIONS
                                               --------------------------------------
               TERMINAL VALUE                  SELL SHARES IN         SELL SHARES IN
                 OF EARNINGS                     FIVE YEARS              TEN YEARS
               --------------                  ---------------        ---------------
                     16x                       $7.43 TO $9.73         $5.79 TO $9.95
                     18x                       $8.36 TO $10.95        $6.52 TO $11.19
                     20x                       $9.28 TO $12.17        $7.24 TO $12.44

    DISCOUNT RATE OF 14.00%                AND GROWTH RATE FROM  8%  TO  14%

                                                RANGE OF PRESENT VALUE CALCULATIONS
                                               --------------------------------------
               TERMINAL VALUE                  SELL SHARES IN         SELL SHARES IN
                 OF EARNINGS                     FIVE YEARS              TEN YEARS
               --------------                  ---------------        ---------------
                     16x                       $7.27 TO $9.52         $5.54 TO $9.52
                     18x                       $8.17 TO $10.71        $6.24 TO $10.71
                     20x                       $9.08 TO $11.90        $6.93 TO $11.90

    Using publicly available information on Western Holdings and Heritage and applying the capital guidelines of banking regulators, Baxter Fentriss' analysis indicated that the merger would not permanently dilute the capital and earnings capacity of Heritage and would, therefore, likely not be opposed by the banking regulatory agencies from a capital perspective. Furthermore, Baxter Fentriss considered the likely market overlap and the Federal Reserve guidelines with regard to market concentration and concluded that possible antitrust issues do not exist.

    Baxter Fentriss has relied, without any independent verification, upon the accuracy and completeness of all financial and other information reviewed. Baxter Fentriss has assumed that all estimates were reasonably prepared by management, and reflect their best current judgments. Baxter Fentriss did not make an independent appraisal of the assets or liabilities of either Western Holdings or Heritage, and has not been furnished such an appraisal.

    No company or transaction used as a comparison in the above analysis is identical to Western Holdings, Heritage or the merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies used for comparison in the above analysis.

    Baxter Fentriss has been, or will be, paid a transaction fee, equal to approximately 1.25% of the aggregate consideration received by Western Holdings, or approximately $500,000, and reasonable out-of-pocket expenses for its services. Western Holdings has agreed to indemnify Baxter Fentriss against certain liabilities, including certain liabilities under federal securities laws.

REGULATORY APPROVALS REQUIRED

    The merger is subject to approval by the Board of Governors of the Federal Reserve System (the "FRB") under the Bank Holding Company Act (the "BHC Act"). This law provides that no transaction may be approved which would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or the effect of which in any section of the country may be substantially to lessen competition, or to tend to create a monopoly or which in any other manner might restrain trade, unless it is determined that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served. In conducting a review of any application for approval, the FRB is required to consider the financial and managerial resources and future prospects of the institutions concerned and the convenience and needs of the community to be served. An application may be denied if it is determined that the financial or managerial resources of the acquiring entity are inadequate.

    A transaction approved by the FRB may not be consummated for 15 days after such approval. During this period, the Department of Justice may commence legal action challenging the transaction under the antitrust laws. If, however, the Justice Department does not commence a legal action during the 15-day period, it may not thereafter challenge the transaction except in an action commenced under the antimonopoly provisions of Section 2 of the Sherman Antitrust Act.

    The BHC Act provides for the publication of notice and the opportunity for administrative hearings relating to the applications for approval and authorize the FRB to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, the intervention could substantially delay the regulatory approvals required for consummation of the merger.

    The merger also must be approved by the California Commissioner of Financial Institutions (the "Commissioner") pursuant to the California Financial Code. The factors that the Commissioner will consider in determining whether to grant its approval include the competitive effects of the merger, the convenience and needs of the community, Heritage's financial condition, the fairness of the merger to the depositors, creditors and shareholders of the parties and the competence, experience and integrity of Heritage's management.

    Based on current precedents, Western Holdings and Heritage believe that the merger will be approved by the appropriate regulatory agencies and will not be subject to challenge by the Department of Justice under the antitrust laws. However, no assurance can be provided that the regulatory agencies or the Department of Justice will concur in this assessment or that any approval by the regulatory agencies will not contain conditions which are materially burdensome to Western Holdings or Heritage.

NASDAQ LISTING

    The shares of Heritage common stock to be issued in the merger will be included for listing on the Nasdaq National Market.

INTERESTS OF CERTAIN OFFICERS AND DIRECTORS IN THE MERGER

    Certain directors and officers of Western Holdings will receive benefits from the merger that are different from or in addition to the benefits received by other shareholders. These benefits include the following:

    Executive officers, an employee-director and other directors of Western Holdings hold options to acquire 235,726 shares of Western Holdings common stock. In the merger, these options will be replaced by options to acquire Heritage common stock, with the number of shares and exercise price adjusted to reflect the exchange ratio.

    As of May 31, 2000, the directors and executive officers of Western Holdings owned an aggregate of 995,473 shares of Western Holdings common stock (not including 168,760 shares subject to options exercisable currently or within
60 days of May 31, 2000) which, if owned by them at the effective date, will be converted into shares of Heritage common stock with an approximate aggregate
market value of $      (based on the $      per share closing price of Heritage
common stock on the Nasdaq National Market on the trading day immediately preceding the date the registration statement was filed.

    Under the merger agreement, Heritage has agreed to appoint four current directors of Western Holdings to the Heritage board of directors. These appointees will be entitled to receive the directors' fees and benefits that Heritage extends to its directors. Additionally, all of the current Western Holdings directors will continue to serve on the board of directors of Bank of
Los Altos and       of Heritage's current directors will become members of the board of directors of Bank of Los Altos and thereby become entitled to receive the directors' fees and benefits that Bank of Los Altos extends to its directors.

    William Walters, Vice President of Western Holdings, Susann Trevena, Vice President and Chief Financial Officer of Western Holdings and Robert Holden, Vice President of Western Holdings, are parties to agreements that provide for severance benefits upon the occurrence of a change of control such as the merger, followed by termination of employment. Under these provisions, Mr. Walters is entitled to payment of $624,157, Ms. Trevena $624,157 and Mr. Holden $360,096. However, these agreements also provide for reduced payments if necessary to avoid excise taxes on "excess parachute payments" under
Section 280G of the Internal Revenue Code. To avoid the Section 280G excise tax, the payments to Mr. Walters would be reduced to approximately $338,000 and Ms. Trevena to $338,000.

    James C. Wall, President of Bank of Los Altos and Western Holdings, is covered by an agreement which provides for severance benefits and annual retirement benefits if his employment is terminated within two years following a change in control of the Bank of Los Altos or Western Holdings. Under this agreement, Mr. Wall would be entitled to a severance benefit of approximately $521,000 and retirement benefits of $37,562 per year for 20 years. This agreement expresses the parties' intention that payments will be made in a manner, if reasonably possible, to avoid the excise taxes of Section 280G, but does not expressly require a reduction of payments to avoid the excise taxes.

    Heritage intends to offer employment contracts to the four Western Holdings officers named above which, if accepted, would supersede the existing agreements and eliminate the severance payments described in the preceding paragraphs for this merger.

    In addition, the merger agreement provides Western Holdings directors and officers with certain rights to indemnification by Heritage.

EFFECT ON WESTERN HOLDINGS' EMPLOYEE BENEFIT PLANS

    Western Holdings employees will be eligible to participate in Heritage's employee benefit plans. Heritage may require Western Holdings to terminate one or more of its employee benefits plans immediately before the closing.

ACCOUNTING TREATMENT

    The parties expect to account for the merger under the pooling of interests method of accounting. Under this method of accounting, Western Holdings' assets and liabilities will be reflected on Heritage's future financial statements at their historic book values, and the financial statements of Heritage will be restated to combine their balance sheets and income statements as though they had been a combined company for the periods reported.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Western Holdings and Heritage expect that the merger will have the following consequences for federal income tax purposes:

    - The merger will not result in any recognized gain or loss to Western Holdings or Heritage, and Heritage will succeed to the carryover basis and the holding period of the assets of Western Holdings;

    - Except for any cash received in lieu of any fractional share or on account of dissenting shares, holders of Western Holdings common stock who receive Heritage common stock in exchange for their shares of Western Holdings common stock will not recognize any gain or loss;

    - The holding period of Heritage common stock issued in exchange for Western Holdings common stock for federal income tax purposes will include the holding period of the Western Holdings common stock for which it is exchanged, assuming that the shares of Western Holdings common stock are capital assets in the hands of the holder at the effective date; and

    - The basis of the Heritage common stock received in the exchange will be the same as the basis of the Western Holdings common stock for which it was exchanged, less any basis attributable fractional shares for which cash is received.

    A shareholder who perfects dissenters' rights and receives payment for his or her shares will be treated as if the shares were redeemed. In general, if the shares are held as a capital asset at the time of the merger, the dissenting shareholder will recognize a capital gain or loss measured by the difference between the amount of cash received and the basis of the shares in the hands of the dissenting shareholder. However, if the dissenting shareholder owns, directly or indirectly through the application of Section 318 of the Internal Revenue Code, any shares of common stock as to which dissenters' rights are not exercised and perfected and which are therefore exchanged for Heritage common stock in the merger, the shareholder may be treated as having received a dividend in the amount of cash paid to the shareholder in exchange for the shares as to which dissenter's rights were perfected. Under Section 318 of the Code, an individual is deemed to own stock that is actually owned (or deemed to be owned) by certain members of his or her family (spouse, children, grandchildren and parents, with certain exceptions) and other related parties, including, for example, certain entities in which the individual has a direct or indirect interest (including partnerships, estates, trusts and corporations), as well as stock that such individual (or a related person) has the right to acquire upon exercise of an option or conversion right held by such individual (or a related person). Each shareholder who intends to dissent from the merger (see "The Merger--Dissenters' rights of appraisal" below) should consult his or her own tax advisor with respect to the application of the constructive ownership rules to the shareholder's particular circumstances.

    For federal tax purposes, the highest marginal tax rate for individuals on ordinary income is 39.6%, compared to 20% for capital gain, and the highest marginal tax rate for corporations is 35% on ordinary income and capital gain. Capital losses are treated differently than ordinary losses. Essentially, a capital loss for any taxable year may be deducted by a corporation in that year only to the extent of capital gain, and by an individual in that year only to the extent of capital gain plus up to $3,000 of ordinary income. Capital losses not deductible in the year they occur may be carried forward indefinitely by individuals and may be carried back up to three years and forward up to five years by corporations.

    This document does not provide information about the tax consequences of the merger under any state, local or foreign tax laws. We urge shareholders to consult their own tax advisors with respect to all tax consequences of the merger. Western Holdings and Heritage will not bear any expenses incurred by any shareholder arising from disputes with the IRS or any state or foreign tax agency over the tax consequences of the merger.

DISSENTERS' RIGHTS OF APPRAISAL

    Shareholders of Western Holdings and Heritage may be entitled to certain dissenters' appraisal rights if they perfect their rights in accordance with Chapter 13 of the California General Corporation Law. Relevant excerpts of Chapter 13 are included as Appendix C. The following discussion is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by reference to Appendix C. This discussion and Appendix C should be reviewed carefully by any shareholder of who wishes to exercise dissenters' rights or who wishes to preserve the right to do so, since failure to comply with the procedures prescribed in Chapter 13 will result in the loss of dissenters' rights. The parties may not complete the merger if holders of more than 9% of the outstanding Western Holdings shares perfect their dissenters' rights.

WESTERN HOLDINGS

    If the merger is consummated, those shareholders of Western Holdings who elect to exercise their dissenters' rights and who in a timely and proper fashion perfect such rights will be entitled to receive the "fair market value" of their shares in cash. "Fair market value" would be determined as of May 9, 2000, the day before the first announcement of the terms of the merger, and therefore would not include any appreciation or depreciation caused by the merger. The board of directors of Western Holdings has determined that the fair market value of Western Holdings common stock for this purpose is $11.00. See "Summary--comparative per common share data" on page 16.

    In order to qualify for dissenters' rights, a Western Holdings shareholder must not vote in favor of the merger and must make a written demand on Western Holdings within 30 days after Western Holdings mails to shareholders the notice of approval of the merger.

    If the merger is approved, Western Holdings will, within ten days after the meeting, mail to any shareholder who did not vote for the merger a notice that the required shareholder approval of the merger was obtained. This notice of approval will state the price determined by Western Holdings to represent the "fair market value" of any dissenting shares and a brief description of the procedures to be followed by dissenting shareholders who wish to pursue further their statutory rights. The dissenting shareholder must deliver his or her share certificate for receipt by Western Holdings within 30 days after the date on which the notice of approval was mailed to the shareholder. Western Holdings will stamp or endorse the certificate with a statement that the shares are dissenting shares and return it to the dissenting shareholder. The statements in the notice of approval will constitute an offer by Western Holdings to purchase from its shareholders any dissenting shares at the price stated, but only if the merger is consummated. However, the determination by Western Holdings of fair market value is not binding on its shareholders.

    A Western Holdings shareholder who does not accept Western Holdings' determination of fair market value must send a written demand to Western Holdings Bancorp, 4546 El Camino Real, Los Altos, California 94022, Attention:
Corporate Secretary. The written demand must state the number and class of shares held of record by such shareholder which the shareholder demands that Western Holdings purchase for cash, and it must contain a statement of the amount which the shareholder claims to be the fair market value of the dissenting shares as of the day before announcement of the proposed merger. That statement will constitute an offer by the shareholder to sell his or her dissenting shares to Western Holdings at that price.

    If Western Holdings and a dissenting shareholder do not agree on the other's proposed purchase price, the shareholder has the right for six months following the mailing of the notice of approval to file a lawsuit to have the fair market value determined by a court. The fair market value of dissenting shares as determined by the court in those circumstances could be higher or lower than the amount offered by Western Holdings in the notice of approval or the consideration provided for in merger agreement, and any such determination would be binding on the dissenting shareholder or shareholders involved in the lawsuit and on Western Holdings and Heritage. Any party may appeal from the judgment. However, the court action to determine the fair market value of shares will be suspended if litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing the merger. No shareholder who has appraisal rights under Chapter 13 will have any right to attack the validity of the merger except in an action to test whether the number of shares required to authorize the merger has been legally voted in favor of the merger.

    Dissenting Western Holdings shares may lose their status as such if any of the following events occurs:

    - the merger is abandoned (in which case Western Holdings must pay on demand to dissenting shareholders who have initiated proceedings in good faith as provided under Chapter 13 all necessary expenses and reasonable attorneys' fees incurred in such proceedings);

    - the dissenting shares are transferred before being submitted to Western Holdings for endorsement;

    - the dissenting shareholder withdraws his or her demand with the consent of Western Holdings; or,

    - in the absence of agreement between the dissenting shareholder and Western Holdings as to the price of his or her shares, the Western Holdings shareholder fails to file suit or otherwise fails to become a party to such suit within six months following the mailing of the notice of approval.

    The receipt of a cash payment for dissenting shares will result in recognition of gain or loss for federal and California state income tax purposes by dissenting shareholders. See "The Merger--Certain federal income tax consequences" on page 34.

HERITAGE

    Dissenters' rights will be available to the shareholders of Heritage only if the conditions described below are satisfied. Dissenters' rights entitle shareholders to receive an amount equal to the fair market value of their shares as of May 9, 2000, the last business day before the public announcement of the merger. The closing sales price for Heritage common stock on that day was $10.88.

    In order to be entitled to exercise dissenters' rights, a shareholder of Heritage must vote AGAINST the merger. If the shareholder returns a proxy without voting instructions or with instructions to abstain or vote for the merger, his or her shares will automatically be voted in favor of the merger and the shareholder will lose any dissenters' rights. In the event of a broker non-vote of his or her shares held in street name, the shareholder will also lose any dissenters' rights.

    To preserve dissenters' rights, a Heritage shareholder must also make a written demand on Heritage for the purchase of dissenting shares and payment to the shareholder of their fair market value, specifying the number of shares held by the shareholder and a statement of what the shareholder claims to be the fair market value of those shares as of May 9, 2000. The demand must be addressed to Heritage Commerce Corp, Attention: Rebecca Levey, Corporate Secretary, 150 Almaden Boulevard, San Jose, California 95113, and must be received by Heritage NOT LATER THAN THE DATE OF HERITAGE'S SPECIAL MEETING. A vote against the merger does not constitute the written demand.

    No dissenters' rights will be available unless holders of at least five percent of Heritage common stock vote against the merger and submit the required demand before the meeting. If holders of five percent or more of the outstanding shares submit the required demand and the merger is approved by the shareholders, Heritage will have 10 days after the approval to send to those shareholders who have voted against the merger written notice of the approval accompanied by a copy of Chapter 13, a statement of the price determined by Heritage to represent the fair market value of the dissenting shares as of May 9, 2000, and a brief description of the procedure to be followed if a shareholder desires to exercise dissenters' rights. Within 30 days after the date on which the notice of the approval is mailed, the dissenting shareholder must surrender to Heritage, at the office designated in the notice of approval, the certificates representing the dissenting shares. Heritage will stamp or endorse them with a statement that they are dissenting shares or exchange them for certificates of appropriate denomination so stamped or endorsed. Any shares of Heritage common stock that are transferred prior to their submission for endorsement lose their status as dissenting shares.

    If Heritage and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree on the purchase price, the dissenting shareholder will be entitled to the agreed price with interest at the legal rate on judgments from the date of the agreement. Heritage will pay the fair market value of the dissenting shares within 30 days after the price has been agreed upon or 30 days after any statutory or contractual conditions to the merger have been satisfied, whichever is later, subject to the surrender of the certificates, unless provided otherwise by agreement.

    If Heritage denies that the shares surrendered are dissenting shares, or Heritage and the dissenting shareholder fail to agree on a fair market value, then the dissenting shareholder must, within six months after the notice of approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make the determinations or intervene in any pending action brought by any other dissenting shareholder. If the shareholder does not file a complaint or intervene in a pending action within the specified six-month period, the dissenters' rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, the fair market value.

    A dissenting shareholder may not withdraw his or her dissent or demand for payment unless Heritage consents to the withdrawal.

RESALES OF HERITAGE COMMON STOCK

    The shares of Heritage common stock to be issued to shareholders of Western Holdings under the merger agreement have been registered under the Securities Act of 1933 so these shares may be freely traded without restriction by people who will not be affiliates of Heritage after the merger or who were not affiliates of Western Holdings on the date of the special meeting.

    All directors and executive officers of Western Holdings are affiliates of Western Holdings for this purpose. Those people may resell shares of Heritage common stock to be received by them in the merger only if the shares are registered for resale under the Securities Act or an exemption from such registration under the Securities Act is available. Those people may be permitted to resell the Heritage shares under the safe harbor provisions of Rule 145 under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Heritage) or as otherwise permitted under the Securities Act.

    At the time the parties signed the merger agreement, each director and executive officer of Western Holdings executed and delivered a written agreement to the effect that such person will not offer or sell or otherwise dispose of any Heritage common stock received in the merger in violation of the Securities Act or the related rules and regulations or at any time earlier than the time permitted by pooling accounting treatment. We encourage any such person to obtain advice of securities counsel before reselling any Heritage shares.

                              THE MERGER AGREEMENT

    The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this document as Appendix A. The merger agreement is incorporated by reference into this document. We urge you to read the merger agreement in its entirety.

STRUCTURE OF THE MERGER; EFFECTIVE TIME

    The merger agreement contemplates the merger of Western Holdings with and into Heritage. Heritage will be the surviving corporation in the merger and will continue its corporate existence under California law. Bank of Los Altos will continue to operate as a commercial bank and wholly owned subsidiary of Heritage. The merger will become effective upon the filing of an agreement of merger with the Secretary of State of the State of California, or at such time thereafter as is provided in the agreement of merger. The closing of the merger will take place on a date to be specified by the parties, which will be the earliest practicable day after satisfaction of all of the conditions stated in the merger agreement, unless Heritage and Western Holdings agree to another time or date. See "--Conditions to the completion of the merger" on page 42.

    The merger agreement provides that Heritage may change the structure of the merger, such as by initially merging Western Holdings with a different Heritage subsidiary and later merging it with Heritage Bank of Commerce. The alternate structure, however, may not materially and adversely affect the timing of the merger, or adversely affect the economic benefits, the form of consideration or the tax effect of the merger to you. At present Heritage does not contemplate any change in the structure of the merger.

CONVERSION OF WESTERN HOLDINGS COMMON STOCK

    If you are a shareholder of Western Holdings common stock as of the effective time of the merger, each of your shares of Western Holdings common stock will be converted into the right to receive 1.2264 shares of Heritage common stock, subject to certain possible adjustments. Your shares of Western Holdings common stock will no longer be outstanding and will be automatically canceled and retired and will cease to exist. Your stock certificate previously representing shares of Western Holdings common stock will be exchanged for a certificate representing whole shares of Heritage common stock.

    The following table indicates the exchange ratio as a function of a possible range of average closing prices for Heritage common stock and the corresponding merger consideration per share of Western Holdings common stock expressed in dollars (shown as the "Exchange Amount"). No assurance can be given that the actual value of each share of Heritage common stock upon completion of the merger will be equal to the average closing price at the time of the merger.

AVERAGE CLOSING PRICE OF     EXCHANGE       EXCHANGE
HERITAGE COMMON STOCK(1)   RATIO(2),(3)   AMOUNT(2),(3)
------------------------   ------------   -------------
         $14.00               1.2264         $17.17
          13.00               1.2264          15.94
          12.00               1.2264          14.72
          11.00               1.2264          13.49
          10.00               1.2264          12.26
           9.00               1.2264          11.04
           8.00               1.2264           9.81
           7.00               1.4014           9.81

(1) This price, which will be used to determine any adjustments to the exchange ratio, is based on the average of the closing prices of Heritage shares for the 20 trading days ending the date Western Holdings receives notice that the FRB has approved the merger.

(2) If Heritage's average closing price is less than $8.00, Western Holdings has the right to terminate the merger unless Heritage agrees to increase the exchange ratio to a figure that produces a value equivalent to 1.2264 (assuming no adjustment for additional options or shares) multiplied by $8.00, or $9.81 per Western Holdings share.

(3) The exchange ratio of 1.2264 assumes that Western Holdings does not issue any additional shares of common stock or grant any new options to acquire common stock after the date of this document. For example, if Western Holdings were to grant additional options for 30,000 shares, the exchange ratio would be 1.2145 instead of 1.2264. In the merger agreement, Western Holdings agrees to limit the number of new options it may grant to 1,000 per new employee unless otherwise approved by Heritage.

    You will not receive any fractional shares of Heritage common stock. If you are entitled to a fraction of a share of Heritage common stock you will, instead, receive an amount in cash. The cash amount will be equal to the closing price as reported on the Nasdaq National Market for the Heritage common stock on the trading day immediately preceding the closing date, multiplied by the fraction of a share of Heritage common stock to which you would otherwise been entitled. You will not be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share. In the event Heritage pays, declares or otherwise effects a stock split, reverse stock split, reclassification or stock dividend or stock distribution with respect to Heritage common stock between the date of the merger agreement and the effective time of the merger, appropriate adjustments will be made to the average Heritage closing price of Heritage common stock.

OPTIONS

    At the effective time of the merger, each employee stock option to acquire Western Holdings common stock which is outstanding and unexercised will be converted automatically into an option to purchase shares of Heritage common stock. The number of shares to be subject to the new option will be equal to the product of the number of shares of Western Holdings common stock subject to the original option and the exchange ratio, rounded down to the nearest share. The exercise price per share of Heritage common stock under the new option will be equal to the exercise price per share of Western Holdings common stock under the original option divided by the exchange ratio. The exercise price will be rounded up to the nearest cent. In the case of any options which are "incentive stock options," as defined in Section 422 of the Internal Revenue Code, the exercise price, the number of shares purchasable pursuant to such options and the terms and conditions of such options will be determined in order to comply with Section 424(a) of the Internal Revenue Code. The duration and other terms of the new options will be the same as those of the original option.

EXCHANGE AGENT; EXCHANGE PROCEDURE

    Under the merger agreement, Heritage has agreed to appoint Gemisys Corporation or its successor, or any other bank or trust company mutually acceptable to Western Holdings and Heritage, as exchange agent for the purpose of exchanging certificates representing the Heritage common stock which are to be issued pursuant to the merger agreement. As soon as practicable after the effective time of the merger, upon the surrender of your Western Holdings shares certificate for cancellation, you will be entitled to receive a certificate representing the number of shares of Heritage common stock determined in accordance with the merger agreement and a payment in cash with respect to any fractional shares. DO NOT SEND IN YOUR CERTIFICATES AT THIS TIME. PLEASE WAIT UNTIL YOU RECEIVE A TRANSMITTAL LETTER WITH MORE SPECIFIC INSTRUCTIONS ON EXCHANGING YOUR CERTIFICATES.

    You will not receive any dividends or other distributions of any kind which are declared payable to shareholders of record of the shares of Heritage common stock after the effective time of the merger until you surrender your certificate for shares of Western Holdings common stock. Upon such surrender of your Western Holdings certificate, you will be paid, without interest, any dividends or other distributions with respect to the shares of Heritage common stock as to which the record date and payment date occurred on or after the effective time of the merger and on or before the date on which you surrendered your certificate for shares of Western Holdings common stock.

    If you would like your certificate for shares of Heritage common stock to be issued in a name other than the name or names in which your exchanged Western Holdings certificate is registered, you will have to pay to the exchange agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such shares of Heritage common stock in a name other than the registered holder of the exchanged Western Holdings certificate.

    All dividends or distributions, and any cash to be paid instead of fractional shares, if held by the exchange agent for payment or delivery to the holders of unsurrendered Western Holdings certificates representing shares of Western Holdings common stock and unclaimed at the end of one year from the effective time of the merger, shall (together with any interest earned thereon) at such time be paid or redelivered by the exchange agent to Heritage. After such time, if you still have not surrendered your Western Holdings certificate, you must look as a general creditor only to Heritage for payment or delivery of such dividends or distributions of cash, as the case may be.

    Neither Western Holding nor Heritage shall be liable to you for such shares (or dividends or distributions thereon) or cash payable instead of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

REPRESENTATIONS AND WARRANTIES

    In the merger agreement, each of Heritage and Western Holdings make certain customary representations, including those related to the following:

    - Incorporation, valid existence and authority to conduct business;

    - Authorization to enter into the merger agreement, and the absence of any material conflict between the merger agreement and other agreements to which each is a party;

    - Capital structure;

    - The accuracy of information in regulatory filings;

    - The accuracy of representations in the merger agreement, financial statements and this document;

    - Compliance with applicable laws;

    - Necessary licenses and permits;

    - The absence of material litigation involving it;

    - The adequacy of its allowance for loan losses;

    - The status of its insurance coverage and claims;

    - The filing of tax returns and payment of taxes;

    - The performance of contractual obligations;

    - Receipt of a fairness opinion from its financial adviser;

    - Whether any claims or any basis for claims of indemnification by directors and officers exists;

    - The absence of hazardous materials on any of its properties; and

    - Compliance with year-2000 readiness requirements.

    Western Holdings makes additional representations concerning the following matters:

    - The absence of any regulatory agreements affecting it;

    - Title to its assets;

    - The status of its loan and investment portfolios;

    - Its responsibility for broker's fees;

    - Identification of all material contracts to which it is a party;

    - Compliance with ERISA;

    - Compliance of any loans to its officers, directors or employees with regulatory requirements;

    - The absence of any obligation to register any outstanding securities under the federal or state securities laws; and

    - The absence of any material adverse change or undisclosed liabilities.

CONDUCT OF BUSINESS PENDING THE MERGER

    In the Merger Agreement, Heritage and Western Holdings make certain covenants. Each agrees to the following:

    - Conduct their business in the ordinary course;

    - Provide each other with access to their records;

    - Cooperate in preparing and filing a registration statement with the SEC to register the Heritage common stock being offered to shareholders of Western Holdings;

    - Seek the approval of their respective shareholders;

    - Cooperate in the filing of regulatory applications;

    - Give each other notice of a material adverse change or other event that might prevent the merger from occurring; and

    - Cooperate in the preparation of any press releases.

    In the merger Agreement, Heritage and Western Holdings agree that, without the prior written consent of the other party, they will not:

    - Change their capital structures;

    - Amend their articles of incorporation or bylaws;

    - Borrow any money outside the ordinary course;

    - Materially change their loan underwriting policies or procedures;

    - Enter into any derivative or hedging transactions; or

    - Take any action that would impair the completion of the merger or the use of pooling accounting for the merger.

    In addition, without the prior written consent of Heritage, which Heritage will not unreasonably withhold, Western Holdings has agreed not to take any of the following actions:

    - Enter into or modify any employment or severance agreements;

    - Make any new consumer loans over $350,000 or commercial loans over $1,000,000 without prior notice to Heritage and resolution of any objection Heritage might have;

    - Acquire any securities other than short-term government securities;

    - Materially change its deposit pricing policies;

    - Grant any security interest on any of its assets except in the ordinary course;

    - Sell any material assets except in the ordinary course;

    - Foreclose on any real property without obtaining an environmental report;

    - Make any new capital expenditure in excess of $25,000; or

    - Make any material changes in its asset and deposit mix.

CONDITIONS TO COMPLETION OF THE MERGER

    Completion of the merger is subject to satisfaction of certain conditions. The obligations of both parties to proceed are subject to the following conditions:

    - The absence of any injunction or other legal proceeding restraining the merger;

    - Receipt of required regulatory approvals and third party consents;

    - Receipt of an order from the SEC declaring the registration statement of Heritage effective;

    - Receipt of an opinion from Heritage's counsel, McCutchen, Doyle, Brown & Enersen, LLP that the merger will qualify as a tax-free reorganization under the Internal Revenue Code;

    - The Heritage common stock to be issued in the merger shall have been approved for listing on the Nasdaq National Market;

    - Receipt of approval by the shareholders of Western Holdings and Heritage.

    - Receipt of customary legal opinions; and

    - Receipt of an opinion of their respective independent accountants to the effect that the merger will qualify for accounting treatment as a pooling of interests.

    In addition, Heritage's obligation to complete the merger is subject to satisfaction of the following conditions:

    - The representations of Western Holdings shall be accurate;

    - Western Holdings will have performed its obligations under the merger agreement;

    - No government action shall have been taken that would prevent the parties from completing the merger or require Heritage to divest any material portion of Western Holdings' assets;

    - Western Holdings will not have suffered any material adverse change;

    - No regulatory authority will have imposed any unduly burdensome condition on its approval of the completion of the merger;

    - Heritage will have received customary closing certificates of officers of Western Holdings;

    - Heritage will have received voting agreements and affiliate agreements from the directors of Western Holdings;

    - Holders of not more than 9% of outstanding Western Holdings common stock will have perfected dissenters' right; and

    - Certain employees of Western Holdings will have signed employment agreements acceptable to Heritage.

    The obligation of Western Holdings to complete the merger is subject to satisfaction of the following conditions:

    - The representations of Heritage shall be accurate;

    - Heritage shall have performed its obligations under the merger agreement;

    - Heritage shall not have suffered any material adverse change; and

    - Western Holdings will have received customary closing certificates of officers of Heritage.

EXTENSION; WAIVER

    At any time before the closing of the merger, the parties may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered under it, and waive compliance with any of the agreements or conditions contained in the merger agreement. To "waive" means to give up rights.

    Any agreement on the part of a party to the merger agreement to any extension or waiver will be valid only if included in a written instrument signed on behalf of the party.

TERMINATION

    Heritage or Western Holdings can agree at any time to terminate the merger agreement without completing the merger, even if the shareholders of both Heritage and Western Holdings have approved it. Also, the merger agreement can be terminated either by our mutual agreement or by one of us if specified events occur. If the merger agreement is terminated, the merger will not occur.

    Either Heritage or Western Holdings can terminate the merger agreement if any of the following events occurs:

    - if there has been a final judicial or regulatory determination that any material provision of the merger agreement is illegal, invalid or unenforceable or denying any regulatory application the approval of which is a condition precedent to a party's obligations to complete the merger;

    - if any of the conditions to the obligations of the other party to the merger cannot be satisfied before November 30, 2000 for any reason other than a breach by the party seeking to terminate;

    - if the shareholders of Heritage or Western Holdings fail to approve the merger agreement at their respective shareholders meeting;

    - if the other party breaches any representation, warranty, covenant or agreement and fails to cure the breach within 30 days after written notice from the other party; or

    - after November 30, 2000, if the merger has not been consummated by then, unless the failure to consummate the merger was due to the failure of the party requesting termination to perform an obligation under the Agreement.

    Western Holdings can terminate the merger agreement during the two business days after the date on which Heritage notifies Western Holdings of the receipt of FRB approval of the merger if Heritage's average closing price over the 20 trading days ending on the date of notice is less than $8.00. If Western Holdings gives notice of termination for this reason, Heritage has five business days in which it may elect to avoid termination by, in effect, agreeing to increase the exchange ratio of 1.2264 by multiplying it by the following fraction:

                                     $8.00
                              -------------------
                        Heritage's average closing price

As adjusted the exchange ratio is intended to provide to shareholders of Western Holdings the same economic value they would have received with an exchange ratio of 1.2264 if the price of Heritage common stock at the time were $8.00, or $9.81 per Western Holdings share.

    If the merger agreement is terminated, it will become void, except that the provisions regarding payment of expenses, confidentiality, payment of any termination fees if applicable or any relevant general provisions of the merger agreement will continue in effect. Also, if the merger agreement is terminated due to a party's breach, the termination will not relieve the breaching party from its liability and the non-breaching party will retain all of its legal rights and remedies against the breaching party for its breach.

EXPENSES; LIQUIDATED DAMAGES

    Generally, each party has agreed to bear its own expenses in this transaction. Heritage and Western Holdings will each bear the costs of distributing this proxy materials and of conducting a meeting of its shareholders, but each party will pay one-half of the printing costs.

    If the transactions contemplated by the merger agreement are not consummated, Western Holdings must reimburse Heritage for certain of its legal fees and costs related to its conduct of due diligence, up to a maximum of $100,000.

    Heritage will pay the fees and costs related to the listing of the shares of Heritage common stock for trading on the Nasdaq National Market.

    Western Holdings is required to pay Heritage $2.0 million in liquidated damages under the following circumstances:

    - if the Western Holdings meeting does not take place or the board of directors of Western Holdings fails to recommend approval of the merger or adversely alters or modifies its favorable recommendation; AND the shareholders fail to vote for approval; AND Heritage is not in material breach of the merger agreement; or

    - if an acquisition proposal occurs before the Western Holdings meeting, the shareholders of Western Holdings fail to approve the merger, AND Heritage was not in material breach of the merger agreement, AND within 15 months after termination of the merger agreement Western Holdings or any of its subsidiaries either signs a definitive agreement for or consummates an acquisition proposal.

    Heritage is required to pay Western Holdings $2.0 million in liquidated damages if Western Holdings terminates the merger agreement because Heritage willfully or deliberately refuses to deliver to Western Holdings closing documents under its control which are required by the merger agreement, or if Heritage in material breach of the merger agreement refuses to consummate the merger.

AMENDMENT

    Heritage has the unilateral right, after consultation with Western Holdings, to change the method of effecting the merger to the extent permitted by law. However, no such change may change the amount or kind of the merger consideration, diminish the benefits to be received by the directors, officers or employees of Western Holdings as described in the merger agreement, materially delay the consummation of the merger or adversely affect the tax treatment of Western Holdings shareholders.

    The parties may amend the merger agreement at any time before or after approval of the merger agreement by the shareholders of Heritage and Western Holdings. However, after the approval by the shareholders of Heritage and Western Holdings, no amendment may change the form of consideration or the value of the consideration to be received by the shareholders of Western Holdings or which by law requires further approval by the shareholders. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         STOCK OPTION AGREEMENTS BETWEEN HERITAGE AND WESTERN HOLDINGS

    When we signed the merger agreement we also signed two stock option agreements. Under the stock option agreements, Western Holdings and Heritage (each an "Option Issuer") each gave the other (each an "Option Holder") an option to purchase common stock representing approximately 19.9% of the outstanding shares of the party granting the option, exercisable only under certain circumstances specified in the option. Heritage has the right to purchase up to 543,818 shares of Western Holdings for $11.00 per share, and Western Holdings has the right to purchase up to 1,399,877 shares of Heritage for a per share price equal to the average of the bid and ask prices for Common Stock for the five trading days preceding the execution of the merger agreement, or approximately $10.52. Western Holdings and Heritage each agreed to grant these options in order to induce the other to enter into the merger agreement. The options could have the effect of discouraging other companies from trying to acquire Western Holdings or Heritage before completion of the merger. The following is a summary of the material provisions of the stock option agreements, which are attached as Appendix D to this document. We urge you to read them.

EXERCISE OF STOCK OPTIONS

    Except as otherwise noted below, the terms and conditions of the two stock options are identical in all material respects. An Option Issuer is not required to issue shares upon exercise of an option until all legal requirements have been fulfilled.

    Each stock option provides that the Option Holder may elect to exercise its option in whole or in part only after the occurrence of one of the following purchase events:

    - an Option Issuer or any of its subsidiaries, without prior written consent of the Option Holder, recommends, publicly announces an intention to recommend, or enters into an agreement with any person (other than the Option Holder or any of its subsidiaries) to effect any of the following acquisition transactions:

        (1) a merger, consolidation or similar transaction involving the Option Issuer or any of its subsidiaries,

        (2) a purchase, lease or other acquisition of all or substantially all of the assets of the Option Issuer, or

        (3) a purchase or other acquisition (by merger, consolidation, share exchange or any similar transaction) of securities representing 10% or more of the voting shares of the Option Issuer,

       - any person or group of persons acting in concert (other than the Option Issuer or any of its subsidiaries) acquires the beneficial ownership of or the right to acquire securities representing 24.99% or more of the voting shares of the Option Issuer;

       - the shareholders of the Option Issuer fail to approve the merger at a shareholders meeting held for that purpose, such a shareholders meeting fails to occur prior to termination of the merger agreement, or the Option issuer's board of directors withdraws or modifies (in a manner adverse to an Option Holder) its recommendation to shareholders that they approve the merger, in each case after there has been a public announcement that any person (other than the Option Holder or any of its subsidiaries), has

        (1) made, or publicly disclosed an intention to make, a proposal to engage in an acquisition transaction,

        (2) commenced a tender offer or filed a registration statement under the Securities Act of 1933 with respect to an exchange offer, or

        (3) filed an application or notice with the DFI or other federal or state bank regulatory authority, which is been accepted for processing, for approval to engage in an acquisition transaction;

       - any person (other than the Option Holder or other than in connection with a transaction to which the Option Holder has given its prior written consent) has filed an application or notice with the DFI or other federal or state bank regulatory authority, which is accepted for processing, for approval to engage in an acquisition transaction, exchange offer or tender offer;

       - the Option Issuer has willfully breached any covenant or obligation in the merger agreement in anticipation of engaging in a purchase event entitling the Option Holder to terminate the merger agreement; or

       - the Option Issuer makes a public announcement of its proposed or actual authorization, recommendation or endorsement of an acquisition transaction, exchange offer or tender offer.

    "Exchange offer" and "tender offer" mean the commencement by any person of, or the filing by any person of a registration statement or a tender offer schedule with the SEC with respect to a tender offer or exchange offer to acquire or control 10% or more of the Option Issuer's stock (other than filings by the Option Holder or any of its subsidiaries).

TERMINATION OF STOCK OPTIONS

    Each Option Holder's stock option will terminate to the extent not previously exercised upon the earliest to occur of:

    - the effective time of the merger,

    - termination of the merger agreement in accordance with its terms before a purchase event occurs (except a termination due to a breach of the merger agreement by the Option Issuer), or

    - 12 months after the termination of the merger agreement or after the occurrence of a purchase event, whichever is earlier.

ADJUSTMENT OF NUMBER OF SHARES SUBJECT TO OPTIONS

    The number and type of securities subject to the option and the purchase price of shares will be adjusted for any stock split, reverse split, dividend, exchange of shares or similar transaction relating to the common stock of the Option Issuer, so that the Option Holder will receive upon exercise the same number and type of securities as if the option had been exercised immediately before the change. The number of shares subject to an option will also be adjusted if the Option Issuer issues additional common stock, so that the number of shares of common stock subject to the option represents 19.9% of issued and outstanding common stock of the Option Issuer.

    In the event of a capital reorganization, merger or consolidation of the Option Issuer with or into another corporation, or the sale of all or substantially all of its assets to any other person, then, as a part of any such transaction, provision will be made so that the Option Holder will be entitled to receive an option of the succeeding corporation or any person that controls the succeeding corporation having a comparable value to the previous option.

REPURCHASE OF OPTIONS AND OPTION SHARES

    A party can require the Option Issuer to repurchase the option or the shares of common stock received upon exercise of the option for one year after a repurchase event occurs. A repurchase event occurs whenever an Option Issuer enters into an agreement:

    (1) to consolidate with or merge into any person (other than the Option Holder or one of its subsidiaries), and is not the surviving corporation,

    (2) to permit any person (other than the Option Holder or one of its subsidiaries), to merge into the Option Issuer and the Option Issuer shall be the surviving corporation and, as a result, the Option Issuer's outstanding shares are changed into or exchanged for stock or other securities of itself or another person, or cash or any other property, or its outstanding shares immediately prior to the merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or

    (3) to sell or otherwise transfer all or substantially all of its assets to any person, (other than the Option Holder or one of its subsidiaries).

    The one-year period may be extended for any period during which the Option Issuer is legally prohibited from making the repurchase.

    The repurchase price for the repurchase of shares is the highest of:

    - 100% of the option exercise price,

    - the highest price paid or agreed to be paid for the Option Issuer's stock by the acquiror in any tender offer, exchange offer or other transaction or series of related transactions involving the acquisition of 10% or more of the Option Issuer's of common stock for the prior one-year period; and

    - in the event of a sale of all or substantially all of the Option Issuer's assets, the sum of the sale price and the current market value of the Option Issuer's remaining assets, divided by the Option Issuer's outstanding shares.

    In case of a repurchase of the option, the Option Holder is entitled to receive the foregoing purchase price less the option exercise price for each share.

REGISTRATION RIGHTS

    The Option Holder has certain rights to require the Option Issuer to register with the SEC the sale of the Option Issuer's common stock purchased pursuant to option exercise.

EFFECT OF STOCK OPTION AGREEMENTS

    The stock options are intended to increase the likelihood that the merger will be completed under the merger agreement. As a result, certain aspects of the options may have the effect of discouraging persons who might now or before completion of the merger be interested in acquiring all of or a significant interest in Heritage or Western Holdings, even if they were prepared to offer higher consideration for Western Holdings than that provided in the merger agreement.

                        OPERATIONS FOLLOWING THE MERGER

    Upon completion of the merger, the board of directors of Heritage will have 15 members. Before closing, the existing Heritage board will select 11 directors from its current board, and the Western Holdings board will select four directors from its current board.

    Heritage will operate Bank of Los Altos as a separate bank subsidiary following completion of the merger. Although we cannot assure you that any specific level of cost savings will be achieved or as to the timing thereof, Heritage currently expects to achieve certain cost savings in combined operations through consolidation of branch operations and certain back-office positions following completion of the merger.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined financial statements give effect to the merger of Heritage and Western Holdings on a pooling-of-interests accounting method. The unaudited pro forma condensed combined balance sheet assumes the merger took place on March 31, 2000 after giving effect to adjustments. The unaudited pro forma condensed combined statements of income assume the merger was consummated as of the beginning of the first period presented. Share information was calculated using a pro forma exchange ratio of 1.2264, which is the exchange ratio that would have applied if the merger had been completed on March 31, 2000.

    These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes of Heritage and Western Holdings included or incorporated by reference in this document. The unaudited pro forma condensed combined statements of income are not necessarily indicative of operating results which would have been achieved had the merger been consummated as of the beginning of the first period presented and should not be construed as representative of future operations.

                         HERITAGE AND WESTERN HOLDINGS

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                              AS OF MARCH 31, 2000

                                                                     WESTERN                     PRO FORMA
                                                          HERITAGE   HOLDINGS   ADJUSTMENTS(1)   COMBINED
(DOLLARS IN THOUSANDS)                                    --------   --------   --------------   ---------
ASSETS:
Cash and due from banks.................................  $ 23,310   $ 12,078       $(1,345)     $ 34,043
Federal funds sold......................................    82,050     21,645            --       103,695
                                                          --------   --------       -------      --------
  Total cash and cash equivalents.......................   105,360     33,723        (1,345)      137,738

Securities available-for-sale, at fair value............    33,892     45,530            --        79,422
Securities held to maturity, at amortized cost..........    13,823      8,751            --        22,574

Loan held for sale, at fair value.......................    25,960         --            --        25,960

Loans, net of deferred fees.............................   310,005    133,402            --       443,407
Allowance for probable loan losses......................    (5,616)    (1,588)           --        (7,204)
                                                          --------   --------       -------      --------
  Loans, net............................................   304,389    131,814            --       436,203

Premises and equipment, net.............................     3,351      3,165            --         6,516
Accrued interest receivable and other assets............     4,816      3,524            --         8,340
Other investments.......................................    14,014      2,984            --        16,998
                                                          --------   --------       -------      --------
    Total...............................................  $505,605   $229,491       $(1,345)     $733,751
                                                          ========   ========       =======      ========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Liabilities:
  Deposits
    Demand, noninterest bearing.........................  $140,738   $ 44,146       $    --      $184,884
    Demand, interest bearing............................    12,231     40,798            --        53,029
    Savings and money market............................   157,059     68,908            --       225,967
    Time deposits, under $100,000.......................    46,288     20,690            --        66,978
    Time deposits, $100,000 and over....................    92,519     41,295            --       133,814
                                                          --------   --------       -------      --------
  Total deposits........................................   448,835    215,837            --       664,672

  Mandatorily redeemable cumulative trust preferred
    securities of Subsidiary Grantor Trust..............     7,000         --            --         7,000
  Accrued interest payable and other liabilities........     4,222      1,290            --         5,512
                                                          --------   --------       -------      --------
  Total liabilities.....................................   460,057    217,127            --       677,184
                                                          --------   --------       -------      --------

Commitments and contingencies
Shareholders' equity:
  Preferred stock, no par value;........................        --         --            --            --
  Common stock, no par value;...........................    41,036     10,196            --        51,232
  Accumulated other comprehensive loss, net of taxes....      (174)    (1,256)           --        (1,430)
  Retained earnings.....................................     4,686      3,424        (1,345)        6,765
                                                          --------   --------       -------      --------
  Total shareholders' equity............................    45,548     12,364        (1,345)       56,567
                                                          --------   --------       -------      --------
    Total...............................................  $505,605   $229,491       $(1,345)     $733,751
                                                          ========   ========       =======      ========

                         HERITAGE AND WESTERN HOLDINGS

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                       THREE MONTHS ENDED MARCH 31, 2000

                                                             WESTERN                    PRO FORMA
                                                HERITAGE     HOLDINGS    ADJUSTMENTS    COMBINED
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)  ----------   ----------   -----------   -----------
INTEREST INCOME:
Loans, including fees........................  $    8,271   $    3,111           --    $    11,382
Investment securities........................         634          724           --          1,358
Other interest income........................         976          275           --          1,251
                                               ----------   ----------     --------    -----------
  Total interest income......................       9,881        4,110           --         13,991
                                               ----------   ----------     --------    -----------
INTEREST EXPENSE:
Deposits.....................................       3,413        1,386           --          4,799
Other........................................          20           40           --             60
                                               ----------   ----------     --------    -----------
  Total interest expense.....................       3,433        1,426           --          4,859
                                               ----------   ----------     --------    -----------
Net interest income before provision for
  probable loan losses.......................       6,448        2,684           --          9,132
Provision for probable loan losses...........         600           80           --            680
                                               ----------   ----------     --------    -----------
Net interest income after provision for
  probable loan losses.......................       5,848        2,604           --          8,452
NONINTEREST INCOME:
Service charges on deposit accounts..........         102           69           --            171
Other operating income.......................         381          170           --            551
                                               ----------   ----------     --------    -----------
  Total noninterest income...................         483          239           --            722
NONINTEREST EXPENSE:
Salaries and employee benefits...............       2,867        1,148           --          4,015
Occupancy expense............................         342          201           --            543
Equipment expense............................         203          128           --            331
Other operating expense......................       1,321          580           --          1,901
                                               ----------   ----------     --------    -----------
  Total noninterest expense..................       4,733        2,057           --          6,790
                                               ----------   ----------     --------    -----------
Income before income tax.....................       1,598          786           --          2,384
Provision for income taxes...................         560          307           --            867
                                               ----------   ----------     --------    -----------
Net income...................................  $    1,038   $      479           --    $     1,517
                                               ==========   ==========     ========    ===========
EARNINGS PER SHARE:(2)
Basic........................................  $     0.15   $     0.18           --    $      0.15
Diluted......................................  $     0.13   $     0.17           --    $      0.13
Weighted average common shares outstanding--
  Basic......................................   7,034,615    2,732,752      618,685     10,386,062
Weighted average common shares outstanding--
  Diluted....................................   7,703,507    2,903,217      657,288     11,264,012

                         HERITAGE AND WESTERN HOLDINGS

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                          YEAR ENDED DECEMBER 31, 1999

                                                             WESTERN                    PRO FORMA
                                                HERITAGE     HOLDINGS    ADJUSTMENTS    COMBINED
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)  ----------   ----------   -----------   -----------
INTEREST INCOME:
Loans, including fees........................  $   25,727   $   11,049           --    $    36,776
Investment securities........................       2,370        2,935           --          5,305
Other interest income........................       3,124          247           --          3,371
                                               ----------   ----------     --------    -----------
  Total interest income......................      31,221       14,231           --         45,452
                                               ----------   ----------     --------    -----------
INTEREST EXPENSE:
Deposits.....................................      10,409        4,093           --         14,502
Other........................................          35          861           --            896
                                               ----------   ----------     --------    -----------
  Total interest expense.....................      10,444        4,954           --         15,398
                                               ----------   ----------     --------    -----------
Net interest income before provision for
  probable loan losses.......................      20,777        9,277           --         30,054
Provision for probable loan losses...........       1,911          287           --          2,198
                                               ----------   ----------     --------    -----------
Net interest income after provision for
  probable loan losses.......................      18,866        8,990           --         27,856
NONINTEREST INCOME:
Service charges on deposit accounts..........         343          119           --            462
Other operating income.......................       4,641          914           --          5,555
                                               ----------   ----------     --------    -----------
  Total noninterest income...................       4,984        1,033           --          6,017
NONINTEREST EXPENSE:
Salaries and employee benefits...............      10,587        3,907           --         14,494
Occupancy expense............................       1,168          865           --          2,033
Equipment expense............................       1,191          485           --          1,676
Other operating expense......................       6,328        2,067           --          8,395
                                               ----------   ----------     --------    -----------
  Total noninterest expense..................      19,274        7,324           --         26,598
                                               ----------   ----------     --------    -----------
Income before income tax.....................       4,576        2,699           --          7,275
Provision for income taxes...................       1,550        1,056           --          2,606
                                               ----------   ----------     --------    -----------
Net income...................................  $    3,026   $    1,643           --    $     4,669
                                               ==========   ==========     ========    ===========
EARNINGS PER SHARE:(2)
Basic........................................  $     0.46   $     0.60           --    $      0.47
Diluted......................................  $     0.41   $     0.57           --    $      0.43
Weighted average common shares outstanding--
  Basic......................................   6,545,373    2,723,143      616,520      9,885,036
Weighted average common shares outstanding--
  Diluted....................................   7,377,399    2,901,072      656,803     10,935,274

                         HERITAGE AND WESTERN HOLDINGS

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                          YEAR ENDED DECEMBER 31, 1998

                                                                    WESTERN                   PRO FORMA
                                                       HERITAGE     HOLDINGS    ADJUSTMENTS    COMBINED
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)         ----------   ----------   -----------   ----------
INTEREST INCOME:
Loans, including fees...............................  $   19,777   $    8,863          --     $   28,640
Investment securities...............................       5,594        2,360          --          7,954
Other interest income...............................       1,307          307          --          1,614
                                                      ----------   ----------    --------     ----------
  Total interest income.............................      26,678       11,530          --         38,208
INTEREST EXPENSE:
Deposits............................................       7,933        3,752          --         11,685
Other...............................................           3          360          --            363
                                                      ----------   ----------    --------     ----------
  Total interest expense............................       7,936        4,112          --         12,048
                                                      ----------   ----------    --------     ----------
Net interest income before provision for probable
  loan losses.......................................      18,742        7,418          --         26,160
Provision for probable loan losses..................       1,576          230          --          1,806
                                                      ----------   ----------    --------     ----------
Net interest income after provision for probable
  loan losses.......................................      17,166        7,188          --         24,354
NONINTEREST INCOME:
Service charges on deposit accounts.................         229          178          --            407
Other operating income..............................       1,685        1,071          --          2,756
                                                      ----------   ----------    --------     ----------
  Total noninterest income..........................       1,914        1,249          --          3,163
NONINTEREST EXPENSE:
Salaries and employee benefits......................       7,722        3,219          --         10,941
Occupancy expense...................................         792          632          --          1,424
Equipment expense...................................         828          356          --          1,184
Other operating expense.............................       6,263        1,932          --          8,195
                                                      ----------   ----------    --------     ----------
  Total noninterest expense.........................      15,605        6,139          --         21,744
                                                      ----------   ----------    --------     ----------
Income before income tax............................       3,475        2,298          --          5,773
Provision for income taxes..........................       1,325          942          --          2,267
                                                      ----------   ----------    --------     ----------
Net income..........................................  $    2,150   $    1,356          --     $    3,506
                                                      ==========   ==========    ========     ==========
EARNINGS PER SHARE:(2)
Basic...............................................  $     0.37   $     0.52          --     $     0.39
Diluted.............................................  $     0.34   $     0.47          --     $     0.35

Weighted average common shares outstanding--Basic...   5,766,768    2,628,883     595,168      8,990,769
Weighted average common shares
  outstanding--Diluted..............................   6,428,442    2,824,231     639,406      9,892,079

                         HERITAGE AND WESTERN HOLDINGS

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                          YEAR ENDED DECEMBER 31, 1997

                                                                    WESTERN                   PRO FORMA
                                                       HERITAGE     HOLDINGS    ADJUSTMENTS    COMBINED
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)         ----------   ----------   -----------   ----------
INTEREST INCOME:
Loans, including fees...............................  $   10,376   $    6,723          --     $   17,099
Investment securities...............................       5,275        1,357          --          6,632
Other interest income...............................         552          250          --            802
                                                      ----------   ----------    --------     ----------
  Total interest income.............................      16,203        8,330          --         24,533
                                                      ----------   ----------    --------     ----------
INTEREST EXPENSE:
Deposits............................................       4,187        2,861          --          7,048
Other...............................................          17            6          --             23
                                                      ----------   ----------    --------     ----------
  Total interest expense............................       4,204        2,867          --          7,071
                                                      ----------   ----------    --------     ----------
Net interest income before provision for probable
  loan losses.......................................      11,999        5,463          --         17,462
Provision for probable loan losses..................       1,060          270          --          1,330
                                                      ----------   ----------    --------     ----------
Net interest income after provision for probable
  loan losses.......................................      10,939        5,193          --         16,132
NONINTEREST INCOME:
Service charges on deposit accounts.................         173          144          --            317
Other operating income..............................         465        1,347          --          1,812
                                                      ----------   ----------    --------     ----------
  Total noninterest income..........................         638        1,491          --          2,129
NONINTEREST EXPENSE:
Salaries and employee benefits......................       4,933        2,507          --          7,440
Occupancy expense...................................         440          404          --            844
Equipment expense...................................         542          237          --            779
Other operating expense.............................       3,253        1,886          --          5,139
                                                      ----------   ----------    --------     ----------
  Total noninterest expense.........................       9,168        5,034          --         14,202
                                                      ----------   ----------    --------     ----------
Income before income tax............................       2,409        1,650          --          4,059
Provision for income taxes..........................         844          380          --          1,224
                                                      ----------   ----------    --------     ----------
Net income..........................................  $    1,565   $    1,270          --     $    2,835
                                                      ==========   ==========    ========     ==========
EARNINGS PER SHARE:(2)
Basic...............................................        0.29   $     0.52          --     $     0.34
Diluted.............................................        0.27   $     0.48          --     $     0.33

Weighted average common shares outstanding--Basic...   5,431,286    2,420,000     547,888      8,399,174
Weighted average common shares
  outstanding--Diluted..............................   5,744,043    2,641,991     598,147      8,984,181

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) Merger Costs

    The following table reflects all nonrecurring incurred and estimated merger-related costs of Heritage and Western Holdings. Estimated merger costs are included on the March 31, 2000 unaudited pro forma condensed combined balance sheets as a reduction to shareholders' equity net of the related tax benefit. Estimated merger costs will be charged to expense as incurred. These merger costs are summarized below:

                                                          HERITAGE   WESTERN HOLDINGS     TOTAL
                                                          --------   ----------------   ----------
Financial advisory......................................  $ 50,000      $  500,000      $  550,000
Professional fees.......................................   300,000         100,000         400,000
Printing................................................    20,000          20,000          40,000
Other...................................................        --       1,080,000       1,080,000
                                                          --------      ----------      ----------
Subtotal................................................  $370,000      $1,700,000      $2,070,000
Estimated tax benefit...................................                                   725,000
                                                                                        ----------
Total...................................................                                $1,345,000
                                                                                        ==========

(2) Common Stock

    Heritage and Western Holdings combined earnings per share and outstanding shares are calculated as the historical Heritage weighted average shares plus the historical Western Holdings weighted average shares adjusted for the assumed conversion ratio of 1.2264.

                           INFORMATION ABOUT HERITAGE

GENERAL

    Heritage is registered with the Board of Governors of the Federal Reserve System ("FRB") as a bank holding company under the BHC Act. Heritage was organized in 1997 to be the holding company for Heritage Bank of Commerce. In 1998 Heritage also became the holding company for Heritage Bank East Bay, and in January 2000 Heritage became the holding company for Heritage Bank South Valley. Heritage Bank of Commerce, Heritage Bank East Bay and Heritage Bank South Valley are sometimes collectively referred to in this section as the "Banks."

NEW BRANCHES AND SUBSIDIARIES

    Heritage's primary strategy is to establish de novo banks, branches or representative offices in contiguous geographic areas. Heritage's, as well as the Banks', business strategy and promotional activities emphasize service and responsiveness to local needs.

    On December 22, 1998, Heritage Bank of Commerce received authorization from the California Department of Financial Institutions to open a full service branch in the city of Morgan Hill, California. Heritage Bank of Commerce's board of directors saw this geographic expansion as a continuation into Heritage Bank of Commerce's primary market area, Santa Clara County, since Morgan Hill has a high concentration of potential clients with banking service requirements similar to those of Heritage Bank of Commerce's current client mix. Heritage Bank of Commerce opened the branch on March 1, 1999.

    On January 18, 2000, Heritage Bank South Valley commenced business as a California state-chartered commercial bank and a subsidiary of Heritage in the premises previously occupied by the Morgan Hill branch of Heritage Bank of Commerce.

GENERAL BANKING SERVICES

    Heritage's customer base consists primarily of small to medium-sized businesses and their owners, managers, and employees residing in Santa Clara, Alameda, and Contra Costa counties. Businesses served include manufacturers, distributors, contractors, professional corporations/partnerships, and service businesses. Heritage had approximately 4,900 deposit accounts at December 31, 1999.

    Heritage offers a range of loans, primarily commercial, including real estate, construction, Small Business Administration, inventory and accounts receivable, and equipment loans. Heritage also accepts checking, savings, and time deposits; interest bearing and money market deposit accounts; and provides travelers' checks, safe deposit, and other customary non-deposit banking services. Heritage issues VISA and MasterCard credit cards through the Independent Bankers Association. Heritage does not have a trust department.

    Heritage's primary market area is Santa Clara, Alameda, and Contra Costa counties. Heritage serves a secondary market consisting of the South Bay portion of the San Francisco Bay area and portions of other counties contiguous to its primary market area.

RECENT MANAGEMENT CHANGE

    On June 15, 2000, John E. Rossell resigned as president and chief executive officer of Heritage. As a result, Brad L. Smith, chairman of Heritage, assumed the role of chief executive officer of Heritage and acting president of Heritage Bank of Commerce, and Richard Conniff, a director of Heritage and president of Heritage Bank East Bay, assumed the role of president and chief operating officer of Heritage. Although Heritage expects to incur severance expenses related to this change in the second quarter of 2000, Heritage does not expect the change to have a material adverse effect on its financial condition or results of operations.

COMPETITION

    The banking and financial services business in California generally, and in Heritage's market areas specifically, is highly competitive. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial services providers. Heritage competes for loans, deposits and customers for financial services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions, and other non-bank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than Heritage. In order to compete with the other financial services providers, Heritage principally relies upon local promotional activities, personal relationships established by officers, directors, and employees with its customers, and specialized services tailored to meet its customers' needs. In those instances where Heritage is unable to accommodate a customer's needs, Heritage seeks to have those services provided in whole or in part by its correspondent banks.

EMPLOYEES

    At December 31, 1999, Heritage employed 139 persons, primarily on a full-time basis. Heritage's employees are not represented by any union or collective bargaining agreement and Heritage believes its employee relations are satisfactory.

BRANCH OFFICES AND FACILITIES

    Heritage Bank of Commerce's main and executive offices and Heritage's offices are located at 150 Almaden Boulevard, San Jose, California 95113. Heritage Bank East Bay is located at 3077 Stevenson

Blvd., Fremont, California 94538, and Heritage Bank South Valley is located at 18625 Sutter Blvd., Morgan Hill, California 95037.

    The main office at 150 Almaden Boulevard, San Jose, California, is leased under non-cancelable operating leases with a non-affiliated third party with terms, including renewal options, ranging from 5 to 14 years. The primary operating area consists of approximately 13,500 square feet of space comprising the entire usable ground floor and a portion of the second floor of a 15-story class-A office building in downtown San Jose. This space also serves as the main office of Heritage Bank of Commerce. The lease arrangement for the primary operating area is a "partial gross lease" for 15 years commencing June 8, 1996 and expiring February 28, 2010. The monthly rent under the lease for the first five-year term is $21,465. During the second five-year term the monthly rent increases to $25,515 and will increase to 95 percent of fair rental value starting from year eleven until the term expires. Provisions of the lease include the right to early termination after 120 months.

    In addition, Heritage leases approximately 1,255 square feet of space contiguous to the primary operating area for meetings, staff training and marketing events. The lease for this additional space commenced January 1, 1997 and expires December 31, 2001. The monthly rent for this additional space is $2,259.

    In August 1997, Heritage leased an area on the second floor of Heritage's main office containing approximately 2,175 square feet of space. The monthly rent is $4,024 until May 31, 2001, when the monthly rent will increase to $4,785 for the following five-year period. The rent for the period from May 31, 2006 until the end of the lease will be 95 percent of fair rental value at that time. The lease for this additional space is coterminous with the original lease.

    Heritage has also leased space at 100 Park Center Plaza, Suites 300 and 430, San Jose, consisting of approximately 5,623 and 3,277 square feet of space. The lease for Suite 300 commenced on June 1, 1998 and will terminate on May 31, 2003. The rent starts at $11,527 in the first year and ends at $12,651 in the last year of the lease. The lease for Suite 430 commenced on April 21, 1997 and terminated on April 30, 2000. The bank still continues to occupy Suite 430 on a "holdover" basis until construction on its new facility on the third floor of 150 Almaden has been completed. During the holdover period, rent is waived under a provision incorporated into the lease agreement for the third floor of 150 Almaden until July 15, 2000. Any rent due after July 15, 2000 should be holdover period continue will be at market rate.

    In February 1998, Heritage leased space for Heritage Bank East Bay's primary office at 3077 Stevenson Blvd., Fremont, California, consisting of 6,590 square feet of space in a stand-alone office building. The lease, which commenced February 1, 1998, is for a ten-year period expiring January 2008. The rent for the first twelve-month period is $13,180 per month, and the rent increases annually thereafter by 4%. In addition to the space in Fremont, Heritage has leased space at 12657 Alcosta Boulevard, San Ramon, California, for Heritage Bank East Bay for use as a branch office. The monthly rent for this lease is $3,231 and it expires on August 31, 2001.

    In March of 1999, Heritage entered into an agreement to sublease an additional 4,672 square feet of office space at 100 Park Center Plaza, Suite 365 in San Jose. The commencement date of the sublease was May 1, 1999 with monthly rent payments set at $8,643 with no scheduled increases. The term of the sublease was 10 months, expiring on February 28, 2000. The bank continues to occupy on a direct month-to-month lease basis until construction on its new facility on the third floor of 150 Almaden has been completed. During its holdover period, rent is waived under a provision incorporated into the lease agreement for the third floor of 150 Almaden until July 15, 2000. Any rent due after July 15, 2000 will be paid at $13,081.60 per month.

    Also in March of 1999, Heritage entered into an agreement to lease 7,260 square feet of office space for Heritage Bank South Valley's primary office in a one-story building consisting of 26,353 square feet, located at 18625 Sutter Boulevard in Morgan Hill, California. The commencement date of the lease was November 1, 1999 with monthly rent payments beginning at $11,447, subject to adjustments every 36 months thereafter based on the percentage increase in the consumer price index as defined in the lease agreement. The term of the lease is 15 years, expiring on October 31, 2014.

    In September of 1999, Heritage entered into an agreement to sublease approximately 2,700 square feet of office space in a one-story multi-tenant building located at 310 Hartz Avenue in Danville, California in order to relocate Heritage Bank East Bay's San Ramon office. The commencement date of the sublease was September 15, 1999, with monthly rent payments beginning at $7,025, subject to annual increases of 4%. The term of the sublease is approximately
7 1/2 years, expiring on December 31, 2007.

    In April of 2000, Heritage leased the third floor of 150 Almaden Boulevard, consisting of 12,824 square feet. The lease will expire on February 28, 2010, coterminous with the lease for the main office. Rent payments, which will begin in October of 2000, will be $42,319 per months, subject to annual increase of 3%.

LEGAL PROCEEDINGS

    From time to time Heritage is involved in legal proceedings in the ordinary course of its business. In the opinion of management, no pending or threatened litigation involving Heritage is likely to have a material adverse effect on its financial condition or results of operations.

THE EFFECT OF GOVERNMENT POLICY ON BANKING

    The earnings and growth of Heritage are affected not only by local market area factors and general economic conditions, but also by government monetary and fiscal policies. Such policies influence the growth of loans, investments and deposits and also affect interest rates charged on loans and paid on deposits. The nature and impact of future changes in such policies on the business and earnings of Heritage cannot be predicted. Additionally, state and federal tax policies can impact banking organizations. As a consequence of the extensive regulation of commercial banking activities in the United States, the business of Heritage is particularly susceptible to being affected by the enactment of federal and state legislation which may have the effect of increasing or decreasing the cost of doing business, modifying permissible activities or enhancing the competitive position of other financial institutions. Any change in applicable laws or regulations may have a material adverse effect on the business and prospects of Heritage.

REGULATION AND SUPERVISION OF BANK HOLDING COMPANIES

    The following is not intended to be an exhaustive description of the statutes and regulations applicable to Heritage's or its subsidiary banks' business. The description of statutory and regulatory provisions is qualified in its entirety by reference to the particular statutory or regulatory provisions. Moreover, major new legislation and other regulatory changes affecting Heritage, its subsidiaries, banking, and the financial services industry in general have occurred in the last several years and can be expected to occur in the future. The nature, timing and impact of new and amended laws and regulations cannot be accurately predicted. The company is a bank holding company subject to the BHC Act. The company reports to, registers with, and may be examined by, the FRB. The FRB also has the authority to examine Heritage's subsidiaries. The company is also a bank holding company within the meaning of Section 3700 of the California Financial Code. As such Heritage and its subsidiary banks are subject to examination by, and may be required to file reports with, the Commissioner.

    The FRB has significant supervisory and regulatory authority over Heritage and its affiliates. The FRB requires Heritage to maintain certain levels of capital. See "Capital standards" on page 62. The

FRB also has the authority to take enforcement action against any bank holding company that commits any unsafe or unsound practice, or violates certain laws, regulations or conditions imposed in writing by the FRB.

    Under the BHC Act, a company generally must obtain the prior approval of the FRB before it exercises a controlling influence over a bank, or acquires directly or indirectly more than 5% of the voting shares or substantially all of the assets of any bank or bank holding company. Thus, Heritage is required to obtain the prior approval of the FRB before it acquires, merges or consolidates with any bank or bank holding company; any company seeking to acquire, merge or consolidate with Heritage also would be required to obtain the prior approval of the FRB. The company is generally prohibited under the BHC Act from acquiring ownership or control of more than 5% of the voting shares of any company that is not a bank or bank holding company and from engaging directly or indirectly in activities other than banking, managing banks or providing services to affiliates of the holding company.

FINANCIAL SERVICES MODERNIZATION LEGISLATION

    On November 12, 1999, President Clinton signed into law the Gramm-Leach-Bliley Act of 1999, also referred to as Financial Services Modernization Act. The Financial Services Modernization Act repeals the two affiliation provisions of the Glass-Steagall Act: Section 20, which restricted the affiliation of Federal Reserve member banks with firms "engaged principally" in specified securities activities; and Section 32, which restricts officer, director or employee interlocks between a member bank and any company or person "primarily engaged" in specified securities activities. In addition, the Financial Services Modernization Act also contains provisions that expressly preempt any state law restricting the establishment of financial affiliations, primarily related to insurance. The general effect of the law is to establish a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms, and other financial services providers by revising and expanding the BHC Act framework to permit a holding company system to engage in a full range of financial activities through a new entity known as a Financial Holding Company. "Financial activities" is broadly defined to include not only banking, insurance and securities activities, but also merchant banking and additional activities that the FRB, in consultation with the Secretary of the Treasury, determines to be financial in nature, incidental to such financial activities or complementary activities that do not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally.

    Generally, the Financial Services Modernization Act:

    - Repeals historical restrictions on, and eliminates many federal and state law barriers to, affiliations among banks, securities firms, insurance companies, and other financial services providers;

    - Provides a uniform framework for the functional regulation of the activities of banks, savings institutions and their holding companies;

    - Broadens the activities that may be conducted by national banks, banking subsidiaries of bank holding companies and their financial subsidiaries;

    - Provides an enhanced framework for protecting the privacy of consumer information;

    - Adopts a number of provisions related to the capitalization, membership, corporate governance, and other measures designed to modernize the Federal Home Loan Bank system;

    - Modifies the laws governing the implementation of the Community Reinvestment Act, sometimes referred to as CRA; and

    - Addresses a variety of other legal and regulatory issues affecting both day-to-day operations and long-term activities of financial institutions.

    In order for a company to take advantage of the ability to affiliate with other financial services providers, it must become a "Financial Holding Company" as permitted under an amendment to the BHC Act. To become a Financial Holding Company, a company would file a declaration with the FRB, electing to engage in activities permissible for Financial Holding Companies and certifying that the company is eligible to do so because all of its insured depository institution subsidiaries are well-capitalized and well-managed. In addition, the FRB must also determine that each of a holding company's insured depository institution subsidiaries has at least a "satisfactory" CRA rating. Heritage meets the requirements to make an election to become a Financial Holding Company and management is examining strategic business plans to determine whether, based upon market conditions, relative financial condition, regulatory capital requirements, general economic conditions, and other factors, it would be desirable to utilize any of the expanded powers provided in the Financial Services Modernization Act. No such election has been made as of the date of this document.

    The Financial Services Modernization Act also permits national banks to engage in expanded activities through the formation of financial subsidiaries. A national bank may have a subsidiary engaged in any activity authorized for national banks directly or any financial activity, except for insurance underwriting, insurance investments, real estate investment or development, or merchant banking, which may only be conducted through a subsidiary of a Financial Holding Company. Financial activities include all activities permitted under new sections of the BHC Act or permitted by regulation.

    A national bank seeking to have a financial subsidiary, and each of its depository institution affiliates, must be "well-capitalized" and "well-managed." The total assets of all financial subsidiaries may not exceed the lesser of 45% of a bank's total assets, or $50 billion. A national bank must exclude from its assets and equity all equity investments, including retained earnings, in a financial subsidiary. The assets of the subsidiary may not be consolidated with the bank's assets. The bank must also have policies and procedures to assess financial subsidiary risk and to protect the bank from such risks and potential liabilities.

    Management does not believe that the Financial Services Modernization Act will have a material adverse effect on Heritage's operations in the near-term. However, to the extent that it permits banks, securities firms and insurance companies to affiliate, the financial services industry may experience further consolidation. The Act may result in increased competition among smaller companies offering financial products and larger ones, many of which may have substantially more financial resources.

    The FRB generally prohibits a bank holding company from declaring or paying a cash dividend which would impose undue pressure on the capital of subsidiary banks or would be funded only through borrowing or other arrangements that might adversely affect a bank holding company's financial position. The FRB's policy is that a bank holding company should not continue its existing rate of cash dividends on its common stock unless its net income is sufficient to fully fund each dividend and its prospective rate of earnings retention appears consistent with its capital needs, asset quality and overall financial condition.

    Transactions between Heritage and its bank subsidiaries are subject to a number of other restrictions. FRB policies forbid the payment by bank subsidiaries of management fees which are unreasonable in amount or exceed the fair market value of the services rendered (or, if no market exists, actual costs plus a reasonable profit). Heritage may only borrow from the banks if the loan is secured by marketable obligations with a value of a designated amount in excess of the loan. Further, Heritage may not sell a low-quality asset to a depository institution subsidiary.

    Comprehensive amendments to federal regulation governing bank holding companies and change in bank control, known as Regulation Y, became effective in 1997, and are intended to improve the competitiveness of bank holding companies by, among other things:

    - expanding the list of permissible nonbanking activities in which well-run bank holding companies may engage without prior FRB approval,

    - streamlining the procedures for well-run bank holding companies to obtain approval to engage in other nonbanking activities and

    - eliminating most of the anti-tying restrictions imposed upon bank holding companies and their nonbank subsidiaries.

    Amended Regulation Y also provides for a streamlining and expedited review process for bank acquisition proposals submitted by well-run bank holding companies and eliminates certain duplicative reporting requirements when there has been a further change in bank control or in bank directors or officers after an earlier approved change. These changes to Regulation Y are subject to numerous qualifications, limitations and restrictions. In order for a bank holding company to qualify as "well-run," both it and the insured depository institutions that it controls must meet the "well capitalized" and "well managed" criteria in Regulation Y.

BANK SUPERVISION AND REGULATION

    Heritage Bank of Commerce, Heritage Bank East Bay and Heritage Bank South Valley are California chartered banks insured by the Federal Deposit Insurance Corporation (the "FDIC"), and as such are subject to regulation, supervision and regular examination by the DFI and the FDIC. As members of the Federal Reserve System, the banks' primary federal regulator is the FRB. The regulations of these agencies affect most aspects of their business and prescribe permissible types of loans and investments, the amount of required reserves, requirements for branch offices, the permissible scope of their activities and various other requirements.

    In addition to federal banking law, the banks are also subject to applicable provisions of California law. Under California law, a state chartered bank is subject to various restrictions on, and requirements regarding, its operations and administration including the maintenance of branch offices and automated teller machines, capital and reserve requirements, deposits and borrowings, shareholder rights and duties, and investments and lending activities.

    California law permits a state chartered bank to invest in the stock and securities of other corporations, subject to a state-chartered bank receiving either general authorization or, depending on the amount of the proposed investment, specific authorization from the Commissioner. The FDIC Improvement Act ("FDICIA"), however, imposes limitations on the activities and equity investments of state chartered, federally insured banks. FDICIA also prohibits a state bank from engaging as a principal in any activity that is not permissible for a national bank, unless the bank is adequately capitalized and the FDIC approves the activity after determining that such activity does not pose a significant risk to the deposit insurance fund. The FDIC rules on activities generally permit subsidiaries of banks, without prior specific FDIC authorization, to engage in those that have been approved by the FRB for bank holding companies because such activities are so closely related to banking to be a proper incident thereto. Other activities generally require specific FDIC prior approval, and the FDIC may impose additional restrictions on such activities on a case-by-case basis in approving applications to engage in otherwise impermissible activities.

CAPITAL STANDARDS

    The federal banking agencies have risk-based capital adequacy guidelines intended to provide a measure of capital adequacy that reflects the degree of risk associated with a banking organization's operations for both transactions reported on the balance sheet as assets and transactions, such as letters of credit and recourse agreements, which are recorded as off balance sheet items. A banking organization's risk-based capital ratios are obtained by dividing its qualifying capital by its total risk-adjusted assets and off balance sheet items. The regulators measure risk-adjusted assets and off balance sheet items against both total qualifying capital (the sum of Tier 1 capital and limited amounts of Tier 2 capital) and Tier 1 capital. Tier 1 capital generally consists of common stock, retained earnings, and certain types of qualifying preferred stock, less most other intangible assets. Tier 2 capital may consist of a limited amount of the allowance for loan and lease losses, certain types of preferred stock not qualifying as Tier 1 capital, term subordinated debt and certain other instruments with some characteristics of equity. The federal banking agencies require a minimum ratio of qualifying total capital to risk-adjusted assets and off balance sheet items of 8%, and a minimum ratio of Tier 1 capital to adjusted average risk-adjusted assets and off balance sheet items of 4%.

    In addition to the risk-based guidelines, federal banking regulators require banking organizations to maintain a minimum amount of Tier 1 capital to adjusted average total assets, referred to as the leverage capital ratio. For a banking organization rated in the highest of the five categories used by regulators to rate banking organizations, the minimum leverage ratio of Tier 1 capital to total assets must be 3%. For all banking organizations not rated in the highest category, the minimum leverage ratio must be at least 100 to 200 basis points above the 3% minimum. The effective minimum leverage ratio, for all practical purposes, must be at least 4% or 5%. As of December 31, 1999, Heritage's and the Banks' respective ratios exceeded applicable regulatory requirements. See "Capital Resources" on page 81.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HERITAGE

    Heritage operates as the bank holding company for three subsidiary banks:
Heritage Bank of Commerce, Heritage Bank East Bay and Heritage Bank South Valley (collectively the "Banks"). All are California state chartered banks which offer a full range of commercial and personal banking services to residents and the business/professional community in Santa Clara, Contra Costa and Alameda counties, California. The accounting and reporting policies of Heritage Company and its subsidiary banks conform to generally accepted accounting principles and prevailing practices within the banking industry. The following discussion should be read in conjunction with the consolidated financial statements and notes thereto of Heritage which are included in this document and in the annual report on Form 10-K which is incorporated by reference.

    On January 27, 1999, Heritage's board of directors announced the declaration of a 3-for-2 stock split effective for shareholders of record on February 5, 1999, and paid on February 19, 1999. On February 21, 2000, a 10 percent stock dividend was paid to shareholders of record as of February 7, 2000. All historical financial information has been restated as if the stock split and stock dividend had been in effect for all periods presented.

                             RESULTS OF OPERATIONS

OVERVIEW

    Net income for the three months ended March 31, 2000 was $1,038,000, up 66% or $411,000 from $627,000 for the first quarter of 1999. Earnings per diluted share for the first quarter of 2000 were $0.13, up 44% or $0.04 from $0.09 per diluted share for the prior year period.

    Net income for the year ended December 31, 1999 was $3,026,000, or $0.41 per share (diluted) compared to $2,150,000 or $0.34 per share (diluted) and $1,565,000 or $0.27 per share (diluted) for the years ended December 31, 1998 and 1997, respectively. The increase in 1999 over 1998 was primarily attributable to the sale of the Internet credit card business and the growth in the level of interest-earning assets, funded by new deposits at favorable weighted average interest rates, as well as to improvements in the mix of earning assets in favor of higher yielding assets, such as loans. The increase in 1998 over 1997 was primarily a result of the mix and the growth in interest-earning assets funded by new deposits at favorable rates.

    For the first quarter of 2000 as compared with the same period of the previous year, net interest income grew by $1,455,000 or 29%. Net interest income for 1999 was up $2,035,000, or 11%, over 1998, net interest income for 1998 was up $6,743,000 or 56% over 1997. The improvement occurred primarily as a result of growth that occurred in the Company's interest-earning assets.

    Average interest earning assets for 1999 were up 23% over 1998. The increase was primarily attributable to growth in loans offset by a reduction in the average yields earned on loans. Average interest bearing liabilities for 1999 were up 29% over 1998, with the increase primarily attributable to growth in interest bearing demand deposits, savings and money market accounts, time deposits and brokered deposits. The average rate earned on interest-earning assets was 8.48% in 1999, 8.89% in 1998 and 8.33% in 1997. The average rate paid on interest bearing liabilities increased to 4.09% in 1999, up from 3.99% in 1998 and 3.49% in 1997. As a result, net interest margin was 5.64% in 1999, compared to 6.24% in 1998 and 6.17% in 1997. The net interest margin was 5.99% for the quarter ended March 31, 2000, compared with 6.06% for the quarter ended March 31, 1999.

    At March 31, 2000, noninterest income decreased $741,000, compared to March 31, 1999, primarily due to gains on sale of securities in the first quarter of 1999 of $771,000. Total noninterest income increased $3,070,000, or 160%, in 1999 from 1998, following an increase of $1,276,000, or 200%, in 1998 from 1997. Although many of the company's deposit accounts maintain balances at a level which service fees are not charged, fee income rose 50% in 1999 from 1998 following an increase of 32% in 1998 over 1997, primarily due to the increase in total deposits. Other components of noninterest income such as gain on sale of securities available-for-sale rose 27% in 1999 from 1998 following an increase of 382% in 1998 over 1997. Gains on sale of deposits and the Internet credit card portfolio in 1999 were $240,000 and $289,000, respectively. Heritage, as a policyholder of a life assurance company, received a one-time pre-tax gain of $530,000 in 1999 as a result of the demutualization of that company. Internet servicing revenue related to the credit card portfolio was $1,576,000 in 1999.

    At March 31, 2000, noninterest expense increased $146,000, compared to March 31, 1999. Total noninterest expenses increased $3,669,000, or 24%, in 1999 from 1998, following an increase of $6,743,000, or 56%, in 1998 from 1997. The increase in noninterest expenses, primarily in salaries and benefits, was attributable to an increase in the number of employees to support the growth of the company.

    Total assets as of March 31, 2000 were $505,605,000, an increase of $147,237,000, or 41%, from March 31, 1999, and an increase of $28,941,000, or
6%, from total assets of $476,664,000 at December 31, 1999. Total deposits as of March 31, 2000 were $448,835,000, an increase of $126,789,000, or 39%, from
March 31, 1999, and an increase of $30,295,000, or 7%, from total deposits of $418,540,000 at December 31, 1999.

    Total portfolio loans as of March 31, 2000 were $310,005,000, an increase of $78,731,000, or 34%, compared to March 31, 1999. Total portfolio loans as of December 31, 1999 were $271,855,000. The Company's allowance for loan losses was $5,616,000, or 1.81%, of total loans as of March 31, 2000. This compares with an allowance for loan losses of $4,277,000, or 1.85%, and $5,003,000, or 1.84% of total loans at March 31, 1999 and December 31, 1999, respectively.

    The company's nonperforming assets, comprised of loans past due 90 days or more, were $1,333,000 as of March 31, 2000. Nonperforming assets were $2,269,000 as of March 31, 1999. As of December 31, 1999, nonperforming assets increased slightly to $1,396,000 from $1,288,000 as of December 31, 1998. As a result of the increase in total assets being greater than this increase, nonperforming assets as a percent of total assets declined to 0.29% as of December 31, 1999, compared to 0.32% in the previous year. Net loan charge-offs during 1999 were 0.30% of average loans outstanding, compared to 0.02% in 1998 and 0.19% in 1997.

    Shareholders' equity at March 31, 2000 increased to $45,548,000 from $30,929,000 as of March 31, 1999, as a result of the proceeds from the sale of stock in 1999 and retention of earnings. Book value per share was $6.47 as of March 31, 2000, compared to $5.06 as of March 31, 1999. The leverage capital ratio was at 11.3% at March 31, 2000. This compared with a leverage ratio of 8.3% at March 31, 1999.

    The Company's shareholders' equity at December 31, 1999 was $44,531,000, compared with $30,697,000 as of December 31, 1998, a 45% increase which reflects current year earnings and the $11.2 million common stock offering in 1999. Book value per share was $6.33 as of December 31, 1999, compared to $5.02 as of December 31, 1998. The Company's leverage capital ratio increased to 9.4% at December 31, 2000, from 7.5% at December 31, 1998.

    Annualized return on average equity for the quarter ended March 31, 2000 was 9.23%, compared to 8.20% for the same period in 1999. Return on average equity in 1999 was 8.26%, compared to 8.22% in 1998 and 7.38% in 1997. The increase in 1999 over 1998 was the result of the increased earnings offset by the increase in average equity of $10,494,000 primarily as a result of the stock offering completed in 1999. Return on average assets for the quarter ended March 31, 2000 was 0.89% compared to 0.69% for the same period in 1999. Return on average assets in 1999 increased to 0.75% from 0.65% in 1998. Return on average assets was 0.74% in 1997.

NET INTEREST INCOME AND NET INTEREST MARGIN

    The following tables present the average balance sheet, net interest income and the resultant yields for the periods presented:

                                                    THREE MONTHS ENDED               THREE MONTHS ENDED
                                                      MARCH 31, 2000                   MARCH 31, 1999
                                              ------------------------------   ------------------------------
                                                         INTEREST   AVERAGE               INTEREST   AVERAGE
                                              AVERAGE    INCOME/     YIELD/    AVERAGE    INCOME/     YIELD/
                                              BALANCE    EXPENSE      RATE     BALANCE    EXPENSE      RATE
(DOLLARS IN THOUSANDS)                        --------   --------   --------   --------   --------   --------
Assets:
Loans, gross...............................   $317,420    $8,271     10.48%    $248,042    $6,031      9.86%
Investments securities.....................     45,472       634      5.61%      56,957       797      5.67%
Federal funds sold.........................     70,282       976      5.59%      28,984       336      4.70%
                                              --------    ------     -----     --------    ------      ----
  Total interest earning assets............   $433,174    $9,881      9.17%    $333,983    $7,164      8.70%
                                              --------    ------     -----     --------    ------      ----
Cash and due from banks....................     18,906                           17,040
Premises and equipment, net................      3,350                            3,233
Other assets...............................     10,326                           13,362
                                              --------                         --------
  Total assets.............................   $465,756                         $367,618
                                              ========                         ========
Liabilities and shareholders' equity:
Deposits:
Demand, interest bearing...................   $ 11,922    $   38      1.30%    $  9,464    $   34      1.46%
Savings and money market...................    142,402     1,425      4.02%     131,273       987      3.05%
Time deposits, under $100,000..............     47,287       641      5.45%      32,591       426      5.30%
Time deposits, $100,000 and over...........     85,319     1,153      5.43%      52,678       630      4.85%
Brokered deposits..........................     10,403       157      6.05%       6,167        83      5.46%
Other borrowings...........................      1,818        19      4.36%         911        11      4.91%
                                              --------    ------     -----     --------    ------      ----
  Total interest bearing liabilities.......   $299,151    $3,433      4.62%    $233,084    $2,171      3.78%
                                              --------    ------     -----     --------    ------      ----
Demand deposits............................    117,590                           96,908
Other liabilities..........................      3,790                            6,583
                                              --------                         --------
  Total liabilities........................    420,531                          336,575
Shareholders' equity.......................     45,225                           31,043
                                              --------                         --------
  Total liabilities and shareholders'
    equity.................................   $465,756                         $367,618
                                              ========                         ========
Net interest income / margin...............               $6,448      5.99%                $4,993      6.06%
                                                          ======                           ======

------------------------

Note: Gross loans include nonaccrual loans of $1,333,000 and $2,269,000 for the three month periods ended March 31, 2000 and 1999. Yields and amounts earned on loans include loan fees of $707,000 and $455,000 for the three month periods ended March 31, 2000 and 1999, respectively. Interest income is reflected on an actual basis, not a fully taxable equivalent basis, and does not include a fair value adjustment.

    The Company's net interest income for the first quarter of 2000 was $6,448,000, an increase of $1,455,000 or 29% over the first quarter of 1999. The increase was attributable primarily to an increase in average loans and federal funds sold, funded by the increases in savings and time deposits. The net yield on interest earning assets was 5.99% in the first quarter of 2000, compared to 6.06% in the first quarter of 1999.

                                                                     YEAR ENDED DECEMBER 31,
                                 ------------------------------------------------------------------------------------------------
                                              1999                             1998                             1997
                                 ------------------------------   ------------------------------   ------------------------------
                                            INTEREST   AVERAGE               INTEREST   AVERAGE               INTEREST   AVERAGE
                                 AVERAGE    INCOME/     YIELD/    AVERAGE    INCOME/     YIELD/    AVERAGE    INCOME/     YIELD/
                                 BALANCE    EXPENSE      RATE     BALANCE    EXPENSE      RATE     BALANCE    EXPENSE      RATE
(DOLLARS IN THOUSANDS)           --------   --------   --------   --------   --------   --------   --------   --------   --------
ASSETS:
Loans, gross...................  $261,298   $25,727      9.85%    $180,950   $19,777     10.93%    $100,691   $10,376     10.31%
Investment securities..........    45,096     2,370      5.26       93,944     5,594      5.95       83,671     5,275      6.27
Federal funds sold.............    61,853     3,124      5.05       25,309     1,307      5.16       10,233       552      5.39
                                 --------   -------     -----     --------   -------     -----     --------   -------     -----
  Total interest-earning
  assets.......................  $368,247   $31,221      8.48%    $300,203   $26,678      8.89%    $194,595   $16,203      8.33%
                                 --------   -------     -----     --------   -------     -----     --------   -------     -----
Cash and due from banks........    17,161                           21,465                           13,961
Premises and equipment, net....     3,252                            2,841                            1,756
Other assets...................    14,224                            6,893                            2,350
                                 --------                         --------                         --------
  Total assets.................  $402,884                         $331,402                         $212,662
                                 ========                         ========                         ========
LIABILITIES AND SHAREHOLDERS'
  EQUITY:
Deposits:
Demand, interest bearing.......  $  9,476   $   133      1.40%    $  7,368   $   137      1.86%    $  4,988   $    95      1.91%
Savings and money-market.......   133,890     4,562      3.41      122,157     4,230      3.46       80,168     2,401      3.00
Time deposits, under
  $100,000.....................    38,295     2,046      5.34       16,638       878      5.28        7,530       361      4.79
Time deposits, $100,000
  and over.....................    64,696     3,160      4.88       48,861     2,463      5.04       27,314     1,330      4.87
Brokered deposits..............     8,812       508      5.76        3,826       225      5.88           --        --        --
Other borrowings...............       458        35      7.64           41         3      7.32          297        17      5.72
                                 --------   -------     -----     --------   -------     -----     --------   -------     -----
  Total interest bearing
    liabilities................  $255,627   $10,444      4.09%    $198,891   $ 7,936      3.99%    $120,297   $ 4,204      3.49%
                                 --------   -------     -----     --------   -------     -----     --------   -------     -----
Demand deposits................   106,397                          102,558                           69,376
Other liabilities..............     4,213                            3,800                            1,782
                                 --------                         --------                         --------
  Total liabilities............   366,237                          305,249                          191,455
Shareholders' equity...........    36,647                           26,153                           21,207
                                 --------                         --------                         --------
Total liabilities and
  shareholders' equity.........  $402,884                         $331,402                         $212,662
                                 ========                         ========                         ========
Net interest income / margin...             $20,777      5.64%               $18,742      6.24%               $11,999      6.17%
                                            =======                          =======                          =======

------------------------------

Note: Gross loans include nonaccrual loans of $1,396,000 for 1999, $1,288,000 for 1998 and none for 1997. Yields and amounts earned on loans include loan fees of $1,961,000, $1,500,000 and $709,000 for the years ended December 31, 1999, 1998, and 1997. Interest income is reflected on an actual basis, not a fully taxable equivalent basis. The yield on investment securities does not include a fair value adjustment.

    Net interest income for the year ended December 31, 1999 was $20,777,000, an increase of $2,035,000 (or 11%) over the $18,742,000 reported for 1998. Net interest income for the year ended December 31, 1998 was an increase of $6,743,000 (or 56%) over the $11,999,000 reported for 1997. The increase in 1999 over 1998 occurred primarily as a result of growth that occurred in earning assets offset by the decrease in yields, primarily on loans. Average interest earning assets were $368,247,000 in 1999, up $68,044,000 (or 23%) from the average of $300,203,000 for 1998. Average interest earning assets in 1998 were up $105,608,000 (or 54%) from the average of $194,595,000 for 1997. The net yield on interest earning assets in 1999 was 5.64%, compared to 6.24% in 1998 and 6.17% in 1997.

    The following tables show the changes in interest income resulting from changes in the volume of interest-earning assets and interest-bearing liabilities and changes in the average rates earned and paid. The total change is shown in the column designated "Net Change" and is allocated in the columns to the left, to the portions attributable to volume changes and rate changes that occurred during the period indicated. Changes due to both volume and rate have been allocated to the change in volume.

                                                                 THREE MONTHS ENDED MARCH 31,
                                                                        2000 VS. 1999
                                                          ------------------------------------------
                                                            INCREASE (DECREASE) DUE TO CHANGE IN:
                                                          ------------------------------------------
                                                          AVERAGE VOLUME   AVERAGE RATE   NET CHANGE
(DOLLARS IN THOUSANDS)                                    --------------   ------------   ----------
INTEREST EARNING ASSETS
  Loans, gross..........................................      $1,790           $450         $2,240
  Investments securities................................        (162)            (1)          (163)
  Federal funds sold....................................         572             68            640
                                                              ------           ----         ------
Total interest earning assets...........................      $2,200           $517         $2,717
                                                              ======           ====         ======
INTEREST BEARING LIABILITIES
  Demand, interest bearing..............................      $    8           $ (4)        $    4
  Money Market and Savings..............................         108            330            438
  Time deposits, under $100,000.........................         198             17            215
  Time deposits, $100,000 and over......................         439             84            523
  Brokered Deposits.....................................          63             11             74
  Other borrowings......................................          10             (2)             8
                                                              ------           ----         ------
Total interest bearing liabilities......................         826            436          1,262
                                                              ------           ----         ------
Net interest income.....................................      $1,374           $ 81         $1,455
                                                              ======           ====         ======

                                                                YEARS ENDED DECEMBER 31,
                                          ---------------------------------------------------------------------
                                                   1999 VERSUS 1998                    1998 VERSUS 1997
                                          ----------------------------------   --------------------------------
                                          INCREASE (DECREASE) DUE TO CHANGE       INCREASE (DECREASE) DUE TO
                                                         IN:                              CHANGE IN:
                                          ----------------------------------   --------------------------------
                                           AVERAGE     AVERAGE                 AVERAGE    AVERAGE
                                           VOLUME       RATE      NET CHANGE    VOLUME      RATE     NET CHANGE
(DOLLARS IN THOUSANDS)                    ---------   ---------   ----------   --------   --------   ----------
INTEREST EARNING ASSETS:
  Loans, gross.........................    $ 7,903     $(1,953)    $ 5,950     $ 8,771     $ 630      $ 9,401
  Investment securities................     (2,571)       (653)     (3,224)        616      (297)         319
  Federal funds sold...................      1,846         (29)      1,817         779       (24)         755
                                           -------     -------     -------     -------     -----      -------
Total interest earning assets..........    $ 7,178     $(2,635)    $ 4,543     $10,166     $ 309      $10,475
                                           =======     =======     =======     =======     =====      =======
INTEREST BEARING LIABILITIES:
  Demand, interest bearing.............    $    30     $   (34)    $    (4)    $    44     $  (2)     $    42
  Savings and money-market.............        396         (64)        332       1,456       373        1,829
  Time deposits, under $100,000........      1,158          10       1,168         480        37          517
  Time deposits, $100,000 and over.....        776         (79)        697       1,086        47        1,133
  Brokered deposits....................        288          (5)        283         225        --          225
  Other borrowings.....................         32          --          32         (19)        5          (14)
                                           -------     -------     -------     -------     -----      -------
Total interest bearing liabilities.....      2,680        (172)      2,508       3,272       460        3,732
                                           -------     -------     -------     -------     -----      -------
Net interest income....................    $ 4,498     $(2,463)    $ 2,035     $ 6,894     $(151)     $ 6,743
                                           =======     =======     =======     =======     =====      =======

PROVISIONS FOR PROBABLE LOAN LOSSES

    During the first quarter of 2000, the provision for loan losses was $600,000, down $43,000 from $643,000 for the first quarter of 1999. The decrease was primarily a result of the company not having an additional provision related to the Internet credit card portfolio, which was sold during 1999.

    During 1999, the provision for loan losses was $1,911,000, up $335,000 (or 21%) from $1,576,000 for 1998. The provision for 1998 was up $516,000 (or 49%)
from $1,060,000 during 1997. The increase in the provision for 1999 and 1998 reflected the overall growth in the loan portfolio and the change in the mix of loans.

    The allowance for loan losses was 1.81% of total loans at March 31, 2000, and 1.85% at March 31, 1999. The allowance for loan losses was 1.84%, 1.62%, and 1.92% of total loans at December 31, 1999, 1998, and 1997. See "Allowance for probable loan losses" on page 76 for additional information.

NONINTEREST INCOME

    The following tables indicate the various components of the company's noninterest income for the periods indicated:

                                                                       INCREASE (DECREASE)
                                               THREE MONTHS           ----------------------
                                             ENDED MARCH 31,             2000 VERSUS 1999
                                          ----------------------      ----------------------
                                            2000          1999         AMOUNT       PERCENT
(DOLLARS IN THOUSANDS)                    --------      --------      --------      --------
Other investment income.................    $174         $   80        $  94           118%
Service charges and other fees..........     102             69           33            48%
Gain on sale of loans...................      52             46            6            13%
Servicing income........................       7             --            7            --
Gain on sale of securities
  available-for-sale....................      --            771         (771)         (100)%
Other income............................     148            258         (110)          (43)%
                                            ----         ------        -----          ----
Total...................................    $483         $1,224        $(741)          (61)%
                                            ====         ======        =====          ====

    The decrease in noninterest income for the quarter ended March 31, 2000 from the first quarter of 1999 was primarily the result of a $771,000 gain on sale of securities available-for-sale recognized in the first quarter of 1999. There were no securities sold in the first quarter of 2000.

                                                                                                   INCREASE (DECREASE)
                                                                                        -----------------------------------------
                                                       YEARS ENDED DECEMBER 31,          1999 VERSUS 1998      1998 VERSUS 1997
                                                 ------------------------------------   -------------------   -------------------
                                                   1999          1998          1997      AMOUNT    PERCENT     AMOUNT    PERCENT
(DOLLARS IN THOUSANDS)                           --------      --------      --------   --------   --------   --------   --------
Servicing income..............................    $1,576        $   --         $ --      $1,576       --       $   --       --
Gain on securities............................     1,004           790          164         214       27%         626      382%
Gain on sale of shares of demutualized life
  insurance company...........................       530            --           --         530       --           --       --
Service charges and other fees................       343           229          173         114       50           56       32
Gain on sale of Internet credit card
  portfolio...................................       289            --           --         289       --           --       --
Other investment income.......................       274           226           48          48       21          178      371
Gain on sale of deposits......................       240            --           --         240       --           --       --
Gain on sale of loans.........................       143           332          205        (189)     (57)         127       62
Other income..................................       585           337           48         248       74          289      602
                                                  ------        ------         ----      ------      ---       ------      ---
Total.........................................    $4,984        $1,914         $638      $3,070      160%      $1,276      200%
                                                  ======        ======         ====      ======      ===       ======      ===

    The increase in noninterest income for the year ended December 31, 1999 from 1998 was primarily due to increased servicing income from the Internet credit card portfolio (up $1,576,000), gain on sale of shares of a demutualized life insurance company (up $530,000), gain on sale of the Internet credit card portfolio (up $289,000), gain on sale of deposits (up $240,000), gains on sale of securities available-for-sale (up $214,000), and other income (up $248,000).

    The increase in noninterest income for the year ended December 31, 1998 from 1997 was primarily the result of gains recognized on the sale of securities (up $626,000) and an increase in other investment income (up $178,000). The sale of securities reflected favorable market conditions for selling securities. The increase in other investment income was primarily due to the company's investment in certain life insurance contracts.

NONINTEREST EXPENSE

    The following tables indicate the various components of the company's noninterest expenses for the periods indicated:

                                                 THREE                INCREASE (DECREASE)
                                              MONTHS ENDED           ----------------------
                                               MARCH 31,                2000 VERSUS 1999
                                         ----------------------      ----------------------
                                           2000          1999         AMOUNT       PERCENT
(DOLLARS IN THOUSANDS)                   --------      --------      --------      --------
Salaries and benefits..................   $2,867        $2,422        $ 445           18%
Client services........................      369           661         (292)         (44)%
Occupancy..............................      342           232          110           47%
Loan origination costs.................      206           116           90           78%
Furniture and equipment................      203           297          (94)         (32)%
Professional fees......................      185           170           15            9%
Advertising and promotion..............       89           149          (60)         (40)%
Stationery & supplies..................       65            79          (14)         (18)%
Telephone expense......................       63            50           13           26%
All other..............................      344           411          (67)         (17)%
                                          ------        ------        -----          ---
Total..................................   $4,733        $4,587        $ 146            3%
                                          ======        ======        =====          ===

                                                                                            INCREASE (DECREASE)
                                                                                 -----------------------------------------
                                                YEARS ENDED DECEMBER 31,          1999 VERSUS 1998      1998 VERSUS 1997
                                          ------------------------------------   -------------------   -------------------
                                            1999          1998          1997      AMOUNT    PERCENT     AMOUNT    PERCENT
(DOLLARS IN THOUSANDS)                    --------      --------      --------   --------   --------   --------   --------
Salaries and benefits...................  $10,587       $ 7,722        $4,933     $2,865       37%      $2,789       57%
Client services.........................    1,527         2,426         1,169       (899)     (37)       1,257      108
Professional fees.......................    1,217           718           372        499       69          346       93
Furniture and equipment.................    1,191           828           542        363       44          286       53
Occupancy...............................    1,168           792           440        376       47          352       80
Advertising and promotion...............      826           786           450         40        5          336       75
Loan origination costs..................      539           449           326         90       20          123       38
Stationery & supplies...................      300           247           144         53       21          103       72
Telephone expense.......................      208           172            95         36       21           77       81
All other...............................    1,711         1,465           697        246       17          768      110
                                          -------       -------        ------     ------      ---       ------      ---
Total...................................  $19,274       $15,605        $9,168     $3,669       24%      $6,437       70%
                                          =======       =======        ======     ======      ===       ======      ===

    The increase in noninterest expenses for the first quarter of 2000 from the first quarter of 1999 reflects the growth in infrastructure to support loan and deposit growth and the opening of Heritage Bank South Valley.

    The increase in salaries and benefits expenses was primarily attributable to both an increase in salaries and an increase in the number of employees to support loan and deposit growth. The company employed 147 people at March 31, 2000, up five from 142 employees at March 31, 1999. Client services expenses are related to certain deposits at the company and include courier and armored car costs, imprinted check costs, and other client services costs, all of which are directly related to the level of deposits in these accounts. The expense decreased from the prior year due to lower balances in these specific accounts in the first quarter of 2000. The increase in occupancy expense was primarily attributable to the opening of Heritage Bank South Valley.

    Total noninterest expenses increased $3,699,000, or 24%, in 1999 from 1998, following an increase of $6,437,000, or 70%, in 1998 from 1997. The primary increase in salaries and benefits was attributable to an increase in the number of employees to support loan and deposit growth. The increase in furniture and equipment expenses and in occupancy expenses was primarily attributable to an increase in the number of employees and new banking locations. The increase in professional fees was primarily due to consultants the company used for a variety of ongoing projects.

INCOME TAXES

    The company files consolidated federal and combined state income tax returns. Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws.

    The provision for income taxes for the three months ended March 31, 2000 was $560,000 compared to $360,000 for the first quarter of 1999. The difference in the effective tax rate compared to the statutory tax rate and the reduction in the effective tax rate is primarily the result of the company's investment in certain life insurance contracts and municipal securities.

    Provisions for income taxes were $1,550,000, $1,325,000, and $844,000, for the years ended December 31, 1999, 1998, and 1997, respectively. The company's effective tax rates were 33.8%, 38.1%, and 35.0% for the years ended
December 31, 1999, 1998, and 1997, respectively. The lower effective tax rate was due to the purchase of additional corporate owned life insurance policies on executive officers of the Company and of municipal securities.

                              FINANCIAL CONDITION

SECURITIES PORTFOLIO

    The following table sets forth the carrying value of investment securities at the dates indicated:

                                                                               DECEMBER 31,
                                                         MARCH 31,    ------------------------------
                                                            2000        1999       1998       1997
(IN THOUSANDS)                                           ----------   --------   --------   --------
Securities available for sale (at fair value)
U.S. Treasury..........................................    $20,840    $11,003    $40,123    $35,671
U.S. Agencies..........................................      6,726         --      3,051     16,572
Municipals.............................................      6,326      5,353      2,708      4,663
Preferred stock........................................         --         --      2,072      2,260
Commercial paper.......................................         --         --      2,295      2,000
                                                           -------    -------    -------    -------
  Total securities available for sale..................    $33,892    $16,356    $50,249    $61,166
                                                           =======    =======    =======    =======
Securities held-to-maturity (at amortized cost)
U.S. Treasury..........................................    $    --    $    --    $ 2,034    $ 4,048
U.S. Agencies..........................................         --         --      1,509      6,033
Municipals.............................................     13,823     13,834     23,001     16,450
                                                           -------    -------    -------    -------
Total securities held-to-maturity......................    $13,823    $13,834    $26,544    $26,531
                                                           =======    =======    =======    =======

    The following tables summarize the amounts and distribution of the company's investment securities and the weighted average yields as of the dates indicated:

                                                                 MARCH 31, 2000
                                                                    MATURITY
                              -------------------------------------------------------------------------------------
                                                      AFTER ONE YEAR       AFTER FIVE YEARS
                                                        AND WITHIN            AND WITHIN
                                WITHIN ONE YEAR         FIVE YEARS             TEN YEARS          AFTER TEN YEARS
                              -------------------   -------------------   -------------------   -------------------
                               AMOUNT     YIELD      AMOUNT     YIELD      AMOUNT     YIELD      AMOUNT     YIELD
(DOLLARS IN THOUSANDS)        --------   --------   --------   --------   --------   --------   --------   --------
Securities
  available-for-sale:
Agencies....................   $   --        --     $ 6,746      6.83%    $    --        --      $   --        --
U.S. Treasury...............    6,033      4.92%     14,948      6.11%         --        --          --        --
Municipals--taxable.........      380      6.51%         --        --          --        --          --        --
Municipals--nontaxable......       --        --          --        --       4,509      4.76%      1,525      5.02%
                               ------      ----     -------      ----     -------      ----      ------      ----
  Total
    available-for-sale......   $6,413      5.01%    $21,694      6.33%    $ 4,509      4.76%     $1,525      5.02%
Securities held-to-maturity:
Municipals--taxable.........   $1,880      6.34%    $ 4,013      6.54%    $   514      6.45%     $   --        --
Municipals--nontaxable......       --        --         604      4.90%      6,202      4.50%        610      4.62%
                               ------      ----     -------      ----     -------      ----      ------      ----
  Total held-to-maturity....   $1,880      6.34%    $ 4,617      6.33%    $ 6,716      4.65%     $  610      4.62%
                               ------      ----     -------      ----     -------      ----      ------      ----
  Total.....................   $8,293      5.31%    $26,311      6.33%    $11,225      4.69%     $2,135      4.91%
                               ======      ====     =======      ====     =======      ====      ======      ====

                                MARCH 31, 2000
                                   MATURITY
                              -------------------

                                     TOTAL
                                AMORTIZED COST
                              -------------------
                               AMOUNT     YIELD
(DOLLARS IN THOUSANDS)        --------   --------
Securities
  available-for-sale:
Agencies....................  $ 6,746      6.83%
U.S. Treasury...............   20,981      5.77%
Municipals--taxable.........      380      6.51%
Municipals--nontaxable......    6,034      4.83%
                              -------      ----
  Total
    available-for-sale......  $34,141      5.82%
Securities held-to-maturity:
Municipals--taxable.........  $ 6,407      6.47%
Municipals--nontaxable......    7,416      4.54%
                              -------      ----
  Total held-to-maturity....  $13,823      5.43%
                              -------      ----
  Total.....................  $47,964      5.71%
                              =======      ====

                                                                DECEMBER 31, 1999
                                                                    MATURITY
                              -------------------------------------------------------------------------------------
                                                      AFTER ONE YEAR       AFTER FIVE YEARS
                                                        AND WITHIN            AND WITHIN
                                WITHIN ONE YEAR         FIVE YEARS             TEN YEARS          AFTER TEN YEARS
                              -------------------   -------------------   -------------------   -------------------
                               AMOUNT     YIELD      AMOUNT     YIELD      AMOUNT     YIELD      AMOUNT     YIELD
(DOLLARS IN THOUSANDS)        --------   --------   --------   --------   --------   --------   --------   --------
Securities
  available-for-sale:
U.S. Treasury...............   $3,012      4.79%    $ 8,101      5.28%    $    --        --%     $   --        --%
Municipals--taxable.........       --        --         380      6.51          --        --          --        --
Municipals--tax exempt......       --        --          --        --       4,236      4.76         828       4.5
                               ------      ----     -------      ----     -------      ----      ------      ----
  Total
    Available-for-sale......   $3,012      4.79%    $ 8,481      5.34%    $ 4,236      4.76%     $  828       4.5%
Securities held-to-maturity:
Municipals--taxable.........   $1,880      6.30%    $ 4,021      6.54%    $   515      6.45%     $   --        --%
Municipals--tax exempt......       --        --         461      4.86       6,346      4.51         611      4.62
                               ------      ----     -------      ----     -------      ----      ------      ----
  Total held-to-maturity....   $1,880      6.30%    $ 4,482      6.37%    $ 6,861      4.66%     $  611      4.62%
                               ------      ----     -------      ----     -------      ----      ------      ----
  Total Securities..........   $4,892      5.37%    $12,963      5.69%    $11,097      4.74%     $1,439      4.55%
                               ======      ====     =======      ====     =======      ====      ======      ====

                               DECEMBER 31, 1999
                                   MATURITY
                              -------------------

                                     TOTAL
                                AMORTIZED COST
                              -------------------
                               AMOUNT     YIELD
(DOLLARS IN THOUSANDS)        --------   --------
Securities
  available-for-sale:
U.S. Treasury...............  $11,113      5.15%
Municipals--taxable.........      380      6.51
Municipals--tax exempt......    5,064      4.73
                              -------      ----
  Total
    Available-for-sale......  $16,557      5.05%
Securities held-to-maturity:
Municipals--taxable.........  $ 6,416      6.46%
Municipals--tax exempt......    7,418      4.54
                              -------      ----
  Total held-to-maturity....  $13,834      5.43%
                              -------      ----
  Total Securities..........  $30,391      5.22%
                              =======      ====

------------------------------

Note: Yields on tax exempt municipal securities are not presented on a fully tax equivalent basis.

    During 1999, the company transferred approximately $11,670,000 of certain securities from the held-to-maturity to available-for-sale classification as allowed by SFAS No. 133, "Accounting for Derivative Instrument and Hedging Activities." The gross realized and gross unrealized gains or losses on the securities transferred were not significant.

    As of December 31, 1999, the only securities of a single issuer for which the aggregate book value of the company's investment exceeded 10% of shareholders' equity were direct obligations of the U.S. government or U.S. government agencies.

    The company pledges securities to meet requirements imposed as a condition of deposit by some depositors, such as political subdivisions (public funds) or of other funds such as bankruptcy trustee deposits. Securities with amortized cost of $9,080,000 at March 31, 2000, $11,100,000 at December 31, 1999 and
$43,296,000 at December 31, 1998 were pledged to secure public and certain other deposits as required by law or contract. The reduction in pledged securities at December 31, 1999 was attributable to the sale of the bankruptcy trustee deposit business in the first quarter of 1999.

LOANS

    Total gross loans increased 14% to $310,174,000 at March 31, 2000, compared to $271,931,000 at December 31, 1999. The increase in loan balances was due to the business development efforts of the company's loan teams.

    The loan portfolio is based in commercial (primarily to companies engaged in manufacturing, wholesale and service businesses) and real estate lending, with the balance in consumer loans. However, while no specific industry concentration is considered significant, the company's lending operations are located in the company's market areas that are dependent on the technology and real estate industries and their supporting companies. Real estate values in portions of Santa Clara County and neighboring San Mateo County are among the highest in the country at present. The company's borrowers could be adversely impacted by a downturn in these sectors of the economy which could reduce the demand for loans and adversely impact the borrowers' abilities to repay their loans.

    The following table presents loans outstanding at the dates indicated by loan type:

                                                                                 DECEMBER 31,
                                                  --------------------------------------------------------------------------
                          MARCH 31,      % OF                  % OF                  % OF                  % OF
(DOLLARS IN                  2000       TOTAL       1999      TOTAL       1998      TOTAL       1997      TOTAL       1996
THOUSANDS)                ----------   --------   --------   --------   --------   --------   --------   --------   --------
Commercial, financial
  and agricultural......   $124,717          40%  $117,918         43%  $ 79,567        34%   $ 54,468      46%     $37,724
Real estate--land and
  construction..........     87,868          28%    68,152         25     49,270        21      25,780      21       11,918
Real estate--mortgage...     95,490          31%    83,698         31     57,216        24      38,446      32       26,070
Installment loans/credit
  card..................      2,099           1%     2,163          1     50,349        21         824       1          558
                           --------    --------   --------   --------   --------   -------    --------     ---      -------
  Total loans...........    310,174         100%  $271,931        100%  $236,402       100%   $119,518     100%     $76,270
Deferred loan fees......       (169)                   (76)                  (95)                 (113)                 (79)
Allowance for loan
  losses................     (5,616)                (5,003)               (3,825)               (2,285)              (1,402)
                           --------    --------   --------   --------   --------   -------    --------     ---      -------
Loans, net..............   $304,389               $266,852              $232,482              $117,120              $74,789
                           ========               ========              ========              ========              =======

                                   DECEMBER 31,
                          ------------------------------
                            % OF                  % OF
(DOLLARS IN                TOTAL       1995      TOTAL
THOUSANDS)                --------   --------   --------
Commercial, financial
  and agricultural......     49%     $19,172       50%
Real estate--land and
  construction..........     16        5,105       13
Real estate--mortgage...     34       13,345       35
Installment loans/credit
  card..................      1          735        2
                            ---      -------      ---
  Total loans...........    100%     $38,357      100%
Deferred loan fees......                 (14)
Allowance for loan
  losses................                (572)
                            ---      -------      ---
Loans, net..............             $37,771
                                     =======

    The change in the loan portfolio is primarily due to the increase in the commercial and real estate loan portfolio offset by a decline in the consumer portfolio resulting from the sale of the Internet credit card portfolio in 1999.

    Commercial loans are made for the purpose of providing working capital, financing the purchase of equipment or for other business purposes. Such loans include loans with maturities ranging from 30 days to one year and "term loans," with maturities normally ranging from one to 25 years. Short-term business loans are generally intended to finance current transactions and typically provide for periodic principal payments, with interest payable monthly. Term loans normally provide for floating interest rates, with monthly payments of both principal and interest.

    The company is an active participant in the SBA and California guaranteed lending programs, and has been approved by the SBA as a lender under the Preferred Loan Program. The company regularly makes SBA-guaranteed loans, the guaranteed portion of which the company holds for possible resale in the secondary market. In the event of the sale of a guaranteed portion SBA loan, the company retains the servicing rights for the sold portion. As of March 31, 2000, the company serviced $8.1 million in SBA loans for others. As of December 31, 1999, 1998, and 1997, the company serviced $8.4 million, $9.1 million, and $6.0 million in SBA loans for others. The company generally considers its SBA loans to be investment loans, but has from time to time sold the guaranteed portion of some loans.

    Real estate term loans consist primarily of loans made based on the borrower's cash flow and are secured by deeds of trust on commercial and residential property to provide a secondary source of repayment. It is the company's policy to restrict real estate term loans to no more than 80% of the lower of the property's appraised value or the purchase price of the property, depending on the type and use of property. The company offers both fixed and floating rate loans. Maturities on such loans are generally restricted to between five and seven years (on an amortization schedule ranging from 15 to 25 years with a balloon payment due at maturity). However, SBA and certain other real estate loans easily sold in the secondary market may be granted for longer maturities.

    Real estate land and construction loans are primarily interim loans made to finance the construction of commercial and single family residential properties. These loans are typically short term. The company utilizes underwriting guidelines to assess the likelihood of repayment from sources such as sale of the property or permanent mortgage financing before making the construction loan.

    The company makes consumer loans for the purpose of financing automobiles, various types of consumer goods and other personal purposes. The company also offers equity lines of credit and equity loans. Consumer loans generally provide for the monthly payment of principal and interest. Most consumer loans are secured by the personal property being purchased, or, in the instances of equity loans or lines, real property.

    With certain exceptions, the company's subsidiary banks are permitted to make extensions of its credit to any one borrowing entity up to 15% of a bank's capital and reserves for unsecured loans and up to 25% of the bank's capital and reserves for secured loans. For Heritage Bank of Commerce, these lending limits were $8.5 million and $5.1 million at December 31, 1999. For Heritage Bank East Bay, these lending limits were $1.6 million and $1.0 million at December 31, 1999. Heritage Bank South Valley had not yet commenced operations at December 31, 1999.

    The company does not have any concentrations in its loan portfolio by industry or group of industries. However, 57% and 46% of its net loans were secured by real property as of December 31, 1999 and 1998, respectively.

    The following table shows the maturity distribution of the company's loans at the dates indicated. The table also shows the distribution of such loans between those loans with predetermined (fixed) interest rates and those with variable (floating) interest rates. Floating rates generally fluctuate with changes in the prime rate as reflected in the western edition of The Wall Street Journal. At March 31, 2000 and December 31, 1999, approximately 82% and 79% of the company's loan portfolio consisted of floating interest rate loans.

                                                                  MARCH 31, 2000
                                           -------------------------------------------------------------
                                                              OVER ONE YEAR
                                                DUE IN        BUT LESS THAN
                                           ONE YEAR OR LESS    FIVE YEARS     OVER FIVE YEARS    TOTAL
(IN THOUSANDS)                             ----------------   -------------   ---------------   --------
Commercial, financial and agricultural...      $116,485          $ 7,618          $   445       $124,548
Real estate--land and construction.......        87,768              100               --         87,868
Real estate--mortgage....................        40,297           39,765           15,428         95,490
Installment loans/credit card............         1,190              902                7          2,099
                                               --------          -------          -------       --------
  Total loans............................      $245,740          $48,385          $15,880       $310,005
                                               ========          =======          =======       ========
Loans with variable interest rates.......      $236,413          $18,814          $   416       $255,643
Loans with fixed interest rates..........         9,327           29,571           15,464         54,362
                                               --------          -------          -------       --------
  Total loans............................      $245,740          $48,385          $15,880       $310,005
                                               ========          =======          =======       ========

------------------------

Note: Total shown is net of deferred loan fees of $169,000 at March 31, 2000.

                                                                 DECEMBER 31, 1999
                                           -------------------------------------------------------------
                                                              OVER ONE YEAR
                                                DUE IN        BUT LESS THAN
                                           ONE YEAR OR LESS    FIVE YEARS     OVER FIVE YEARS    TOTAL
(IN THOUSANDS)                             ----------------   -------------   ---------------   --------
Commercial, financial and agricultural...      $110,111          $ 7,030          $   701       $117,842
Real estate--land and construction.......        66,499            1,653               --         68,152
Real estate--mortgage....................        32,431           32,526           18,741         83,698
Installment loans/credit card............         1,219              934               10          2,163
                                               --------          -------          -------       --------
  Total loans............................      $210,260          $42,143          $19,452       $271,855
                                               ========          =======          =======       ========
Loans with variable interest rates.......      $200,989          $13,993          $   881       $215,863
Loans with fixed interest rates..........         9,271           28,150           18,571         55,992
                                               --------          -------          -------       --------
  Total loans............................      $210,260          $42,143          $19,452       $271,855
                                               ========          =======          =======       ========

------------------------

Note: Total shown is net of deferred loan fees of $76,000 as of December 31, 1999.

NONPERFORMING ASSETS

    Nonperforming assets consist of nonaccrual loans, loans past due 90 days and still accruing, troubled debt restructurings and other real estate owned. The following table shows nonperforming assets at the dates indicated

                                                                                    DECEMBER 31,
                                                    MARCH 31,   ----------------------------------------------------
                                                      2000        1999       1998       1997       1996       1995
(DOLLARS IN THOUSANDS)                              ---------   --------   --------   --------   --------   --------
Nonaccural loans..................................   $1,333      $1,396     $1,288       --         --         --
Loans 90 days past due and still accruing.........       --          --         --       --         --         --
Restructured loans................................       --          --         --       --         --         --
                                                     ------      ------     ------      ---        ---        ---
  Total nonperforming loans.......................    1,333       1,396      1,288       --         --         --
Foreclosed assets.................................       --          --         --       --         --         --
                                                     ------      ------     ------      ---        ---        ---
  Total nonperforming assets......................   $1,333      $1,396     $1,288       --         --         --
                                                     ======      ======     ======      ===        ===        ===
Nonperforming assets as a percentage of period end
  loans plus foreclosed assets....................     0.43%       0.51%      0.55%      --         --         --

    Although nonperforming assets increased $108,000 in 1999 from 1998, nonperforming assets as a percentage of total portfolio loans decreased from 0.55% to 0.51% from December 31, 1998 to December 31,1999. For the years ended December 31, 1999 and 1998, the company had forgone interest income of $63,000 and $35,000. The company recognized $17,000 of interest income when it was received from nonaccrual loans in 1997.

    The company assigns a risk grade consistent with the system recommended by regulatory agencies to all of its loans. Grades range from "Pass" to "Loss," depending on credit quality, with "Pass" representing loans that involve an acceptable degree of risk. Management conducts a critical evaluation of the loan portfolio monthly. This evaluation includes an assessment of the following factors: past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, collateral value, loan volumes and concentrations, recent loss experience in particular segments of the portfolio, bank regulatory examination results, and current economic conditions.

    This process attempts to assess the risk of loss inherent in the portfolio by segregating loans into four components for purposes of determining an appropriate level of the allowance: "watch," "special mention," "substandard" and "doubtful." Additionally, the company maintains a program for regularly scheduled reviews of certain new and renewed loans by an outside loan review consultant. Any loans identified during an external review process that expose the company to increased risk are appropriately downgraded and an increase in the allowance for loan losses is established for such loans. Further, the company is examined periodically by the FDIC, FRB, and the California Department of Financial Institutions, at which time a further review of loan quality is conducted.

    Loans that demonstrate a weakness, for which there is a possibility of loss if the weakness is not corrected, are categorized as "classified." Classified loans may result from problems specific to a borrower's business or from economic downturns that affect the borrower's ability to repay or that cause a decline in the value of the underlying collateral (particularly real estate).

    At March 31, 2000, the principal balance of classified loans was $7,481,000. These loans constituted 2% of total loans and 15% of capital and reserves at that date. As of December 31, 1999, the principal outstanding balances of classified loans were $5,541,000. These loans constituted 2% of total loans and 11% of capital and reserves as of that date. As of December 31, 1998, classified loans were $7,819,000. These loans constituted 3% of total loans and 23% of capital and reserves as of that date. Other than those loans already classified at March 31, 2000, the company has not identified any other potential problem loans. Through March 31, 2000, the company had not made loans to any foreign entities.

ALLOWANCE FOR PROBABLE LOAN LOSSES

    It is the policy of management to maintain the allowance for loan losses at a level adequate for risks inherent in the loan portfolio. Based on information currently available to analyze loan loss delinquency and a history of actual charge-offs, management believes that the loan loss provision and allowance are adequate. However, the loan portfolio can be adversely affected if California economic conditions and the real estate market in the company's market area were to weaken. The effect of such events although uncertain at this time, could result in an increase in the level of nonperforming loans and increased loan losses, which could adversely affect the company's future growth and profitability. No assurance of the ultimate level of credit losses can be given with any certainty. Loans are charged against the allowance when management believes that the collectibility of the principal is unlikely. See "Provision for probable loan losses" on page 68.

    The following table summarizes the company's loan loss experience as well as provisions and charges to the allowance for loan losses and certain pertinent ratios for the periods indicated:

                                                     THREE MONTHS
                                                         ENDED
                                                       MARCH 31                       YEAR ENDED DECEMBER 31,
                                                  -------------------   ----------------------------------------------------
                                                    2000       1999       1999       1998       1997       1996       1995
(DOLLARS IN THOUSANDS)                            --------   --------   --------   --------   --------   --------   --------
Balance, beginning of period....................   $5,003     $3,825     $3,825     $2,285     $1,402     $  572      $ 76
Charge-offs:
  Domestic:
    Commercial, financial and agricultural......       --       (191)      (203)      (108)      (223)        --        --
    Real estate--land and construction..........       --         --         --         --         --         --        --
    Real estate--mortgage.......................       --         --         --         --         --         --        --
    Installment loans/credit card...............       --         --       (603)       (65)        (1)        --        --
Total charge-offs...............................       --       (191)      (806)      (173)      (224)        --        --
Recoveries:
  Domestic:
    Commercial, financial and agricultural......       13         --         64        137         47         --        --
    Real estate--land and construction..........       --         --         --         --         --         --        --
    Real estate--mortgage.......................       --         --         --         --         --         --        --
    Installment loans/credit card...............       --         --          9         --         --         --        --
Total recoveries................................       13         --         73        137         47         --        --
Net (charge-offs) recoveries....................       13         --       (733)       (36)      (177)        --        --
Provision for loan losses.......................      600        643      1,911      1,576      1,060        830       496
                                                   ------     ------     ------     ------     ------     ------      ----
Balance, end of period..........................   $5,616     $4,277     $5,003     $3,825     $2,285     $1,402      $572
                                                   ======     ======     ======     ======     ======     ======      ====
RATIOS:
Net (charge-offs) recoveries to average loans
  outstanding(1)................................     0.02%      0.33%      0.30%      0.02%      0.19%        --%       --%
Allowance for loan losses to average loans......     1.91%      1.82%      2.04%      2.27%      2.49%      2.44%     2.08%
Allowance for loan losses to total loans at end
  of period.....................................     1.81%      1.85%      1.84%      1.62%      1.92%      1.84%     1.50%
Allowance for loan losses to nonperforming
  loans.........................................      421%       188%       358%       297%        --%        --%       --%

--------------------------

(1) Ratios for periods ended March 31, 2000 and 1999 are annualized.

    Charge-offs reflect the realization of losses in the portfolio that were recognized previously though provisions for loan losses. The increase in charge-offs in 1999 was primarily due to the Internet credit card portfolio, which was sold in 1999. However, historical net charge-offs are not necessarily indicative of the amount of net charge-offs that the company will realize in the future.

    The following tables summarize the allocation of the allowance for loan losses by loan type and the allocated allowance as a percent of loans outstanding in each loan category at the dates indicated:

                                         MARCH 31, 2000            MARCH 31, 1999
                                     -----------------------   -----------------------
                                                 PERCENT OF                PERCENT OF
                                                 ALL IN EACH               ALL IN EACH
                                                 CATEGORY TO               CATEGORY TO
                                     ALLOWANCE   TOTAL LOANS   ALLOWANCE   TOTAL LOANS
(DOLLARS IN THOUSANDS)               ---------   -----------   ---------   -----------
Commercial, financial and
  agricultural.....................   $2,802        2.25%       $1,829        2.05%
Real estate--land and
  construction.....................    1,227        1.40%          917        1.72%
Real estate--mortgage..............      402        0.42%          231        0.40%
Installment loans/credit card......       35        1.67%        1,013        3.31%
Unallocated........................    1,150          --           287          --
                                      ------        ----        ------        ----
Total..............................   $5,616        1.81%       $4,277        1.85%
                                      ======        ====        ======        ====

                                                                   DECEMBER 31,
                       -----------------------------------------------------------------------------------------------------
                                1999                      1998                      1997                      1996
                       -----------------------   -----------------------   -----------------------   -----------------------
                                   PERCENT OF                PERCENT OF                PERCENT OF                PERCENT OF
                                   ALL IN EACH               ALL IN EACH               ALL IN EACH               ALL IN EACH
                                   CATEGORY TO               CATEGORY TO               CATEGORY TO               CATEGORY TO
     (DOLLARS IN       ALLOWANCE   TOTAL LOANS   ALLOWANCE   TOTAL LOANS   ALLOWANCE   TOTAL LOANS   ALLOWANCE   TOTAL LOANS
     THOUSANDS)        ---------   -----------   ---------   -----------   ---------   -----------   ---------   -----------
Commercial, financial
  and agricultural...   $2,635        2.23%       $1,567        1.98%       $  821        1.70%       $  512        1.74%
Real estate--land and
  construction.......    1,076        1.58           815        1.65           379        1.47           227        1.90
Real estate--
  mortgage...........      356        0.43           224        0.39           205        0.53           117        0.45
Installment loans/
  credit card........       32        1.48         1,146        2.26             7        0.85             6        1.08
Unallocated..........      904                        73                       873                       540
                        ------        ----        ------        ----        ------        ----        ------        ----
Total................   $5,003        1.84%       $3,825        1.62%       $2,285        1.92%       $1,402        1.84%
                        ======        ====        ======        ====        ======        ====        ======        ====

                            DECEMBER 31,
                       -----------------------
                                1995
                       -----------------------
                                   PERCENT OF
                                   ALL IN EACH
                                   CATEGORY TO
     (DOLLARS IN       ALLOWANCE   TOTAL LOANS
     THOUSANDS)        ---------   -----------
Commercial, financial
  and agricultural...    $267         1.46%
Real estate--land and
  construction.......      54         1.06
Real estate--
  mortgage...........     102         0.76
Installment loans/
  credit card........       6         0.82
Unallocated..........     143
                         ----         ----
Total................    $572         1.50%
                         ====         ====

    The increase in the allowance for loan losses reflects the growth in the company's overall level of loans, primarily commercial and real estate loan portfolio, offset by the decrease resulting from the sale of Internet credit card portfolio in 1999.

    Loans are charged against the allowance when management believes that the collectibility of the principal is doubtful. The company's methodology for assessing the appropriateness of the allowance consists of several key elements, which include specific allowances, the formula allowance and the unallocated allowance.

    Specific allowances are established in cases where management has identified significant conditions or circumstances related to a credit that management believes indicate the probability that a loss may be incurred in excess of the amount determined by the application of the formula allowance.

    The formula allowance is calculated by applying loss factors to outstanding loans and certain unused commitments. Loss factors are based on management's experience and may be adjusted for significant factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date. Due to the company's limited historical loss experience, management utilizes their prior industry experience to determine the loss factor for each category of loan.

    The unallocated allowance is based upon management's evaluation of various conditions that are not directly measured in the determination of the formula and specific allowances. The evaluation of the inherent loss with respect to these conditions is subject to a higher degree of uncertainty because they are not identified with specific problem credits or portfolio segments.

    In an effort to improve its analysis of risk factors associated with its loan portfolio, the company continues to monitor and to make appropriate changes to its internal loan policies. These efforts better enable the company to assess risk factors prior to granting new loans and to assess the sufficiency of the allowance for loan losses.

    Management believes that it has adequately provided an allowance for estimated probable losses in the credit portfolio. Significant deterioration in Northern California real property values or economic downturns could impact future operating results, liquidity or capital resources and require additional provisions to the allowance or cause losses in excess of the allowance.

DEPOSITS

    Deposits totaled $448,835,000 at March 31, 2000, an increase of 7%, compared to total deposits of $418,540,000 at December 31, 1999. The increase in deposits was primarily due to increases in noninterest bearing deposits, primarily from title companies and other local businesses. Noninterest bearing deposits were $140,738,000 at March 31, 2000, compared to $109,432,000 at December 31, 1999.
Interest bearing deposits were $308,097,000 at March 31, 2000, as compared to $309,108,000 at December 31, 1999.

    As of March 31, 2000, the company had a deposit mix of 35% in savings and money market accounts, 31% in time deposit, 3% in interest-bearing demand accounts, and 31% in noninterest-bearing demand deposits. On the same date, approximately $3,804,000 or less than 1% of deposits were from public sources and $37,454,000 or 8% of deposits were from title companies. As of March 31, 1999, the company had a deposit mix of 35% in savings and money market accounts, 29% in time deposit, 3% in interest-bearing demand accounts, and 29% in noninterest-bearing demand deposits. On the same date, approximately $2,128,000 or less than 1% of deposits were from public sources and $43,353,000 or 13% of deposit were from the title companies.

    As of December 31, 1999, the company had a deposit mix of 39% in savings and money market accounts, 32% in time deposits, 3% in interest-bearing demand accounts, and 26% in noninterest-bearing demand deposits. On the same date, approximately $3,854,000 or less than 1%, of deposits were from public sources and $22,334,000, or 5%, of deposits were from title companies. As of December 31, 1998, the company had a deposit mix of 38% in savings and money market accounts, 25% in time deposits, 3% in interest-bearing demand accounts, and 34% in noninterest-bearing demand deposits. On the same date, approximately $2,228,000, or less than 1%, of deposits were from public sources and $63,893,000, or 17%, of deposits were from title companies. As of December 31, 1997, the company had a deposit mix of 40% in savings and money market accounts, 17% in time deposits, 3% in interest-bearing demand accounts, and 40% in noninterest-bearing demand deposits. On the same date, approximately $758,000, or less than 1%, of deposits were from public sources and approximately $32,402,000, or 13%, were from title companies. Net interest income is enhanced by increasing the percentage of noninterest bearing deposits.

    The company obtains deposits from a cross-section of the communities it serves. The company's business is not seasonal in nature. The company had brokered deposits totaling approximately $9,857,000 at March 31, 2000, and $10,651,000 at December 31, 1999. These brokered deposits generally mature within one year period. The company is not dependent upon funds from sources outside the United States.

    The following table indicates the maturity schedule of time deposits of $100,000 or more as of the dates indicated.

                                                          AT MARCH 31, 2000         AT DECEMBER 31, 1999
                                                        ---------------------      ----------------------
                                                        BALANCE    % OF TOTAL       BALANCE    % OF TOTAL
(DOLLARS IN THOUSANDS)                                  --------   ----------      ---------   ----------
Three months or less..................................  $42,147         46%         $38,673        44%
Over three months through six months..................   30,696         33           16,887        19
Over six months through 12 months.....................   17,754         19           26,678        30
Over 12 months........................................    1,922          2            5,557         7
                                                        -------        ---          -------       ---
  Total...............................................  $92,519        100%         $87,795       100%
                                                        =======        ===          =======       ===

    The company focuses primarily on servicing business deposit accounts that are frequently over $100,000 in average size. Certain types of accounts that the company makes available are typically in excess of $100,000 in average balance per account, and certain types of business clients whom the company serves typically carry deposits in excess of $100,000 on average. The account activity for some account types and client types requires appropriate liquidity management practices by the company to ensure its ability to fund deposit withdrawals.

LIQUIDITY AND ASSET/LIABILITY MANAGEMENT

    To meet liquidity needs, the company maintains a portion of its funds in cash deposits in other banks, in Federal funds sold and in investment securities. At March 31, 2000, the company's primary liquidity ratio was 28.3%, comprised of $27.9 million in investment securities available-for-sale with maturities (or probable calls) of up to five years, less $9.0 million of securities that were pledged to secure public and certain other deposits as required by law and contract, Federal funds sold of $82.1 million, and $23.3 million in cash and due from banks, as a percentage of total unsecured deposits of $439.9 million. The decline in liquidity ratio from December 31, 1999 was due to the use of liquid assets to fund loan growth in the first quarter 2000.

    As of December 31, 1999, the company's primary liquidity ratio was 34.0%, comprised of $11.4 million in investment securities available-for-sale of maturities (or probable calls) of up to five years, less $11 million securities that were pledged to secure public and certain other deposits as required by law and contract, Federal funds sold of $128.1 million, and $10.0 million in cash and due from banks, as a percentage of total unsecured deposits of $407.5 million. As of December 31, 1998, the company's primary liquidity ratio was 15.1%, comprised of $45.8 million in investment securities available-for-sale of maturities (or probable calls) of up to five years, less $43.3 million of securities that were pledged to secure public and certain other deposits as required by law and contract, Federal funds sold of $28.6 million, and $18.0 million in cash and due from banks, as a percentage of total unsecured deposits of $325.7 million. As of December 31, 1997, the company's primary liquidity ratio was 26.3%, comprised of $40.6 million in investment securities available-for-sale of maturities (or probable calls) of up to five years, less $27.0 million of securities that were pledged to secure public and certain other deposits as required by law and contract, Federal funds sold of $27.1 million, and $16.1 million in cash and due from banks, as a percentage of total unsecured deposits of $216.0 million. Liquid asset growth exceeded deposit growth in 1999 over 1998.

    The following table summarizes the company's borrowings under its federal funds purchased, security repurchase arrangements and lines of credit at the dates indicated:

                                                                                    DECEMBER 31,
                                                             MARCH 31   ------------------------------------
                                                               2000       1999          1998          1997
(DOLLARS IN THOUSANDS)                                       --------   --------      --------      --------
Average balance during the year............................    $ --      $  458        $  41         $ 297
Average interest rate during the year......................      --%       7.64%        7.32%         5.72%
Maximum month-end balance during the year..................    $ --      $9,000           --            --
Average rate...............................................      --%      11.98%          --            --

    The company has Federal funds purchase lines and lines of credit of totaling $35,000,000. At March 31, 2000, the company had no amounts outstanding on these lines. As of December 31, 1999, the company borrowed $7,000,000 from the Federal Home Loan Bank of San Francisco and $2,000,000 from a correspondent bank.

CAPITAL RESOURCES

    The following table summarizes risk-based capital, risk-weighted assets, and risk-based capital ratios of Heritage:

                                     MARCH 31,                 DECEMBER 31,
                                -------------------   ------------------------------
                                  2000       1999       1999       1998       1997
(DOLLARS IN THOUSANDS)          --------   --------   --------   --------   --------
Capital components:
  Tier 1 Capital..............  $ 52,594   $ 30,535   $ 44,530   $ 29,850   $ 21,899
  Tier 2 Capital..............     5,173      3,713      4,646      3,825      1,885
                                ========   ========   ========   ========   ========
  Total risk-based capital....  $ 57,767   $ 34,248   $ 49,176   $ 33,675   $ 23,784
                                ========   ========   ========   ========   ========

Risk-weighted assets..........  $413,410   $296,388   $371,322   $323,117   $150,418
Average assets................  $465,879   $366,918   $475,295   $399,092   $251,767

                                                                                         MINIMUM
                                                                                        REGULATORY
                                                                                       REQUIREMENTS
                                                                                       ------------
Capital ratios:
Total risk-based capital......      14.0%      11.6%      13.2%      10.4%      15.8%         8.0%
Tier 1 risk-based capital.....      12.7%      10.3%      12.0%       9.2%      14.6%         4.0%
Leverage ratio(1).............      11.3%       8.3%       9.4%       7.5%      10.3%         4.0%

------------------------

(1) Tier 1 capital divided by average assets (excluding goodwill).

    The table above presents the capital ratios of Heritage computed in accordance with applicable regulatory guidelines and compared to the standards for minimum capital adequacy requirements under the FDIC's prompt corrective action authority as of December 31, 1999. The risk-based and leverage capital ratios are defined in "Capital standards" on page 62.

    At March 31, 2000, the company's capital met all minimum regulatory requirements. As of March 31, 2000, Heritage Bank of Commerce, Heritage Bank East Bay and Heritage Bank South Valley were considered "well capitalized."

    At December 31, 1999 and 1998, the company's capital met all minimum regulatory requirements. As of December 31, 1999, Heritage Bank of Commerce and Heritage Bank East Bay were considered "well capitalized". Heritage Bank South Valley had not yet commenced operations as of December 31, 1999.

    On August 16, 1999, Heritage closed a best efforts public stock offering after selling 758,138 registered shares at $15.00 per share. Total proceeds from this offering were $11,200,000 after deducting expenses of $172,000. Heritage used $7,000,000 offering to capitalize Heritage Bank South Valley, which commenced operation on January 18, 2000.

    In the first quarter of 2000, Heritage issued $7,000,000 aggregate principal amount of 10 7/8% subordinated debentures due 2030 to a subsidiary trust, which in turn issued a similar amount of trust preferred securities. See "Description of Heritage Capital Stock--Trust preferred securities" on page 111. Under applicable regulatory guidelines the trust preferred securities qualify as Tier I capital.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. SFAS No. 133 requires that derivative instruments used to hedge be identified specifically to assets, liabilities, firm commitments or anticipated transactions and measured as effective and ineffective when hedging changes in fair value or cash flows. Derivative instruments that do not qualify as either a fair value or cash flow hedge will be valued at fair value with the resultant gain or loss recognized in current earnings. Changes in the effective portion of fair value hedges will be recognized in current earnings along with the change in fair value of the hedged item. Changes in the effective portion of the fair value of cash flow hedges will be recognized in other comprehensive income until realization of the cash flows of the hedged through current earnings. Any ineffective portion of hedges will be recognized in current earnings. The company adopted the provisions of SFAS No. 133 in 1999. The adoption of SFAS No. 133 did not significantly impact the Company's earnings or financial position.

MARKET RISK

    Market risk is the risk of loss to future earnings, to fair values or to future cash flows that may result from changes in the price of a financial instrument. The value of a financial instrument may change as a result of changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market risk sensitive instruments. Market risk is attributed to all market risk sensitive financial instruments, including securities, loans, deposits, borrowings, its trading activities for its own account, and its role as a financial intermediary in customer-related transactions. The objective of market risk management is to avoid excessive exposure of the company's earnings and equity to loss and to reduce the volatility inherent in certain financial instruments.

INTEREST RATE RISK

    The planning of asset and liability maturities is an integral part of the management of an institution's net yield. To the extent maturities of assets and liabilities do not match in a changing interest rate environment, net yields may change over time. Even with perfectly matched repricing of assets and liabilities, risks remain in the form of prepayment of loans or investments or in the form of delays in the adjustment of rates of interest applying to either earning assets with floating rates or to interest bearing liabilities. The company has generally been able to control its exposure to changing interest rates by maintaining primarily floating interest rate loans and a majority of its time certificates with relatively short maturities.

    The following tables set forth the interest rate sensitivity of the company's interest-earning assets and interest-bearing liabilities at the dates indicated, using the rate sensitivity gap ratio. For purposes of the following tables, an asset or liability is considered rate-sensitive within a specified period when it can be repriced or when it is scheduled to mature within the specified time frame:

                                                                                  MARCH 31, 2000
                                                       ---------------------------------------------------------------------
                                                                   DUE IN
                                                        WITHIN    THREE TO    DUE AFTER
                                                        THREE      TWELVE    ONE TO FIVE   DUE AFTER    NOT RATE-
                                                        MONTHS     MONTHS       YEARS      FIVE YEARS   SENSITIVE    TOTAL
(DOLLARS IN THOUSANDS)                                 --------   --------   -----------   ----------   ---------   --------
INTEREST EARNING ASSETS:
  Federal funds sold.................................  $ 82,050   $     --     $    --      $     --    $      --   $ 82,050
  Securities.........................................     2,000      6,236      26,205        13,274           --     47,715
  Total loans........................................   255,196     16,504      48,385        15,880           --    335,965
                                                       --------   --------     -------      --------    ---------   --------
      Total interest earning assets..................   339,246     22,740      74,590        29,154           --    465,730
                                                       --------   --------     -------      --------    ---------   --------
Cash and due from banks..............................        --         --          --            --       23,310     23,310
Other assets.........................................        --         --          --            --       16,565     16,565
                                                       --------   --------     -------      --------    ---------   --------
      Total assets...................................  $339,246   $ 22,740     $74,590      $ 29,154    $  39,875   $505,605
                                                       ========   ========     =======      ========    =========   ========
INTEREST BEARING LIABILITIES:
  Demand, interest bearing...........................  $ 12,231   $     --     $    --      $     --    $      --   $ 12,231
  Savings and money market...........................   157,059         --          --            --           --    157,059
  Time deposits......................................    62,945     70,745       5,017           100           --    138,807
                                                       --------   --------     -------      --------    ---------   --------
      Total interest bearing liabilities.............   232,235     70,745       5,017           100           --    308,097
                                                       --------   --------     -------      --------    ---------   --------
Noninterest demand deposits..........................    49,383         --          --            --       91,355    140,738
Other liabilities....................................        --         --          --            --       11,222     11,222
Shareholders' equity.................................        --         --          --            --       45,548     45,548
                                                       --------   --------     -------      --------    ---------   --------
      Total liabilities and shareholders' equity.....  $281,618     70,745       5,017           100    $ 148,125   $505,605
                                                       ========   ========     =======      ========    =========   ========
Interest rate sensitivity GAP........................  $ 57,628   $(48,005)    $69,573      $ 29,054    $(108,250)        --
                                                       ========   ========     =======      ========    =========   ========
Cumulative interest rate sensitivity GAP.............  $ 57,628   $  9,623     $79,196      $108,250           --         --
Cumulative interest rate sensitivity GAP ratio.......     11.40%      1.90%      15.66%        21.41%          --         --

                                                                                 DECEMBER 31, 1999
                                                       ---------------------------------------------------------------------
                                                                   DUE IN
                                                        WITHIN    THREE TO    DUE AFTER
                                                        THREE      TWELVE    ONE TO FIVE   DUE AFTER    NOT RATE-
                                                        MONTHS     MONTHS       YEARS      FIVE YEARS   SENSITIVE    TOTAL
(DOLLARS IN THOUSANDS)                                 --------   --------   -----------   ----------   ---------   --------
INTEREST EARNING ASSETS:
  Federal funds sold.................................  $128,100   $     --     $    --      $     --    $      --   $128,100
  Securities.........................................        --      4,871      12,872        13,521           --     31,264
  Total loans, including loans held-for-sale.........   220,170     12,334      42,143        19,451           --    294,098
                                                       --------   --------     -------      --------    ---------   --------
      Total interest earning assets..................   348,270     17,205      55,015        32,972           --    453,462
                                                       --------   --------     -------      --------    ---------   --------
Cash and due from banks..............................                                                      10,049     10,049
Other assets.........................................                                                      13,153     13,153
                                                       --------   --------     -------      --------    ---------   --------
      Total assets...................................  $348,270   $ 17,205     $55,015      $ 32,972    $  23,202   $476,664
                                                       ========   ========     =======      ========    =========   ========
INTEREST BEARING LIABILITIES:
  Demand, interest bearing...........................  $  9,898   $     --     $    --      $     --    $      --   $  9,898
  Savings and money market...........................   164,060         --          --            --           --    164,060
  Time deposits......................................    49,181     76,502       9,467            --           --    135,150
                                                       --------   --------     -------      --------    ---------   --------
      Total interest bearing liabilities.............   223,139     76,502       9,467            --           --    309,108
                                                       --------   --------     -------      --------    ---------   --------
Demand non-interest bearing..........................    32,596                                            76,836    109,432
Accrual interest payable and other liabilities.......                                                      13,593     13,593
Shareholders' equity.................................        --         --          --            --       44,531     44,531
                                                       --------   --------     -------      --------    ---------   --------
      Total liabilities and shareholders' equity.....  $255,735   $ 76,502     $ 9,467      $     --    $ 134,960   $476,664
                                                       ========   ========     =======      ========    =========   ========
Interest rate sensitivity GAP........................  $ 92,535   $(59,297)    $45,548      $ 32,972    $(111,758)  $     --
                                                       ========   ========     =======      ========    =========   ========
Cumulative interest rate sensitivity GAP.............  $ 92,535   $ 33,238     $78,786      $111,758    $      --   $     --
Cumulative interest rate sensitivity GAP ratio.......     19.41%      6.97%      16.53%        23.45%          --         --

    The foregoing table demonstrates that Heritage had a positive cumulative one year gap of $9.6 million, or 1.90% of total assets, at March 31, 2000 and $33.2 million, or 6.97% of total assets, at December 31, 1999. In theory, this would indicate that more in assets than liabilities would reprice if there was a change in interest rates over the next year. If interest rates were to increase, the positive gap would tend to result in a higher net interest margin. However, changes in the mix of earning assets or supporting liabilities can either increase or decrease the net margin without affecting interest rate sensitivity. This characteristic is referred to as a basis risk and, generally, relates to the repricing characteristics of short-term funding sources such as certificates of deposit.

    Interest rate changes do not affect all categories of assets and liabilities equally or at the same time. Varying interest rate environments can create unexpected changes in prepayment levels of assets and liabilities, which may have a significant effect on the net interest margin and are not reflected in the interest sensitivity analysis table. Because of these factors, an interest sensitivity gap report may not provide a complete assessment of the exposure to changes in interest rates. To supplement traditional GAP analysis, the company performs simulation modeling to estimate the potential effects of changing interest rate environments.

    The process allows the company to explore the complex relationships within the GAP over time and various interest rate environments. For additional information on the company's simulation model and the methodology used to estimate the potential effects of changing interest rates, see "Quantitative and qualitative disclosures about market risk" below.

    Liquidity risk represents the potential for loss as a result of limitations on the company's ability to adjust for future cash flows, to meet the needs of depositors and borrowers, and to fund operations on a timely and cost-effective basis. The liquidity policy approved by the board requires annual review of the company's liquidity by the asset/liability committee, which is composed of senior executives, and the finance and investment committee of the board of directors.

    The company's internal asset/liability committee and the finance and investment committee of the board each meet monthly to monitor the company's investments, liquidity needs and to oversee its asset/liability management. The company evaluates the rates offered on its deposit products on a weekly basis.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    As a financial institution, Heritage's primary component of market risk is interest rate volatility. Fluctuations in interest rates will ultimately impact both the level of income and expense recorded on most of the company's assets and liabilities, and the market value of all interest-earning assets, other than those which have a short term to maturity. Since all of the company's interest-bearing assets and liabilities are located at the subsidiary banks, all of the company's interest rate risk exposure lies at that level, as well. As a result, all interest rate risk management procedures are performed at the banks' level. Based upon the nature of the company's operations, the company was not subject to foreign exchange or commodity price risk. The company does not own any trading assets. As of March 31, 2000 and December 31, 1999, the company did not use interest rate derivatives to hedge its interest rate risk.

    The company's exposure to market risk is reviewed on a regular basis by the asset/liability committee. Interest rate risk is the potential of economic losses due to future interest rate changes. These economic losses can be reflected as a loss of future net interest income and/or a loss of current fair market values. The objective is to measure the effect on net interest income and to adjust the balance sheet to minimize the inherent risk while at the same time maximize income. Management realizes certain risks are inherent, and that the goal is to identify and accept the risks. Management uses two methodologies to manage interest rate risk: 1) a standard GAP analysis; and 2) an interest rate shock simulation model. The company has no market risk sensitive instruments held for trading purposes.

    The detail from the company's GAP analysis is included under the caption "Interest rate risk" on page 80 and is not discussed here. The company applies a market value (MV) methodology to gauge its interest rate risk exposure as derived from its simulation model. Generally, MV is the discounted present value of the difference between incoming cash flows on interest earning assets and other investments and outgoing cash flows on interest bearing liabilities and other liabilities. The application of the methodology attempts to quantify interest rate risk as the change in the MV which would result from a theoretical 200 basis point (1 basis point equals 0.01%) change in market interest rates. Both a 200 basis point increase and a 200 basis point decrease in market rates are considered.

    At December 31, 1999, the company estimated that its MV would increase 13.3% in the event of a 200 basis point increase in market interest rates. The company's MV at the same date would decrease 14.7% in the event of a 200 basis point decrease in market interest rates.

    Presented below, as of December 31, 1999 and 1998, is an analysis of the company's interest rate risk as measured by changes in MV for instantaneous and sustained parallel shifts of 200 basis points in market interest rates:

                                            1999                                             1998
                        ---------------------------------------------   -----------------------------------------------
                                                   MARKET VALUE AS A                                 MARKET VALUE AS A
                                                     % OF PRESENT                                      % OF PRESENT
                                                    VALUE OF ASSETS                                   VALUE OF ASSETS
                        $ CHANGE    % CHANGE IN   -------------------   $ CHANGE IN   % CHANGE IN   -------------------
(DOLLARS IN THOUSANDS)  IN MARKET     MARKET                  CHANGE      MARKET        MARKET                  CHANGE
CHANGE IN RATES           VALUE        VALUE      MV RATIO     (BP)        VALUE         VALUE      MV RATIO     (BP)
----------------------  ---------   -----------   --------   --------   -----------   -----------   --------   --------
+ 200 bp.............   $  8,440         8.9%       20.5%       190       $ 10,460        17.6%       17.2%       257
0 bp.................         --          --        18.6%        --             --          --        14.6%        --
- 200 bp.............   $(10,516)      (11.1)%      16.6%      (220)      $(12,021)      (20.2)%      11.7%      (295)

    Management believes that the MV methodology overcomes three shortcomings of the typical maturity gap methodology. First, it does not use arbitrary repricing intervals and accounts for all expected future cash flows. Second, because the MV method projects cash flows of each financial instrument under different interest rate environments, it can incorporate the effect of embedded options on an institutions' interest rate risk exposure. Third, it allows interest rates on different instruments to change by varying amounts in response to a change in market interest rates, resulting in more accurate estimates of cash flows.

    However, as with any method of gauging interest rate risk, there are certain shortcomings inherent to the MV methodology. The model assumes interest rate changes are instantaneous parallel shifts in the yield curve. In reality, rate changes are rarely instantaneous. The use of the simplifying assumption that short-term and long-term rates change by the same degree may also misstate historic rate patterns, which rarely show parallel yield curve shifts. Further, the model assumes that certain assets and liabilities of similar maturity or period to repricing will react the same to changes in rates. In reality, certain types of financial instruments may react in advance of changes in market rates, while the reaction of other types of financial instruments may lag behind the change in general market rates. Additionally, the MV methodology does not reflect the full impact of annual and lifetime restrictions on changes in rates for certain assets, such as adjustable rate loans. When interest rates change, actual loan prepayments and actual early withdrawals from certificates may deviate significantly from the assumptions used in the model. Finally, this methodology does not measure or reflect the impact that higher rates may have on adjustable-rate loan clients' ability to service their debt. All of these factors are considered in monitoring the company's exposure to interest rate risk.

    Liquidity risk represents the potential for loss as a result of limitations on the company's ability to adjust future cash flows to meet the needs of depositors and borrowers and to fund operations on a timely and cost-effective basis. The liquidity policy approved by the board requires annual review of the company's liquidity by the asset/liability committee, which is composed of senior executives, and the finance and investment committee of the board of directors.

SELECTED QUARTERLY FINANCIAL INFORMATION

    The following tables disclose selected quarterly financial information for Heritage.

                                                                   FOR THE QUARTER ENDED
                                              ---------------------------------------------------------------
                                              MARCH 31,   DECEMBER 31,   SEPTEMBER 30,   JUNE 30,   MARCH 31,
(DOLLARS IN THOUSANDS,                          2000          1999           1999          1999       1999
EXCEPT PER SHARE AMOUNTS)                     ---------   ------------   -------------   --------   ---------
Interest income.............................   $9,881        $9,056         $7,876        $7,125     $7,164
Interest expense............................    3,433         3,416          2,646         2,211      2,171
                                               ------        ------         ------        ------     ------
Net interest income.........................    6,448         5,640          5,230         4,914      4,993
Provision for probable loan losses..........      600           428            356           484        643
                                               ------        ------         ------        ------     ------
Net interest income after provision for
  probable loan losses......................    5,848         5,212          4,874         4,430      4,350
Noninterest income..........................      483         1,270          1,802           687      1,224
Noninterest expense.........................    4,733         5,021          5,503         4,163      4,587
                                               ------        ------         ------        ------     ------
Net income before taxes.....................    1,598         1,461          1,173           954        987
Provision for income taxes..................      560           490            420           280        360
                                               ------        ------         ------        ------     ------
Net income..................................   $1,038        $  971         $  753        $  674     $  627
                                               ======        ======         ======        ======     ======
Net income per share--basic.................   $ 0.15        $ 0.14         $ 0.11        $ 0.11     $ 0.10
Net income per share--diluted...............   $ 0.13        $ 0.13         $ 0.10        $ 0.10     $ 0.09

                                                                        FOR THE QUARTER ENDED
                                                         ---------------------------------------------------
                                                         DECEMBER 31,   SEPTEMBER 30,   JUNE 30,   MARCH 31,
(DOLLARS IN THOUSANDS,                                       1998           1998          1998       1998
EXCEPT PER SHARE AMOUNTS)                                ------------   -------------   --------   ---------
Interest income........................................     $8,062         $7,469        $6,049     $5,120
Interest expense.......................................      2,592          2,350           667      1,342
                                                            ------         ------        ------     ------
Net interest income....................................      5,470          5,119         4,382      3,778
Provision for probable loan losses.....................        516            550           350        160
                                                            ------         ------        ------     ------
Net interest income after provision for probable loan
  losses...............................................      4,954          4,569         4,032      3,618
Noninterest income.....................................        937            596           243        131
Noninterest expense....................................      4,977          4,148         3,462      3,018
                                                            ------         ------        ------     ------
Net income before taxes................................        914          1,017           813        731
Provision for income taxes.............................        321            443           283        278
                                                            ------         ------        ------     ------
Net income.............................................     $  593         $  574        $  530     $  453
                                                            ======         ======        ======     ======
Net income per share--basic............................     $ 0.09         $ 0.09        $ 0.10     $ 0.08
Net income per share--diluted..........................     $ 0.09         $ 0.08        $ 0.08     $ 0.07

                       INFORMATION ABOUT WESTERN HOLDINGS

    Western Holdings is a California corporation incorporated in 1997. It is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). On December 8, 1997, the shareholders of Bank of Los Altos exchanged all of their outstanding common shares for an equal number of common shares in Western Holdings, and Western Holdings acquired 100% of the outstanding common shares in the Bank.

    Bank of Los Altos is a California state chartered bank established in 1975 and headquartered in Los Altos. On February 6, 1995, an investor group purchased all of the issued and outstanding stock of the then named Foothill Bank from the previous owner, a subsidiary of Pacific National Financial Company, a Canadian corporation.

    Western Holdings operates Bank of Los Altos with two full service branches in Los Altos, California, one full service branch in Mountain View, California, and a Real Estate and Construction Lending office in Los Altos, California. The Real Estate and Construction Lending office is located in a building owned by Bank of Los Altos. The full service branches are located in leased office buildings.

    Competitors of the bank include commercial banks, savings and loan associations, securities brokerage firms, and credit unions.

    The principal office of Western Holdings is located at the headquarters of Bank of Los Altos, 4546 El Camino Real, Los Altos, California 94022, telephone number (650) 941-9300. Western Holdings has no employees. The bank has approximately 65 employees (62 full-time equivalents).

BANKING SERVICES

    Western Holdings, through Bank of Los Altos, provides a wide range of commercial banking services to small and medium-sized businesses, real estate developers, business executives, professionals and other individuals in northern Santa Clara County, California, including primarily Los Altos, Los Altos Hills, Mountain View and the various contiguous communities. Bank of Los Altos offers single family real estate secured mortgages and real estate mortgage broker services, along with real estate construction financing, primarily for single family residences. In addition, Bank of Los Altos offers some specialized lending products to assist smaller businesses. Two such products are the Small Business Administration lending, providing SBA guaranteed loans, and accounts receivable financing. The Bank also provides Internet banking services through its website, www.bankoflosaltos.com.

PROPERTIES

    Bank of Los Altos owns a two-story, 2,800 square feet office building near downtown Los Altos, California, at 477 S. San Antonio Road. The bank's construction and real estate lending functions are housed on the first floor of this building. The bank leased the second floor, consisting of approximately 1,200 square feet, to the Chairman of Western Holdings in May 1998 for a five year term ending April 30, 2003. The cost of improvements to the second floor space was borne by the tenant.

    All other locations are maintained in leased properties. The main office for Bank of Los Altos and Western Holdings is located at 4546 El Camino Real, Los Altos, California. The Bank executed the lease of approximately 7,900 square feet of space in April 1995, to expire in April 2005, with options to renew at that time. The lease calls for annual consumer price index adjustments between 2% and 5%. Current monthly rent at this facility is $14,173.

    The San Antonio branch is located at 369 S. San Antonio Road, Los Altos, California. The lease covers approximately 3,500 square feet and has a ten year term from October 1998 through September 2008, with options to renew available at that time. Current monthly rent is $12,634 and increases 4% each year.

    The Mountain View branch is located at 175 El Camino Real, Mountain View, California. The lease is for approximately 4,800 square feet and has a ten year term from August 1998 through July 2008, with options to renew available at that time. Current monthly rent is $10,890, and beginning June 2000 will be adjusted for consumer price index adjustments between 3% and 6% annually.

LEGAL PROCEEDINGS

    There are no pending or, to management's knowledge, threatened, material legal proceedings to which Western Holdings or Bank of Los Altos is a party or to which any of their properties are subject, except for the following:

    For a period ending in 1992, a former officer and director of Bank of Los Altos served as a director of Pacific National Financial Company when a Pacific National subsidiary was Bank of Los Altos's parent company. In December 1998, Bank of Los Altos received a request for indemnity from the former officer under an indemnity agreement entered into by Bank of Los Altos in December 1992. The request for indemnity related to three complaints naming the former officer and seven other former directors of Pacific National. The complaints seek damages of approximately $166 million ($Canadian 240 million) arising from the defendants' role as Pacific National directors. The largest of the three actions alleges that the defendants breached their fiduciary duties to Pacific National, resulting in its 1992 bankruptcy. The former officer has requested that Bank of Los Altos pay for his defense and indemnify him in connection with such actions. Although Bank of Los Altos has reserved its rights under the indemnity agreement, it has conditionally agreed to be responsible for payment of the former officer's defense costs. The Bank is not aware of any material activity in any of these actions since they were served. Based on the representations of the former officer and discussions with legal counsel, Western Holdings management and board of directors have no reason to believe that the indemnification will result in any material adverse impact on Bank of Los Altos, but management cannot presently state the likelihood of a favorable or unfavorable outcome or estimate any ultimate loss or costs for which it could be responsible.

SUPERVISION AND REGULATION

    As a California state-licensed bank, Bank of Los Altos is subject to regulation, supervision and periodic examination by the DFI and the FDIC. Bank of Los Altos is not a member of the Federal Reserve System, but is nevertheless subject to certain regulations of the FRB. Bank of Los Altos' deposits are insured by the FDIC to the maximum amount permitted by law, which is currently $100,000 per depositor in most cases. The regulations of these state and federal bank regulatory agencies govern most aspects of Bank of Los Altos' business and operations, including but not limited to, the scope of its business, its investments, its reserves against deposits, the nature and amount of any collateral for loans, the timing of availability of deposited funds, the issuance of securities, the payment of dividends, bank expansion and bank activities, including real estate development and insurance activities, and the maximum rates of interest allowed on certain deposits. Bank of Los Altos is also subject to the requirements and restrictions of various consumer laws and regulations.

COMPETITION

    The banking business in California generally, and in the primary service area of Western Holdings specifically, is highly competitive with respect to loans, leases, and deposits, and is dominated by a relatively small number of major banks with many offices operating over a wide geographic area. Among the advantages such major banks have over Western Holdings is the ability to finance wide-ranging advertising campaigns and to allocate their investment assets to regions of highest yield and demand. Such banks offer certain services such as trust services and international banking services which are not offered directly by Western Holdings (but are offered indirectly through correspondent institutions) and, by virtue of their greater total capitalization (legal lending limits to an individual customer are limited to a percentage of a bank's total capital accounts), such banks have substantially higher lending limits. Other entities, both governmental and in private industry, seeking to raise capital through the issuance and sale of debt or equity securities, as well as money market mutual funds, also provide competition for Western Holdings in the acquisition of deposits. Those competitors include savings and loan associations and finance companies that provide consumer loans, loan production offices, and financial conglomerates which provide deposit-like investment plans and credit and checking services that can attract bank customers. In addition, thrift and loans and credit unions in California offer competitive deposit and lending services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table provides information as of the record date for the special meeting pertaining to beneficial ownership (including options exercisable within 60 days) of Western Holdings common stock by current directors and executive officers of Western Holdings and all directors and executive officers as a group. This information is based on Western Holdings' records or information furnished directly by the individual to Western Holdings. To the knowledge of Western Holdings, no other person owns five percent or more of the company's outstanding stock.

                                                         SHARES
                                                      BENEFICIALLY   EXERCISABLE               PERCENT OF
NAME OF BENEFICIAL OWNER           RELATIONSHIP          OWNED         OPTIONS       TOTAL       CLASS
------------------------       --------------------   ------------   -----------   ---------   ----------
Hugh Barton..................  Director                 241,937              --      241,937       7.9%
Robert A. Grimm..............  Director                 119,893          10,890      130,783        4.3
Kurt G. Hammerstrom..........  Director                 110,054           3,024      113,078        3.7
Robert S. Holden.............  Vice President                --           5,000        5,000        0.2
Murray Horton................  Director                  42,493          10,890       53,383        1.7
Steve Hunton.................  Director                 177,853              --      177,853        5.8
Roy E. Lave..................  Director                  80,144          10,890       91,034        3.0
Paul Nyberg..................  Director                 115,290          10,890      126,180        4.1
Mary Prochnow................  Director                  14,663          21,780       36,443        1.2
Gregory Sollers..............  Director                   7,500           1,375        8,875        0.3
Susann C. Trevena............  Vice President & CFO          --          20,872       20,872        0.7
James C. Wall................  Director & President      26,070          47,437       73,507        2.4
William R. Walters...........  Vice President             4,670          14,822       19,492        0.6
Howard J. Weiland............  Director                  56,397          10,890       67,287        2.2
                                                        -------       ---------    ---------      -----
All directors and executive
  officers as a group........                           996,964         168,760    1,165,724      38.0%

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
       FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF WESTERN HOLDINGS

    The following discussion should be read in conjunction with the financial statements, including the related notes, of Western Holdings, which are included in this document. Western Holdings was incorporated on June 18, 1997, and commenced operations on December 8, 1997. For periods prior to the existence of Western Holdings, the discussion relates to Western Holdings's only subsidiary, Bank of Los Altos. The accounting and reporting policies of Western Holdings and its subsidiary bank conform to generally accepted accounting principles and prevailing practices within the banking industry. The discussion covers the quarter ended March 31, 2000, compared to the quarter ended March 31, 1999, and years ended December 31 as indicated.

                             RESULTS OF OPERATIONS

SUMMARY

    QUARTER ENDED MARCH 31, 2000 COMPARED TO THE QUARTER ENDED MARCH 31,
1999. Net income increased to $479,000 in the three months ended March 31, 2000, representing an increase of 61.3% over net income of $297,000 in the three months ended March 31, 1999. Basic earnings per share in the three months ended March 31, 2000 were $0.18 compared to $0.11 in the three months ended March 31, 1999. Fully diluted earnings per share in the three months ended March 31, 2000 were $0.17 compared to $0.10 in the three months ended March 31, 1999.

    1999 COMPARED TO 1998. Net income increased to $1,643,000 in 1999, representing an increase of 21.2% over net income of $1,356,000 in 1998. Basic earnings per share in 1999 were $0.60 compared to $0.52 in 1998. Fully diluted earnings per share in 1999 were $0.57 compared to $0.48 in 1998.

    1998 COMPARED TO 1997. Net income increased to $1,356,000 in 1998, representing an increase of 6.8% over net income of $1,270,000 in 1997. Basic earnings per share in 1998 were $0.52 compared to $0.52 in 1997. Fully diluted earnings per share in 1998 were $0.48 compared to $0.49 in 1997.

NET INTEREST INCOME

    Western Holdings's primary source of revenue is net interest income, which is the difference between interest income and fees derived from loans and the interest paid on deposits and other interest-bearing liabilities.

    QUARTER ENDED MARCH 31, 2000 COMPARED TO THE QUARTER ENDED MARCH 31,
1999. Net interest income of $2,684,000 in the three months ended March 31, 2000 reflected an increase of 31.4% over net interest income of $2,042,000 in the three months ended March 31, 1999. Interest income increased by $902,000 in the three months ended March 31, 2000 over the three months ended March 31, 1999 primarily due to increases in the average balances of loans and investment securities, including federal funds sold, of $26,257,000 and $9,891,000, respectively. In addition, the average yield on interest-earning assets improved by 35 basis points over the same period a year earlier, due primarily to higher prime rate in 2000. Interest expense increased by $260,000 in the three months ended March 31, 2000, as compared to the three months ended March 31, 1999, primarily due to increases in the balances of interest-bearing liabilities of $26,892,000, and increased rates.

    1999 COMPARED TO 1998. Net interest income of $9,277,000 in 1999 reflected an increase of 25.1% over net interest income of $7,418,000 in 1998. Interest income increased by $2,701,000 in 1999 over 1998, primarily due to increases in the average balances of loans and investment securities of $29,928,000 and $8,264,000 respectively. This increase was offset by a 38 basis point decrease in the average yield. The decreases in average yields were reflections of increased competition during 1999, and prime rate decreases averaging 34 basis points. Interest expense increased by $842,000 in 1999, primarily due to increases in average balances of time deposits of $7,094,000, NOW, savings, and money market deposits of $19,202,000, and an increase in the average balance of other borrowings of $9,640,000. This was offset by a 39 basis point decrease in the average yield on interest-bearing liabilities.

    1998 COMPARED TO 1997. Net interest income of $7,418,000 in 1998 increased by 35.8% over net interest income of $5,463,000 in 1997. Interest income increased by $3,200,000 in 1998 over 1997, primarily due to increases in the average balances of loans and investment securities of $24,467,000 and $17,015,000, respectively, offset by a 48 basis point decrease in the average yield on those interest earning assets. Interest expense increased by $1,245,000 in 1998, primarily due to the increase in the average balance of time deposits of $4,889,000, NOW and money market deposits of $22,114,000, and other borrowings of $6,711,000. The average yield on interest-bearing liabilities decreased 10 basis points between 1997 and 1998.

    The following two tables present, for the periods indicated, unaudited information regarding average earning assets, liabilities and shareholders' equity, the amounts of interest income and expense and the yields on earning assets and rates on deposits.

                                                           THREE MONTHS ENDED MARCH 31,
                                          ---------------------------------------------------------------
                                                       2000                             1999
                                          ------------------------------   ------------------------------
                                                     INTEREST    RATES                INTEREST    RATES
                                          AVERAGE    INCOME/    EARNED/    AVERAGE    INCOME/    EARNED/
                                          BALANCE    EXPENSE      PAID     BALANCE    EXPENSE      PAID
(DOLLARS IN THOUSANDS)                    --------   --------   --------   --------   --------   --------
Assets:
Federal Funds sold......................  $ 19,488    $  276      5.69%    $  7,866    $   90      4.66%
Investment securities...................    45,329       711      6.31       47,060       711      6.13
Loans...................................   129,858     3,110      9.63      103,600     2,378      9.31
FHLB stock..............................       901        13      5.92        2,121        29      5.48
                                          --------    ------      ----     --------    ------      ----
Total Earning Assets....................   195,576     4,110      8.45%     160,647     3,208      8.10%
Nonearning assets, net of allowance for
  loan losses...........................    19,521                           14,813
                                          --------                         --------
  Total Assets..........................  $215,097                         $175,460
                                          ========                         ========
Liabilities and Shareholders' Equity:
Interest-bearing deposits:
Money market checking and savings.......  $ 92,416    $  625      2.72%    $ 71,860    $  475      2.68%
Savings.................................     6,213        31      1.98        5,234        26      2.02
Time....................................    58,642       730      5.01       35,790       422      4.78
Other borrowed funds....................     2,586        40      6.20       20,081       243      4.91
                                          --------    ------      ----     --------    ------      ----
Total Interest-bearing Liabilities......   159,857     1,426      3.59      132,965     1,166      3.56
                                          --------    ------      ----     --------    ------      ----
Demand deposits.........................    42,315                           29,784
Other liabilities.......................       709                            1,522
                                          --------                         --------
Total Liabilities.......................   202,881                          164,271
Shareholders' equity....................    12,216                           11,189
                                          --------                         --------
Total Liabilities and Shareholders'
  Equity................................  $215,097                         $175,460
                                          ========                         ========
Net interest income.....................              $2,684                           $2,042
                                                      ======                           ======
Net interest margin.....................                          5.52%                            5.16%

------------------------

Note: Gross loans include nonaccrual loans of $3,000 and $60,000 for the three month periods ended March 31, 2000 and 1999. Yields and amounts earned on loans include loan fees of $204,000 and $162,000 for the three month periods ended March 31, 2000 and 1999, respectively. Interest income is reflected on an actual basis, not a fully taxable equivalent basis, and does not include a fair value adjustment.

                                                                    YEAR ENDED DECEMBER 31,
                                ------------------------------------------------------------------------------------------------
                                             1999                             1998                             1997
                                ------------------------------   ------------------------------   ------------------------------
                                           INTEREST    RATES                INTEREST    RATES                INTEREST    RATES
                                AVERAGE    INCOME/    EARNED/    AVERAGE    INCOME/    EARNED/    AVERAGE    INCOME/    EARNED/
                                BALANCE    EXPENSE      PAID     BALANCE    EXPENSE      PAID     BALANCE    EXPENSE      PAID
(DOLLARS IN THOUSANDS)          --------   --------   --------   --------   --------   --------   --------   --------   --------
Assets:
Federal Funds sold............  $  5,084   $   247      4.86%    $  5,954    $  307      5.15%    $  4,600    $  250      5.43%
Investment securities.........    46,647     2,853      6.12       37,513     2,318      6.18       21,852     1,348      6.17
Loans.........................   119,388    11,049      9.26       89,460     8,863      9.91       64,993     6,723     10.35
FHLB stock....................     1,528        82      5.36          767        42      5.46          140         9      6.26
                                --------   -------      ----     --------    ------      ----     --------    ------     -----
Total Earning Assets..........   172,647    14,231      8.24%     133,694    11,530      8.62%      91,585     8,330      9.10%
Nonearning assets, net of
  allowance for loan losses...    16,470                           10,395                            8,609
                                --------                         --------                         --------
Total Assets..................  $189,117                         $144,089                         $100,194
                                ========                         ========                         ========
Liabilities and Shareholders'
  Equity:
Interest-bearing deposits:
Money market checking and
  savings.....................  $ 77,224   $ 2,020      2.62%    $ 59,162    $1,792      3.03%    $ 37,285    $1,088      2.92%
Savings.......................     5,518       109      1.98        4,378        95      2.17        4,141        92      2.23
Time..........................    42,395     1,964      4.63       35,301     1,865      5.28       30,412     1,681      5.53
Other borrowed funds..........    16,435       861      5.24        6,795       360      5.29           84         6      6.77
                                --------   -------      ----     --------    ------      ----     --------    ------     -----
Total Interest-bearing
  Liabilities.................   141,572     4,954      3.50%     105,636     4,112      3.89%      71,922     2,867      3.99%
                                --------   -------      ----     --------    ------      ----     --------    ------     -----
Demand deposits...............    34,853                           26,887                           18,530
Other liabilities.............     1,082                            1,188                            1,342
                                --------                         --------                         --------
Total Liabilities.............   177,507                          133,711                           91,794
Shareholders' equity..........    11,610                           10,378                            8,400
                                --------                         --------                         --------
Total Liabilities and
  Shareholders' Equity........  $189,117                         $144,089                         $100,194
                                ========                         ========                         ========
Net interest income...........             $ 9,277                           $7,418                           $5,463
                                           =======                           ======                           ======
Net interest margin...........                          5.37%                            5.55%                            5.96%

------------------------------

Note: Gross loans include nonaccrual loans of $6,000 for 1999, $67,000 for 1998 and $61,000 for 1997. Yields and amounts earned on loans include loan fees of $858,000 , $574,000 and $498,000 for the years ended December 31, 1999,
      1998, and 1997. Interest income is reflected on an actual basis, not a fully taxable equivalent basis. The yield on investment securities does not include a fair value adjustment.

    The following tables show the changes in interest income and interest expense from changes in average assets and liability balances (volume) and changes in average interest rates for the periods indicated. Changes not solely attributable to volume or rates have been allocated in proportion to the respective volume and rate components.

                                                                 ANALYSIS OF CHANGES IN INTEREST
                                                                   INCOME AND EXPENSES INCREASE
                                                                 (DECREASE) DUE TO CHANGE IN THE
                                                                   THREE MONTHS ENDED MARCH 31,
                                                                    2000 OVER THE THREE MONTHS
                                                                       ENDED MARCH 31, 1999
                                                              --------------------------------------
                                                               VOLUME          RATE          TOTAL
(DOLLARS IN THOUSANDS)                                        --------       --------       --------
INTEREST INCOME:
Loans.......................................................   $ 603           $129          $ 732
Investments & Fed funds.....................................     121             48            169
                                                               -----           ----          -----
  Total average earning assets..............................   $ 724           $177          $ 901
                                                               -----           ----          -----

INCREASE (DECREASE) IN INTEREST EXPENSE:
Money market savings & checking.............................   $ 137           $ 10          $ 147
Savings deposits............................................       5             --              5
Time deposits...............................................     269             39            308
Other borrowings............................................    (209)             8           (201)
                                                               -----           ----          -----
  Total average interest-bearing liabilities................     202             57            259
                                                               -----           ----          -----
Net increase (decrease) in interest income..................   $ 522           $120          $ 642
                                                               =====           ====          =====

                                                                 ANALYSIS OF CHANGES IN INTEREST INCOME AND
                                                                EXPENSES INCREASE (DECREASE) DUE TO CHANGE IN
                                                       ---------------------------------------------------------------
                                                               1999 OVER 1998                   1998 OVER 1997
                                                       ------------------------------   ------------------------------
                                                        VOLUME      RATE      TOTAL      VOLUME      RATE      TOTAL
(DOLLARS IN THOUSANDS)                                 --------   --------   --------   --------   --------   --------
INTEREST INCOME:
Loans................................................   $2,965     $(779)     $2,186     $2,531     $(391)     $2,140
Investments & Fed funds..............................      544       (29)        515      1,066        (6)      1,060
                                                        ------     -----      ------     ------     -----      ------
  Total average earning assets.......................   $3,509     $(808)     $2,701     $3,597     $(397)     $3,200
                                                        ------     -----      ------     ------     -----      ------

INCREASE (DECREASE) IN INTEREST EXPENSE:
Money market savings & checking......................   $  547     $(319)     $  228     $  639     $  65      $  704
Savings deposits.....................................       25       (10)         15          5        (3)          2
Time deposits........................................      375      (276)         99        270       (86)        184
Other borrowings.....................................      510       (10)        500        455      (100)        355
                                                        ------     -----      ------     ------     -----      ------
  Total average interest-bearing liabilities.........    1,457      (615)        842      1,369      (124)      1,245
                                                        ------     -----      ------     ------     -----      ------
Net increase (decrease) in interest income...........   $2,052     $(193)     $1,859     $2,228     $(273)     $1,955
                                                        ======     =====      ======     ======     =====      ======

PROVISION FOR LOAN LOSSES

    The provision for loan losses corresponds directly to the level of the allowance that management deems sufficient to offset potential loan losses. The balance in the loan loss allowance reflects the amount which, in management's judgment, is adequate to provide for these potential loan losses after weighting the mix of the loan portfolio, current economic conditions, past loan experience and such other factors as deserve recognition in estimating loan losses.

    Management allocated $80,000 in each of the three months ended March 31, 2000 and 1999. For the years ended December 31, 1999 and 1998, management allocated $287,000 and $230,000. The increase in the provision from 1998 to 1999 was the result of greater potential loan loss inherent in the increased loan growth. The provision in 1997 was $270,000. The decrease from 1997 to 1998 was primarily the result of the planned reduction and ultimate sale of a lease portfolio, and replacement of those assets with higher quality loans. The level of classified assets decreased to $169,000 at March 31, 2000, from $187,000 at December 31, 1999, $810,000 at
December 31, 1998, and $982,000 at December 31, 1997. As a percent of total capital, classified assets were approximately 1.4%, 1.6%, 7.2% and 10.8% as of March 31, 2000, December 31, 1999, 1998, and 1997. The decrease in classified assets in 1999 from 1998 was also attributable to sale of the lease portfolio. For further information regarding the allowance for loan losses, see the "Summary of loan loss experience" on page 101.

NONINTEREST INCOME

    The following tables disclose the components of noninterest income for the three month periods ended March 31, 2000 and 1999, and for the years ended December 31, 1999, 1998, and 1997.

                                                                   THREE MONTHS
                                                                  ENDED MARCH 31,
                                                              -----------------------
                                                                2000           1999
(IN THOUSANDS)                                                --------       --------
Service charges on deposit accounts.........................    $ 69           $ 47
Gain on sale of SBA loans...................................      --             67
Brokered loan fees..........................................      61             72
Earnings on cash surrender value of insurance policies......      40             36
Other.......................................................      69             63
                                                                ----           ----
  Total.....................................................    $239           $285
                                                                ====           ====

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
(IN THOUSANDS)                                                --------   --------   --------
Service charges on deposit accounts.........................   $  217     $  178     $  144
Operating lease income......................................       --        309        762
Gain on sale of SBA loans...................................      119        103         --
Brokered loan fees..........................................      327        316        105
Gain on sale of OREO........................................       --         --        335
Gain on sale of leased equipment............................       --         50         --
Gain on sale of lease portfolio.............................       --         91         --
Earnings on cash surrender value of insurance policies......      155         --         --
Other.......................................................      216        202        145
                                                               ------     ------     ------
  Total.....................................................   $1,033     $1,249     $1,491
                                                               ======     ======     ======

    Noninterest income totaled $239,000 in the three months ended March 31, 2000, which was $46,000, or 16.1%, less than in the three months ended
March 31, 1999. This decrease was due primarily to the Bank's decision to retain the guaranteed portion of SBA loans to benefit from the interest income. If premiums offered for the sale of these types of loans are attractive, the Bank will generally sell them in the secondary market to recognize immediate gains on the sales. Management decided that at current prices, it was advantageous to retain the loans.

    Noninterest income for 1999 totaled $1,033,000 which was $216,000, or 17.3%, less than in 1998. This decrease was primarily the result of the sale of the lease portfolio in late 1998. Some of this reduction was offset by earnings on cash surrender value of insurance policies, increased service charges on deposit accounts, and increased brokered loan fees. Significant components of non-interest income were operating lease income of $0 in 1999 and $309,000 in 1998; service charges on deposit accounts

$217,000 in 1999 and $178,000 in 1998, brokered loan fees of $327,000 in 1999 and $316,000 in 1998, earnings on cash surrender value of life insurance policies $155,000 in 1999 and $0 in 1998.

    Noninterest income decreased $242,000, or 16.2%, to $1,249,000 in 1998 from $1,491,000 in 1997 primarily due to the declining lease portfolio and the sale of foreclosed property in late 1997. These reductions in 1998 were somewhat offset by gains on sales of SBA loans, increased service charges on deposit accounts, and increased brokered loan fees. Significant components of non-interest income were gains realized on the sale of other real estate, totaling $0 in 1998 and $335,000 in 1997; operating lease income $762,000 in 1997 and $309,000 in 1998; and gain on sale of SBA loans $0 in 1997 and $103,000 in 1998.

NONINTEREST EXPENSE

    The following tables compare the various elements of noninterest expense in dollars for the three month period ending March 31, 2000 and 1999, and years ended December 31, 1999, 1998, and 1997, and as a percentage of average earning assets. Total noninterest expense, as a percentage of average earning assets, was 0.96% in the three months ended March 31, 2000, 1.00% in the three months ended March 31, 1999, 3.87% in 1999, 4.26% in 1998, and 5.02% in 1997.

                                                              THREE MONTHS ENDED MARCH 31,
                                                              -----------------------------
                                                                 2000               1999
(DOLLARS IN THOUSANDS)                                        ----------         ----------
Average assets..............................................   $215,097           $175,460

EXPENSES                                                       AMOUNT    PERCENT     AMOUNT    PERCENT
--------                                                      --------   --------   --------   --------
Salaries and benefits.......................................   $1,148      0.53%     $  982      0.56%
Occupancy...................................................      201      0.10         227      0.13
Professional Fees...........................................      121      0.06          91      0.05
Furniture & equip...........................................      128      0.06         111      0.06
Marketing...................................................       90      0.04          60      0.04
Lease servicing fees........................................       --        --          --        --
Operating lease amort.......................................       --        --          --        --
Software....................................................       49      0.02          36      0.02
Other.......................................................      320      0.15         252      0.14
                                                               ------      ----      ------      ----
  Total.....................................................   $2,057      0.96%     $1,759      1.00%
                                                               ======                ======

                                                           YEAR ENDED DECEMBER 31,
                                               ------------------------------------------------
                                                    1999             1998             1997
(DOLLARS IN THOUSANDS)                         --------------   --------------   --------------
Average assets...............................     $189,117         $144,089         $100,194

EXPENSES                                        AMOUNT    PERCENT     AMOUNT    PERCENT     AMOUNT    PERCENT
--------                                       --------   --------   --------   --------   --------   --------
Salaries and benefits........................   $3,906      2.07%     $3,219      2.23%     $2,507      2.50%
Occupancy....................................      865      0.46         632      0.44         404      0.40
Professional Fees............................      442      0.23         323      0.22         248      0.25
Furniture & equip............................      485      0.26         356      0.25         237      0.24
Marketing....................................      287      0.15         215      0.15         150      0.15
Lease servicing fees.........................       --        --         157      0.11         252      0.25
Operating lease amort........................       --        --          33      0.02         404      0.40
Software.....................................      179      0.09         120      0.08          68      0.07
Other........................................    1,160      0.61       1,084      0.75         764      0.76
                                                ------      ----      ------      ----      ------      ----
  Total......................................   $7,324      3.87%     $6,139      4.26%     $5,034      5.02%
                                                ======                ======                ======

    Noninterest expense of $2,057,000 in the three months ended March 31, 2000 was $328,000 higher than the three months ended March 31, 1999. This 19.0% increase was primarily due to expenses related to the continued growth of the Bank. Although noninterest expenses increased, Western Holdings's efficiency ratio (the ratio of noninterest expenses to net interest income plus other income) improved from 74.3% in the three months ended March 31, 1999 to 70.4% in the three months ended March 31, 2000.

    Noninterest expense of $7,324,000 in 1999 was $1,185,000 higher than 1998. This 19.3% increase was primarily due to expenses related to the continued growth of the Bank, including opening a new full service branch office in Mountain View. Noninterest expenses increased $1,185,000, and the Bank's efficiency ratio decreased slightly to 71.0% in 1999 from 70.8% in 1998.

    Noninterest expense of $6,139,000 in 1998 was $1,105,000 greater than 1997. This 22.0% increase was primarily due to expenses related to the continued growth of the Bank, including opening a new full service branch office in Mountain View in mid-1998. Although noninterest expenses increased by $1,105,000, the efficiency ratio improved to 70.8% in 1998 from 72.4% in 1997.

INCOME TAXES

    Income tax expense was $307,000 in the three months ended March 31, 2000, $191,000 in the three months ended March 31, 1999, $1,056,000 in 1999, $942,000 in 1998 and $380,000 in 1997, with effective tax rates of 39.1% in the three months ended March 31, 2000 and 1999, and 39.1% in 1999, 41.0% in 1998 and 23.0%
in 1997. As of December 31, 1999, Western Holdings had federal net operating loss carryforwards available to reduce future taxable income of approximately $2,300,000. These net operating loss carryforwards expire in 2007.

                              FINANCIAL CONDITION

SUMMARY

    MARCH 31, 2000 COMPARED TO MARCH 31, 1999. Total assets at March 31, 2000 were $229,491,000, representing a 24.6% increase over total assets of $184,213,000 at March 31, 1999. This increase was primarily due to increases in the loan portfolio, partially offset by a reduction in Federal Home Loan Bank ("FHLB") borrowings funded by deposit growth. Total deposits at March 31, 2000 were $215,837,000, representing a 42.3% increase over total deposits of $151,646,000 at March 31, 1999. The increase was primarily due to growth in both business and individual deposits. Total shareholders' equity at March 31, 2000 was $12,364,000 compared to $11,356,000 at March 31, 1999, an 8.9% increase, due to net operating income $1,825,000, offset by an increase in unrealized losses on the security portfolio of $896,000.

    1999 COMPARED TO 1998. Total assets at December 31, 1999 were $200,455,000, representing a 13.6% increase over total assets of $176,473,000 at December 31, 1998. This increase was primarily due to increases in the loan portfolio, partially offset by a reduction in FHLB borrowings funded by deposit growth.

    Total deposits at December 31, 1999 were $182,880,000, representing a 29.7% increase over total deposits of $140,958,000 at December 31, 1998. The increase was due to growth in both business and individual deposits.

    Total shareholders' equity at December 31, 1999 was $12,013,000 compared to $11,294,000 at December 31, 1998, a 6.4% increase. This increase in capital was due to net operating income of $1,643,000 and the exercise of stock options by employees totaling $77,000, offset by an increase of $1,001,000 in the net unrealized loss on available-for-sale securities, net of tax.

    1998 COMPARED TO 1997. Total assets at December 31, 1998 were $176,473,000, representing a 39.5% increase over total assets of $126,547,000 at December 31, 1997. This increase was primarily due to increases in the loan portfolio, along with increases in the securities portfolio, the latter funded by FHLB borrowings.

    Total deposits at December 31, 1998 were $140,958,000, representing a 25.0% increase over total deposits of $112,750,000 at December 31, 1997. The net increase was due to increases in consumer and business accounts, offset by a decrease in certificates of deposit of $100,000 or more.

    Total shareholders' equity at December 31, 1998 was $11,294,000 compared to $9,138,000 at December 31, 1997, a 23.6% increase. The increase in equity was due to net operating income $1,356,000, the exercise of stock options by employees and directors totaling $1,060,000, offset by $130,000 due to the repurchase of some stock, and an increase of $130,000 in the net unrealized loss on available-for-sale securities, net of tax.

INVESTMENT PORTFOLIO

    Western Holdings maintains a securities portfolio consisting of U.S. Treasury, U.S. Government agencies, state and political subdivisions and other debt securities. Investment securities are held in safekeeping by an independent custodian.

    The objective of the investment securities held to maturity is to strengthen the portfolio yield and to provide collateral to pledge for federal, state and local deposits. All held to maturity investments are fixed rate securities.

    Investment securities available for sale are generally used to supplement the Bank's liquidity. Unrealized net gains and losses on these securities are recorded in other comprehensive income (loss) as an adjustment to shareholders' equity, net of taxes, and are not reflected in current earnings. If a security is sold, any gain or loss is recorded as a charge to earnings and the equity adjustment is reversed. At March 31, 2000, investment securities classified as available for sale totaled $47,593,000. At March 31, 2000, an unrealized loss of $2,063,000, net of taxes of $807,000 related to these securities, was recognized as other comprehensive loss in shareholders' equity.

    Western Holdings had no trading securities at March 31, 2000, and 1999, and December 31, 1999 and 1998. For more information on investment securities, see Notes 1 and 2 to the consolidated financial statements.

    The following tables show the amortized cost and estimated fair values of investment securities as of March 31, 2000 and December 31, 1999 and 1998.

MARCH 31, 2000:

                                                                     GROSS        GROSS      ESTIMATED
                                                       AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                         COST        GAINS        LOSSES       VALUE
(IN THOUSANDS)                                         ---------   ----------   ----------   ---------
U.S. Treasury securities.............................   $   500        $--        $    (1)    $   499
U.S. Agency securities...............................    27,263         --         (1,176)     26,087
U.S. Agency mortgage-backed securities...............    16,794         --         (1,053)     15,741
Collateralized mortgage obligation...................     2,373         --           (153)      2,220
Municipal bonds......................................     7,725          3           (191)      7,537
FHLB stock...........................................       690         --             --         690
Other investments....................................       999         --            (32)        967
                                                        -------        ---        -------     -------
  Total..............................................   $56,344        $ 3        $(2,606)    $53,741
                                                        =======        ===        =======     =======

DECEMBER 31, 1999:

                                                                     GROSS        GROSS      ESTIMATED
                                                       AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                         COST        GAINS        LOSSES       VALUE
(IN THOUSANDS)                                         ---------   ----------   ----------   ---------
U. S. Treasury securities............................   $   500        $--        $    (1)    $   499
U. S. Agency securities..............................    22,491         --         (1,025)     21,466
U. S. Agency mortgage-backed securities..............    17,354         --           (946)     16,408
Collateralized mortgage obligation...................     2,403         --           (163)      2,240
Municipal bonds......................................     2,717         --           (193)      2,524
FHLB stock...........................................     1,316         --             --       1,316
Other investments....................................       999         --            (21)        978
                                                        -------        ---        -------     -------
  Total..............................................   $47,780        $--        $(2,349)    $45,431
                                                        =======        ===        =======     =======

DECEMBER 31, 1998:

                                                                     GROSS        GROSS      ESTIMATED
                                                       AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                         COST        GAINS        LOSSES       VALUE
(IN THOUSANDS)                                         ---------   ----------   ----------   ---------
U. S. Treasury securities............................   $ 2,503       $  9         $  --      $ 2,512
U. S. Agency securities..............................    28,655         58          (176)      28,537
U. S. Agency mortgage-backed securities..............    14,475         27           (90)      14,412
Collateralized mortgage obligation...................     2,887         16            (2)       2,901
Municipal bonds......................................        --         --            --           --
FHLB stock...........................................     2,101         --            --        2,101
Other investments....................................        --         --            --           --
                                                        -------       ----         -----      -------
  Total..............................................   $50,621       $110         $(268)     $50,463
                                                        =======       ====         =====      =======

DECEMBER 31, 1997:

                                                                     GROSS        GROSS      ESTIMATED
                                                       AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                         COST        GAINS        LOSSES       VALUE
(IN THOUSANDS)                                         ---------   ----------   ----------   ---------
U. S. Treasury securities............................   $12,747        $24         $ --       $12,771
U. S. Agency securities..............................    18,520         30           (6)       18,544
U. S. Agency mortgage-backed securities..............        --         --           --            --
Collateralized mortgage obligation...................        --         --           --            --
Municipal bonds......................................        --         --           --            --
FHLB stock...........................................       368         --           --           368
Other investments....................................        --         --           --            --
                                                        -------        ---         ----       -------
  Total..............................................   $31,635        $54         $ (6)      $31,683
                                                        =======        ===         ====       =======

    The following table discloses the relative maturities and yields of the Bank's investment securities (stated at amortized cost) at March 31, 2000. Weighted average yields have been computed by dividing annual interest income, adjusted for amortization of premium and accretion of discount, by the amortized cost of the related security. Yields on securities of state and political subdivisions have been adjusted to a fully taxable equivalent basis.

MARCH 31, 2000:

(DOLLARS IN THOUSANDS)
                                                                                AFTER FIVE
                                     ONE YEAR           AFTER ONE YEAR             YEARS
                                      OR LESS            TO FIVE YEARS         TO TEN YEARS         AFTER TEN YEARS       TOTAL
                                -------------------   -------------------   -------------------   -------------------   AMORTIZED
AVAILABLE FOR SALE               AMOUNT     YIELD      AMOUNT     YIELD      AMOUNT     YIELD      AMOUNT     YIELD       COST
------------------              --------   --------   --------   --------   --------   --------   --------   --------   ---------
U.S. Treasuries...............   $  500        5.3%   $    --        0.0%   $    --       0.0%    $    --       0.0%     $   500
U.S. Government agencies......      500        6.1%    18,264        6.1%     8,499       6.1%         --       0.0%      27,263
Mortgage-backed securities....      225        5.8%        --        0.0%        --       0.0%     10,190       6.5%      10,415
Other debt securities.........       --        0.0%       999        6.7%        --       0.0%         --       0.0%         999
Municipal bonds...............    1,788        4.6%     3,219        4.8%     1,974       4.3%        744       4.4%       7,725
FHLB Stock....................       --        0.0%        --        0.0%       690       6.0%         --       0.0%         690
                                 ------     ------    -------    -------    -------      ----     -------      ----      -------
    Total.....................   $3,013        5.1%   $22,482        5.9%   $11,163       5.8%    $10,934       6.3%     $47,592
                                 ------     ------    -------    -------    -------      ----     -------      ----      -------
HELD TO MATURITY
------------------------------
Mortgage-backed securities....   $   --        0.0%   $    --       0.00%   $    --       0.0%    $ 8,752       6.4%     $ 8,752
                                 ------     ------    -------    -------    -------      ----     -------      ----      -------
  Total Securities............   $3,013        5.1%   $22,482        5.9%   $11,163       5.8%    $19,686       6.3%     $56,344
                                 ======     ======    =======    =======    =======      ====     =======      ====      =======

(DOLLARS IN THOUSANDS)

AVAILABLE FOR SALE               YIELD
------------------              --------
U.S. Treasuries...............      5.3%
U.S. Government agencies......      6.1%
Mortgage-backed securities....      6.5%
Other debt securities.........      6.7%
Municipal bonds...............      4.6%
FHLB Stock....................      6.0%
                                -------
    Total.....................      5.9%
                                -------
HELD TO MATURITY
------------------------------
Mortgage-backed securities....      6.4%
                                -------
  Total Securities............      6.0%
                                =======

LOAN PORTFOLIO

    The following table shows the composition of the Bank's loan portfolio by type of loan for the dates indicated:

                            MARCH 31,                       DECEMBER 31,
                            ---------   ----------------------------------------------------
                              2000        1999       1998       1997       1996       1995
(IN THOUSANDS)              ---------   --------   --------   --------   --------   --------
Real
  Estate--Construction....  $ 28,361    $ 28,716   $ 36,832   $31,239    $17,564    $11,749
Real
  Estate--Residential.....    37,382      38,994     26,586    19,359      8,504      1,557
Real
 Estate--Non-residential..    30,436      30,826     17,068     8,558     11,405      3,676
Commercial................    27,570      23,183     16,020    14,592      7,105      2,831
SBA.......................     5,568       3,187      1,586        --         --         --
Consumer..................     4,273       4,698      3,707     2,974      1,966        799
Other.....................        --          --         14     1,509      3,947      9,871
                            --------    --------   --------   -------    -------    -------
  Total...................  $133,590    $129,604   $101,813   $78,231    $50,491    $30,483
Less:
  Deferred loan fees......      (188)       (219)      (189)     (290)      (248)       (71)
  Allowance for loan
    losses................    (1,588)     (1,508)    (1,244)     (985)      (778)      (822)
                            --------    --------   --------   -------    -------    -------
  Total net loans.........  $131,814    $127,877   $100,380   $76,956    $49,465    $29,590
                            ========    ========   ========   =======    =======    =======

    The Bank's largest historical lending categories continue to be residential, non-residential and construction real estate loans. These categories represented the following percentages of total loans: approximately 28%, 23% and 21%, respectively, at March 31, 2000, 30%, 24% and 22%, respectively at December 31, 1999. At December 31, 1998 and 1997, these categories represented the following percentages of total loans: 26%, 17% and 36% at December 31, 1998 and 25%, 11% and 40% at December 31, 1997. The steady increase in loans reflects emphasis on loans to local businesses, including starting an SBA department, and a new initiative to increase mortgage loans secured by local single family residences.

    The following table sets forth the amounts of loans outstanding as of March 31, 2000, and December 31, 1999, which, based on the remaining scheduled repayments of principal, have the ability to be repriced or are due in less than one year, in one to five years, or in more than five years. It also shows the amounts of total loans outstanding which have fixed interest rates and floating interest rates and have remaining scheduled repayments of principal in less than one year, in one to five years, or in more than five years.

                                                        MARCH 31, 2000
                                           -----------------------------------------
                                           WITHIN 1    1 TO 5    AFTER 5
                                             YEAR      YEARS      YEARS      TOTAL
(IN THOUSANDS)                             --------   --------   --------   --------
Real estate--construction................  $28,361    $    --      $ --     $ 28,361
Real estate--residential.................   24,156     12,822       404       37,382
Real estate--non-residential.............    7,310     23,126        --       30,436
Commercial...............................   27,570         --        --       27,570
SBA......................................    5,568         --        --        5,568
Consumer.................................    4,273         --        --        4,273
                                           -------    -------      ----     --------
  Total loans............................  $97,238    $35,948      $404     $133,590
                                           =======    =======      ====     ========
Loans with fixed rates...................  $ 5,935    $    --      $ --     $  5,935
Loans with floating rates................   91,303     35,948       404      127,655
                                           -------    -------      ----     --------
  Total loans............................  $97,238    $35,948      $404     $133,590
                                           =======    =======      ====     ========

                                                       DECEMBER 31, 1999
                                           -----------------------------------------
                                           WITHIN 1    1 TO 5    AFTER 5
                                             YEAR      YEARS      YEARS      TOTAL
(IN THOUSANDS)                             --------   --------   --------   --------
Real estate--residential.................  $23,715    $15,278      $ --     $ 38,993
Real estate--non-residential.............    8,249     22,577        --       30,826
Real estate--construction................   28,716         --        --       28,716
Commercial...............................   23,183         --        --       23,183
SBA......................................    3,187         --        --        3,187
Consumer.................................    4,698         --        --        4,698
                                           -------    -------      ----     --------
  Total loans............................  $91,748    $37,855      $ --     $129,603
                                           =======    =======      ====     ========
Loans with fixed rates...................  $ 4,698    $    --      $ --     $  4,698
Loans with floating rates................   87,050     37,855        --      124,905
                                           -------    -------      ----     --------
  Total loans............................  $91,748    $37,855      $ --     $129,603
                                           =======    =======      ====     ========

    The following table shows the Bank's loan commitments at the dates indicated:

                                         MARCH 31,             DECEMBER 31,
                                         ----------   ------------------------------
                                            2000        1999       1998       1997
(IN THOUSANDS)                           ----------   --------   --------   --------
Construction...........................    $19,422    $19,102    $16,854    $16,888
Real Estate............................     19,301     17,997     14,707      7,881
Commercial.............................     24,988     23,225     21,482     11,743
SBA....................................        174        431        525         --
Consumer...............................      7,750      6,480      3,999      2,904
                                           -------    -------    -------    -------
  Total................................    $71,635    $67,235    $57,567    $39,416
                                           =======    =======    =======    =======

    Based upon prior experience and prevailing economic conditions, the Bank anticipates that approximately 75% of construction commitments and 25% of all other commitments at March 31, 2000 will be exercised during 2000. All commercial commitments in the preceding table are commitments to grant such loans.

SUMMARY OF LOAN LOSS EXPERIENCE

    As a natural corollary to the Bank's lending activities, some loan losses are experienced. The risk of loss varies with the type of loan being made and the creditworthiness of the borrower over the term of the loan. To the extent possible, the Bank takes into account the degree of perceived risk in establishing the structure of, and interest rate and security for, specific loans and for various types of loans. The Bank attempts to minimize its credit risk exposure by the use of thorough loan application and approval procedures.

    The Bank maintains an internal program of systematic review of existing loans. Loans are initially graded for their overall quality at origination, and the grades are subsequently reevaluated when potential issues are identified. The Bank also utilizes the services of an external loan file review firm to evaluate its assigned grades. Loans that management has determined require further monitoring are included on the Bank's Watch List and Classified Loan Report. In addition, all problem loans are reviewed on a monthly basis by the Directors' Loan Committee.

    The Bank's classified assets of the dates indicated are summarized below:

                                           MARCH 31,                            DECEMBER 31,
                                      -------------------   ----------------------------------------------------
                                        2000       1999       1999       1998       1997       1996       1995
(IN THOUSANDS)                        --------   --------   --------   --------   --------   --------   --------
Classified loans....................    $169       $705       $187       $810       $982       $236       $484
Other real estate owned.............      --         --         --         --         --        450        499
                                        ----       ----       ----       ----       ----       ----       ----
  Total.............................    $169       $705       $187       $810       $982       $686       $983
                                        ====       ====       ====       ====       ====       ====       ====

    All of the Bank's classified loans at March 31, 2000 are unsecured.

    Loans for which it is probable that the Bank will be unable to collect all amounts due (including principal and interest) are considered to be impaired. The average recorded investment in impaired loans totaled $3,000 in the first quarter of 2000, $6,000 in 1999 and $67,000 in 1998. In addition, when principal or interest on a loan is past due 90 days or more, loans are placed on nonaccrual status unless both well secured and in the process of collection. Interest previously accrued on loans placed on nonaccrual status is charged against interest income. When the ability to fully collect nonaccrual loan principal is in doubt, the Bank applies cash payments received against the principal balance of the loans until such time as full collection of the remaining recorded balance is expected. The Bank records any additional payments received after that point as interest income on a cash basis. Performing nonaccrual loans are reinstated to accrual status when improvements in credit quality eliminate the doubt as to the full collectibility of both interest and principal. The Bank also classifies loans on nonaccrual status as impaired.

    The following table summarizes the Bank's nonaccrual loans at the dates indicated:

                                            MARCH 31,                              DECEMBER 31,
                                      ---------------------   ------------------------------------------------------
                                         2000        1999        1999        1998       1997       1996       1995
(IN THOUSANDS)                        ----------   --------   ----------   --------   --------   --------   --------
Construction........................  $      --      $--      $      --      $--        $--        $--        $--
Real estate.........................         --       --             --       --         --         --         --
Commercial..........................         --       41             --       44         56         67         78
Consumer............................          3       19              6       23          5         --         --
                                      ----------     ---      ----------     ---        ---        ---        ---
  Total nonaccrual..................  $       3      $60      $       6      $67        $61        $67        $78
                                      ==========     ===      ==========     ===        ===        ===        ===

    The Bank had no loans which were 90 days or more past due and still accruing interest or troubled debt restructurings at March 31, 2000, December 31, 1999 and 1998, respectively. The reduction in nonaccrual loans in the three months ended March 31, 2000 over the three months ended March 31, 1999, and in year ending December 31, 1999 over 1998, was the result of collections of amounts due.

    The Bank's allowance for loan losses provides for loan losses which the Bank can reasonably anticipate. The Bank's management determines the amount of the allowance after considering the current financial condition of its borrowers, the value of collateral securing loans, recommendations of the regulatory agencies, the Bank's historical loss experience, prevailing economic conditions and their impact on various industries and borrowers and other factors. The allowance for loan losses is established through charges to operating expenses in the form of provisions for loan losses. Because these estimates and evaluations are primarily based on judgmental factors, no assurance can be given that the Bank may not sustain loan losses substantially higher in relation to the size of the allowance or that subsequent evaluations of the loan portfolio may not require substantial changes in the allowance.

    At March 31, 2000, December 31, 1999, 1998 and 1997, the allowance was 1.19%, 1.17%, 1.22% and 1.26% of loans then outstanding on those dates.

    The following schedule summarizes the loan loss experience of the Bank for the years indicated:

                                     THREE MONTHS ENDED
                                          MARCH 31,                      YEAR ENDED DECEMBER 31,
                                     -------------------   ----------------------------------------------------
                                       2000       1999       1999       1998       1997       1996       1995
(DOLLARS IN THOUSANDS)               --------   --------   --------   --------   --------   --------   --------
Average loans for period...........  $129,858   $103,601   $119,388   $89,460    $64,993    $37,624    $30,858
Loans at end of period.............   133,402    108,745    129,385   101,624     77,941     50,242     30,412
Nonperforming loans at end of
  period...........................         3         60          6        67         61         67         78

Balance, beginning of period.......     1,508      1,244      1,244       985        778        822        943
Charge-offs:
  Commercial.......................        --         --         --        --         --         --         --
  Real estate--land and
    construction...................        --         --         --        --         --         --         --
  Real estate--mortgage............        --         --         --        --         --         --         --
  Installment......................        --         --        (26)       (3)        (7)        (1)        (3)
  Other............................        --         --         --        (3)      (107)      (170)      (318)
                                     --------   --------   --------   -------    -------    -------    -------
Total charge-offs..................        --         --        (26)       (6)      (114)      (171)      (321)
Recoveries:........................        --         --         --        --         --         --         --
  Commercial.......................        --         --          3       135         51         --         --
  Real estate--land and
    construction...................        --         --         --        --         --         --         --
  Real estate--mortgage............        --         --         --        --         --         --         --
  Installment......................        --         --         --         3         --          2         10
  Other............................        --          1          3        32         51        124        220
                                     --------   --------   --------   -------    -------    -------    -------
Total recoveries...................        --          1          3        35         51        126        230
Net (charge-offs) recoveries.......        --          1        (23)       29        (63)       (44)       (91)
Provision for loan losses..........        80         80        287       230        270         --        (30)
                                     --------   --------   --------   -------    -------    -------    -------
Balance, end of period.............  $  1,588   $  1,325   $  1,508   $ 1,244    $   985    $   778    $   822
                                     ========   ========   ========   =======    =======    =======    =======
RATIOS:
  Net (charge-offs) recoveries to
    average loans outstanding......        --%        --%      0.02%    (0.03)%     0.10%      0.12%      0.29%
  Allowance for loan losses to
    average loans..................      1.22%      1.28%      1.26%     1.39%      1.52%      2.07%      2.66%
  Allowance for loan losses to
    total loans at end of period...      1.19%      1.22%      1.17%     1.22%      1.26%      1.55%      2.70%
  Allowance for loan losses to
    nonperforming loans............     52933%      2208%     25133%     1857%      1615%      1161%      1054%

    The increase in the allowance for loan losses reflects the growth in the Bank's loan portfolio.

    The following tables present the allocation of the allowance for loan losses as of the dates indicated:

                                                                   MARCH 31, 2000
                                                              -------------------------
                                                                           AMOUNT TO
                                                                         TOTAL LOANS IN
                                                               AMOUNT       CATEGORY
(DOLLARS IN THOUSANDS)                                        --------   --------------
Real estate residential.....................................   $  355         0.95%
Real estate nonresidential..................................      327         1.08%
Real estate construction....................................      266         0.94%
Commercial..................................................      489         1.77%
Consumer....................................................      110         2.58%
SBA.........................................................       40         0.73%
                                                               ------         ----
  Total.....................................................   $1,588         1.19%
                                                               ======         ====

                                                                DECEMBER 31,
                            -------------------------------------------------------------------------------------
                                   1999                  1998                  1997                  1996
                            -------------------   -------------------   -------------------   -------------------
                                        AMOUNT                AMOUNT                AMOUNT                AMOUNT
                                       TO TOTAL              TO TOTAL              TO TOTAL              TO TOTAL
                                       LOANS IN              LOANS IN              LOANS IN              LOANS IN
                             AMOUNT    CATEGORY    AMOUNT    CATEGORY    AMOUNT    CATEGORY    AMOUNT    CATEGORY
(DOLLARS IN THOUSANDS)      --------   --------   --------   --------   --------   --------   --------   --------
Real estate residential...   $  345      0.89%     $  222      0.84%      $153       0.79%      $ 82       0.96%
Real estate
  nonresidential..........      324      1.05         171      1.00         86       1.00        118       1.04
Real estate
  construction............      267      0.93         358      0.97        297       0.95        255       1.45
Commercial................      434      1.87         394      2.46        350       2.40        162       2.28
Consumer and other........      109      2.33          91      2.47         99       2.22        161       2.71
SBA.......................       28      0.86           7      0.46         --         --         --         --
                             ------      ----      ------      ----       ----       ----       ----       ----
  Total...................   $1,508      1.17%     $1,224      1.22%      $985       1.26%      $778       1.55%
                             ======                ======                 ====                  ====

                               DECEMBER 31,
                            -------------------
                                   1995
                            -------------------
                                        AMOUNT
                                       TO TOTAL
                                       LOANS IN
                             AMOUNT    CATEGORY
(DOLLARS IN THOUSANDS)      --------   --------
Real estate residential...    $ 23       1.48%
Real estate
  nonresidential..........      57       1.55
Real estate
  construction............     262       2.23
Commercial................      83       2.93
Consumer and other........     397       3.72
SBA.......................      --         --
                              ----       ----
  Total...................    $822       2.70%
                              ====

DEPOSITS

    Western Holdings primarily attracts deposits from small and middle-market businesses and individuals living in its geographical service area. The following table shows average deposits for each of the periods indicated below:

                                        THREE MONTHS
                                            ENDED
                                          MARCH 31,                            YEAR ENDED DECEMBER 31,
                                     -------------------   ---------------------------------------------------------------
                                            2000                  1999                  1998                  1997
                                     -------------------   -------------------   -------------------   -------------------
                                     AVERAGE    PERCENT    AVERAGE    PERCENT    AVERAGE    PERCENT    AVERAGE    PERCENT
                                     BALANCE    OF TOTAL   BALANCE    OF TOTAL   BALANCE    OF TOTAL   BALANCE    OF TOTAL
(DOLLARS IN THOUSANDS)               --------   --------   --------   --------   --------   --------   --------   --------
Demand deposits....................  $ 42,315      21%     $ 34,853      22%     $ 26,887      21%     $18,530       21%
Money market checking..............    40,518      20%       30,520      19%       20,260      17%      11,338       13%
Money market savings...............    51,898      26%       46,704      29%       38,902      31%      25,947       29%
Savings deposits...................     6,213       3%        5,518       3%        4,378       3%       4,141        5%
Time--under $100,000...............    21,233      11%       20,128      13%       16,516      13%      15,028       17%
Time--$100,000 or more.............    37,409      19%       22,267      14%       18,785      15%      15,384       17%
                                     --------     ---      --------     ---      --------     ---      -------      ---
  Total deposits...................  $199,586     100%     $159,990     100%     $125,728     100%     $90,368      100%
                                     ========     ===      ========     ===      ========     ===      =======      ===

    In the three months ended March 31, 2000, total average deposits increased $39,597,000, or 24.8% from December 31, 1999 due to growth in all deposit types, as a result of marketing efforts to attract new deposits.

    In 1999, total average deposits increased $34,262,000, or 27.3% from 1998 due to increases in all deposit types as a result of marketing efforts to attract new deposits. In 1999, Western Holdings had an average deposit mix of 22% in demand, 48% in money market checking and savings, 3% in savings and 27% in time deposits.

    In 1998, total average deposits increased $35,360,000 or 39.1% from 1997 due to growth in all deposit types, as a result of marketing efforts to attract new deposits. In 1998, Western Holdings had an average deposit mix of 21% in demand, 48% in money market checking and savings, 3% in savings and 28% in time deposits.

    The following table indicates the maturity schedule of the Bank's time deposits as of March 31, 2000:

                                                     BALANCES          BALANCES
                                                  UNDER $100,000   $100,000 OR MORE
(IN THOUSANDS)                                    --------------   ----------------
3 months or less................................     $ 7,968           $19,122
Over 3 months through 12 months.................      11,333            21,216
Over twelve months..............................       1,590               756
                                                     -------           -------
  Total.........................................     $20,891           $41,094

    Business deposit customers served by the Bank typically maintain balances in excess of $100,000 in average size, including certificates of deposits. Certificates of deposits for customers who maintain larger customer relationships with the Bank are generally considered core deposits.

CAPITAL RESOURCES

    The current and projected capital position of Western Holdings and the impact of capital plans and long term strategies are reviewed regularly by management. Its capital position represents the level of capital available to support continued operations and expansion.

    Western Holdings and the Bank are subject to various regulatory requirements administered by federal Banking agencies. Under capital adequacy guidelines, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The following table summarizes risk-based capital, risk-weighted assets, and risk-based capital ratios of Western
Holdings:

                                                           DECEMBER 31,
                                      MARCH 31,   ------------------------------
                                        2000        1999       1998       1997
(DOLLARS IN THOUSANDS)                ---------   --------   --------   --------
Capital components:
  Tier 1 Capital....................  $ 13,606    $ 13,080   $ 11,294   $  8,858
  Tier 2 Capital....................     1,588       1,508      1,244        979
                                      --------    --------   --------   --------
    Total risk-based capital........  $ 15,193    $ 14,588   $ 12,446   $  9,837
                                      ========    ========   ========   ========
Risk-weighted assets................  $150,837    $138,426   $114,284   $ 78,303
Average assets......................   215,097     198,793    166,332    117,857

                                              DECEMBER 31                   MINIMUM
                        MAR 31    ------------------------------------     REGULATORY
                         2000        1999         1998         1997      REQUIREMENT(1)
                       --------   ----------   ----------   ----------   --------------
Leverage Ratio.......    6.33%       6.58%        6.73%        7.52%          4.0%
Tier 1 Risk-Based
  Capital Ratio......    9.02%       9.45%        9.80%       11.31%          4.0%
Total Risk-Based
  Capital Ratio......   10.07%      10.54%       10.89%       12.56%          8.0%

------------------------

(1) For an "adequately capitalized" institution.

    All ratios exceed the regulatory minimum requirements as well as the regulatory minimum requirements for an "adequately capitalized" institution.

ASSET AND LIABILITY MANAGEMENT

    Western Holdings maintains a portion of its funds in cash deposits in other banks, in Federal funds sold, and in investment securities. As of March 31, 2000, the primary liquidity ratio was 32%, comprised of $45,530,000 in available-for-sale investment securities, less $10,185,000 of securities that were pledged to secure public and certain other deposits as required by law and contract, Federal funds sold of $21,645,000, and $12,078,000 in cash and due from banks, as a percentage of total deposits of $215,837,000.

    As of December 31, 1999, Western Holdings' primary liquidity ratio was 17%, comprised of $36,782,000 in investment securities available-for-sale, less $22,741,000 securities that were pledged to secure public and certain other deposits as required by law and contract, Federal funds sold of $7,800,000, and $9,275,000 in cash and due from banks, as a percentage of total deposits of $182,880,000.

    Western Holdings has Federal funds lines of credit with its correspondent banks. Western Holdings also has a line of credit with the Federal Home Loan Bank subject to various pledging options. The amount of the credit line varies according to the mortgage loan base and other factors. When Western Holdings has excess funds over its reserve requirements or short-term liquidity needs, it increases its securities investments, sells federal funds or both. The following table summarizes borrowings as of the period ending indicated:

                                         MARCH 31,            DECEMBER 31,
                                         ---------   ------------------------------
                                           2000        1999       1998       1997
(DOLLARS IN THOUSANDS)                   ---------   --------   --------   --------
Average balance during the period......   $ 2,586    $16,435    $ 6,795    $    84
Average interest rate during the
  period...............................      6.20%      5.24%      5.29%      5.86%
Average rate at period end.............       n/a       6.11%      5.07%      6.74%
Available credit at period end.........   $47,091    $41,427    $15,735    $25,460

    Policies have been developed by management and approved by the board of directors which establish guidelines for investments and liquidity. These policies include an investment policy and an asset/liability management policy. The goals of these policies are to provide liquidity to meet the financial requirements of customers, maintain adequate reserves as required by regulatory agencies and maximize earnings.

    While deposits may fluctuate up and down somewhat with local and national economic conditions, management does not believe that any deposits, or the business of Western Holdings in general, are seasonal in nature. Asset/liability management is monitored by the asset/liability management committee and investment committee, which meet quarterly.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    Market risk is the risk of loss from adverse changes in market prices and rates. Western Holdings' market risk arises primarily from interest rate risk inherent in its investment, loan and deposit functions and management actively monitors and manages this interest rate risk exposure. Western Holdings does not have any market risk sensitive instruments entered into for trading purposes. Management uses an interest rate risk model to measure and monitor its interest rate risk. One measure of exposure to interest rate risk is gap analysis. A positive gap for a given period means that the amount of interest-earning assets maturing or otherwise repricing within such period is greater than the amount of interest-bearing liabilities maturing or otherwise repricing within the same period.

    Western Holdings' overall cumulative positive gap is the result of noninterest bearing deposits of $44,152,000, which represents 118% of the $37,539,000 gap. On the liability side, the majority of time deposits have average terms of approximately six months while savings accounts and other interest-bearing transaction accounts are recorded for gap analysis in the next day to three month category because they do not have a contractual maturity date.

    Taking into consideration that savings accounts and other interest-bearing transaction accounts typically do not react immediately to changes in interest rates, management has taken the following steps to manage its positive gap position. Western Holdings has reduced interest rates on time deposits and focused on increasing noninterest-bearing deposits and floating rate loans. In addition, the Bank holds the majority of its investment securities in the available-for-sale category for purposes of liquidity and asset and liability management.

    The following table sets forth the distribution of repricing opportunities of interest-earning assets and interest-bearing liabilities, the interest rate sensitivity gap (i.e. interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap and the cumulative gap as a percentage of total interest-earning assets as of March 31, 2000 and December 31, 1999. The table also sets forth the time periods during which interest-earning assets and interest-bearing liabilities will mature or may reprice in accordance with their contractual terms. The interest rate relationships between the repriceable assets and repriceable liabilities are not necessarily constant. The table should, therefore, be used only as a guide as to the possible effect changes in interest rates might have on the net margins of Western Holdings.

MARCH 31, 2000:

                                            NEXT DAY TO   OVER 3 THRU   OVER 1 YR     OVER 5
                                             3 MONTHS      12 MONTHS    THRU 5 YRS    YEARS      TOTAL
(DOLLARS IN THOUSANDS)                      -----------   -----------   ----------   --------   --------
Assets:
  Federal funds sold......................    $ 21,645      $     --     $    --     $    --    $ 21,645
  Investment securities...................         500           713      24,982      27,396      53,591
  Loans...................................     111,192         5,137      15,551       1,519     133,399
  FHLB Stock..............................          --            --          --         690         690
                                              --------      --------     -------     -------    --------
Total interest-earning assets.............    $133,337      $  5,850     $40,533     $29,605    $209,325

Liabilities:
  Money market and savings deposits.......    $109,707      $     --     $    --     $    --    $109,707
  Time deposits...........................      27,090        32,549       2,346          --      61,985
                                              --------      --------     -------     -------    --------
Total interest-bearing liabilities........    $136,797      $ 32,549     $ 2,346     $    --    $171,692

Net (interest-bearing
  liabilities)/interest-earning assets....    $ (3,460)     $(26,699)    $38,187     $29,605    $ 37,633
Cumulative net (interest-bearing
  liabilities)/ interest-earning assets...    $ (3,460)     $(30,159)    $ 8,028     $37,633
Cumulative GAP as a percentage of total
  interest-earning assets.................       (1.65)%      (14.41)%      3.84%      17.98%

DECEMBER 31, 1999:

                                            NEXT DAY TO   OVER 3 THRU   OVER 1 YR     OVER 5
                                             3 MONTHS      12 MONTHS    THRU 5 YRS    YEARS      TOTAL
(DOLLARS IN THOUSANDS)                      -----------   -----------   ----------   --------   --------
Assets:
  Federal funds sold......................    $  7,800      $     --     $    --     $    --    $  7,800
  Investment securities...................          --         1,216      15,318      28,095      44,629
  Loans...................................     104,803         5,395      17,995       1,186     129,379
  FHLB Stock..............................          --            --          --       1,316       1,316
                                              --------      --------     -------     -------    --------
Total interest-earning assets.............    $112,603      $  6,611     $33,313     $30,597    $183,124

Liabilities:
  Money market and savings deposits.......    $ 89,954      $     --     $    --     $    --    $ 89,954
  Time deposits...........................      26,502        20,609       3,968          --      51,079
                                              --------      --------     -------     -------    --------
Total interest-bearing liabilities........    $116,456      $ 20,609     $ 3,968     $    --    $141,033

Net (interest-bearing
  liabilities)/interest-earning assets....    $ (3,853)     $(13,998)    $29,345     $30,597    $ 42,091
Cumulative net (interest-bearing
  liabilities)/ interest-earning assets...    $ (3,853)     $(17,851)    $11,494     $42,091
Cumulative GAP as a percentage of total
  interest-earning assets.................       (2.10)%       (9.75)%      6.28%      22.98%

    Western Holdings' interest rate risk model projects changes in net interest income that would occur based on forecasted changes in the interest rate environment. The model compares net interest margin in a flat interest rate scenario to forecasted financial results based on interest rates with an increase of 200 basis points and a decrease of 200 basis points over a 12 month forecast period. The model shows that net interest income would benefit from a 2% increase interest rates by $775,000 over a 12-month forecast period, while a 2% decrease in interest rates would have an adverse impact on earnings of $968,000.

    Western Holdings analyzes its position to be able to maintain its net interest margin while ensuring adequate liquidity in times of both rising and falling interest rates. In adjusting the Bank's asset/liability position, management monitors its interest rate risk while striving to enhance net interest margins. Depending on the level of interest rates, the relationship between long- and short-term interest rates, market conditions and competitive factors, management may increase the interest rate risk position in order to increase its net interest margin. Its results of operations and net portfolio values remain vulnerable to increases in the interest rate environment and to fluctuations in the margin between long and short term interest rates.

SELECTED QUARTERLY FINANCIAL INFORMATION

    The following tables disclose selected quarterly financial information for Western Holdings.

                                                                       FOR THE QUARTER ENDED
                                                  ---------------------------------------------------------------
                                                  MARCH 31,   DECEMBER 31,   SEPTEMBER 30,   JUNE 30,   MARCH 31,
                                                    2000          1999           1999          1999       1999
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)  ---------   ------------   -------------   --------   ---------
Interest income.............................       $4,110        $3,931         $3,816        $3,276     $3,208
Interest expense............................        1,426         1,316          1,291         1,181      1,166
                                                   ------        ------         ------        ------     ------
Net interest income.........................        2,684         2,615          2,525         2,095      2,042
Provision for loan losses...................           80            --             75           132         80
                                                   ------        ------         ------        ------     ------
Net interest income after provision.........        2,604         2,615          2,450         1,963      1,962
Noninterest income..........................          239           298            211           239        285
Noninterest expense.........................        2,057         1,995          1,881         1,689      1,759
                                                   ------        ------         ------        ------     ------
Net income before taxes.....................          786           918            780           513        488
Provision for income taxes..................          307           359            305           201        191
                                                   ------        ------         ------        ------     ------
Net income..................................       $  479        $  559         $  475        $  312     $  297
                                                   ======        ======         ======        ======     ======
Net income per share basic..................       $ 0.18        $ 0.20         $ 0.18        $ 0.11     $ 0.11
Net income per share diluted................       $ 0.17        $ 0.19         $ 0.16        $ 0.11     $ 0.10

                                                                   FOR THE QUARTER ENDED
                                                    ---------------------------------------------------
                                                    DECEMBER 31,   SEPTEMBER 30,   JUNE 30,   MARCH 31,
                                                        1998           1998          1998       1998
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)    ------------   -------------   --------   ---------
Interest income...................................     $3,112         $3,004        $2,784     $2,630
Interest expense..................................      1,173          1,020           958        961
                                                       ------         ------        ------     ------
Net interest income...............................      1,939          1,984         1,826      1,669
Provision for loan losses.........................         15             77            15        123
                                                       ------         ------        ------     ------
Net interest income after provision...............      1,924          1,907         1,811      1,546
Noninterest income................................        387            340           250        272
Noninterest expense...............................      1,503          1,668         1,614      1,354
                                                       ------         ------        ------     ------
Net income before taxes...........................        808            579           447        464
Provision for income taxes........................        331            238           182        191
                                                       ------         ------        ------     ------
Net income........................................     $  477         $  341        $  268     $  273
                                                       ======         ======        ======     ======
Net income per share basic........................     $ 0.18         $ 0.13        $ 0.10     $ 0.11
Net income per share diluted......................     $ 0.17         $ 0.12        $ 0.09     $ 0.10

                     MARKET PRICE AND DIVIDEND INFORMATION

MARKET QUOTATIONS

    Heritage's common stock is listed on the Nasdaq National Market under the symbol "HTBK." Everen Securities, Hoefer & Arnett, Incorporated, Sutro & Co., Incorporated and Van Kasper First Security have acted as market makers for the common stock. These market makers have committed to make a market for Heritage' common stock, although they may discontinue making a market at any time. No assurance can be given that an active trading market will be sustained for the common stock at any time in the future. Western Holdings common stock is closely held by fewer than 100 shareholders with trades effected occasionally between individuals or through a brokerage firm with an office in Los Altos.

    The following table provides for Heritage common stock the sale prices and for Western Holdings the sales prices as reported to Western Holdings by brokers handling trades in its common stock. The Heritage information is based on information provided by the Nasdaq National Market since fourth quarter in 1998 and on information provided by the market makers for earlier periods. These quotations reflect inter-dealer prices, without retail mark-up, markdown, or commission, do not reflect actual transactions, and do not include nominal amounts traded directly by shareholders or through other dealers who are not market makers.

                                                   HERITAGE          WESTERN HOLDINGS
                                                 COMMON STOCK          COMMON STOCK
                                              -------------------   -------------------
                                                HIGH       LOW        HIGH       LOW
                                              --------   --------   --------   --------
1998
First Quarter...............................   $10.30     $ 9.09     $ 5.79     $ 5.37
Second Quarter..............................    10.30       8.79       9.09       5.79
Third Quarter...............................    12.73       8.79      10.00       9.09
Fourth Quarter..............................    13.34      10.30      10.00      10.00

1999
First Quarter...............................    20.68      12.12      11.00      10.00
Second Quarter..............................    18.86       8.75      11.00      10.00
Third Quarter...............................    14.77      12.05      11.00      10.00
Fourth Quarter..............................    15.46      12.61      11.00      10.00

2000
First Quarter...............................    14.55      10.75      11.00      11.00
Second Quarter (through June      ).........    11.38       9.50      12.25      11.00

    Listed prices for Heritage are adjusted to reflect a 3-for-2 stock split February 1999 and a 10% stock dividend in February 2000.

    Effective February 17, 1998, and following the formation of Heritage as the bank holding company for Heritage Bank of Commerce, Heritage Bank of Commerce's stock was exchanged on a share for share basis with the stock of Heritage. As of February 15, 2000, there were approximately 1,200 holders of shares of Heritage's common stock.

    Listed prices for Western Holding are adjusted to reflect a 10% stock dividend in February 1998, a two-for-one stock split in July 1998, and a 10% stock dividend in February 1999.

DIVIDENDS

DIVIDEND RESTRICTIONS

    Under California Law, the directors of a California corporation may declare and pay dividends upon the shares of its capital stock either (i) out of its retained earnings, or (ii) out of capital, provided the company would, after making the distribution, meet two conditions, which generally stated are as follows: (i) the corporation's assets must equal at least 125% of its liabilities; and (ii) the corporation's current assets must equal at least its current liabilities or, if the average of the corporation's earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the corporation's interest expense for such fiscal years, then the corporation's current assets must equal at least 125% of its current liabilities.

    A California bank is subject to different dividend restrictions. Under California law, the holders of common stock of a bank are entitled to receive dividends when and as declared by the board of directors, out of funds legally available therefor. The California Banking Law provides that a state-licensed bank may not make a cash distribution to its shareholders in excess of the lesser of the following: (i) the bank's retained earnings, or (ii) the bank's net income for its last three fiscal years, less the amount of any distributions made by the bank to its shareholders during such period. However, a bank, with the prior approval of the Commissioner, may make a distribution to its shareholders of an amount not to exceed the greater of (i) a bank's retained earnings, (ii) its net income for its last fiscal year, or (iii) its net income for the current fiscal year. In the event that the Commissioner determines that the shareholders' equity of a bank is inadequate or that the making of a distribution by a bank would be unsafe or unsound, the Commissioner may order a bank to refrain from making such a proposed distribution.

    The FDIC and the Commissioner have authority to prohibit a bank from engaging in business practices that are considered to be unsafe or unsound. Depending upon the financial condition of a bank and upon other factors, the FDIC or the Commissioner could assert that payments of dividends or other payments by a bank might be such an unsafe or unsound practice. The FRB has similar authority with respect to a bank holding company.

DIVIDEND POLICY

    To date, Heritage has not paid cash dividends. It is the current policy of Heritage to retain earnings to increase its capital to support growth. Payment of cash dividends in the future will depend upon Heritage's earnings and financial condition and other factors deemed relevant by management. Accordingly, it is likely that no cash dividends from Heritage will be declared in the foreseeable future.

    Western Holdings has never paid a cash dividend to its shareholders.

                      DESCRIPTION OF HERITAGE COMMON STOCK

    The authorized capital stock of Heritage consists of 30,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock. As of May 31, 2000, there were 7,048,883 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, options to acquire an additional 1,540,703 shares of Heritage common stock were issued and outstanding.

COMMON STOCK

    Holders of Heritage common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, except that, upon giving the notice required by the Heritage bylaws, shareholders may cumulate their votes for the election of directors. Shareholders are entitled to receive ratably such dividends as may be legally declared by Heritage's board of directors. There are legal and regulatory restrictions on the ability of Heritage to declare and pay dividends. See "Market Price and Dividend Information--Dividends and dividend policy" on page 107. In the event of a liquidation, common shareholders are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference for securities with a priority over the Heritage common stock. Shareholders of Heritage common stock have no preemptive or conversion rights. Heritage common stock is not subject to calls or assessments. The transfer agent and registrar for Heritage common stock is Gemisys Corporation.

PREFERRED STOCK

    The Heritage board of directors is authorized to fix the rights, preferences, privileges and restrictions of the preferred stock and may establish series of such stock and determine the variations between series. If and when any preferred stock is issued, the holders of preferred stock may have a preference over holders of Heritage common stock upon the payment of dividends, upon liquidation of Heritage, in respect of voting rights and in the redemption of the capital stock of Heritage. The issuance of any preferred stock may have the effect of delaying, deferring or preventing a change in control of Heritage without further action of its shareholders. The issuance of such stock with voting and conversion rights may adversely affect the voting power of the holders of Heritage common stock. Heritage has no present plans to issue any shares of preferred stock.

TRUST PREFERRED SECURITIES

    Heritage Capital Trust I is a Delaware business trust wholly owned by Heritage and formed for the purpose of issuing mandatorily redeemable cumulative trust preferred securities of the trust holding solely junior subordinated debentures. During the first quarter of 2000, Heritage Capital Trust I issued 7,000 trust preferred securities with a liquidation value of $1,000 per security to Heritage for gross proceeds of $7,000,000. The entire proceeds of the issuance were invested by Heritage Capital Trust I in $7,000,000 aggregate principal amount of 10 7/8% subordinated debentures due 2030 (the subordinated debentures) issued by Heritage. The subordinated debentures represent the sole assets of Heritage Capital Trust I. The subordinated debentures mature on March 8, 2030, bear interest at the rate of 10 7/8%, payable semi-annually, and are redeemable by Heritage at a premium beginning on or after March 8, 2010 based on a percentage of the principal amount of the subordinated debentures as stipulated in the related indenture agreement, plus any accrued and unpaid interest to the redemption date. The subordinated debentures are redeemable at 100 percent of the principal amount plus any accrued and unpaid interest to the redemption date at any time on or after March 8, 2020. The trust preferred securities are subject to mandatory redemption to the extent of any early redemption of the subordinated debentures and upon maturity of the subordinated debentures on March 8, 2030.

    Holders of the trust preferred securities are entitled to cumulative cash distributions at an annual rate of 10 7/8% of the liquidation amount of $1,000 per security. Heritage has the option to defer payment of the distributions for a period of up to five years, as long as Heritage is not in default in the payment of interest on the subordinated debentures. Heritage has guaranteed, on a subordinated basis, distributions and other payments due on the trust preferred securities. The guarantee, when taken together with Heritage's obligations under the subordinated debentures, the Indenture Agreement pursuant to which the subordinated debentures were issued and Heritage's obligations under the Trust Agreement governing the subsidiary trust, provide a full and unconditional guarantee of amounts due on the trust preferred securities.

    The subordinated debentures and related trust investment in the subordinated debentures have been eliminated in consolidation and the trust preferred securities reflected as outstanding in the consolidated financial statements of Heritage included in and incorporated in this document.

                  DESCRIPTION OF WESTERN HOLDINGS COMMON STOCK

    The authorized capital stock of Western Holdings consists of 10,000,000 shares of common stock, no par value. As of May 31, 2000, there were 2,751,508 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, options to acquire an additional 314,435 shares of Western Holdings common stock were issued and outstanding.

COMMON STOCK

    Holders of Western Holdings common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, except that, upon giving the notice required by the

Western Holdings bylaws, shareholders may cumulate their votes for the election of directors. Shareholders are entitled to receive ratably such dividends as may be legally declared by Western Holdings board of directors. There are legal and regulatory restrictions on the ability of Western Holdings to declare and pay dividends. See "Market Price and Dividend Information--Dividends and dividend policy" on page 107. In the event of a liquidation, common shareholders are entitled to share ratably in all assets after payment of creditors. Shareholders of Western Holdings common stock have no preemptive or conversion rights. Western Holdings common stock is not subject to calls or assessments. The transfer agent and registrar for Western Holdings common stock is U.S. Stock Transfer Corporation.

                 CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

    The following is a general discussion of the material differences between the rights of Heritage shareholders under the Heritage articles and bylaws and the rights of Western Holdings shareholders under the Western Holdings articles and bylaws and applicable California law.

CUMULATIVE VOTING

    Shareholders of both Heritage and Western Holdings are entitled to cumulate their votes for the election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held in the shareholder's name on the record date. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires. The candidates (up to the number of directors to be elected) receiving the highest number of votes are elected.

    A California corporation that is a "listed corporation" may, by amending its articles or bylaws, eliminate cumulative voting for directors. Because Heritage's common stock is quoted on the Nasdaq National Market, it qualifies as a listed corporation. Such an amendment requires the approval of holders of a majority of the outstanding shares of Heritage common stock. Heritage has no present plan to propose an amendment to eliminate cumulative voting.

CLASSIFIED BOARD OF DIRECTORS

    At present, the Heritage bylaws and the Western Holdings bylaws provide directors will be elected for a one-year term at each special meeting of shareholders. A California corporation that is a "listed corporation" may, by amending its articles or bylaws, provide for a staggered or classified board of directors. Such an amendment requires the approval of holders of a majority of the outstanding shares of Heritage common stock. Because Heritage common stock is quoted on the Nasdaq National Market, it qualifies as a listed corporation. Heritage has no present plan to propose an amendment to provide for a classified board of directors.

DISSENTERS' RIGHTS IN MERGERS AND OTHER REORGANIZATIONS

    Under California Corporation Law, a dissenting shareholder of a corporation participating in certain business combinations may, under varying circumstances, receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive under the terms of the transaction. The California General Corporation Law generally does not require dissenters' rights of appraisal with respect to shares which, immediately prior to the merger, are listed on any national securities exchange certified by the Commissioner of Corporations or on the Nasdaq Stock Market unless at least the holders of five percent or more of the company's common stock make a written demand for the purchase of dissenting shares. Heritage common stock is listed on the Nasdaq National Market. Western Holdings stock is not listed on Nasdaq. Accordingly, Heritage shareholders generally have somewhat more limited dissenters' rights in connection with business combinations than do Western Holdings shareholders. Dissenters' rights are not available to the shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required.

                                 OTHER MATTERS

    Proxy holders will vote all shares represented by duly executed proxies in accordance with the instructions in the proxies. The boards of directors of Western Holdings and Heritage know of no other matters which will be brought before the meetings. If any new matters are properly presented, the proxy holders will vote all proxies solicited relating to the meeting in accordance with their judgment.

                                    EXPERTS

    The consolidated financial statements of Heritage Commerce Corp as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, included or incorporated by reference in this document have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is included and incorporated by reference in this document. Those statements have been included and incorporated by reference in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of Western Holdings as of December 31, 1999 and for the year then ended, included in this document, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto, and are included in this document in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The consolidated financial statements of Western Holdings as of December 31, 1998 and for the year then ended, included in this document, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in its report with respect thereto, and are included in this document in reliance on the report of such firm, given upon its authority as experts in accounting and auditing.

                                 LEGAL MATTERS

    Certain legal matters with respect to Heritage, including the validity of the Heritage common stock to be issued in connection with the merger, will be passed upon for Heritage by McCutchen, Doyle, Brown & Enersen LLP, San Francisco, California. Certain legal matters with respect to Western Holdings will be passed upon by Sheppard, Mullin Richter & Hampton, LLP, San Francisco, California.

                   INFORMATION CONCERNING HERITAGE MANAGEMENT

    Information concerning:

    - directors and executive officers,

    - executive compensation,

    - principal shareholders,

    - certain relationships and related transactions, and

    - other related matters concerning Heritage

is incorporated by reference in its annual report on Form 10-K for the year ended December 31, 1999. Heritage's annual report on Form 10-K is incorporated by reference into this document.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

    Heritage files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Heritage files at the Commission's public reference rooms in Washington, D.C., New

York, New York and Chicago, Illinois. You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 5th Street, N.W., Room 1024, Washington, DC 20545 at prescribed rates. Please call the Commission at (800) SEC-0330 for further information on the public reference rooms. The Commission also maintains an Internet World Wide Web site at "http://www.sec.gov" at which reports, proxy and information statements and other information regarding Heritage are available. Reports, proxy statements and other information concerning Heritage may be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, Washington, DC 20006.

    Heritage has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act relating to the shares of Heritage common stock to be issued in connection with the merger. This document also constitutes the prospectus of Heritage filed as part of the registration statement and does not contain all the information included in the registration statement and related exhibits. You may copy and read the registration statement and its exhibits at the public reference facilities maintained by the Securities and Exchange Commission at the address stated above.

    The Commission allows Heritage to "incorporate by reference" information into this document, which means that Heritage can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the documents listed below that Heritage has previously filed with the Commission. These documents contain important information about Heritage and its financial condition.

HERITAGE COMMISSION FILINGS (FILE NO. 001-09383)                 PERIOD
------------------------------------------------  -------------------------------------
Annual Report on Form 10-K................        Year ended December 31, 1999
Current Reports on Form 8-K...............        Dated January 5, January 20, January
                                                  26, April 14, May 11, and June 19,
                                                  2000
Quarterly Report on form 10-Q.............        Quarter Ended March 31, 2000

    Heritage incorporates by reference any additional documents that it may file with the Commission between the date of this document and the date of the shareholder meetings. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. Heritage has supplied all information contained or incorporated by reference in the document relating to Heritage and Western Holdings has supplied all such information relating to Western Holdings.

    In deciding how to vote on the merger, you should rely only on the information contained or incorporated by reference in this document. Neither Heritage nor Western Holdings has authorized any person to provide you with any information that is different from what is contained in this document. This
document is dated                  , 2000. You should not assume that the
information contained in this document is accurate as of any date other than such date, and neither the mailing to you of this document nor the issuance to you of shares of Heritage common stock will create any implication to the contrary. This document does not constitute an offer to sell or a solicitation of any offer to buy any securities, or the solicitation of a proxy in any jurisdiction in which, or to any person to whom, it is unlawful.

                             HERITAGE COMMERCE CORP

                         INDEX TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

                                                                PAGE
                                                              --------
Independent Auditors' Report................................     F-2

Consolidated Balance Sheets as of December 31, 1999 and
  1998......................................................     F-3

Consolidated Income Statements for the years ended
  December 31, 1999, 1998 and 1997..........................     F-4

Consolidated Statements of Shareholders' Equity for the
  years ended December 31, 1999, 1998 and 1997..............     F-5

Consolidated Statements of Cash Flows for the years ended
  December 31, 1999, 1998 and 1997..........................     F-6

Notes to Consolidated Financial Statements..................     F-7

                            MARCH 31, 2000

                             (UNAUDITED)

Condensed Consolidated Statements of Financial Condition as
  of March 31, 2000 and December 31, 1999...................    F-29

Condensed Consolidated Income Statements for the three
  months ended March 31, 2000
  and 1999..................................................    F-30

Condensed Consolidated Statements of Cash Flows for the
  three months ended March 31, 2000 and 1999................    F-31

Notes to Condensed Consolidated Financial Statements........    F-32

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Heritage Commerce Corp:

    We have audited the accompanying consolidated balance sheets of Heritage Commerce Corp and subsidiaries (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity, and cash flows in each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Heritage Commerce Corp and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years for the period ended December 31, 1999 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

San Jose, California
January 21, 2000

                             HERITAGE COMMERCE CORP

                          CONSOLIDATED BALANCE SHEETS

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                  1999              1998
                                                              ------------      ------------
                                           ASSETS
Cash and due from banks.....................................  $ 10,049,000      $ 18,039,000
Federal funds sold..........................................   128,100,000        28,600,000
                                                              ------------      ------------
      Total cash and cash equivalents.......................   138,149,000        46,639,000

Securities available-for-sale, at fair value................    17,430,000        50,249,000
Securities held-to-maturity, at amortized cost (fair value
  of $13,614,000 and $27,240,000, respectively).............    13,834,000        26,544,000

Loans held-for-sale, at fair value..........................    22,243,000        33,079,000

Loans, net of deferred fees of $76,000 and $95,000 for 1999
  and 1998..................................................   271,855,000       236,307,000
Allowance for probable loan losses..........................    (5,003,000)       (3,825,000)
                                                              ------------      ------------
      Loans, net............................................   266,852,000       232,482,000

Premises and equipment, net.................................     3,459,000         3,238,000
Accrued interest receivable and other assets................     5,211,000         7,240,000
Other investments...........................................     9,486,000         5,460,000
                                                              ------------      ------------

        TOTAL...............................................  $476,664,000      $404,931,000
                                                              ============      ============

                            LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Deposits
    Demand, noninterest bearing.............................  $109,432,000      $120,854,000
    Demand, interest bearing................................     9,898,000         9,035,000
    Savings and money market................................   164,060,000       131,518,000
    Time deposits, under $100,000...........................    47,355,000        29,793,000
    Time deposits, $100,000 and over........................    87,795,000        58,847,000
                                                              ------------      ------------
  Total deposits............................................   418,540,000      $350,047,000
  Deposits held-for-sale....................................            --        18,911,000
  Accrued interest payable and other liabilities............    13,593,000         5,276,000
                                                              ------------      ------------
      Total liabilities.....................................   432,133,000       374,234,000
                                                              ------------      ------------
Commitments and contingencies
Shareholders' equity:
  Preferred Stock, no par value; 10,000,000 shares
    authorized: none outstanding............................            --                --
  Common Stock, no par value; 30,000,000 shares authorized;
    shares issued and outstanding: 6,392,342 in 1999 and
    5,554,552 in 1998.......................................    41,021,000        29,418,000
  Accumulated other comprehensive (loss) income, net of
    taxes...................................................      (137,000)          658,000
  Retained earnings.........................................     3,647,000           621,000
                                                              ------------      ------------
      Total shareholders' equity............................    44,531,000        30,697,000
                                                              ------------      ------------
        TOTAL...............................................  $476,664,000      $404,931,000
                                                              ============      ============

                See notes to consolidated financial statements.

                             HERITAGE COMMERCE CORP

                         CONSOLIDATED INCOME STATEMENTS

                                                               YEARS ENDED DECEMBER 31,
                                                        ---------------------------------------
                                                           1999          1998          1997
                                                        -----------   -----------   -----------
Interest income:
  Loans, including fees...............................  $25,727,000   $19,777,000   $10,376,000
  Securities, taxable.................................    1,764,000     4,915,000     5,188,000
  Securities, non-taxable.............................      606,000       679,000        87,000
  Federal funds sold..................................    3,124,000     1,307,000       552,000
                                                        -----------   -----------   -----------
Total interest income.................................   31,221,000    26,678,000    16,203,000
                                                        -----------   -----------   -----------
Interest expense:
  Deposits............................................   10,409,000     7,933,000     4,187,000
  Other...............................................       35,000         3,000        17,000
                                                        -----------   -----------   -----------
Total interest expense................................   10,444,000     7,936,000     4,204,000
                                                        -----------   -----------   -----------
Net interest income before provision for probable loan
  losses..............................................   20,777,000    18,742,000    11,999,000
Provision for probable loan losses....................    1,911,000     1,576,000     1,060,000
                                                        -----------   -----------   -----------
Net interest income after provision for probable loan
  losses..............................................   18,866,000    17,166,000    10,939,000
                                                        -----------   -----------   -----------
Noninterest income:
  Servicing income....................................    1,576,000            --            --
  Gain on sales of securities available-for-sale......    1,004,000       790,000       164,000
  Gain on sale of shares of demutualized life
    insurance company.................................      530,000            --            --
  Service charges and other fees......................      343,000       229,000       173,000
  Gain on sale of Internet credit card................      289,000            --            --
  Other investments...................................      274,000       226,000        48,000
  Gain on sale of deposits............................      240,000            --            --
  Gain on sale of loans...............................      143,000       332,000       205,000
  Other income........................................      585,000       337,000        48,000
                                                        -----------   -----------   -----------
Total other income....................................    4,984,000     1,914,000       638,000
                                                        -----------   -----------   -----------
Noninterest expenses:
  Salaries and employee benefits......................   10,587,000     7,722,000     4,933,000
  Client services.....................................    1,527,000     2,426,000     1,169,000
  Professional fees...................................    1,217,000       718,000       372,000
  Furniture and equipment.............................    1,191,000       828,000       542,000
  Occupancy...........................................    1,168,000       792,000       440,000
  Advertising and promotion...........................      826,000       786,000       450,000
  Loan origination costs..............................      539,000       449,000       326,000
  Stationery & supplies...............................      300,000       247,000       144,000
  Telephone...........................................      208,000       172,000        95,000
  Other...............................................    1,711,000     1,465,000       697,000
                                                        -----------   -----------   -----------
Total other expenses..................................   19,274,000    15,605,000     9,168,000
                                                        -----------   -----------   -----------
Income before income taxes............................    4,576,000     3,475,000     2,409,000
Provision for income taxes............................    1,550,000     1,325,000       844,000
                                                        -----------   -----------   -----------
Net income............................................  $ 3,026,000   $ 2,150,000   $ 1,565,000
                                                        ===========   ===========   ===========
Earnings per share:
  Basic...............................................  $      0.51   $      0.41   $      0.32
  Diluted.............................................  $      0.45   $      0.37   $      0.30

                See notes to consolidated financial statements.

                             HERITAGE COMMERCE CORP

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                 YEARS ENDED DECEMBER 31, 1999, 1998, AND 1997

                                                                  ACCUMULATED
                                                                     OTHER
                                            COMMON STOCK         COMPREHENSIVE    RETAINED         TOTAL           OTHER
                                       -----------------------    INCOME (NET     EARNING/     SHAREHOLDERS'   COMPREHENSIVE
                                        SHARES       AMOUNT        OF TAXES)      (DEFICIT)       EQUITY          INCOME
                                       ---------   -----------   -------------   -----------   -------------   -------------
BALANCE, JANUARY 1, 1997.............  4,696,049   $22,093,000     $ 221,000     $(1,790,000)   $20,524,000
Net income...........................         --            --            --       1,565,000      1,565,000     $ 1,565,000
Net change in unrealized gain (loss)
  on securities available-for-sale,
  net of reclassification adjustment
  and taxes..........................         --            --       197,000              --        197,000         197,000
                                                                                                                -----------
  Total comprehensive income.........                                                                           $ 1,762,000
                                                                                                                ===========
Stock dividend.......................    234,523     1,304,000            --      (1,304,000)            --
Cash paid for fractional shares......       (291)       (2,000)                           --         (2,000)
Stock options exercised..............     13,567        52,000            --              --         52,000
                                       ---------   -----------     ---------     -----------    -----------
BALANCES, DECEMBER 31, 1997..........  4,943,848   $23,447,000     $ 418,000     $(1,529,000)   $22,336,000
Net income...........................         --            --            --       2,150,000      2,150,000     $ 2,150,000
Net change in unrealized gain on
  securities available-for-sale, net
  of reclassification adjustment and
  taxes..............................         --            --       240,000              --        240,000         240,000
                                                                                                                -----------
  Total comprehensive income.........                                                                           $ 2,390,000
                                                                                                                ===========
Common Stock issued pursuant to July
  1998 offering (net of issuance
  costs of $154,000).................    580,644     5,846,000            --              --      5,846,000
Stock options exercised..............     30,060       125,000            --              --        125,000
                                       ---------   -----------     ---------     -----------    -----------
BALANCES, DECEMBER 31, 1998..........  5,554,552   $29,418,000     $ 658,000     $   621,000    $30,697,000
Net income...........................         --            --            --       3,026,000      3,026,000     $ 3,026,000
Net change in unrealized gain (loss)
  on securities available-for-sale,
  net of reclassification adjustment
  and taxes..........................         --            --      (795,000)             --       (795,000)       (795,000)
                                                                                                                -----------
  Total comprehensive income.........                                                                           $ 2,231,000
                                                                                                                ===========
Common Stock issued pursuant to July
  1999 offering (net of issuance
  costs of $172,000).................    758,138    11,200,000            --              --     11,200,000
Cash paid for fractional shares......       (199)       (4,000)                                      (4,000)
Stock options exercised..............     79,851       407,000            --              --        407,000
                                       ---------   -----------     ---------     -----------    -----------
BALANCES, DECEMBER 31, 1999..........  6,392,342   $41,021,000     $(137,000)    $ 3,647,000    $44,531,000
                                       =========   ===========     =========     ===========    ===========

                 See notes to consolidated financial statements

                             HERITAGE COMMERCE CORP

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       YEARS ENDED DECEMBER 31,
                                                              -------------------------------------------
                                                                  1999           1998            1997
                                                              ------------   -------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $  3,026,000   $   2,150,000   $  1,565,000
Adjustments to reconcile net income to net cash used in
  operating activities:
  (Loss) in disposals of property and equipment.............      (283,000)             --             --
  Depreciation and amortization.............................       827,000         639,000        388,000
  Provision for probable loan losses........................     1,911,000       1,576,000      1,060,000
  Gain on sales of securities available-for-sale............    (1,004,000)       (790,000)      (164,000)
  Deferred income taxes.....................................      (709,000)     (1,016,000)      (448,000)
  Amortization/accretion of discounts and premiums on
    securities..............................................      (239,000)        242,000         56,000
  Proceeds from sales of loans held for sale................     4,317,000       3,932,000      4,198,000
  Originations of loans held for sale.......................   (17,941,000)     (5,674,000)    (4,626,000)
  Maturities of loans held for sale.........................     7,839,000         694,000         45,000
  Effect of changes in:
    Accrued interest receivable and other assets............      (801,000)     (2,461,000)      (952,000)
    Accrued interest payable and other liabilities..........    11,156,000       2,869,000        605,000
                                                              ------------   -------------   ------------
Net cash provided by operating activities...................     8,099,000       2,161,000      1,727,000
                                                              ------------   -------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Net increase in loans.......................................   (19,660,000)   (139,604,000)   (45,650,000)
Purchases of securities available-for-sale..................   (26,334,000)    (25,481,000)   (49,116,000)
Maturities of securities available-for-sale.................    22,232,000      18,407,000     16,588,000
Proceeds from sales of securities available-for-sale........    49,512,000      19,046,000     21,955,000
Purchases of securities held-to-maturity....................            --      (8,855,000)    (7,659,000)
Proceeds from maturities or calls of securities
  held-to-maturity..........................................     1,115,000       8,722,000      6,388,000
Purchase of corporate-owned life insurance..................    (3,874,000)       (987,000)    (4,473,000)
Purchases of property and equipment.........................      (765,000)     (1,906,000)      (829,000)
                                                              ------------   -------------   ------------
Net cash provided by (used in) investing activities.........    22,226,000    (130,658,000)   (62,796,000)
                                                              ------------   -------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in deposits....................................    49,582,000     125,981,000     96,599,000
Proceeds from sale of securities under agreements to
  repurchase................................................            --              --     (5,010,000)
Net proceeds from issuance of common stock..................    11,603,000       5,970,000         50,000
                                                              ------------   -------------   ------------
Net cash provided by financing activities...................    61,185,000     131,951,000     91,639,000
                                                              ------------   -------------   ------------
Net increase in cash and cash equivalents...................    91,510,000       3,454,000     30,570,000
Cash and cash equivalents, beginning of year................    46,639,000      43,185,000     12,615,000
                                                              ------------   -------------   ------------
Cash and cash equivalents, end of year......................  $138,149,000   $  46,639,000   $ 43,185,000
                                                              ============   =============   ============

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest................................................  $ 10,171,000   $   7,198,000   $  4,477,000
    Income taxes............................................  $  2,083,000   $   1,684,000   $  1,536,000

Supplemental schedule of non-cash investing and financing
  activity:
Transfer from accumulated deficit to common stock due to
  stock dividend............................................            --   $          --   $  1,304,000
Transfer of investment securities from HTM to AFS...........  $ 11,669,000   $          --   $         --

                See notes to consolidated financial statements.

                                    HERITAGE
                                 COMMERCE CORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

    Heritage Commerce Corp (the "Company") operates as the bank holding company for three subsidiary banks: Heritage Bank of Commerce ("HBC"), Heritage Bank East Bay ("HBEB"), and Heritage Bank South Valley ("HBSV")(collectively the "Banks"). All are California state chartered banks which offer a full range of commercial and personal banking services to residents and the business/professional community in Santa Clara and Alameda Counties, California. HBC was incorporated on November 23, 1993 and commenced operations on June 8, 1994. HBEB was incorporated on October 21, 1998 and commenced operations on December 7, 1998. HBSV was incorporated on December 1, 1999 and commenced operations on January 18, 2000. The accounting and reporting policies of the Company and its subsidiary banks conform to generally accepted accounting principles and prevailing practices within the banking industry.

    On January 27, 1999, the Company's Board of Directors announced the declaration of a 3-for-2 stock split effective for shareholder of record on February 5, 1999. Accordingly, all historical financial information has been restated as if the stock split had been in effect for all periods presented.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its subsidiary banks. All material intercompany accounts and transactions have been eliminated.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments purchased with remaining terms to maturity of three months or less from the date of acquisition to be cash equivalents. Cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are sold and purchased for one-day periods.

    SECURITIES

    The Company classifies its securities into two categories, available-for-sale and held-to-maturity, at the time of purchase. Securities available-for-sale are measured at fair value with a corresponding recognition of the net unrealized holding gain or loss, net of income taxes, as a net amount within accumulated other comprehensive income, which is a separate component of shareholders' equity, until realized. Securities held-to-maturity are measured at amortized cost, based on the Company's positive intent and ability to hold the securities to maturity.

                                    HERITAGE
                                 COMMERCE CORP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(1) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary results in a charge to earnings and the corresponding establishment of a new cost basis for the security.

    Premiums and discounts are amortized, or accreted, over the life of the related investment security as an adjustment to income using a method that approximates the interest method. Interest income is recognized when earned. Realized gains and losses for securities classified as available-for-sale are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

    LOANS HELD FOR SALE

    The Company holds for sale the guaranteed portion of certain Small Business Administration (SBA) loans. These loans are carried at the lower of cost or market, determined in the aggregate.

    Gains or losses on SBA loans held for sale are recognized upon completion of the sale, and are based on the difference between the net sales proceeds and the relative fair value of the guaranteed portion of the loan sold compared to the relative fair value of the unguaranteed portion.

    The servicing assets that result from the sale of SBA loans, sold with servicing rights retained, are amortized over the lives of the loans using a method approximating the interest method.

    The Company accounts for the transfer and servicing of financial assets based on the financial and servicing assets it controls and liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. Servicing assets are measured at their fair value and are amortized in proportion to and over the period of net servicing income and are assessed for impairment on an ongoing basis. Impairment is determined by stratifying the servicing rights based on interest rates and terms. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Impairment is recognized through a valuation allowance. Any servicing assets in excess of the contractually specified servicing fees have been reclassified at fair value as an interest-only (I/O) strip receivable and treated like an available for sale security. The servicing asset, net of any required valuation allowance, and I/O strip receivable are included in other assets.

    LOANS

    Loans are stated at the principal amount outstanding. The majority of the Company's loans are at variable interest rates. Interest on loans is credited to income when earned.

    Generally, if a loan is classified as non-accrual, the accrual of interest is discontinued, any accrued and unpaid interest is reversed, and the amortization of deferred loan fees and costs is discontinued, when the payment of principal or interest is 90 days past due, unless the amount is well secured and in the process of collection. Any interest or principal payments received on non-accrual loans are applied toward reduction of principal. Non-accrual loans generally are not returned to performing status until the obligation is brought current, has performed in accordance with the contract terms for a reasonable period of time, and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

                                    HERITAGE
                                 COMMERCE CORP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(1) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Renegotiated loans are those in which the Company has formally restructured a significant portion of the loan. The remaining portion is charged off, with a concession either in the form of below market rate financing, or debt forgiveness on the charged off portion. Loans that have been renegotiated and have not met specific performance standards for payment are classified as renegotiated loans within the classification of nonperforming assets. Upon payment performance, such loans may be transferred from nonperforming status to accrual status. At December 31, 1999 and 1998 the Company did not have any renegotiated loans outstanding.

    Non-refundable loan fees and direct origination costs are deferred and recognized over the expected lives of the related loans using the effective yield interest method.

    ALLOWANCE FOR LOAN LOSSES

    The Company maintains an allowance for loan losses to absorb probable losses inherent in the loan portfolio. The allowance is based on ongoing, monthly assessments of the probable estimated losses. Loans are charged against the allowance when management believes that the collectability of the principal is doubtful. The allowance is increased by the provision for loan losses, which is charged against current period operating results and decreased by the amount of charge-offs, net of recoveries. The Company's methodology for assessing the appropriateness of the allowance consists of several key elements, which include the formula allowance, specific allowances and the unallocated allowance.

    The allowance is calculated by applying loss factors to outstanding loans and certain unused commitments. Loss factors are based on the Company's historical loss experience and may be adjusted for significant factors that, in management's judgement, affect the collectibility of the portfolio as of the evaluation date. Until additional historical data is available, management has derived a matrix, based on management's prior experience, to determine the loss factor for each category of loan.

    Allowances can apply to some loans but not all loans. Specific allowances are established in cases where management has identified significant conditions or circumstances related to a credit that management believes indicate the probability that a loss has been incurred in excess of the amount determined by the application of the formula allowance. The allowance also incorporates the results of measuring impaired loans. Management considers a loan to be impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the note agreement. When a loan is considered to be impaired, the amount of impairment is measured based on the present value of expected future cash flows discounted at the note's effective interest rate, or the fair value of the collateral if the loan is secured by real estate.

    The unallocated allowance is based upon management's evaluation of various conditions that are not directly measured in the determination of the formula and specific allowances. The conditions evaluated in connection with the unallocated allowance may include existing general economic and business conditions affecting the key lending areas of the Company, credit quality trends, collateral values, loan volumes and concentrations, seasoning of the loan portfolio, specific industry conditions within portfolio segments, recent loss experience in particular segments of the portfolio, duration of the current business cycle, and bank regulatory examination results.

                                    HERITAGE
                                 COMMERCE CORP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(1) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PREMISES AND EQUIPMENT

    Premises and equipment are stated at cost. Depreciation and amortization are computed on a straight-line basis over the lesser of the lease terms or estimated useful lives of five to fifteen years, if appropriate. The Company evaluates the recoverability of long-lived assets on an on-going basis.

    OTHER INVESTMENTS

    Other investments consist of cash surrender value of life insurance policies for certain officers and directors of the Company and its subsidiary banks.

    INCOME TAXES

    The Company files consolidated federal and combined state income tax returns. Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred taxes, which arise principally from temporary differences between the period in which certain income and expenses are recognized for financial accounting purposes and the period in which they affect taxable income, are included in the amounts provided for income taxes. Under this method, the computation of the net deferred tax liability or asset gives current recognition to changes in the tax laws.

    STOCK-BASED COMPENSATION

    The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion
No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. The Company presents the required proforma disclosures of the effect of stock-based compensation on net income and earnings per share using the fair value method in accordance with SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION.

    COMPREHENSIVE INCOME

    In 1998, the Company adopted SFAS No. 130, "REPORTING COMPREHENSIVE INCOME," which requires that an enterprise report and display, by major components and as a single total, the change in its net assets during the period from non-owner sources.

                                    HERITAGE
                                 COMMERCE CORP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(1) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The following is a summary of the components of other comprehensive income.

                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              1999         1998         1997
                                                           ----------   ----------   ----------
Net Income...............................................  $3,026,000   $2,150,000   $1,565,000
                                                           ----------   ----------   ----------
Other comprehensive income, net of tax:
  Net unrealized holding gain (loss) on
    available-for-sale securities during the year........    (130,000)     729,000      303,000
  Less: reclassification adjustment for realized gains on
    available-for-sale securities included in net income
    during the year......................................    (665,000)    (489,000)    (106,000)
                                                           ----------   ----------   ----------
Other comprehensive income...............................    (795,000)     240,000      197,000
                                                           ----------   ----------   ----------
Comprehensive income.....................................  $2,231,000   $2,390,000   $1,762,000
                                                           ==========   ==========   ==========

    SEGMENT REPORTING

    HBC, HBEB, and HBSV are commercial banks, which offer similar products to customers located in Santa Clara and Alameda counties of California. No customer accounts for more than 10 percent of revenue for HBC, HBEB, HBSV or the Company. Management evaluates the Company's performance as a whole and does not allocate resources based on the performance of different lending or transaction activities. Accordingly, the Company and its subsidiary banks all operate as one business segment.

    EARNINGS PER SHARE

    Basic earnings per share is computed by dividing net income by the weighted average common shares outstanding. Diluted earnings per share reflects potential dilution from outstanding stock options, using the treasury stock method. For each of the years presented, net income is the same for basic and diluted earnings per share. Reconciliation of weighted average shares used in computing basic and diluted earnings per share is as follows:

                                                                  YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1999        1998        1997
                                                              ---------   ---------   ---------
Weighted average common shares outstanding--used in
  computing basic earnings per share........................  5,950,339   5,242,516   4,937,533
Dilutive effect of stock options outstanding, using the
  treasury stock method.....................................    756,387     601,522     284,324
                                                              ---------   ---------   ---------
Shares used in computing diluted earnings per share.........  6,706,726   5,844,038   5,221,857
                                                              =========   =========   =========

    RECLASSIFICATIONS

    Certain amounts in the 1998 and 1997 financial statements have been reclassified to conform to the 1999 presentation. These reclassifications had no impact on shareholders' equity and net income.

                                    HERITAGE
                                 COMMERCE CORP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(1) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1998, the FASB issued SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES". The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. SFAS No. 133 requires that derivative instruments used to hedge be identified specifically to assets, liabilities, firm commitments or anticipated transactions and measured as effective and ineffective when hedging changes in fair value or cash flows. Derivative instruments that do not qualify as either a fair value or cash flow hedge will be valued at fair value with the resultant gain or loss recognized in current earnings. Changes in the effective portion of fair value hedges will be recognized in current earnings along with the change in fair value of the hedged item. Changes in the effective portion of the fair value of cash flow hedges will be recognized in other comprehensive income until realization of the cash flows of the hedged through current earnings. Any ineffective portion of hedges will be recognized in current earnings. The Company adopted the provisions of SFAS No. 133 in 1999. The adoption of SFAS No. 133 did not significantly impact the Company's earnings or financial position.

(2) SECURITIES

    The amortized cost and estimated fair value of securities as of December 31, 1999 were as follows:

                                                                 GROSS        GROSS       ESTIMATED
                                                  AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                    COST         GAINS        LOSSES        VALUE
                                                 -----------   ----------   ----------   -----------
Securities available-for-sale:
  U.S. Treasury................................  $11,113,000     $   --      $110,000    $11,003,000
  Municipals...................................    5,444,000         --        91,000      5,353,000
  FHLB Stock...................................    1,074,000         --            --      1,074,000
                                                 -----------     ------      --------    -----------
Total securities available-for-sale............  $17,631,000     $   --      $201,000    $17,430,000
                                                 ===========     ======      ========    ===========
Securities held-to-maturity:
  Municipals...................................  $13,834,000     $   --      $220,000    $13,614,000
                                                 -----------     ------      --------    -----------
Total securities held-to-maturity..............  $13,834,000     $   --      $220,000    $13,614,000
                                                 ===========     ======      ========    ===========

                                    HERITAGE
                                 COMMERCE CORP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(2) SECURITIES (CONTINUED)
    The amortized cost and estimated fair value of securities as of December 31, 1998 were as follows:

                                                                GROSS        GROSS       ESTIMATED
                                                 AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                   COST         GAINS        LOSSES        VALUE
                                                -----------   ----------   ----------   -----------
Securities available-for-sale:
  U.S. Treasury...............................  $39,254,000   $  869,000   $      --    $40,123,000
  U.S. Government Agencies....................    3,007,000       44,000          --      3,051,000
  Municipals..................................    2,595,000      113,000          --      2,708,000
  Preferred Stock.............................    2,015,000       57,000          --      2,072,000
  Commercial Paper............................    2,259,000       36,000          --      2,295,000
                                                -----------   ----------   ---------    -----------
Total securities available-for-sale...........  $49,130,000   $1,119,000   $      --    $50,249,000
                                                ===========   ==========   =========    ===========
Securities held-to-maturity:
  Municipals..................................  $23,001,000   $  650,000   $      --    $23,651,000
  U.S. Government Agencies....................    1,509,000        7,000          --      1,516,000
  U.S. Treasury...............................    2,034,000       39,000          --      2,073,000
                                                -----------   ----------   ---------    -----------
Total securities held-to-maturity.............  $26,544,000   $  696,000   $      --    $27,240,000
                                                ===========   ==========   =========    ===========

    The Company transferred $11,669,000 of certain securities from the held-to-maturity to available-for-sale classification as allowed by SFAS No. 133 "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES". The gross realized and gross unrealized gains or losses on the securities transferred were not significant to the Company.

    The amortized cost and estimated fair values of securities as of December 31, 1999 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or pre-pay obligations with or without call or pre-payment penalties.

                                            SECURITIES HELD-TO-MATURITY    SECURITIES AVAILABLE-FOR-SALE
                                           -----------------------------   ------------------------------
                                            AMORTIZED     ESTIMATED FAIR     AMORTIZED     ESTIMATED FAIR
                                               COST           VALUE            COST            VALUE
                                           ------------   --------------   -------------   --------------
Due within one year......................  $ 1,880,000      $ 1,878,000     $ 3,012,000     $ 2,992,000
Due after one through five years.........    4,482,000        4,461,000       8,481,000       8,389,000
Due after five through ten years.........    6,861,000        6,696,000       5,310,000       5,255,000
Due after ten years......................      611,000          579,000         828,000         794,000
                                           -----------      -----------     -----------     -----------
Total....................................  $13,834,000      $13,614,000     $17,631,000     $17,430,000
                                           ===========      ===========     ===========     ===========

    Sales of securities available-for-sale resulted in gross realized gains of $1,004,000, $670,000, and $170,000 during the years ended December 31, 1999,
1998, and 1997, respectively.

    Sales of securities available-for-sale resulted in gross realized losses of nil, $5,000, and $6,000, during the years ended December 31, 1999, 1998, and 1997, respectively.

    Securities with amortized cost of $11,100,000 and $43,296,000 as of December 31, 1999 and 1998 were pledged to secure public and certain other deposits as required by law or contract.

                                    HERITAGE
                                 COMMERCE CORP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(3) LOANS

    Loans as of December 31 were as follows:

                                                                  1999           1998
                                                              ------------   ------------
Loans held for sale.........................................  $ 22,243,000   $ 33,079,000
                                                              ============   ============
Loans held for investment
  Commercial................................................   117,918,000     79,566,000
  Real estate--mortgage.....................................    83,698,000     57,216,000
  Real estate--land and construction........................    68,152,000     49,270,000
  Consumer..................................................     2,163,000     50,350,000
                                                              ------------   ------------
Total loans.................................................   271,931,000    236,402,000
Deferred loan fees..........................................       (76,000)       (95,000)
Allowance for loan losses...................................    (5,003,000)    (3,825,000)
                                                              ------------   ------------
Loans, net..................................................  $266,852,000   $232,482,000
                                                              ============   ============

    Changes in the allowance for loan losses were as follows:

                                                           AT OR FOR THE YEARS ENDED DECEMBER 31,
                                                           ---------------------------------------
                                                              1999          1998          1997
                                                           -----------   -----------   -----------
Balance, beginning of year...............................  $3,825,000    $2,285,000    $1,402,000
Loan charge-offs.........................................     806,000       173,000       224,000
Recoveries...............................................     (73,000)     (137,000)      (47,000)
                                                           ----------    ----------    ----------
Net loan charge-offs.....................................     733,000        36,000       177,000
Provision for loan losses................................   1,911,000     1,576,000     1,060,000
                                                           ----------    ----------    ----------
Balance, end of year.....................................  $5,003,000    $3,825,000    $2,285,000
                                                           ==========    ==========    ==========

    As of December 31, 1999, the Company had $1,396,000 in loans for which interest is no longer being accrued, no loans past due 90 days or more and still accruing interest, and no impaired loans. As of December 31, 1998, the Company had $1,288,000 in loans for which interest is no longer being accrued, no significant loans past due 90 days or more and still accruing interest, and no impaired loans. For the year ended December 31, 1999, 1998 and 1997, the Company had foregone $63,000 of interest income as a result of non-accrual loans. For the year ended December 31, 1998, the Company had foregone $35,000 of interest income as a result of non-accrual loans. For the years ended December 31, 1997, the Company had recognized $17,000 of interest income when it was received from non-accrual loans.

    HBC's SBA loans serviced for others are not included in the accompanying balance sheets. The unpaid principal balances of these loans as of December 31, 1999 and 1998 were approximately $8,435,000 and $9,130,000, respectively.

    Concentrations of credit risk arise when a number of clients are engaged in similar business activities, or activities in the same geographic region, or have similar features that would cause their ability to meet contractual obligations to be similarly affected by changes in economic conditions. The Company's loan portfolio is concentrated in commercial (primarily manufacturing, wholesale, and

                                    HERITAGE
                                 COMMERCE CORP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(3) LOANS (CONTINUED)
service) and real estate lending, with the balance in consumer loans. While no specific industry concentration is considered significant, the Company's lending operations are located in the Company's market areas that are dependent on the technology and real estate industries and their supporting companies. Thus, the Company's borrowers could be adversely impacted by a downturn in these sectors of the economy which could reduce the demand for loans and adversely impact the borrowers' abilities to repay their loans.

    During 1999 HBC sold the credit card portfolio established through its contract with Internet Access Financial Corporation to that corporation. As a result of the sale of the portfolio the Company removed the credit card loans from its portfolio of consumer loans and recognized a gain of $289,000. The Company continues to provide Internet Access Financial Corporation certain administrative services related to the issuance of credit cards on a fee basis.

    HBC and HBEB make loans to executive officers, directors, and their affiliates in the ordinary course of business. These transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties and do not involve more than normal risk or unfavorable terms for the Bank. During 1999, advances on loans were approximately $437,000. During 1998, new loans to related parties totaled $188,000. During 1999 and 1998, $530,000 and $1,340,000, respectively, were repaid to the Banks. As of December 31, 1999, and 1998 the Bank had $900,000 and $993,000 in loans outstanding to related parties.

(4)  PREMISES AND EQUIPMENT

    Premises and equipment as of December 31 were as follows:

                                                        1999          1998
                                                     -----------   -----------
Furniture and equipment............................  $ 3,044,000   $ 2,677,000
Leasehold improvements.............................    1,775,000     1,368,000
Software...........................................      669,000       678,000
                                                     -----------   -----------
                                                       5,488,000     4,723,000
Accumulated depreciation and amortization..........   (2,029,000)   (1,485,000)
                                                     -----------   -----------
Premises and equipment, net........................  $ 3,459,000   $ 3,238,000
                                                     ===========   ===========

    Depreciation expense was $828,000, $639,000, and $388,000 for the years ended December 31, 1999, 1998, and 1997, respectively.

                                    HERITAGE
                                 COMMERCE CORP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(5)  DEPOSITS

    At December 31, 1999, the scheduled maturities of time deposits was as follows:

YEAR
----
2000........................................................  $125,683,000
2001........................................................     7,643,000
2002 and after..............................................     1,824,000
                                                              ------------
Total time deposits.........................................  $135,150,000
                                                              ============

    Deposits totaling $18,911,000 at December 31, 1998 representing a portion of HBC's bankruptcy portfolio were held for sale. There were no deposits held of sale at December 31, 1999.

(6)  BORROWING ARRANGEMENTS

    AVAILABLE LINES OF CREDIT

    The Company has federal funds purchase lines and lines of credit of totaling $35,000,000. As of December 31, 1999, the Company borrowed $7,000,000 from FHLB and $2,000,000 from a correspondent bank.

    Information concerning borrowings under the above arrangements is as follows:

                                                  1999        1998       1997
                                               ----------   --------   --------
Average balance during the year..............  $  458,000   $41,000    $297,000
Average interest rate during the year........        7.64%     7.32%       5.72%
Maximum month-end balance during the year....  $9,000,000   $    --          --
Average rate at December 31..................       11.98%       --          --

(7)  INCOME TAXES

    The provision for income taxes for the years ended December 31, consisted of the following:

                                              1999         1998          1997
                                           ----------   -----------   ----------
Current:
  Federal................................  $1,703,000   $ 1,734,000   $  939,000
  State..................................     556,000       607,000      353,000
                                           ----------   -----------   ----------
Total current............................   2,259,000     2,341,000    1,292,000
                                           ----------   -----------   ----------
Deferred:
  Federal................................    (578,000)     (814,000)    (372,000)
  State..................................    (131,000)     (202,000)     (76,000)
                                           ----------   -----------   ----------
Total deferred...........................    (709,000)   (1,016,000)    (448,000)
                                           ----------   -----------   ----------
Provision for income taxes...............  $1,550,000   $ 1,325,000   $  844,000
                                           ==========   ===========   ==========

                                    HERITAGE
                                 COMMERCE CORP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(7)  INCOME TAXES (CONTINUED)
    The effective tax rate differs from the federal statutory rate for the years ended December 31, as follows:

                                                         1999           1998           1997
                                                       --------       --------       --------
Statutory federal income tax rate....................    35.0%          35.0%          35.0%
State income taxes, net of federal tax benefit.......     6.0            7.7            7.5
Change in valuation allowance........................      --             --           (8.7)
Non-taxable interest income..........................    (4.6)          (5.8)          (2.3)
Officers' life insurance.............................    (2.1)          (2.2)            --
Other................................................    (0.5)           3.4            3.5
                                                         ----           ----           ----
Effective tax rate...................................    33.8%          38.1%          35.0%
                                                         ====           ====           ====

    Net deferred tax asset as of December 31 consists of the following:

                                                          1999         1998
                                                       ----------   ----------
Deferred tax assets:
  Allowance for loan losses..........................  $2,070,000   $1,541,000
  Excess servicing rights............................      86,000      114,000
  Deferred rent......................................      66,000       77,000
  Accrued expenses...................................     408,000      237,000
  Securities available-for-sale......................      73,000           --
  Other..............................................          --       31,000
                                                       ----------   ----------
Total deferred tax assets............................   2,703,000    2,000,000
                                                       ----------   ----------
Deferred tax liabilities:
  Securities available-for-sale......................          --     (448,000)
  Accrual to cash adjustment.........................     (96,000)    (164,000)
  Depreciation.......................................     (20,000)     (76,000)
  State income taxes.................................    (208,000)    (163,000)
                                                       ----------   ----------
Total deferred tax liabilities.......................    (324,000)    (851,000)
                                                       ----------   ----------
Net deferred tax assets..............................  $2,379,000   $1,149,000
                                                       ==========   ==========

    The Company believes that it is more likely than not that it will realize the above deferred tax assets in future periods; therefore, no valuation allowance has been provided against its deferred tax assets.

(8)  STOCK BASED COMPENSATION

    The Company has a stock option plan (the Plan) for directors, officers, and key employees. The Plan provides for the grant of incentive and non-qualified stock options. The Plan provides that the option price for both incentive and non-qualified stock options will be determined by the Board of Directors at no less than the fair value at the date of grant. Options granted vest on a schedule determined by the Board of Directors at the time of grant. Generally, options vest over four years. All

                                    HERITAGE
                                 COMMERCE CORP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(8)  STOCK BASED COMPENSATION (CONTINUED)
options expire no later than ten years from the date of grant. As of December 31, 1999, 94,501 shares are available for future grants under the Plan.

    Option activity under the Plan is as follows:

                                                               NUMBER     WEIGHTED AVERAGE
                                                              OF SHARES    EXERCISE PRICE
                                                              ---------   ----------------
Options Outstanding at January 1, 1997
  (413,223 exercisable at a weighted average exercise price
  of $3.89).................................................    861,720        $ 4.01
                                                              ---------        ------
Granted (weighted average fair value of $2.95)..............    120,928          6.48
Exercised...................................................    (13,567)         3.87
Cancelled...................................................    (10,298)         4.37
                                                              ---------        ------
Options Outstanding at December 31, 1997
  (652,924 exercisable at a weighted average exercise price
  of $4.09).................................................    958,783          4.32
                                                              ---------        ------
Granted (weighted average fair value of $4.92)..............    425,400         11.54
Exercised...................................................    (30,060)         4.15
Cancelled...................................................    (12,009)         5.79
                                                              ---------        ------
Option Outstanding at December 31, 1998
  (902,867 exercisable at a weighted average exercise price
  of $5.25).................................................  1,342,114          6.60
                                                              ---------        ------
Granted (weighted average fair value of $8.20)..............    155,800         16.00
Exercised...................................................    (79,851)         5.10
Cancelled...................................................    (11,108)        12.70
                                                              ---------        ------
Option Outstanding at December 31, 1999
  (1,078,928 exercisable at weighted average exercise price
  of $6.27).................................................  1,406,955        $ 7.67
                                                              =========        ======

    Additional information regarding options outstanding under the Plan as of December 31, 1999 is as follows:

                                           OPTIONS OUTSTANDING
                            -------------------------------------------------
                                          WEIGHTED AVERAGE                           OPTIONS EXERCISABLE
                                             REMAINING                          ------------------------------
RANGE OF                      NUMBER        CONTRACTUAL      WEIGHTED AVERAGE     NUMBER      WEIGHTED AVERAGE
EXERCISE PRICES             OUTSTANDING     LIFE (YRS.)       EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
---------------             -----------   ----------------   ----------------   -----------   ----------------
$ 3.85 -  4.85............     684,952          4.61              $ 3.89           683,651         $ 3.89
  4.86 -  5.85............     140,834          7.12                5.54           123,061           5.56
  5.86 - 10.67............     193,922          8.36               10.29            79,810          10.26
 10.68 - 18.01............     387,247          9.17               13.82           192,406          13.49
                             ---------          ----              ------         ---------         ------
$ 3.85 - 18.01............   1,406,955          6.64              $ 7.67         1,078,928         $ 6.27
                             =========          ====              ======         =========         ======

    As discussed in Note 1, the Company continues to account for its stock-based awards using the intrinsic value method in accordance with APB Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES", and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock option arrangements.

                                    HERITAGE
                                 COMMERCE CORP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(8)  STOCK BASED COMPENSATION (CONTINUED)
    SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION", requires the disclosure of pro forma net income and earnings per share had the Company adopted the fair value method at the grant date of all stock options. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company's stock option awards. Those models also require subjective assumptions, which greatly affect the calculated values. The Company's calculations were made using the Black-Scholes option pricing model with the following weighted average assumptions: expected life, 84 months; risk-free interest rate, 5.5% for 1999, 4.70% for 1998, and 5.75% for 1997; stock volatility of 39% in 1999, and 30% in 1998 and 1997; and no dividends during the expected term. The Company's calculations are based on a multiple option valuation approach, and forfeitures are recognized as they occur.

    If the computed fair values of the 1999, 1998, and 1997 awards had been amortized to expense over the vesting periods of the awards, pro forma net income and earnings per common share would have been as follows:

                                                 YEARS ENDED DECEMBER 31,
                                           ------------------------------------
                                              1999         1998         1997
                                           ----------   ----------   ----------
Net income
  As reported............................  $3,026,000   $2,150,000   $1,565,000
  Pro forma..............................   2,326,000    1,146,000    1,000,000
Net income per common share--basic
  As reported............................  $     0.51   $     0.41   $     0.32
  Pro forma..............................  $     0.39   $     0.22   $     0.20
Net income per common share--diluted
  As reported............................  $     0.45   $     0.37   $     0.30
  Pro forma..............................  $     0.35   $     0.20   $     0.19

(9)  LEASES

    The Company leases its premises under non-cancelable operating leases with terms, including renewal options, ranging from five to fifteen years. Future minimum payments under the agreements are as follows:

Year ending December 31,
  2000......................................................     912,000
  2001......................................................     905,000
  2002......................................................     919,000
  2003......................................................     847,000
  2004......................................................     793,000
Thereafter..................................................   4,493,000
                                                              ----------
Total.......................................................  $8,869,000
                                                              ==========

    Rent expense under operating leases was $853,000, $613,000, and $314,000, during the years ended December 31, 1999, 1998, and 1997. Rent expense was reduced by deferred rent concessions on one of

                                    HERITAGE
                                 COMMERCE CORP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(9)  LEASES (CONTINUED)
the Company's locations of $46,000, $47,000, and $50,000, during the years ended December 31, 1999, 1998, and 1997.

(10)  BENEFIT PLANS

    The Company offers a 401(k) savings plan. All salaried employees are eligible to contribute up to 20% of their pre-tax compensation (to a maximum of $10,500 in 1999) to the plan through salary deductions under Section 401(k) of the Internal Revenue Code. The Company does not match employee contributions.

    The Company also sponsors an employee stock ownership plan. The plan allows the Company to purchase shares on the open market and award those shares to certain employees in lieu of paying cash bonuses. To be eligible to receive an award of shares under this plan, an employee must have worked at least 1,000 hours during the year and must be employed by the Company, or its subsidiaries, on December 31. Awards under this plan generally vest over four years. During 1999, 1998 and 1997, the Company made contributions of $250,000, $200,000 and $98,000 into the plan. The amount contributed into this plan was recognized as salaries and benefits expense in the Company's financial statements. At December 31, 1999, the ESOP owned approximately 26,000 shares of the Company's stock.

    The Company also has a nonqualified deferred compensation plan for the directors ("Deferral Plan"). Under the Deferral Plan, a participating director may defer up to 100% of his monthly board fees into the Deferral Plan for up to ten years. Amounts deferred earn interest at the rate of 8% per annum. The director may elect a distribution schedule of up to ten years with interest accruing (at the same 8%) on the declining balance. The Company's deferred compensation obligation of $170,000 and $135,000 as of December 31, 1999 and 1998 is included in accrued interest and other payable.

    The Company has purchased life insurance policies on the lives of directors who have agreed to participate in the Deferral Plan. It is expected that the earnings on these policies will offset the cost of the program. In addition, the Company will receive death benefit payments upon the death of the director. The proceeds will permit the Company to "complete" the deferral program as the director originally intended if he dies prior to the completion of the deferral program. The disbursement of deferred fees is accelerated at death and commences one month after the director dies.

    In the event of the director's disability prior to attainment of his benefit eligibility date, the director may request that the Board permit him to receive an immediate disability benefit equal to the annualized value of the director's deferral account.

    During 1999, The Company converted its existing nonqualified key executive and director defined contribution retirement and death benefit plan to a defined benefit plan (Plan). The Plan is unsecured and unfunded and there are no Plan assets. The Company has purchased insurance on the lives of the directors and executive officers in the plan and intends to use the cash values of these policies ($9,273,000 and $5,399,000 at December 31, 1999 and 1998, respectively) to pay the retirement obligations. The accrued pension obligation was $395,000 and $55,000 as of December 31, 1999 and 1998, respectively. As a result of the conversion, the Company recognized an additional $95,000 in expense to increase the level of the accrued liability as a defined benefit plan. During 1999 the Company contributed $340,000 to the Plan and the participants were not required to contribute. The net periodic benefits cost of $262,128 was all related to service cost. The net periodic cost was determined using a discount rate of 7%.

                                    HERITAGE
                                 COMMERCE CORP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(11)  DISCLOSURES OF FAIR VALUE OF FINANCIAL INSTRUMENTS

    The estimated fair value amounts have been determined by using available market information and appropriate valuation methodologies. However, considerable judgement is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation techniques may have a material effect on the estimated fair value amounts.

    The carrying amounts and estimated fair values of the Company's financial instruments as of December 31, 1999 and 1998 were as follows:

                                                   1999                          1998
                                        ---------------------------   ---------------------------
                                          CARRYING      ESTIMATED       CARRYING      ESTIMATED
                                          AMOUNTS       FAIR VALUE      AMOUNTS       FAIR VALUE
                                        ------------   ------------   ------------   ------------
Assets
  Cash and cash equivalents...........  $138,150,000   $138,150,000   $ 46,639,000   $ 46,639,000
  Securities..........................    31,264,000     31,044,000     76,793,000     77,490,000
  Loans, net..........................   289,094,000    288,526,000    265,561,000    265,513,000
  Cash surrender value of life
    insurance.........................     9,273,000      9,273,000      5,399,000      5,399,000

Liabilities
  Demand deposits, noninterest
    bearing...........................  $109,432,000   $109,432,000   $124,995,000   $124,995,000
  Demand deposits, interest bearing...     9,898,000      9,898,000      9,061,000      9,061,000
  Savings and money market............   164,060,000    164,060,000    143,518,000    143,518,000
  Time deposits.......................   135,150,000    135,465,000     91,384,000     91,578,000

    The following methods and assumptions were used to estimate the fair value in the table, above:

    CASH AND CASH EQUIVALENTS

    The carrying amount approximates fair value because of the short maturities of these instruments.

    SECURITIES

    The fair value of securities is estimated based on bid market prices. The fair value of certain municipal securities is not readily available through market sources other than dealer quotations, so fair value estimates are based on such dealer quotations.

    LOANS, NET

    Loans with similar financial characteristics are grouped together for purposes of estimating their fair value. Loans are segregated by type such as commercial, term real estate, residential construction, and consumer. Each loan category is further segmented into fixed and adjustable rate interest terms.

                                    HERITAGE
                                 COMMERCE CORP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(11)  DISCLOSURES OF FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

    The fair value of performing, fixed rate loans is calculated by discounting scheduled future cash flows using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The fair value of variable rate loans is the carrying amount as these loans generally reprice within 90 days. The fair value calculations are adjusted by the allowance for possible loan losses.

    CASH SURRENDER VALUE OF LIFE INSURANCE

    The carrying amount represents a reasonable estimate of fair value.

    DEPOSITS

    The fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings, and money market accounts, approximates the amount payable on demand. The carrying amount approximates the fair value of time deposits with a remaining maturity of less than 90 days. The fair value of all other time deposits is calculated based on discounting the future cash flows using rates currently offered by the Bank for time deposits with similar remaining maturities.

    LIMITATIONS

    Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Fair value estimates are based on judgements regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(12)  COMMITMENTS AND CONTINGENT LIABILITIES

    FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    Both HBC and HBEB are party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its clients. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk, in excess of the amounts recognized in the balance sheets.

    The Banks' exposure to credit loss in the event of non-performance of the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Banks use the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. Credit risk is the possibility that a loss may occur because a party to a transaction failed to perform according to the terms of the contract. The Banks control the credit risk of these transactions through credit approvals, limits, and monitoring procedures. Management does not anticipate any significant losses as a result of these transactions.

                                    HERITAGE
                                 COMMERCE CORP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(12)  COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)
    Commitments to extend credit as of December 31, were as follows:

                                                       1999           1998
                                                   ------------   ------------
Commitments to extend credit.....................  $480,319,000   $114,816,000
Standby letters of credit........................     2,845,000      4,619,000
                                                   ------------   ------------
                                                   $483,164,000   $119,435,000
                                                   ============   ============

    Commitments to extend credit are agreements to lend to a client as long as there is no violation of conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since some of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Banks evaluate each client's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Banks upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies but may include cash, marketable securities, accounts receivable, inventory, property, plant and equipment, income-producing commercial properties, and/or residential properties. Fair value of these instruments is not material.

    Standby letters of credit are written conditional commitments issued by the Banks to guaranty the performance of a client to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to clients. Fair value of these instruments is not material.

(13)  REGULATORY MATTERS

    The Company and its subsidiary banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the banks must meet specific capital guidelines that involve quantitative measures of the Company's and the banks' assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the banks' capital amounts and classifications are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Company and the banks to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes that, as of December 31, 1999, the Company and the banks meets all capital adequacy guidelines to which it is subject.

    The most recent notification from the FDIC for the banks as of December 31, 1999 categorized HBC and HBEB as well capitalized under the regulatory framework for prompt corrective action. As of December 31, 1998, FDIC categorized HBC as adequately capitalized, and HBEB as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Company must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set

                                    HERITAGE
                                 COMMERCE CORP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(13)  REGULATORY MATTERS (CONTINUED)
forth in the table. There are no conditions or events since that notification that management believes have changed the bank's category.

    The Company's actual capital amounts and ratios are also presented in the table.

                                                                                        FOR CAPITAL
                                                               ACTUAL                ADEQUACY PURPOSES:
                                                       ----------------------      ----------------------
                                                         AMOUNT       RATIO          AMOUNT       RATIO
                                                       -----------   --------      -----------   --------
As of December 31, 1999
Total Capital
  (to risk-weighted assets)..........................  $49,176,000     13.2%       $29,706,000   > or = to 8.0%
Tier 1 Capital
  (to risk-weighted assets)..........................  $44,530,000     12.0%       $14,853,000   > or = to 4.0%
Tier 1 Capital
  (to average assets)................................  $44,530,000      9.4%       $19,012,000   > or = to 4.0%

As of December 31, 1998
Total Capital
  (to risk-weighted assets)..........................  $33,675,000     10.4%       $25,880,000   > or = to 8.0%
Tier 1 Capital
  (to risk-weighted assets)..........................  $29,850,000      9.2%       $12,940,000   > or = to 4.0%
Tier 1 Capital
  (to average assets)................................  $29,850,000      7.5%       $15,971,000   > or = to 4.0%

    HBC's actual capital amounts and ratios are also presented in the table.

                                                                                                    TO BE
                                                                                            WELL-CAPITALIZED UNDER
                                                                   FOR CAPITAL                PROMPT CORRECTIVE
                                          ACTUAL                ADEQUACY PURPOSES:            ACTION PROVISIONS:
                                  ----------------------      ----------------------      --------------------------
                                    AMOUNT       RATIO          AMOUNT       RATIO          AMOUNT           RATIO
                                  -----------   --------      -----------   --------      -----------      ---------
As of December 31, 1999
Total Capital
  (to risk-weighted assets).....  $34,010,000     10.5%       $25,558,000   > or = to 8.0%  $31,948,000    > or = to 10.0%
Tier 1 Capital
  (to risk-weighted assets).....  $29,611,000      9.3%       $12,779,000   > or = to 4.0%  $19,169,000    > or = to 6.0%
Tier 1 Capital
  (to average assets)...........  $29,611,000      7.3%       $16,187,000   > or = to 4.0%  $20,234,000    > or = to 5.0%

                                    HERITAGE
                                 COMMERCE CORP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(13)  REGULATORY MATTERS (CONTINUED)

                                                                                                    TO BE
                                                                                            ADEQUATELY-CAPITALIZED
                                                                   FOR CAPITAL             UNDER PROMPT CORRECTIVE
                                          ACTUAL                ADEQUACY PURPOSES:            ACTION PROVISIONS:
                                  ----------------------      ----------------------      --------------------------
                                    AMOUNT       RATIO          AMOUNT       RATIO          AMOUNT           RATIO
                                  -----------   --------      -----------   --------      -----------      ---------
As of December 31, 1998
Total Capital
  (to risk-weighted assets).....  $27,697,000      9.3%       $23,837,000   > or = to 8.0%  $23,837,000    > or = to 8.0%
Tier 1 Capital
  (to risk-weighted assets).....  $24,172,000      8.1%       $11,919,000   > or = to 4.0%  $11,919,000    > or = to 4.0%
Tier 1 Capital
  (to average assets)...........  $24,172,000      6.2%       $15,561,000   > or = to 4.0%  $15,561,000    > or = to 4.0%

    HBEB's actual capital amounts and ratios are also presented in the table.

                                                                                                     TO BE
                                                                                               WELL-CAPITALIZED
                                                                    FOR CAPITAL             UNDER PROMPT CORRECTIVE
                                           ACTUAL                ADEQUACY PURPOSES:           ACTION PROVISIONS:
                                    ---------------------      ----------------------      -------------------------
                                      AMOUNT      RATIO          AMOUNT       RATIO          AMOUNT          RATIO
                                    ----------   --------      ----------   ---------      ----------      ---------
As of December 31, 1999
Total Capital
  (to risk-weighted assets).......  $6,212,000     11.8%       $4,212,000   > or = to 8.0%  $5,265,000     > or = to 10.0%
Tier 1 Capital
  (to risk-weighted assets).......  $5,608,000     10.7%       $2,106,000   > or = to 4.0%  $3,159,000     > or = to 6.0%
Tier 1 Capital
  (to average assets).............  $5,608,000      8.1%       $2,770,000   > or = to 4.0%  $3,472,000     > or = to 5.0%

As of December 31, 1998
Total Capital
  (to risk-weighted assets).......  $5,402,000     18.9%       $2,286,000   > or = to 8.0%  $2,858,000     > or = to 10.0%
Tier 1 Capital
  (to risk-weighted assets).......  $5,102,000     17.9%       $1,143,000   > or = to 4.0%  $1,715,000     > or = to 6.0%
Tier 1 Capital
  (to average assets).............  $5,102,000     15.2%       $1,342,000   > or = to 4.0%  $1,678,000     > or = to 5.0%

    The Company is required to maintain reserves with the Federal Reserve Bank of San Francisco. Reserve requirements are based on a percentage of certain deposits. As of December 31, 1999, the Company maintained reserves of $1,152,000 in the form of vault cash and balances at the Federal Reserve Bank of San Francisco, which satisfied the regulatory requirements.

    Under California law, the holders of common stock are entitled to receive dividends when and as declared by the Board of Directors, out of funds legally available therefor. The California Banking Law provides that a state-licensed bank may not make a cash distribution to its shareholders in excess of the lesser of the following: (i) the bank's retained earnings, or (ii) the bank's net income for its last three fiscal years, less the amount of any distributions made by the bank to its shareholders during such period. However, a bank, with the prior approval of the Commissioner, may make a distribution to its shareholders of an amount not to exceed the greater of (i) a bank's retained earnings, (ii) its net

                                    HERITAGE
                                 COMMERCE CORP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(13)  REGULATORY MATTERS (CONTINUED)
income for its last fiscal year, or (iii) its net income for the current fiscal year. In the event that the Commissioner determines that the shareholders' equity of a bank is inadequate or that the making of a distribution by a bank would be unsafe or unsound, the Commissioner may order a bank to refrain from making such a proposed distribution. At December 31, 1999, the amount available for such dividend without prior written approval was approximately $7,410,000 for HBC and zero for HBEB. Similar restrictions apply to the amounts and sum of loans advances and other transfers of funds from the banks to the Company.

(14)  PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

    As described in Note 1 to the consolidated financial statements, the merger of Heritage Bank of Commerce with the Company became effective February 17, 1998. The condensed financial statements of Heritage Commerce Corp (parent company only) follow:

                                                                  FOR THE YEARS ENDED,
                                                              -----------------------------
                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1999            1998
                                                              -------------   -------------
CONDENSED BALANCE SHEETS
Cash and cash equivalents...................................   $11,230,000     $   467,000
Investment in and advancements to subsidiaries..............    35,215,000      30,114,000
Other assets................................................        86,000         116,000
                                                               -----------     -----------
  Total.....................................................   $46,531,000     $30,697,000
                                                               ===========     ===========
Liabilities.................................................   $ 2,000,000     $        --
Shareholders' Equity........................................    44,531,000      30,697,000
                                                               -----------     -----------
  Total.....................................................   $46,531,000     $30,697,000
                                                               ===========     ===========

                                                                  FOR THE YEARS ENDED,
                                                              -----------------------------
                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1999            1998
                                                              -------------   -------------
CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
Dividends from Bank subsidiaries............................   $        --     $   300,000
Interest income.............................................       200,000          16,000
Interest expense............................................       (16,000)             --
Other expenses..............................................       (20,000)       (618,000)
                                                               -----------     -----------
Gain/(loss) before equity in net income of subsidiary
  banks.....................................................       164,000        (302,000)

Equity in undistributed net income of subsidiaries..........     2,917,000       2,336,000
Income tax expense (benefit)................................       (55,000)        116,000
                                                               -----------     -----------
Net Income..................................................     3,026,000       2,150,000
                                                               -----------     -----------
Other comprehensive income..................................      (795,000)        240,000
                                                               -----------     -----------
Comprehensive income........................................   $ 2,231,000     $ 2,390,000
                                                               ===========     ===========

                                    HERITAGE
                                 COMMERCE CORP

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(14)  PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (CONTINUED)

                                                                  FOR THE YEARS ENDED,
                                                              -----------------------------
                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1999            1998
                                                              -------------   -------------
CONDENSED STATEMENTS OF CASH FLOWS
Cash flows from operating activities:
Net Income..................................................   $ 3,026,000     $ 2,150,000
Adjustments to reconcile net income to net cash provided
  (used) by operations:
  Provision for deferred income taxes.......................        55,000              --
  Equity in undistributed income (losses) of subsidiaries...    (2,917,000)     (2,336,000)
  Net change in other liabilities...........................       (19,000)       (116,000)
                                                               -----------     -----------
Net cash provided by (used in) operating activities.........       145,000        (302,000)

Cash flows from investing activities:
  Other (dividends received from Bank subsidiaries).........            --         300,000
  Cash distributed to Bank subsidiaries.....................    (2,985,000)             --
                                                               -----------     -----------
Net cash provided by (used in) investing activities.........    (2,985,000)        300,000

Cash flows from financing activities:
  Proceeds from issuance of common stock....................    11,603,000       5,969,000
  Cash distributed to Bank subsidiaries.....................            --      (5,500,000)
  Proceeds from other short-term borrowings.................     4,000,000              --
  Repayments of other short-term borrowings.................    (2,000,000)             --
                                                               -----------     -----------
Net cash provided by financing activities...................    13,603,000         469,000

Net increase in cash and cash equivalents...................    10,763,000         467,000
Cash and cash equivalents, beginning of year................       467,000              --
                                                               -----------     -----------
Cash and cash equivalents, end of year......................   $11,230,000     $   467,000
                                                               ===========     ===========

                             HERITAGE COMMERCE CORP
                         UNAUDITED FINANCIAL STATEMENTS
          AS OF END FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999

                    HERITAGE COMMERCE CORP AND SUBSIDIARIES

      CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)

                                                              MARCH 31, 2000    DECEMBER 31, 1999
                                                              ---------------   ------------------
                                              ASSETS
Cash and due from banks.....................................   $ 23,310,000        $ 10,049,000
Federal funds sold..........................................     82,050,000         128,100,000
                                                               ------------        ------------
      Total cash and cash equivalents.......................    105,360,000         138,149,000

Securities available-for-sale, at fair value................     33,892,000          16,356,000
Securities held-to-maturity, at amortized cost (fair value
  of $13,553,000 and $13,614,000, respectively).............     13,823,000          13,834,000
Loan held for sale, at fair value...........................     25,960,000          22,243,000
Loans, net of deferred fees.................................    310,005,000         271,855,000
Allowance for probable loan losses..........................     (5,616,000)         (5,003,000)
                                                               ------------        ------------
      Loans, net............................................    304,389,000         266,852,000

Premises and equipment, net.................................      3,351,000           3,459,000
Accrued interest receivable and other assets................      4,816,000           5,211,000
Other investments...........................................     14,014,000          10,560,000
                                                               ------------        ------------
      TOTAL.................................................   $505,605,000        $476,664,000
                                                               ============        ============
                               LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Deposits
    Demand, noninterest bearing.............................   $140,738,000        $109,432,000
    Demand, interest bearing................................     12,231,000           9,898,000
    Savings and money market................................    157,059,000         164,060,000
    Time deposits, under $100,000...........................     46,288,000          47,355,000
    Time deposits, $100,000 and over........................     92,519,000          87,795,000
                                                               ------------        ------------
  Total deposits............................................    448,835,000         418,540,000
  Mandatorily redeemable cumulative trust preferred
    securities of Subsidiary Grantor Trust..................      7,000,000                  --
  Accrued interest payable and other liabilities............      4,222,000          13,593,000
                                                               ------------        ------------
      Total liabilities.....................................    460,057,000         432,133,000
                                                               ------------        ------------
Commitments and contingencies
Shareholders' equity:
  Preferred Stock, no par value; 10,000,000 shares
    authorized; none outstanding............................             --                  --
  Common Stock, no par value; 30,000,000 shares authorized;
    Shares issued and outstanding: 7,034,882 at March 31,
    2000 and 7,031,576 at December 31, 1999.................     41,036,000          41,021,000
  Accumulated other comprehensive loss, net of taxes........       (174,000)           (137,000)
  Retained Earnings.........................................      4,686,000           3,647,000
                                                               ------------        ------------
      Total shareholders' equity............................     45,548,000          44,531,000
                                                               ------------        ------------
      TOTAL.................................................   $505,605,000        $476,664,000
                                                               ============        ============

            See notes to condensed consolidated financial statements

                    HERITAGE COMMERCE CORP AND SUBSIDIARIES

              CONDENSED CONSOLIDATED INCOME STATEMENTS (UNAUDITED)

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
Interest income:
  Loans, including fees.....................................  $8,271,000   $6,031,000
  Securities, taxable.......................................     488,000      624,000
  Securities, non-taxable...................................     146,000      173,000
  Federal funds sold........................................     976,000      336,000
                                                              ----------   ----------
Total interest income.......................................   9,881,000    7,164,000
                                                              ----------   ----------
Interest expense:
  Deposits..................................................   3,413,000    2,160,000
  Other.....................................................      20,000       11,000
                                                              ----------   ----------
Total interest expense......................................   3,433,000    2,171,000
                                                              ----------   ----------
Net interest income before provision for probable loan
  losses....................................................   6,448,000    4,993,000
Provision for probable loan losses..........................     600,000      643,000
                                                              ----------   ----------
Net interest income after provision for probable loan
  losses....................................................   5,848,000    4,350,000
                                                              ----------   ----------
Noninterest income:
  Other investments.........................................     174,000       80,000
  Service charges and other fees............................     102,000       69,000
  Gain on sale of loans.....................................      52,000       46,000
  Servicing income..........................................       7,000           --
  Gain on sale of securities available-for-sale.............          --      771,000
  Other income..............................................     148,000      258,000
                                                              ----------   ----------
Total other income..........................................     483,000    1,224,000
                                                              ----------   ----------
Noninterest expenses:
  Salaries and employee benefits............................   2,867,000    2,422,000
  Client services...........................................     369,000      661,000
  Occupancy.................................................     342,000      232,000
  Loan origination costs....................................     206,000      116,000
  Furniture and equipment...................................     203,000      297,000
  Professional fees.........................................     185,000      170,000
  Advertising and promotion.................................      89,000      149,000
  Stationery & supplies.....................................      65,000       79,000
  Telephone expense.........................................      63,000       50,000
  Other.....................................................     344,000      411,000
                                                              ----------   ----------
Total other expenses........................................   4,733,000    4,587,000
                                                              ----------   ----------
Net income before income taxes..............................   1,598,000      987,000
Provision for income taxes..................................     560,000      360,000
                                                              ----------   ----------
Net income..................................................  $1,038,000   $  627,000
                                                              ==========   ==========
Earnings per share:
  Basic.....................................................  $     0.15   $     0.10
                                                              ==========   ==========
  Diluted...................................................  $     0.13   $     0.09
                                                              ==========   ==========

            See notes to condensed consolidated financial statements

                    HERITAGE COMMERCE CORP AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                              THREE MONTHS ENDED MARCH 31,
                                                              -----------------------------
                                                                  2000            1999
                                                              -------------   -------------
Cash flows from operating activities:
Net income..................................................  $  1,038,000    $    627,000
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
Depreciation and amortization...............................       209,000         203,000
Provision for probable loan losses..........................       600,000         643,000
Gain on sale of securities available-for-sale...............            --        (771,000)
Net amortization of premiums / accretion of discounts.......        24,000         (34,000)
Proceeds from sales of loans held for sale..................            --       2,317,000
Originations of loans held for sale.........................    (3,730,000)       (322,000)
Maturities of loans held for sale...........................        13,000       2,158,000
Effect of changes in:
  Accrued interest receivable and other assets..............       395,000      (4,248,000)
  Accrued interest payable and other liabilities............    (9,359,000)        403,000
                                                              ------------    ------------
Net cash provided by (used in) operating activities.........   (10,810,000)        976,000
Cash flows from investing activities:
Net (increase) decrease in loans............................   (38,138,000)     21,462,000
Purchases of securities available-for-sale..................   (17,597,000)    (21,252,000)
Maturities of securities available-for-sale.................            --       2,984,000
Proceeds from sales of securities available-for-sale........            --      27,749,000
Proceeds from maturities or calls of securities
  held-to-maturity..........................................            --       1,115,000
Purchases of corporate owned life insurance.................    (2,524,000)     (3,480,000)
Purchases of other investments..............................      (930,000)             --
Purchases of property and equipment.........................      (100,000)        (67,000)
                                                              ------------    ------------
Net cash provided by (used in) investing activities.........   (59,289,000)     28,511,000
Cash flows from financing activities:
Net increase (decrease) in deposits.........................    30,295,000     (46,912,000)
Proceeds from issuance of mandatorily redeemable cumulative
  trust preferred securities of Subsidiary Grantor Trust....     7,000,000              --
Proceeds from exercise of stock options.....................        15,000          38,000
                                                              ------------    ------------
Net cash provided by (used in) financing activities.........    37,310,000     (46,874,000)
                                                              ------------    ------------
Net decrease in cash and cash equivalents...................   (32,789,000)    (17,387,000)
Cash and cash equivalents, beginning of period..............   138,149,000      46,639,000
                                                              ------------    ------------
Cash and cash equivalents, end of period....................  $105,360,000    $ 29,252,000
                                                              ============    ============
Supplemental disclosures of cash paid during the period for:
  Interest..................................................  $  3,149,000    $  2,246,000
  Income taxes..............................................  $    767,000    $    728,000
Supplemental schedule of non-cash investing and financing
  activity:
  Transfer of investment securities from HTM to AFS.........            --    $ 11,669,000

            See notes to condensed consolidated financial statements

                    HERITAGE COMMERCE CORP AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2000

                                  (UNAUDITED)

1)  BASIS OF PRESENTATION

    The unaudited condensed consolidated financial statements of Heritage Commerce Corp and its wholly owned subsidiaries, Heritage Bank of Commerce, Heritage Bank East Bay, and Heritage Bank South Valley, have been prepared pursuant to the rules and regulations for reporting on Form 10-Q. Accordingly, certain information and notes required by generally accepted accounting principles for complete financial statements are not included herein. The interim statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-K Annual Report for the year ended December 31, 1999.

    In the Company's opinion, all adjustments necessary for a fair presentation of these condensed consolidated financial statements have been included and are of a normal and recurring nature. Certain reclassifications have been made to prior year amounts to conform to current year presentation.

    The results for the three months ended March 31, 2000 are not necessarily indicative of the results expected for any subsequent period or for the entire year ending December 31, 2000.

2)  EARNINGS PER SHARE

    Basic earnings per share is computed by dividing net income by the weighted average common shares outstanding. Diluted earnings per share reflects potential dilution from outstanding stock options, using the treasury stock method. For each of the periods presented, net income is the same for basic and diluted earnings per share. Reconciliation of weighted average shares used in computing basic and diluted earnings per share is as follows:

                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                         ---------------------
                                                           2000        1999
                                                         ---------   ---------
Weighted average common shares outstanding--used in
  computing basic EPS..................................  7,034,615   6,112,611
Dilutive effect of stock options outstanding, using the
  treasury stock method................................    668,892     941,027
                                                         ---------   ---------
Shares used in computing diluted earnings per share....  7,703,507   7,053,638
                                                         =========   =========

3)  COMPREHENSIVE INCOME

    In 1998, the Company adopted SFAS No. 130 Reporting Comprehensive Income, which requires that an enterprise report and display, by major components and as a single total, the change in its net assets during the period from non-owner sources.

                    HERITAGE COMMERCE CORP AND SUBSIDIARIES

                                 MARCH 31, 2000

                                  (UNAUDITED)

3)  COMPREHENSIVE INCOME (CONTINUED)
    The following is a summary of the components of other comprehensive income:

                                                         FOR THE THREE MONTHS
                                                           ENDED MARCH 31,
                                                        ----------------------
                                                           2000        1999
                                                        ----------   ---------
Net Income............................................  $1,038,000   $ 627,000
                                                        ----------   ---------
Other comprehensive income, net of tax:
  Net unrealized holding gain (loss) on
    available-for-sale securities during the period...     (24,000)    217,000
Less: reclassification adjustment for realized gains
  on available-for-sale securities included in net
  income during the period............................          --    (770,000)
                                                        ----------   ---------
Other comprehensive loss..............................     (24,000)   (553,000)
                                                        ----------   ---------
Comprehensive income..................................  $1,014,000   $  74,000
                                                        ==========   =========

4) MANDATORILY REDEEMABLE CUMULATIVE TRUST PREFERRED SECURITIES OF SUBSIDIARY GRANTOR TRUST

    Heritage Capital Trust I is a Delaware business trust wholly owned by Heritage Commerce Corp and formed for the purpose of issuing Company obligated mandatorily redeemable cumulative trust preferred securities of Subsidiary Grantor Trust holding solely junior subordinated debentures.

    During the first quarter of 2000, Heritage Capital Trust I issued 7,000 Trust Preferred Securities with a liquidation value of $1,000 per security to the Company for gross proceeds of $7,000,000. The entire proceeds of the issuance were invested by Heritage Capital Trust I in $7,000,000 aggregate principal amount of 10 7/8% subordinated debentures due 2030 (the Subordinated Debentures) issued by the Company. The Subordinated Debentures represent the sole assets of Heritage Capital Trust I. The Subordinated Debentures mature on March 8, 2030, bear interest at the rate of 10 7/8%, payable semi-annually, and are redeemable by the Company at a premium beginning on or after March 8, 2010 based on a percentage of the principal amount of the Subordinated Debentures as stipulated in the Indenture Agreement, plus any accrued and unpaid interest to the redemption date. The Subordinated Debentures are redeemable at 100 percent of the principal amount plus any accrued and unpaid interest to the redemption date at any time on or after March 8, 2020. The Trust Preferred Securities are subject to mandatory redemption to the extent of any early redemption of the Subordinated Debentures and upon maturity of the Subordinated Debentures on March 8, 2030.

    Holders of the trust preferred securities are entitled to cumulative cash distributions at an annual rate of 10 7/8% of the liquidation amount of $1,000 per security. The Company has the option to defer payment of the distributions for a period of up to five years, as long as the Company is not in default in the payment of interest on the Subordinated Debentures. The Company has guaranteed, on a subordinated basis, distributions and other payments due on the trust preferred securities (the Guarantee). The Guarantee, when taken together with the Company's obligations under the Subordinated Debentures, the Indenture Agreement pursuant to which the Subordinated Debentures

                    HERITAGE COMMERCE CORP AND SUBSIDIARIES

                                 MARCH 31, 2000

                                  (UNAUDITED)

4) MANDATORILY REDEEMABLE CUMULATIVE TRUST PREFERRED SECURITIES OF SUBSIDIARY GRANTOR TRUST (CONTINUED) were issued and the Company's obligations under the Trust Agreement governing the subsidiary trust, provide a full and unconditional guarantee of amounts due on the Trust Preferred Securities.

    The Subordinated Debentures and related trust investment in the Subordinated Debentures have been eliminated in consolidation and the Trust Preferred Securities reflected as outstanding in the accompanying condensed consolidated financial statements. Under applicable regulatory guidelines all of the Trust Preferred Securities will qualify as Tier I capital.

5)  RECLASSIFICATIONS

    Certain amounts in the December 31, 1999 and March 31, 1999 financial statements have been reclassified to conform to the March 31, 2000 financial statement presentation.

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998

Report of Independent Public Accountants....................    F-36

Consolidated Balance Sheets as of December 31, 1999 and
  1998......................................................    F-38

Consolidated Statements of Income for the years ended
  December 31, 1999 and 1998................................    F-39

Consolidated Statements of Shareholders' Equity for the
  years ended December 31, 1999 and 1998....................    F-40

Consolidated Statements of Cash Flows for the years ended
  December 31, 1999 and 1998................................    F-41

Notes to Consolidated Financial Statements..................    F-42

                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                  (UNAUDITED)

Condensed Consolidated Statements of Financial Condition as
  of March 31, 2000 and December 31, 1999...................    F-59

Condensed Consolidated Income Statements for the three
  months ended March 31, 2000 and 1999......................    F-60

Condensed Consolidated of Cash Flows for the three months
  ended March 31, 2000 and 1999.............................    F-61

Notes to Condensed Consolidated Financial Statements........    F-62

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Western Holdings Bancorp:

    We have audited the consolidated balance sheet of Western Holdings Bancorp (a California corporation) and Subsidiary (the Company) as of December 31, 1999, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company as of December 31, 1998, were audited by other auditors, whose report dated January 22, 1999, on those statements included an explanatory paragraph with respect to a litigation matter.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Holdings Bancorp and Subsidiary at December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

San Francisco, California,
January 21, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Western Holdings Bancorp:

    In our opinion, the consolidated balance sheet as of December 31, 1998 and the related consolidated statements of income, of shareholders' equity and of cash flows for the year then ended present fairly, in all material respects, the financial position, results of operations and cash flows of Western Holdings Bancorp at December 31, 1998 and for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. As discussed in Note 10 to the financial statements, Western Holdings Bancorp is subject to a litigation claim for which neither the amount of the loss nor the outcome can be reasonably assured. We have not audited the consolidated financial statements of Western Holdings Bancorp for any period subsequent to December 31, 1998.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
January 22, 1999

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998

                                                                  1999           1998
                                                              ------------   ------------
                                         ASSETS

Cash and due from banks.....................................  $  9,275,025   $ 10,061,779
Federal funds sold..........................................     7,800,000      6,000,000
                                                              ------------   ------------
    Total cash and cash equivalents.........................    17,075,025     16,061,779

Investment securities available for sale....................    35,465,893     36,316,077
Investment securities held to maturity......................     9,163,142     12,007,289
Federal Home Loan Bank stock, at cost.......................     1,316,200      2,100,800
Loans, net..................................................   127,876,751    100,379,751
Premises and equipment, net.................................     3,267,618      3,464,414
Deferred income taxes.......................................     1,251,000      1,251,000
Accrued interest receivable and other assets................     5,038,930      4,891,662
                                                              ------------   ------------
    Total assets............................................  $200,454,559   $176,472,772
                                                              ============   ============

                          LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits....................................................  $182,879,872   $140,957,539
FHLB borrowings.............................................     5,000,000     22,000,000
Accrued interest payable and other liabilities..............       561,338      2,221,716
                                                              ------------   ------------
    Total liabilities.......................................   188,441,210    165,179,255
                                                              ------------   ------------
Commitments and contingencies (Note 14).....................            --             --
Common stock, no par value; authorized, 10,000,000 shares;
  shares issued and outstanding, 2,727,819 and 2,710,181
  shares at December 31, 1999 and 1998......................    10,184,916      7,396,929
Retained earnings...........................................     2,945,210      4,012,632
Accumulated other comprehensive income (loss)...............    (1,116,777)      (116,044)
                                                              ------------   ------------
    Total shareholders' equity..............................    12,013,349     11,293,517
                                                              ------------   ------------
    Total liabilities and shareholders' equity..............  $200,454,559   $176,472,772
                                                              ============   ============

        The accompanying notes are an integral part of these statements.

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                 1999          1998
                                                              -----------   ----------
INTEREST AND FEE INCOME:
  Loans.....................................................  $11,049,380   $8,863,576
  Investment securities.....................................    2,935,038    2,360,028
  Federal funds sold........................................      246,833      306,632
                                                              -----------   ----------
    Total interest income...................................   14,231,251   11,530,236

INTEREST EXPENSE............................................    4,954,348    4,111,901
                                                              -----------   ----------
    Net interest income before provision for loan losses....    9,276,903    7,418,335

PROVISION FOR LOAN LOSSES...................................      287,000      229,833
                                                              -----------   ----------
    Net interest income after provision for loan losses.....    8,989,903    7,188,502
                                                              -----------   ----------
NONINTEREST INCOME:
  Operating lease income....................................           --      308,826
  Customer service charges..................................      216,812      177,608
  Gain on sale of SBA loans.................................      119,107      102,750
  Brokered loan fees........................................      326,955      316,188
  Other.....................................................      370,455      343,452
                                                              -----------   ----------
    Total noninterest income................................    1,033,329    1,248,824
                                                              -----------   ----------
NONINTEREST EXPENSES:
  Salaries and employee benefits............................    3,906,487    3,218,906
  Operating lease amortization..............................           --       33,230
  Lease servicing fees......................................           --      157,420
  Occupancy.................................................      865,439      632,054
  Professional fees.........................................      442,349      323,339
  Furniture, fixtures, and equipment........................      485,327      355,727
  Marketing.................................................      287,000      214,818
  Other.....................................................    1,337,669    1,203,838
                                                              -----------   ----------
    Total noninterest expenses..............................    7,324,271    6,139,332
                                                              -----------   ----------
    Income before provision for income taxes................    2,698,961    2,297,994

PROVISION FOR INCOME TAXES..................................    1,056,103      942,178
                                                              -----------   ----------
    Net income..............................................  $ 1,642,858   $1,355,816
                                                              ===========   ==========
BASIC EARNINGS PER COMMON SHARE.............................  $      0.60   $     0.52
DILUTED EARNINGS PER COMMON SHARE...........................         0.57         0.47

        The accompanying notes are an integral part of these statements.

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                                    ACCUMULATED
                                                COMMON STOCK                           OTHER
                                           -----------------------    RETAINED     COMPREHENSIVE                  COMPREHENSIVE
                                            SHARES       AMOUNT       EARNINGS     INCOME (LOSS)       TOTAL          INCOME
                                           ---------   -----------   -----------   --------------   -----------   --------------
BALANCE, DECEMBER 31, 1997...............  2,000,000   $ 5,080,806   $ 4,042,928    $    14,310     $ 9,138,044    $        --

  Net income.............................         --            --     1,355,816             --       1,355,816      1,355,816
  Other comprehensive income:
    Net unrealized loss on
      available-for-sale securities, net
      of tax and reclassification
      adjustment.........................         --            --            --       (130,354)       (130,354)      (130,354)
                                                                                                                   -----------
  Comprehensive income...................         --            --            --             --              --    $ 1,225,462
                                                                                                                   ===========
  Repurchase stock.......................    (20,000)     (130,000)           --             --        (130,000)
  10% stock dividend.....................    198,016     1,386,112    (1,386,112)            --              --
  Options exercised......................    285,776     1,060,011            --             --       1,060,011
                                           ---------   -----------   -----------    -----------     -----------
BALANCE, DECEMBER 31, 1998...............  2,463,792     7,396,929     4,012,632       (116,044)     11,293,517

  Net income.............................         --            --     1,642,858             --       1,642,858    $ 1,642,858
  Other comprehensive income:
    Net unrealized loss on
      available-for-sale securities, net
      of tax and reclassification
      adjustment.........................         --            --            --     (1,000,733)     (1,000,733)    (1,000,733)
                                                                                                                   -----------
  Comprehensive income...................         --            --                           --              --    $   642,125
                                                                                                                   ===========
  10% stock dividend.....................    246,389     2,710,280    (2,710,280)            --              --
  Options exercised......................     17,638        77,707            --             --          77,707
                                           ---------   -----------   -----------    -----------     -----------
BALANCE, DECEMBER 31, 1999...............  2,727,819   $10,184,916   $ 2,945,210    $(1,116,777)    $12,013,349
                                           =========   ===========   ===========    ===========     ===========

        The accompanying notes are an integral part of these statements.

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                  1999           1998
                                                              ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $  1,642,858   $  1,355,816
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Deferred income taxes...................................            --        (60,000)
    Depreciation and amortization expenses, net.............       592,644        414,068
    Net change in deferred loan costs.......................      (240,860)      (100,591)
    Provision for loan losses...............................       287,000        229,833
    Net loss (gain) on sales and calls of securities
      available for sale....................................        34,818         (7,029)
    Net (gain) loss on sale of leased equipment residuals...            --        (50,439)
    Change in certain assets and liabilities:
      Decrease (increase) in accrued interest receivable and
        other assets........................................       192,734       (925,932)
      Increase (decrease) in accrued interest payable and
        other liabilities...................................    (1,023,159)     1,063,385
                                                              ------------   ------------
        Net cash provided by operating activities...........     1,486,035      1,919,111
                                                              ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of investment securities available for sale......   (13,215,922)   (39,919,753)
  Maturities/paydowns of investment securities available for
    sale....................................................     8,419,922     23,031,841
  Proceeds from sale of investment securities available for
    sale....................................................     3,962,938        500,000
  Purchase of investment securities held to maturity........            --    (11,347,460)
  Maturities/paydowns of investment securities held to
    maturity................................................     2,834,052     10,591,645
  Redemption (purchase) of FHLB stock.......................       784,600     (1,733,200)
  Net change in loans.......................................   (27,543,140)   (23,586,204)
  Purchase of premises and equipment........................      (375,279)    (1,763,233)
  Purchase of officer life insurance........................      (340,000)    (2,470,000)
  Proceeds from sale of leased equipment....................            --        101,056
                                                              ------------   ------------
        Net cash used in investing activities...............   (25,472,829)   (46,595,308)
                                                              ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in FHLB borrowings.............................   (17,000,000)    18,500,000
  Net change in deposits....................................    41,922,333     28,207,087
  Stock repurchased.........................................            --       (130,000)
  Options exercised.........................................        77,707      1,060,011
                                                              ------------   ------------
        Net cash provided by financing activities...........    25,000,040     47,637,098
                                                              ------------   ------------
INCREASE IN CASH AND CASH EQUIVALENTS.......................     1,013,246      2,960,901

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............    16,061,779     13,100,878
                                                              ------------   ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $ 17,075,025   $ 16,061,779
                                                              ============   ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest................................................  $  4,212,247   $  4,029,711
    Income taxes............................................     1,359,843        111,169

        The accompanying notes are an integral part of these statements.

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

1.  BASIS OF PRESENTATION:

    On December 8, 1997, Western Holdings Bancorp (the Company) was formed. On December 8, 1997, the shareholders of the Bank of Los Altos (the Bank), a state chartered bank located in Los Altos, California, exchanged all of their outstanding common shares for an equal number of common shares in the Company and the Company acquired 100% of the outstanding common shares in the Bank.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF OPERATIONS

    The Company, through its subsidiary, the Bank, operates two branches in Los Altos and one in Mountain View. The Company has two primary sources of revenue: commercial, construction, and real estate loans to customers who are predominantly small and middle-market businesses and local individuals, owners or investors; and investment securities. The cost of funds relates to various deposit products offered to these same businesses and individuals, and Federal Home Loan Bank borrowings.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements of the Company include the accounts of its wholly owned subsidiary, the Bank. All material intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of certain revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    For the purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold.

    The Bank is required by federal regulations to maintain certain minimum average balances with the Federal Reserve Bank, based primarily on the Bank's daily demand deposit balances. Required deposits held with the Federal Reserve Bank averaged approximately $1,741,000 for the year ended December 31, 1999.

INVESTMENT SECURITIES

    Securities in the investment portfolio for which the Company has the ability and intent to hold to maturity are classified as held to maturity and are stated at cost, net of any unamortized premiums or discounts. Premiums and discounts are amortized on these securities over the expected life of the underlying assets using methods approximating the interest method. All other securities are considered

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) available for sale and are stated at fair market value, with any net unrealized holding gain or loss, net of any income tax effect, recorded as a separate component of shareholders' equity.

    Security transactions are accounted for on the date the securities are purchased or sold (trade date). Any realized gains or losses on sales are determined using the specific identification method.

LOANS RECEIVABLE

    Loans are reported at the principal amount outstanding, net of unearned income and allowance for loan losses. The Company's loan portfolio consists primarily of construction, commercial, and real estate loans generally collateralized by first and second deeds of trust on real estate, as well as business assets and personal property.

    Interest income is accrued daily on the outstanding loan balances using the simple-interest method. Loans are generally placed on nonaccrual status when the borrowers are past-due 90 days and when payment in full of principal or interest is not expected. At the time a loan is placed on nonaccrual status, any interest income previously accrued but not collected is reversed out of income. Interest accruals are resumed on such loans only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

    The Company charges loan origination and commitment fees. Net loan origination fees are deferred and amortized to interest income over the life of the loan. Commitment fees are deferred and amortized over the term of commitment.

SALES AND SERVICING OF SMALL BUSINESS ADMINISTRATION (SBA) LOANS

    In 1998, the Company began originating loans to customers under SBA programs that generally provide for SBA guarantees of 70% to 90% of each loan. The Company has the option to sell the guaranteed portion of each loan to an investor and retain the unguaranteed portion in its own portfolio. Funding for the SBA programs depend on annual appropriations by the U.S. Congress.

    To determine the gain (loss) on sale and to record originated mortgage-servicing rights as assets, the Company allocates the total carrying value of the loan prior to sale against the portion of the loan sold, the portion retained, and the servicing rights based on their relative fair values at the time of sale.

    Mortgage servicing rights are amortized in proportion to, and over the period of, estimated net servicing revenues. The Company assesses capitalized mortgage servicing rights for impairment based upon the fair value of those rights at each reporting date. For purposes of measuring impairment, the rights are stratified based upon the product type, term, and interest rates. Fair value is determined by discounting estimated net future cash flows from mortgage servicing activities using discount rates that approximate current market rates and estimated prepayment rates, among other assumptions. The amount of impairment recognized, if any, is the amount by which the capitalized mortgage servicing rights for a stratum exceeds their fair value. Impairment, if any, is recognized through a valuation allowance for each individual stratum.

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
ALLOWANCE FOR LOAN LOSSES

    The Company considers a loan to be impaired if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Allowances for losses on impaired loans are to be measured under one of three methods. Because almost all of the Company's loans are collateral dependent, the calculation of the allowance on impaired loans is generally based on the fair value of the collateral. Income recognition on impaired loans conforms to the method the Company uses for income recognition on nonaccrual loans.

    An allowance for loan losses is maintained at a level deemed appropriate by management to provide for known losses as well as unidentified losses in the loan portfolio. The allowance is based upon management's assessment of various factors affecting the collectibility of the loans, including current and projected economic conditions, past credit experience, delinquency status, the value of the underlying collateral, if any, and continuing review of the portfolio of loans. The allowance is increased by provisions charged to operations and reduced by net charge-offs.

    The allowance for loan losses is based on estimates, and ultimate losses may vary from current estimates. These estimates are reviewed periodically, and as adjustments become necessary, they are reported in earnings in the periods in which they become known.

OTHER REAL ESTATE OWNED

    Other real estate owned (OREO) consists of properties acquired through foreclosure and is stated at the lower of cost or fair market value less estimated costs to sell. Development and improvement costs relating to the properties are capitalized. Estimated losses that result from the ongoing periodic valuation of these properties are charged to current earnings with a provision for losses on foreclosed property in the period in which they are identified. Operating expenses of such properties are included in other expenses. The Company did not have any OREO as of December 31, 1999 and 1998.

PREMISES AND EQUIPMENT

    Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line basis over the estimated useful lives of the assets.

INCOME TAXES

    The Company's accounting for income taxes is based on an asset and liability approach. The Company recognizes the amount of taxes payable or refundable for the current year, as well as deferred tax assets and liabilities for the future tax consequences that have been recognized in its financial statements or tax returns. The measurement of tax assets and liabilities is based on the provisions of enacted tax laws.

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
FEDERAL HOME LOAN BANK SYSTEM

    As a member of the Federal Home Loan Bank of San Francisco (the FHLB), the Company is required to maintain an investment in the capital stock of the FHLB. The investment is carried at cost.

STOCK-BASED COMPENSATION

    The Company uses the intrinsic-value method to account for its stock option plans (in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25). Under this method, compensation expense is recognized for awards of options to purchase shares of common stock to employees under compensatory plans only if the fair market value of the stock at the option grant date (or other measurement date, if later) is greater than the amount the employee must pay to acquire the stock. SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, permits companies to continue using the intrinsic-value method or to adopt a fair-value-based method to account for stock option plans. The fair-value-based method results in recognizing as expense over the vesting period the fair value of all stock-based awards on the date of grant. The Company has elected to continue to use the intrinsic-value method, and the pro forma disclosures required by SFAS No. 123 are included in Note 10.

COMPREHENSIVE INCOME

    As of January 1, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, REPORTING COMPREHENSIVE INCOME. This statement establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the Company, comprehensive income includes net income reported on the statements of income and changes in the fair value of its available for sale investments reported as other comprehensive income.

RECLASSIFICATIONS

    Certain reclassifications were made in the prior year's financial statements to conform to the current year's presentation.

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

3.  INVESTMENT SECURITIES:

    The amortized cost and estimated fair values of investment securities were as follows at December 31, 1999:

                                                                GROSS         GROSS
                                                              UNREALIZED   UNREALIZED    ESTIMATED FAIR
                                             AMORTIZED COST     GAINS        LOSSES          VALUE
                                             --------------   ----------   -----------   --------------
Held to maturity:
  U.S. treasury and agency securities......   $        --         $--      $        --    $        --
  FHLMC mortgage-backed securities.........     4,365,046          --         (220,592)     4,144,454
  GNMA mortgage-backed securities..........     2,394,746          --         (130,030)     2,264,716
  CMOs.....................................     2,403,350          --         (163,222)     2,240,128
                                              -----------         ---      -----------    -----------
                                              $ 9,163,142         $--      $  (513,844)   $ 8,649,298
                                              ===========         ===      ===========    ===========
Available for sale:
  U.S. treasury and agency securities......   $22,991,260         $36      $(1,026,721)   $21,964,575
  FHLMC mortgage-backed securities.........     1,622,525          --          (89,178)     1,533,347
  GNMA mortgage-backed securities..........     8,970,614          --         (504,362)     8,466,252
  Municipal and corporate securities.......     3,716,185          --         (214,466)     3,501,719
                                              -----------         ---      -----------    -----------
                                              $37,300,584         $36      $(1,834,727)   $35,465,893
                                              ===========         ===      ===========    ===========

    The amortized cost and estimated fair values of investment securities were as follows at December 31, 1998:

                                                                GROSS        GROSS       ESTIMATED
                                                 AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                   COST         GAINS        LOSSES        VALUE
                                                -----------   ----------   ----------   -----------
Held to maturity:
  U.S. treasury and agency securities.........  $ 1,504,361     $ 7,827    $      --    $ 1,512,188
  FHLMC mortgage-backed securities............    5,039,851       2,483       (8,341)     5,033,993
  GNMA mortgage-backed securities.............    2,576,474      22,680           --      2,599,154
  CMOs........................................    2,886,603      16,764       (2,416)     2,900,951
                                                -----------     -------    ---------    -----------
                                                $12,007,289     $49,754    $ (10,757)   $12,046,286
                                                ===========     =======    =========    ===========
Available for sale:
  U.S. treasury and agency securities.........  $29,654,176     $58,450    $(175,731)   $29,536,895
  FHLMC mortgage-backed securities............    1,864,894       1,386      (12,011)     1,854,269
  GNMA mortgage-backed securities.............    4,993,743          --      (68,830)     4,924,913
  Municipal and corporate securities..........           --          --           --             --
                                                -----------     -------    ---------    -----------
                                                $36,512,813     $59,836    $(256,572)   $36,316,077
                                                ===========     =======    =========    ===========

    Investment securities with book values totaling $2,443,872 and $1,935,544 were pledged as collateral to secure borrowings and public deposits at December 31, 1999 and 1998, respectively.

    At December 31, 1999 and 1998, the Company had borrowings from the FHLB in the amounts of $5,000,000 and $22,000,000, respectively (see Note 7 for details). The amounts advanced by the FHLB

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

3.  INVESTMENT SECURITIES: (CONTINUED)
are under a line of credit collateralized by investment securities with book values of $29,253,554 at December 31, 1999, and $22,956,807 at December 31,
1998.

    During 1999 and 1998, there were sales of investment securities available for sale that had amortized costs of $4,001,329 and $500,000, respectively. A net loss of $38,392 and a net gain of $7,029 were recognized on the sale of these securities in 1999 and 1998, respectively, and reported in other income.

    Maturities of investments in debt securities at December 31, 1999, are shown below:

                                                      AMORTIZED
                                                        COST       FAIR VALUE
                                                     -----------   -----------
Held to maturity:
  Due in less than one year........................  $        --   $        --
  Due after one year through five years............           --            --
  Due after five years through ten years...........           --            --
  Due after ten years..............................    9,163,142     8,649,298
                                                     -----------   -----------
                                                     $ 9,163,142   $ 8,649,298
                                                     ===========   ===========
Available for sale:
Due in less than one year..........................  $ 1,226,679   $ 1,216,314
Due after one year through five years..............   21,491,206    20,514,960
Due after five years through ten years.............    3,472,939     3,297,549
Due after ten years................................   11,109,760    10,437,070
                                                     -----------   -----------
                                                     $37,300,584   $35,465,893
                                                     ===========   ===========

4.  LOANS AND THE ALLOWANCE FOR LOAN LOSSES:

    Loans consisted of the following at December 31, 1999 and 1998:

                                                                  1999           1998
                                                              ------------   ------------
Loans:
  Construction..............................................  $ 28,715,779   $ 36,832,482
  Real estate...............................................    69,820,054     43,653,597
  Commercial................................................    23,182,784     16,020,287
  Installment...............................................     4,698,085      3,707,005
  SBA.......................................................     3,186,663      1,585,987
  Other.....................................................            --         13,759
  Deferred loan origination fees, net.......................      (218,748)      (189,043)
                                                              ------------   ------------
                                                               129,384,617    101,624,074
                                                              ------------   ------------
Allowance for loan losses...................................    (1,507,866)    (1,244,323)
                                                              ------------   ------------
      Loans, net............................................  $127,876,751   $100,379,751
                                                              ============   ============

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

4.  LOANS AND THE ALLOWANCE FOR LOAN LOSSES: (CONTINUED)
    The Company's lending activities are concentrated primarily in the California counties of Santa Clara and San Mateo. There were no significant industry or borrower group concentrations at December 31, 1999 or 1998.

    A summary of activity in the allowance for loan losses is as follows:

                                                          1999         1998
                                                       ----------   ----------
Balance, beginning of the year.......................  $1,244,323   $  985,073
  Provision..........................................     287,000      229,833
  Charge-offs........................................     (26,434)      (6,012)
  Recoveries.........................................       2,977       35,429
                                                       ----------   ----------
Balance, end of the year.............................  $1,507,866   $1,244,323
                                                       ==========   ==========

    As of December 31, 1999 and 1998, loans on nonaccrual status totaled $6,183 and $66,607, respectively. Interest income foregone on such loans for the years ended December 31, 1999 and 1998, was not significant.

    At December 31, 1999 and 1998, the recorded investment in loans for which impairment has been recognized in accordance with SFAS No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, totaled $6,183 and $66,607, respectively. The average recorded investment in impaired loans in 1999 and 1998, was $41,600 and $63,721, respectively. Interest income recognized on impaired loans in 1999 and 1998, was $34,606 and $0, respectively.

    The Company, through its subsidiary Bank, serviced loans and loan participations for others totaling $10,409,657 and $3,764,141 as of December 31, 1999 and 1998, respectively.

5.  PREMISES AND EQUIPMENT:

    Premises and equipment consisted of the following at December 31, 1999 and 1998:

                                                        1999          1998
                                                     -----------   -----------
Building and leasehold improvements................  $ 2,030,393   $ 2,057,585
Furniture and equipment............................    2,472,956     2,351,218
Land...............................................      265,000       265,000
                                                     -----------   -----------
                                                       4,768,349     4,673,803
Less: Accumulated depreciation and amortization....   (1,500,731)   (1,209,389)
                                                     -----------   -----------
                                                     $ 3,267,618   $ 3,464,414
                                                     ===========   ===========

    Depreciation and amortization expense for the years ended December 31, 1999 and 1998, was $572,075 and $392,679, respectively.

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

6.  DEPOSITS:

    Deposits consisted of the following at December 31, 1999 and 1998:

                                                       1999           1998
                                                   ------------   ------------
Deposits:
  Noninterest-bearing............................  $ 41,847,131   $ 31,044,698
  Interest-bearing:
    Money market.................................    46,894,008     45,101,842
    Savings......................................    43,059,743     30,097,998
    Certificates of deposit issued in amounts
      less than $100,000.........................    21,327,256     17,936,547
    Certificates of deposit issued in amounts of
      $100,000 or more...........................    29,751,734     16,776,454
                                                   ------------   ------------
                                                   $182,879,872   $140,957,539
                                                   ============   ============

    Certificates of deposit have remaining maturities at December 31, 1999, as follows:

Three months or less........................................  $26,502,407
Three through six months....................................    9,432,392
Six through twelve months...................................   11,176,529
Over twelve months..........................................    3,967,662
                                                              -----------
        Total certificates of deposit.......................  $51,078,990
                                                              ===========

7.  FHLB BORROWINGS:

    The Company maintains a collateralized line of credit with the Federal Home Loan Bank (the FHLB) of San Francisco. Under this line, the Company can borrow from the FHLB on a short-term (typically overnight) or long-term (over one year) basis. Borrowings from the FHLB are as follows:

                                                            DECEMBER 31
                                                      ------------------------
                                                         1999         1998
                                                      ----------   -----------
Long-term borrowings:
  FHLB loan, fixed rate of 5.84%, payable on
    June 4, 2001....................................  $2,000,000   $        --
  FHLB loan, fixed rate of 6.29%, payable on
    June 3, 2004....................................   3,000,000            --
                                                      ----------   -----------
    Total long-term borrowings......................   5,000,000            --
  Short-term borrowings.............................          --    22,000,000
                                                      ----------   -----------
    Total FHLB borrowings...........................  $5,000,000   $22,000,000
                                                      ==========   ===========

    Based on FHLB stock requirements at December 31, 1999, this line provided for maximum borrowings of $39,427,400, of which the $5,000,000 noted above was outstanding, leaving $34,427,400 available.

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

8.  INCOME TAXES:

    The components of the provision (benefit) for federal and state income taxes at December 31, 1999 and 1998, are as follows:

                                                                 1999         1998
                                                              ----------   ----------
Current tax provision:
  Federal...................................................  $  809,000   $  861,000
  State.....................................................     247,103      141,178
                                                              ----------   ----------
    Total current...........................................   1,056,103    1,002,178
                                                              ----------   ----------
Deferred tax provision:
  Federal...................................................    (161,000)    (170,000)
  State.....................................................      62,000       11,000
  Utilization of net operating loss carryforwards...........      99,000       99,000
                                                              ----------   ----------
      Total deferred........................................          --      (60,000)
                                                              ----------   ----------
      Total income taxes....................................  $1,056,103   $  942,178
                                                              ==========   ==========

    Reconciliations of the statutory tax rates to the effective tax rates at December 31, 1999 and 1998, are as follows:

                                                                1999       1998
                                                              --------   --------
Statutory federal tax rate..................................    34.0%      34.0%
State tax, net of federal income tax effect.................     7.2        7.2
Reduction in deferred tax asset valuation allowance and
  other, net................................................    (2.1)      (0.2)
                                                                ----       ----
                                                                39.1%      41.0%
                                                                ====       ====

    Deferred income taxes reflect the estimated future tax effect of temporary differences between assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. The components of deferred income tax assets and liabilities at December 31, 1999 and 1998, are as follows:

                                                                 1999         1998
                                                              ----------   ----------
Other.......................................................  $  (30,000)  $  (72,000)
                                                              ----------   ----------
    Total deferred tax liabilities..........................     (30,000)     (72,000)
                                                              ----------   ----------
Allowance for loan losses...................................     138,000      243,000
State tax, net of federal income tax effect.................     160,000      147,000
Net operating loss carryforward.............................     788,000      890,000
Other.......................................................     195,000       43,000
                                                              ----------   ----------
    Total deferred tax assets...............................   1,281,000    1,323,000
                                                              ----------   ----------
    Net deferred tax asset..................................  $1,251,000   $1,251,000
                                                              ==========   ==========

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

8.  INCOME TAXES: (CONTINUED)
    The Company will file its federal tax return on a consolidated basis. As of December 31, 1999, the Company has federal net operating loss carryforwards available to reduce future taxable income of approximately $2,300,000. These net operating loss carryforwards expire in 2007. In 1995, 100% of the Bank's issued and outstanding stock was purchased by an investor group, which resulted in an ownership change as defined in Internal Revenue Code Section 382. Accordingly, the utilization of the net operating loss will be subject to the limitations prescribed in Section 382.

9.  RETIREMENT PLANS:

    The Bank has a 401(k) Retirement Savings Plan. Under the plan, employees are eligible for participation immediately upon hire. Each eligible employee may make a voluntary election to have a portion of his or her salary contributed to the plan in lieu of receiving it currently. The Bank makes a matching contribution to each such employee's account in the plan at rates established annually by the Board of Directors. The Bank's matching contributions amounted to approximately $59,470 in 1999 and $43,904 in 1998.

    During 1998, the Bank implemented a Salary Continuation Plan (SCP) for select officers of the Bank. The plans are nonqualified. Select officers designated by the Board of Directors of the Bank are covered by these plans. At December 31, 1999, the Bank recorded an accrued liability of $115,249 for the SCP. The plans are unfunded; however, the Bank has purchased insurance on the lives of the participants and intends to use the cash values of these policies ($2,946,423 at December 31, 1999) to pay the retirement obligations. The value of these policies increased by $136,423 for the year ended December 31, 1999.

10.  STOCK OPTION PLAN:

    In connection with the exchange of the Bank's common shares for the Company's common shares in December 1997, as described in Note 1, the Company adopted the Bank's fixed stock option plan (the Plan). Under the Plan, the Company may grant options to its employees and nonemployee directors for up to 726,000 shares of common stock. Under the Plan, the exercise price of each option is fixed by the Board of Directors, but shall be at least 100% of the fair market value of the Company's common stock on the date of the grant, and an option's maximum term is ten years. Options to directors vest at either the time of grant or over four years from the date of grant, and options to employees vest over four years from the date of grant.

    In accordance with SFAS No. 123, ACCOUNTING FOR STOCK BASED COMPENSATION, the fair value of each option grant has been estimated on the date of the grant using the minimum-value method. Minimum value is determined by a discounted present value calculation, taking the fair market value of the stock at the grant date and reducing it by the present value of the exercise price. The following assumptions were used in the estimation of the fair value of the options granted in 1999 and 1998, respectively: risk-free rate of 6.75% and 6.00%; expected dividend yield of 0 % and 0%; expected lives of 7 years and 10 years; and volatility of 0% and 0%.

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

10.  STOCK OPTION PLAN: (CONTINUED)

    As permitted by SFAS No. 123, the Company has chosen to apply APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations in accounting for its Plan. Accordingly, no compensation cost has been recognized for options granted under the Plan. Had compensation cost for the Company's Plan been determined based on the fair value at the grant dates for awards under the Plan consistent with the method of SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                          1999                       1998
                                ------------------------   ------------------------
                                AS REPORTED   PRO FORMA    AS REPORTED   PRO FORMA
                                -----------   ----------   -----------   ----------
Net income....................  $1,642,858    $1,597,858   $1,355,816    $1,309,816

    A summary of the status of the Plan as of December 31, 1999 and 1998, and changes during the years ending on those dates is presented below:

                                                       1999                           1998
                                            ---------------------------   ----------------------------
                                                       WEIGHTED-AVERAGE               WEIGHTED-AVERAGE
                                             SHARES     EXERCISE PRICE     SHARES      EXERCISE PRICE
                                            --------   ----------------   ---------   ----------------
Outstanding at beginning of year..........   292,076        $ 2.50          586,850        $1.94
  Granted.................................    68,700         10.88           22,000         9.32
  Exercised...............................   (17,638)         2.18         (314,354)        1.75
  Forfeited...............................    (9,982)         5.37           (2,420)        5.37
                                            --------                      ---------
Outstanding at end of year................   333,156        $ 4.32          292,076        $2.50
                                            ========                      =========
Options exercisable at year-end...........   235,257                        164,808
                                            ========                      =========
Weighted-average fair value of options
  granted during the year.................  $   3.99                      $    4.42
                                            ========                      =========

    The following table summarizes information about the Plan's stock options at December 31, 1999:

                                      OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
                       -------------------------------------------------   ------------------------------
                         NUMBER      WEIGHTED-AVERAGE                        NUMBER
      EXERCISE         OUTSTANDING      REMAINING       WEIGHTED-AVERAGE   EXERCISABLE   WEIGHTED-AVERAGE
       PRICES          AT 12/31/99   CONTRACTUAL LIFE    EXERCISE PRICE    AT 12/31/99    EXERCISE PRICE
      --------         -----------   ----------------   ----------------   -----------   ----------------
       $ 1.74            195,570        5.6 years            $ 1.74          195,570          $ 1.74
       $ 2.27             16,940        6.5 years            $ 2.27           12,707          $ 2.27
       $ 3.22             23,896        7.0 years            $ 3.22           17,546          $ 3.22
       $ 5.37              6,050        7.9 years            $ 5.37            3,934          $ 5.37
       $ 9.09             16,500        8.5 years            $ 9.09            4,125          $ 9.09
       $10.00             13,700        9.3 years            $10.00            1,375          $10.00
       $11.00             60,500        9.6 years            $11.00               --              --
                         -------                                             -------
                         333,156        6.8 years            $ 4.32          235,257          $ 2.12
                         =======                                             =======

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

11.  DIVIDEND RESTRICTIONS:

    The Bank is regulated by the Federal Deposit Insurance Corporation (FDIC) and the State of California Department of Financial Institutions. California banking laws limit the Bank's ability to pay dividends to the Company of the lesser of (1) retained earnings or (2) net income for the last three fiscal years, less cash distributions paid during such period. Under this regulation, at December 31, 1999, the Bank may pay dividends of $4,132,119.

12.  RELATED-PARTY TRANSACTIONS:

    At December 31, 1999 and 1998, certain officers and directors were indebted to the Bank in the aggregate amount of $556,157 and $374,730, respectively. At December 31, 1999, the Bank had $443,715 of commitments to extend credit to these related parties. In the opinion of management, all such loans were made in the ordinary course of business.

13.  EARNINGS PER SHARE:

    Basic earnings per share are computed by dividing net income, less dividends on preferred stock, by the weighted average common shares outstanding. Diluted earnings per share are computed by dividing net income, less dividends on preferred stock, by the weighted average common shares outstanding, including the dilutive effects of potential common shares (e.g., stock options). The Company's basic and diluted earnings per share are as follows (in thousands, except per share data):

                                                                 YEAR ENDED DECEMBER 31, 1999
                                                            ---------------------------------------
                                                                            WEIGHTED      PER-SHARE
                                                              INCOME     AVERAGE SHARES    AMOUNT
                                                            ----------   --------------   ---------
Basic earnings per share: net income available to common
  shareholders............................................  $1,642,858     2,723,143        $0.60
Common stock options outstanding..........................          --       177,929
                                                            ----------     ---------
Diluted earnings per share: net income available to common
  shareholders............................................  $1,642,858     2,901,072        $0.57
                                                            ==========     =========

                                                                 YEAR ENDED DECEMBER 31, 1998
                                                            ---------------------------------------
                                                                            WEIGHTED      PER-SHARE
                                                              INCOME     AVERAGE SHARES    AMOUNT
                                                            ----------   --------------   ---------
Basic earnings per share: net income available to common
  shareholders............................................  $1,355,816     2,628,833        $0.52
Common stock options outstanding..........................          --       195,398
                                                            ----------     ---------
Diluted earnings per share: net income available to common
  shareholders............................................  $1,355,816     2,824,231        $0.47
                                                            ==========     =========

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

14.  COMMITMENTS AND CONTINGENCIES:

LEASE COMMITMENTS

    The Company's subsidiary Bank leases branch facilities under operating leases with original terms of five to ten years. The leases include provisions for annual adjustments based on the Consumer Price Index. The future minimum noncancelable rental payments under these leases as of December 31, 1999, are as follows:

2000........................................................  $  489,231
2001........................................................     503,556
2002........................................................     518,334
2003........................................................     533,580
2004........................................................     549,311
Beyond......................................................   1,411,626
                                                              ----------
                                                              $4,005,638
                                                              ==========

    Total rental expense for the years ended December 31, 1999 and 1998, was $505,803 and $380,699, respectively.

CLAIMS

    In 1992 and for a period prior thereto, a former officer and director of the Bank served as a director of Pacific National Financial Company (PNFC), a Canadian corporation, when a PNFC subsidiary was the Bank's parent company. In December 1998, the Bank received a request for indemnity from the former officer under an indemnity agreement entered into by the Bank in December 1992. The request for indemnity relates to three complaints naming the former officer and seven other former directors of PNFC and seeks damages of $166 million ($Canadian 240 million) arising from their role as PNFC directors. The largest of the three actions alleges that the defendants breached their fiduciary duties to PNFC, resulting in its 1992 bankruptcy. The former officer has requested that the Bank pay for his defense and indemnify him in connection with such actions. Although the Bank has reserved its rights under the indemnity agreement, it has conditionally agreed to be responsible for payment of the former officer's defense costs. The Bank is not aware of any material activity in any of these actions since they were served. Based on the representations of the former officer and discussions with legal counsel, management and the Board of Directors have no reason to believe that the indemnification will result in any material adverse impact on the Bank, but cannot presently state the likelihood of a favorable or unfavorable outcome or estimate any ultimate loss or costs for which it could be responsible.

15.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK:

    The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. To date, these financial instruments are limited to commitments to extend credit that involve elements of credit risk in excess of the amount recognized in the statement of financial position.

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

15.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK: (CONTINUED)
    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The Company generally requires collateral or other security to support commitments to extend credit.

    Standby letters of credit represent an obligation on the part of the Company to a designated third party (the beneficiary) contingent upon the failure of the Company's customer to perform under the terms of the underlying contract with the beneficiary.

    The following table summarizes these financial instruments at December 31, 1999 and 1998:

                                                        1999          1998
                                                     -----------   -----------
Commitments to extend credit.......................  $65,617,350   $55,703,202
Standby letters of credit..........................    1,618,327     1,864,002
                                                     -----------   -----------
                                                     $67,235,677   $57,567,204
                                                     ===========   ===========

16.  REGULATORY CAPITAL REQUIREMENTS:

    The Company and its subsidiary, the Bank, are subject to various regulatory capital requirements as established by the applicable federal agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and subsidiary Bank must meet specific capital guidelines that involve quantitative measures of the subsidiary Bank's assets, liabilities and certain off-balance-sheet items. The quantitative measures for capital adequacy require the Company and subsidiary Bank to maintain minimum amounts and ratios of total and Tier 1 (core) capital to risk-weighted assets and of Tier 1 capital to average assets (leverage). The Company's and subsidiary Bank's capital components, classification, risk weightings and other factors are also subject to qualitative judgments by regulators. Failure to meet minimum capital requirements can initiate certain actions by regulators that, if undertaken, could have a material effect on the Company's financial statements. Management believes that as of December 31, 1999, the Company and subsidiary Bank meet all minimum capital adequacy requirements to which they are subject. The most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action, as the Bank's total risk-based capital ratio was below 10%. Subsequently, and at December 31, 1999, the Bank's capital ratios increased and were considered well capitalized.

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

16.  REGULATORY CAPITAL REQUIREMENTS: (CONTINUED)
    The following table presents selected capital information for the Company and subsidiary Bank as of December 31, 1999 and 1998:

                                                                                                    TO BE WELL-
                                                                                                 CAPITALIZED UNDER
                                                                     FOR CAPITAL                 PROMPT CORRECTIVE
                                        ACTUAL                    ADEQUACY PURPOSE               ACTION PROVISIONS
                               -------------------------      -------------------------      -------------------------
                                   AMOUNT        RATIO            AMOUNT        RATIO            AMOUNT        RATIO
                               --------------   --------      --------------   --------      --------------   --------
                               (IN THOUSANDS)                 (IN THOUSANDS)                 (IN THOUSANDS)
As of December 31, 1999:
  Total risk-based capital:
    Consolidated.............     $14,588         10.5%          $10,967         8.0%           $13,707         10.0%
    Bank.....................      13,852         10.0            10,960         8.0             13,700         10.0
  Tier 1 risk-based capital:
    Consolidated.............      13,080          9.5             5,512         4.0              8,284          6.0
    Bank.....................      12,344          8.9             5,513         4.0              8,274          6.0
  Tier 1 (leverage) capital:
    Consolidated.............      13,080          6.6             7,767         4.0              9,780          5.0
    Bank.....................      12,344          6.1             7,988         4.0             10,089          5.0

As of December 31, 1998:
  Total risk-based capital:
    Consolidated.............      12,446         10.9             9,146         8.0             11,426         10.0
    Bank.....................      11,581         10.1             9,141         8.0             11,431         10.0
  Tier 1 risk-based capital:
    Consolidated.............      11,201          9.8             4,571         4.0              6,851          6.0
    Bank.....................      10,337          9.1             4,572         4.0              6,857          6.0
  Tier 1 (leverage) capital:
    Consolidated.............      11,201          6.7             6,471         4.0              8,161          5.0
    Bank.....................      10,337          6.2             6,557         4.0              8,277          5.0

17.  FAIR VALUES OF FINANCIAL INSTRUMENTS:

    According to SFAS No. 107, DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS, fair value estimates are determined as of a specific date in time utilizing quoted market prices, where available, or various assumptions and estimates. Additionally, the Company has not disclosed highly subjective values of other nonfinancial instruments. Accordingly, the aggregate fair value amounts presented do not represent and should not be construed to represent the full underlying value of the Company.

    The methods and assumptions used to estimate the fair values of each class of financial instruments that were not cash and cash equivalents or investments utilizing quoted market prices are as follows:

LOANS RECEIVABLE

    In order to determine the fair values for loans, the loan portfolio was segmented based on loan type, credit quality, and repricing characteristics. For certain variable rate loans with no significant

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

17. FAIR VALUES OF FINANCIAL INSTRUMENTS: (CONTINUED) credit concerns and frequent repricings, estimated fair values are generally based on the carrying values. The fair values of other loans are generally estimated using discounted cash flow analyses. The discount rates used in these analyses are generally based on origination rates for similar loans of comparable credit quality. The allowance for loan losses is a reasonable estimate of the valuation allowance needed to adjust computed fair values for credit quality of certain loans in the portfolio.

SECURITIES

    For all securities, fair values are based on quoted market prices or dealer quotes. See Note 3 for further details.

DEPOSITS AND FHLB BORROWINGS

    The fair values for deposits subject to immediate withdrawal, such as interest and noninterest-bearing demand and savings accounts, are equal to the amount payable on demand at the reporting date (i.e., their carrying amount on the balance sheets). Fair values for fixed-rate certificates of deposits are estimated by discounting future cash flows using interest rates currently offered on time deposits with similar remaining maturities.

ACCRUED INTEREST PAYABLE AND RECEIVABLE

    The fair values for accrued interest receivable and payable approximate their carrying amount due to the short-term nature of these instruments.

    The estimated fair value of the Company's financial assets is as follows:

                                                        DECEMBER 31, 1999
                                                   ---------------------------
                                                     CARRYING         FAIR
                                                      AMOUNT         VALUE
                                                   ------------   ------------
Financial assets:
  Cash and cash equivalents......................  $ 17,075,025   $ 17,075,025
  Investment securities..........................    44,629,035     44,115,191
  Federal Home Loan Bank stock, at cost..........     1,316,200      1,316,200
  Loans receivable, net..........................   127,876,751    130,645,000
  Accrued interest receivable....................     1,038,074      1,038,074

Financial liabilities:
  Time deposits..................................    51,078,990     50,487,000
  Other deposits.................................   131,800,882    131,800,882
  Accrued interest payable.......................       702,082        702,082
  Long-term FHLB borrowings......................     5,000,000      4,927,000

                    WESTERN HOLDINGS BANCORP AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

17.  FAIR VALUES OF FINANCIAL INSTRUMENTS: (CONTINUED)

                                                        DECEMBER 31, 1998
                                                   ---------------------------
                                                     CARRYING         FAIR
                                                      AMOUNT         VALUE
                                                   ------------   ------------
Financial assets:
  Cash and cash equivalents......................  $ 16,061,779   $ 16,061,779
  Investment securities..........................    48,323,366     48,362,363
  Federal Home Loan Bank stock, at cost..........     2,100,800      2,100,800
  Loans receivable, net..........................   100,379,751    101,231,130
  Accrued interest receivable....................       918,496        918,496

Financial liabilities:
  Time deposits..................................    34,713,001     34,630,174
  Other deposits.................................   106,244,538    106,244,538
  Accrued interest payable.......................       786,973        786,973

18.  COMPREHENSIVE INCOME:

    The changes in the components of other comprehensive income for the years ended December 31, 1999 and 1998, are reported as follows:

                                                                 1999         1998
                                                              -----------   ---------
Unrealized losses arising during the period, net of taxes of
  $(656,941) and $(87,703), respectively....................  $(1,021,927)  $(126,207)
  Less: Reclassification adjustment for net realized gains
    (losses) on securities available for sale included in
    net income during the year, net of taxes of $(13,624)
    and $2,882, respectively................................       21,194      (4,147)
                                                              -----------   ---------
Net unrealized losses included in other comprehensive
  income....................................................  $(1,000,733)  $(130,354)
                                                              ===========   =========

                            WESTERN HOLDINGS BANCORP

            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                               MARCH 31,     DECEMBER 31,
                                                                  2000           1999
                                                              ------------   -------------
                                                              (UNAUDITED)
                                          ASSETS

Cash and due from banks.....................................  $ 12,078,000   $  9,275,000
Federal funds sold..........................................    21,645,000      7,800,000
                                                              ------------   ------------
    Total cash and cash equivalents.........................    33,723,000     17,075,000
Securities available-for-sale, at fair value................    45,530,000     36,782,000
Securities held-to-maturity, at amortized cost (fair value
  of $8,211,000 and $8,649,000, respectively)...............     8,751,000      9,163,000
Loans held for sale, at fair value..........................             0              0
Loans, net of deferred fees.................................   133,402,000    129,385,000
Allowance for probable loan losses..........................    (1,588,000)    (1,508,000)
                                                              ------------   ------------
    Loans, net..............................................   131,814,000    127,877,000
Premises and equipment, net.................................     3,165,000      3,268,000
Accrued interest receivable and other assets................     3,524,000      3,344,000
Other investments...........................................     2,984,000      2,946,000
                                                              ------------   ------------
    TOTAL ASSETS............................................  $229,491,000   $200,455,000
                                                              ============   ============

                           LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Deposits
  Demand, noninterest bearing...............................  $ 44,144,000   $ 41,847,000
  Demand, interest bearing..................................    40,799,000     37,072,000
  Savings and money market..................................    68,909,000     52,882,000
  Time deposits, under $100,000.............................    20,891,000     21,066,000
  Time deposits, $100,000 and over..........................    41,094,000     30,013,000
                                                              ------------   ------------
    Total deposits..........................................   215,837,000    182,880,000
Other borrowed funds........................................             0      5,000,000
Accrued interest payable and other liabilities..............     1,290,000        562,000
                                                              ------------   ------------
    TOTAL LIABILITIES.......................................   217,127,000    188,442,000

SHAREHOLDERS' EQUITY
Preferred Stock.............................................             0              0
Common Stock, no par value; 10,000,000 shares authorized;
  Shares issued and outstanding: 2,732,752 at March 31, 2000
  and 2,727,819 at December 31, 1999........................    10,326,000     10,315,000
Accumulated other comprehensive loss, net of taxes..........    (1,256,000)    (1,117,000)
Retained earnings...........................................     3,424,000      2,945,000
Less: treasury stock........................................      (130,000)      (130,000)
                                                              ------------   ------------
    TOTAL SHAREHOLDERS' EQUITY..............................    12,364,000     12,013,000
                                                              ------------   ------------
    TOTAL LIABILITIES & SHAREHOLDERS' EQUITY................  $229,491,000   $200,455,000
                                                              ============   ============

                            WESTERN HOLDINGS BANCORP

              CONDENSED CONSOLIDATED INCOME STATEMENTS (UNAUDITED)

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
INTEREST INCOME:
Loans, including fees.......................................  $3,110,000   $2,379,000
Securities, taxable.........................................     693,000      737,000
Securities, non-taxable.....................................      31,000        2,000
Federal funds sold..........................................     276,000       90,000
                                                              ----------   ----------
    Total interest income...................................   4,110,000    3,208,000
                                                              ----------   ----------
INTEREST EXPENSE:
Deposits....................................................   1,386,000      923,000
Other.......................................................      40,000      243,000
                                                              ----------   ----------
    Total interest expense..................................   1,426,000    1,166,000
                                                              ----------   ----------
Net interest income before provision for probable loan
  losses....................................................   2,684,000    2,042,000
Provision for probable loan losses..........................      80,000       80,000
                                                              ----------   ----------
Net interest income after provision for probable loan
  losses....................................................   2,604,000    1,962,000

Noninterest income:
  Other investments.........................................      40,000       36,000
  Service charges and other fees............................     190,000      159,000
  Gain on sale of loans.....................................           0       67,000
  Servicing income..........................................           0            0
  Gain on sale of securities available-for-sale.............           0        3,000
  Other income..............................................       9,000       20,000
                                                              ----------   ----------
    Total noninterest income................................     239,000      285,000

Noninterest expenses:
  Salaries and employee benefits............................   1,227,000    1,074,000
  Client services...........................................     313,000      229,000
  Occupancy.................................................     201,000      227,000
  Loan origination costs....................................     (79,000)     (92,000)
  Furniture and equipment...................................     128,000      111,000
  Professional fees.........................................     121,000       91,000
  Advertising fees..........................................      90,000       60,000
  Stationery & supplies.....................................      33,000       38,000
  Telephone expense.........................................      23,000       21,000
                                                              ----------   ----------
    Total noninterest expense...............................   2,057,000    1,759,000
Net income before income taxes..............................     786,000      488,000
Provision for income taxes..................................     307,000      191,000
                                                              ----------   ----------
Net income..................................................  $  479,000   $  297,000
                                                              ==========   ==========
Earnings per share:
  Basic.....................................................  $     0.18   $     0.11
                                                              ==========   ==========
  Diluted...................................................  $     0.17   $     0.10
                                                              ==========   ==========

                            WESTERN HOLDINGS BANCORP

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                               THREE MONTHS ENDED MARCH 31,
                                                              ------------------------------
                                                                   2000            1999
                                                              --------------   -------------
Cash flows from operating activities:
Net income..................................................   $    479,000         297,000
Adjustments to reconcile net income to net cash provided by
  operating activities:
Depreciation and amortization...............................        143,000         135,000
Provision for probable loan losses..........................         80,000          80,000
Gain on sale of securities available-for-sale...............             --          (3,000)
Net amortization of premiums/accretion of discounts.........          1,000           6,000
Increase in cash surrender value of life insurance..........        (38,000)        (31,000)
Effect of changes in:
  Accrued interest receivable and other assets..............       (180,000)        113,000
  Accrued interest payable and other liabilities............        728,000        (360,000)
                                                               ------------     -----------
Net cash provided by operating activities...................      1,213,000         237,000

Cash flows from investing activities:
Net increase in loans.......................................     (4,017,000)     (7,120,000)
Purchases of securities available-for-sale..................     (9,688,000)     (6,766,000)
Maturities of securities available-for-sale.................        176,000       5,585,000
Proceeds from maturities or calls of securities
  held-to-maturity..........................................        410,000         882,000
Purchases of corporate owned life insurance.................             --        (340,000)
Redemption (purchase) of Other Investments (FHLB stock).....        626,000         (24,000)
Purchases of property and equipment.........................        (40,000)       (227,000)
                                                               ------------     -----------
Net cash used in investing activities.......................    (12,533,000)     (8,010,000)

Cash flows from financing activities:
Net increase in deposits....................................     32,957,000      10,688,000
Paydown of other borrowed funds.............................     (5,000,000)     (2,500,000)
Proceeds from exercise of stock options.....................         11,000          10,000
                                                               ------------     -----------
Net cash provided by financing activities...................     27,968,000       8,198,000
Net increase in cash and cash equivalents...................     16,648,000         425,000
Cash and cash equivalents, beginning of period..............     17,075,000      16,062,000
                                                               ------------     -----------
Cash and cash equivalents, end of period....................   $ 33,723,000     $16,487,000
                                                               ============     ===========

Supplemental disclosures of cash paid during the period for:
  Interest..................................................   $  1,122,000     $   994,000
  Income taxes..............................................          7,000         225,000

                            WESTERN HOLDINGS BANCORP

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2000

                                  (UNAUDITED)

1)  BASIS OF PRESENTATION

    The unaudited condensed consolidated financial statements of Western Holdings Bancorp and its wholly owned subsidiary, Bank of Los Altos, have been prepared in accordance with generally accepted accounting principles. The interim statements should be read in conjunction with the financial statements and notes thereto, as of December 31, 1999 and for the year then ended, audited by Arthur Andersen LLP, independent public accountants, and included in this document.

    In the Company's opinion, all adjustments necessary for a fair presentation of these condensed consolidated financial statements have been included and are of a normal and recurring nature. Certain reclassifications have been made to prior year amounts to conform to current year presentation.

    The results for the three months ended March 31, 2000 are not necessarily indicative of the results expected for any subsequent period or for the entire year ending December 31, 2000.

2)  EARNINGS PER SHARE

    Basic earnings per share is computed by dividing net income by the weighted average common shares outstanding. Diluted earnings per share reflects potential dilution from outstanding stock options, using the treasury stock method. For each of the periods presented, net income is the same for the basic and diluted earnings per share. Reconciliation of weighted average shares used in computing basic and diluted earnings per share is as follows:

                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                         ---------------------
                                                           2000        1999
                                                         ---------   ---------
Weighted average common shares outstanding--used in
  computing basic EPS..................................  2,732,752   2,713,789
Dilutive effect of stock options outstanding, using the
  treasury stock method................................    170,465     189,773
                                                         ---------   ---------
Shares used in computing diluted earnings per share....  2,903,217   2,903,562
                                                         =========   =========

3)  COMPREHENSIVE INCOME

    In 1998, the Company adopted SFAS No. 130 Reporting Comprehensive Income, which requires that an enterprise report and display, by major components and as a single total, the change in its net assets during the period from non-owner sources.

                            WESTERN HOLDINGS BANCORP

                                 MARCH 31, 2000

                                  (UNAUDITED)

3)  COMPREHENSIVE INCOME (CONTINUED)
    The following is a summary of the components of other comprehensive income:

                                                          FOR THE THREE MONTHS
                                                             ENDED MARCH 31,
                                                          ---------------------
                                                            2000        1999
                                                          ---------   ---------
Net Income..............................................  $479,000    $297,000
                                                          --------    --------
Other comprehensive income, net of tax: net unrealized
  holding gain (loss) on available-for-sale securities
  during the period.....................................  (139,000)   (244,000)
Less: reclassification adjustment for realized gains on
  available-for-sale securities included in net income
  during the period.....................................        --          --
                                                          --------    --------
Other comprehensive loss................................  (139,000)   (244,000)
                                                          --------    --------
Comprehensive income....................................  $340,000    $ 53,000
                                                          ========    ========

4)  RECLASSIFICATIONS

    Certain amounts in the December 31, 1999 and March 31, 1999 financial statements have been reclassified to conform to the March 31, 2000 financial statement presentation.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

ARTICLE I     THE MERGER AND RELATED MATTERS..............................   A-1

        1.1   Merger; Surviving Corporations and Resulting Institution....   A-1

        1.2   Effective Time of the Merger................................   A-1

        1.3   The Merger..................................................   A-2

              (a)  Conversion of WHB Common Stock.........................   A-2

              (b)  Adjustment to Exchange Ratio...........................   A-2

              (c)  Reservation of Shares..................................   A-2

              (d)  Dissenting Shares......................................   A-2

              (e)  Exchange of WHB Common Stock...........................   A-2

              (f)  No Fractional Shares...................................   A-4

              (g)  Stock Options..........................................   A-4

              (h)  Articles of Incorporation and Bylaws of the Surviving
                   Corporation............................................   A-4

              (i)  Directors and Officers of the Surviving Corporation....   A-4

              (j)  Principal Office.......................................   A-5

        1.4   Closing.....................................................   A-5

        1.5   Reservation of Right to Revise Transaction..................   A-5

        1.6   Additional Actions..........................................   A-5

ARTICLE II    REPRESENTATIONS AND WARRANTIES OF HCC.......................   A-5

        2.1   Organization................................................   A-5

        2.2   Authorization...............................................   A-6

        2.3   Conflicts...................................................   A-6

        2.4   Capitalization..............................................   A-6

        2.5   HCC Financial Statements, Material Changes..................   A-7

        2.6   HCC Subsidiaries............................................   A-7

        2.7   HCC Filings.................................................   A-8

        2.8   HCC Reports.................................................   A-8

        2.9   Compliance with Laws........................................   A-8

        2.10  Registration Statement; Proxy Statement.....................   A-9

        2.11  Litigation..................................................   A-9

        2.12  Licenses....................................................   A-9

        2.13  Taxes.......................................................   A-9

        2.14  Insurance...................................................  A-10

        2.15  Allowance for Loan Losses...................................  A-10

        2.16  Compliance With Environmental Laws..........................  A-11

        2.17  Defaults....................................................  A-11

        2.18  Indemnification.............................................  A-12

        2.19  Accuracy of Information.....................................  A-12

        2.20  Governmental Approvals and Other Conditions.................  A-12

        2.21  Fairness Opinion............................................  A-12

        2.22  Year 2000 Compliant.........................................  A-12

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF WHB.......................  A-12

        3.1   Organization................................................  A-12

        3.2   Authorization...............................................  A-13

        3.3   Conflicts...................................................  A-13

        3.4   Capitalization and Stockholders.............................  A-13

        3.5   WHB Financial Statements; Material Changes..................  A-14

        3.6   WHB Subsidiaries............................................  A-14

        3.7   WHB Filings.................................................  A-15

        3.8   WHB Reports.................................................  A-15

        3.9   Compliance With Laws........................................  A-15

        3.10  Registration Statement; Proxy Statement.....................  A-16

        3.11  Litigation..................................................  A-16

        3.12  Licenses....................................................  A-17

        3.13  Taxes.......................................................  A-17

        3.14  Insurance...................................................  A-17

        3.15  Loans; Investments..........................................  A-18

        3.16  Allowance for Loan Losses...................................  A-19

        3.17  WHB Benefit Plans...........................................  A-19

        3.18  Compliance with Environmental Laws..........................  A-21

        3.19  Contracts and Commitments...................................  A-22

        3.20  Defaults....................................................  A-24

        3.21  Operations Since December 31, 1999..........................  A-24

        3.22  Corporate Records...........................................  A-26

        3.23  Undisclosed Liabilities.....................................  A-26

        3.24  Assets......................................................  A-26

        3.25  Indemnification.............................................  A-26

        3.26  Insider Interests...........................................  A-27

        3.27  Registration Obligations....................................  A-27

        3.28  Regulatory, Tax and Accounting Matters......................  A-27

        3.29  Brokers and Finders.........................................  A-27

        3.30  Accuracy of Information.....................................  A-27

        3.31  Fairness Opinion............................................  A-27

        3.32  Governmental Approvals and Other Conditions.................  A-27

        3.33  Year 2000 Compliant.........................................  A-27

ARTICLE IV    COVENANTS...................................................  A-28

        4.1   Business in Ordinary Course.................................  A-28

        4.2   Conforming Accounting and Reserve Policies; Restructurin
                Expenses..................................................  A-30

        4.3   Certain Actions.............................................  A-30

ARTICLE V     ADDITIONAL AGREEMENTS.......................................  A-31

        5.1   Inspection of Records; Confidentiality......................  A-31

        5.2   Registration Statement; Stockholder Approval................  A-32

        5.3   Agreements of Affiliates....................................  A-32

        5.4   Expenses....................................................  A-32

        5.5   Cooperation.................................................  A-33

        5.6   Regulatory Applications.....................................  A-33

        5.7   Financial Statements and Reports............................  A-33

        5.8   Notice......................................................  A-33

        5.9   Press Release...............................................  A-34

        5.10  Delivery of Supplements to Disclosure Schedules.............  A-34

        5.11  Litigation Matters..........................................  A-34

        5.12  Written Agreements with Employees; Benefits and Related
                Matters...................................................  A-34

              (a)  New Employee Agreements................................  A-34

              (b)  Employee Benefits......................................  A-34

        5.13  Directors' and Officers' Indemnification Insurance..........  A-34

        5.14  Best Efforts to Insure Pooling..............................  A-35

        5.15  Trade Name Rights...........................................  A-35

        5.16  Environmental Reports.......................................  A-35

        5.17  Stock Option Agreements.....................................  A-35

ARTICLE VI    CONDITIONS..................................................  A-36

        6.1   Conditions to the Obligations of HCC........................  A-36

        6.2   Conditions to the Obligations of WHB........................  A-37

        6.3   Conditions to the Obligations of the Parties................  A-37

ARTICLE VII   TERMINATION; AMENDMENT; WAIVER..............................  A-38

        7.1   Termination.................................................  A-38

        7.2   Liabilities and Remedies Liquidated Damages.................  A-39

        7.3   Survival of Agreements......................................  A-40

        7.4   Amendment...................................................  A-40

        7.5   Waiver......................................................  A-40

ARTICLE VIII  GENERAL PROVISIONS..........................................  A-41

        8.1   Survival....................................................  A-41

        8.2   Notices.....................................................  A-41

        8.3   Applicable Law..............................................  A-41

        8.4   Headings, Etc...............................................  A-41

        8.5   Severability................................................  A-41

        8.6   Entire Agreement; Binding Effect; Non-Assignment;
                Counterparts..............................................  A-42

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") dated May 9, 2000, is by and among Heritage Commerce Corp, a California corporation and a registered bank holding company under the Federal Bank Holding Company Act ("HCC"), Western Holdings Bancorp, a California corporation, a registered bank holding company under the Federal Bank Holding Company Act ("WHB"), and the owner of all of the outstanding shares of Bank of Los Altos, a California banking corporation ("Bank of Los Altos").

    A. HCC and WHB wish to provide for the terms and conditions of a business combination in which WHB will be merged (the "Merger") with and into HCC.

    B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code"), and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code.

    C. For accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests.

    D. The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

    Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                         THE MERGER AND RELATED MATTERS

    1.1 MERGER; SURVIVING CORPORATIONS AND RESULTING INSTITUTION. Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the California General Corporation Law ("CGCL") and the rules and regulations promulgated by the Board of Governors of the Federal Reserve under the Federal Reserve Act and the Bank Holding Company Act (collectively "Bank Regulations"), at the Effective Time (as defined in Section 1.2 hereof), WHB shall be merged with and into HCC pursuant to the terms and conditions set forth herein. Upon the consummation of the Merger, the separate corporate existence of WHB shall cease and HCC shall continue as the surviving corporation under the laws of the State of California. The name of HCC as the surviving corporation of the Merger shall remain "Heritage Commerce Corp." From and after the Effective Time, HCC, as the surviving corporation of the Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of HCC and WHB, all as more fully described in the CGCL.

    1.2 EFFECTIVE TIME OF THE MERGER. As soon as practicable after each of the conditions set forth in Article VI hereof have been satisfied or waived, the parties will file, or cause to be filed, with the California Secretary of State, the Merger Agreement (the "Merger Agreement") in the form attached hereto as Exhibit A, and such certificates and other documents as HCC may deem necessary or appropriate for the Merger, which Merger Agreement and certificates and other documents shall in each case be in the form required by and executed in accordance with the applicable provisions of the CGCL. The Merger shall become effective at the time the certificate of merger for such merger is filed with the California Secretary of State ("Effective Time"). The parties shall use their commercially reasonable efforts to cause the Effective Time to be not later than 30 days following receipt of all required regulatory approvals. The filing of the Merger Agreement shall take place on such date as HCC shall notify WHB in writing.

    1.3  THE MERGER.

    (a)  CONVERSION OF WHB COMMON STOCK.  At the Effective Time:

        (i) Each share of common stock of WHB, no par value ("WHB Common Stock"), issued and outstanding immediately prior thereto (except for Dissenting Shares, if applicable, as defined in Section 1.3(d) hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, but subject to Sections 1.3(b) and(f) hereof, be converted into the right to receive 3,760,000 divided by the sum of the total outstanding shares of WHB plus all of WHB's outstanding stock options (the "Exchange Ratio") of a share of common stock of HCC ("HCC Common Stock") (the "Per Share Stock Consideration").

        (ii) The holders of certificates formerly representing shares of WHB Common Stock shall cease to have any rights as stockholders of WHB, except such rights, if any, as they may have pursuant to the CGCL. Except as provided above, until certificates representing shares of WHB Common Stock are surrendered for exchange, the certificates of each holder shall, after the Effective Time, represent for all purposes only the right to receive the Per Share Stock Consideration and the right to receive the cash value of any fraction of a share of HCC Common Stock as provided below (collectively, the "Merger Consideration").

       (iii) The Exchange Ratio may be adjusted by HCC pursuant to the provisions of Section 7.1(g) hereof, in which case the Per Share Stock Consideration shall be recalculated.

    (b) ADJUSTMENT TO EXCHANGE RATIO. If, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of HCC Common Stock shall, through a reclassification, recapitalization, stock dividend, stock split or reverse stock split have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, appropriate adjustment will be made to the Exchange Ratio.

    (c) RESERVATION OF SHARES. Prior to the Effective Time, the Board of Directors of HCC shall reserve for issuance a sufficient number of shares of HCC Common Stock for the purpose of issuing its shares to the stockholders of WHB in accordance herewith.

    (d) DISSENTING SHARES. Any shares of WHB Common Stock held by a holder who dissents from the Merger in accordance with Section 1300 of the CGCL shall be herein called "Dissenting Shares." Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the CGCL.

    (e)  EXCHANGE OF WHB COMMON STOCK.

        (i) As soon as reasonably practicable after the Effective Time, holders of record of certificates formerly representing shares of WHB Common Stock ("Certificates") shall be instructed to tender such Certificates to an independent exchange agent to be selected by HCC (the "Exchange Agent") pursuant to a letter of transmittal that HCC shall deliver or cause to be delivered to such holders. Such letter of transmittal shall specify that risk of loss and title to Certificates shall pass only upon acceptance of such Certificates by HCC or the Exchange Agent.

        (ii) After the Effective Time, each holder of a Certificate that surrenders such Certificate to HCC or the Exchange Agent will, upon acceptance thereof by HCC or the Exchange Agent, be entitled to the Merger Consideration payable in respect of the shares represented thereby.

       (iii) HCC or the Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as HCC or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as HCC or the Exchange Agent may reasonably require.

        (iv) Each outstanding Certificate, other than those representing Dissenting Shares, shall until duly surrendered to HCC or the Exchange Agent be deemed to evidence the right to receive the Merger Consideration.

        (v) After the Effective Time, holders of Certificates shall cease to have rights with respect to the WHB Common Stock previously represented by such Certificates, and their sole rights (other than the holders of Certificates representing Dissenting Shares) shall be to exchange such Certificates for the Merger Consideration. At the Effective Time, WHB shall deliver a certified copy of a list of its stockholders to HCC or the Exchange Agent. After the Effective Time, there shall be no further transfer on the records of WHB of Certificates, and if such Certificates are presented to WHB for transfer, they shall be canceled against delivery of the Merger Consideration. HCC shall not be obligated to deliver the Merger Consideration to any holder of WHB Common Stock until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted, nor any voting rights granted, to any person entitled to receive HCC Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such HCC Common Stock, at which time such dividends on whole shares of HCC Common Stock with a record date on or after the Effective Time shall be remitted to such person, without interest and less any taxes that may have been imposed thereon, and voting rights will be restored. Certificates surrendered for exchange by any person constituting an "affiliate" of WHB for purposes of Rule 145 under the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act") or pooling of interests accounting shall not be exchanged for certificates representing HCC Common Stock until HCC has received a written agreement from such person as specified in Section 5.3. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of WHB Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. HCC and the Exchange Agent shall be entitled to rely upon the stock transfer books of WHB to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, HCC or the Exchange Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

        (vi) If the Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to HCC or the Exchange Agent any required transfer or other taxes or establish to the satisfaction of HCC or the Exchange Agent that such tax has been paid or is not applicable.

       (vii) In the event any Certificate shall have been lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificate shall deliver to HCC or the Exchange Agent an affidavit stating such fact, in form satisfactory to HCC, and, at HCC's discretion, an indemnity agreement in such form as HCC or the Exchange Agent may direct as indemnity against any claim that may be made against HCC or WHB or its successor or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed. Upon such delivery, the owner shall have the right to receive the Merger Consideration with respect to the shares represented by the lost, stolen or destroyed Certificate.

    (f) NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of HCC Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of HCC Common Stock (after taking into account all Certificates of such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the average of the bid and ask price quoted on NASDAQ National Market System for HCC common stock at the close of the trading day immediately prior the Effective Time. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

    (g) STOCK OPTIONS. At the Effective Time, each option outstanding under WHB's Stock Option Plan (the "WHB Stock Option Plan"), whether or not then exercisable, shall continue outstanding as an option to purchase, in place of WHB Common Stock, the number of shares (rounded down to the nearest whole share) of HCC Common Stock that would have been received by the optionee in the Merger had the option been exercised in full (without regard to any limitations contained therein on exercise) for shares of WHB Common Stock immediately prior to the Merger upon the same terms and conditions under the relevant option as were applicable immediately prior to the Effective Time, except for appropriate pro rata adjustments as to the relevant option price for shares of HCC Common Stock substituted therefor so that the aggregate option exercise price of shares subject to an option immediately following the assumption and substitution shall be the same as the aggregate option exercise price for such shares immediately prior to such assumption and substitution. HCC shall assume at the Effective Time each such option and the WHB Stock Option Plan. It is intended that the foregoing assumption shall be undertaken consistent with and in a manner that will not constitute a "modification" under Section 424 of the Code as to any stock option which is an "incentive stock option." HCC and WHB agree to take such actions as shall be necessary to give effect to the foregoing. WHB shall not authorize the payment of cash pursuant to the WHB Stock Option Plan. As of the date of this Agreement there are duly issued and outstanding 335,798 options to acquire WHB Common Stock under the WHB Stock Option Plan.

    At all times after the Effective Time, HCC shall reserve for issuance such number of shares of HCC Common Stock as are necessary so as to permit the exercise of options granted under the WHB Option Plan in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. HCC shall make all filings required under federal and state securities laws so as to permit the exercise of such options and the sale of the shares received by the option holder upon such exercise.

    (h) ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. The Articles of Incorporation and Bylaws of HCC, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of HCC, as the surviving corporation of the Merger, until either is thereafter amended in accordance with applicable law.

    (i) DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The board of directors of HCC following the Effective Time shall be set by the HCC board of directors within its variable range at 15 directors, 11 of which shall have been directors of HCC immediately prior to the Effective Time and 4 of which shall have been directors of WHB immediately prior to the Effective Time. The board of directors of HCC as comprised prior to the Effective Time shall select the individuals who will comprise its 11 directors and the remaining HCC directors shall resign from the HCC board of directors effective at the Effective Time. The board of directors of WHB as comprised prior to the Effective Time shall select the individuals who will comprise its 4 directors and, subject to approval of the directors so selected by HCC, those individuals will be added to HCC's board of directors as of the Effective Time.

    (j) PRINCIPAL OFFICE. The location of the principal office of HCC, as the surviving corporation of the Merger, shall be 150 Almaden Boulevard, San Jose, California 95113.

    1.4 CLOSING. Subject to the provisions of Article VI hereof, the Closing shall be at such date, time and location as HCC shall notify WHB in writing. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

    1.5 RESERVATION OF RIGHT TO REVISE TRANSACTION. After consultation with WHB, HCC shall have the unilateral right to change the method of effecting the Merger (including without limitation the provisions of this Article 1), to the extent permitted by applicable law and to the extent it deems such change to be desirable, provided, however, that no such change shall (a) alter or change the amount or kind of the Merger Consideration, (b) diminish the benefits to be received by the directors, officers or employees of WHB as set forth in this Agreement, (c) materially impede or delay the consummation of the Merger or (d) adversely affect the tax treatment of WHB stockholders as a result of receiving the Merger Consideration. HCC may exercise this right of revision by giving written notice thereof in the manner provided in Section 8.2 of this Agreement.

    1.6 ADDITIONAL ACTIONS. If, at any time after the Effective Time, HCC shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in HCC its right, title or interest in, to or under any of the rights, properties or assets of WHB or Bank of Los Altos, as the case may be, or (b) otherwise carry out the purposes of this Agreement, WHB shall be deemed to have granted to HCC an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in HCC, as the case may be, and otherwise carry out the purposes of this Agreement, an the officers and directors of HCC are authorized in the name of WHB to take any and all such action.

                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF HCC

    HCC represents and warrants to WHB, except as disclosed in writing on the HCC Disclosure Schedule, that:

    2.1  ORGANIZATION.

    (a) HCC is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it has been and is now being conducted. HCC is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Material Adverse Effect (as defined in Section 2.1 (b) hereof) on HCC or materially adversely affect its ability to consummate the transactions contemplated herein. HCC has all requisite corporate power and authority to enter into this Agreement and, subject to the receipt of all requisite regulatory approvals and the expiration of applicable waiting periods, to consummate the transactions contemplated hereby. HCC is duly registered as a federal bank holding company under BHCA.

    (b) As used in this Agreement, the term "Material Adverse Effect" with respect to HCC or WHB means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, business, operations, assets or deposit liabilities of such entity taken together with its affiliated entities on a consolidated basis; it being understood that a Material Adverse Effect shall not include: (i) a change with respect to, or effect on, such entity and its Subsidiaries resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles, as such would apply to the financial statements of such entity on a consolidated basis;
(ii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement; (iii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; or (iv) in the case of WHB, any financial change resulting from adjustments taken pursuant to Section 4.2 hereof.

    2.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Boards of Directors of HCC, and no other corporate action on their part is required to be taken, subject to the approval of this Agreement and the Merger by the affirmative vote (the "HCC Required Vote") of a majority of the outstanding shares of HCC Common Stock. This Agreement has been duly executed and delivered by HCC and constitutes the valid and binding obligation of each of them and is enforceable against each of them, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

    2.3 CONFLICTS. Subject to the second sentence of this Section 2.3, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any of the property or assets under, any provision of the Certificate of Incorporation or Bylaws of HCC or similar documents of any HCC Subsidiary or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to HCC or any HCC Subsidiary or their respective properties, other than any such conflicts, violations or defaults which (i) will be cured or waived prior to the Effective Time; (ii) are not material to the conduct of business or operations of HCC or any HCC Subsidiary; or (iii) are disclosed in Section 2.3 of that certain confidential writing delivered by HCC to WHB not less than two business days prior to the date hereof (the "HCC Disclosure Schedule"). No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to HCC, in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby except for: (a) the filing of all required regulatory applications or notifications by HCC, WHB and/or their respective Subsidiaries for approval of the transactions contemplated by this Agreement; (b) the filing by HCC of the registration statement relating to the HCC Common Stock to be issued pursuant to this Agreement ("Registration Statement") with the United States Securities and Exchange Commission ("SEC") and various blue sky authorities, which Registration Statement shall include the prospectus/joint proxy statement ("Joint Proxy Statement") for use in connection with the HCC and WHB stockholders' meetings to approve the Merger ("Stockholders' Meetings"); (c) the filing of certificates of merger with respect to the Merger with the California and California Secretaries of State; (d) the filing of the articles of combination with the FDIC relating to the Bank Merger; (e) any filings, approvals or no-action letters with or from state securities authorities; and (f) any anti-trust filings, consents, waivers or approvals.

    2.4  CAPITALIZATION.

    (a) As of the date hereof, the authorized capital stock of HCC consists of
(i) 30,000,000 shares of HCC Common Stock, of which, as of April 2, 2000, 7,034,557 shares were issued and outstanding and (ii) 10,000,000 shares of preferred stock, no par value per share ("HCC Preferred Stock"), of which none are issued and outstanding. All of the issued and outstanding shares of HCC Common Stock have been, and all of the shares of HCC Common Stock to be issued in the Merger will be, at the Effective

Time, duly and validly authorized and issued, and are or will be, as the case may be, fully paid and non-assessable. None of the outstanding shares of HCC Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of HCC and none of the outstanding shares of HCC Common Stock is or will be entitled to any preemptive rights in respect of the Merger or any of the other transactions contemplated by this Agreement.

    (b) As of the date hereof, HCC does not have outstanding any securities or rights convertible into or exchangeable for HCC Common Stock or any commitments, contracts, understandings or arrangements by which HCC is or may be bound to issue additional shares of HCC Common Stock, except pursuant to employee and director stock options, or as otherwise set forth in Section 2.5 of the HCC Disclosure Schedule.

    2.5 HCC FINANCIAL STATEMENTS, MATERIAL CHANGES. HCC has heretofore made available to WHB its audited consolidated financial statements for the years ended December 31, 1999 and December 31, 1998 (collectively, the "HCC Financial Statements"). The HCC Financial Statements (x) are true and correct in all material respects; (y) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and (z) fairly present the consolidated financial position of HCC as of the dates thereof and the consolidated results of its operations, shareholders' equity, cash flows and changes in financial position for the periods then ended. Since December 31, 1999, HCC and the HCC Subsidiaries have not undergone or suffered any changes in their respective condition (financial or otherwise), properties, business or operations which have been, in any case or in the aggregate, materially adverse to HCC on a consolidated basis except as disclosed in Section 2.6 of the HCC Disclosure Schedule. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that HCC will suffer or experience a Material Adverse Effect.

    2.6  HCC SUBSIDIARIES.

    (a) HCC owns directly or indirectly all of the issued and outstanding shares of capital stock of the HCC Subsidiaries. No capital stock of any of the HCC Subsidiaries is, or may become required to be, issued (other than to HCC or another HCC Subsidiary) by reason of any options, warrants, scrip, right to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any HCC Subsidiary. All of the shares of capital stock of each HCC Subsidiary held by HCC or a HCC Subsidiary are fully paid and non-assessable and are owned free and clear of any claim, lien or encumbrance, except as disclosed in Section 2.6 of the HCC Disclosure Schedule.

    (b) Each HCC Subsidiary is either a California banking corporation or a corporation and is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not have a Material Adverse Effect on HCC and would not materially adversely effect the ability of HCC to consummate the transactions contemplated herein. Each HCC Subsidiary has the corporate power and authority necessary for it to own, operate or lease its assets and properties and to carry on its business as it has been and is now being conducted.

    (c) For purposes of this Agreement, a "HCC Subsidiary" or a "Subsidiary" of HCC shall mean each corporation, financial institution or other entity in which HCC owns or controls directly or indirectly 10% or more of the outstanding equity securities; provided, however, there shall not be included any such entity acquired in good faith through foreclosure, or any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity.

    (d) Each subsidiary bank of HCC is a California banking corporation. The deposits of each subsidiary bank of HCC are insured by the Federal Deposit Insurance Corporation ("FDIC") to the full extent permitted under applicable law.

    2.7 HCC FILINGS. HCC has previously made available, or will make available prior to the Effective Time, to WHB true and correct copies of (i) its proxy statements relating to all meetings of its stockholders (whether special or annual) during calendar years 1998, and 1999; and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") by HCC with the SEC since December 31, 1998 including without limitation on Forms 10-K, 10-Q and 8-K.

    2.8 HCC REPORTS. Each of HCC and the HCC Subsidiaries has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it was, or will be required to file with the SEC, the FDIC, the California State Department of Financial Institutions ("DFI"), the Federal Reserve Board (the "FRB"), the National Association of Securities Dealers ("NASD") and other applicable bank, securities and other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the Internal Revenue Service (the "IRS"), state and local taxing authorities, the FDIC or the DFI in the regular course of the business of HCC or the HCC Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of HCC, investigation into the business or operations of HCC or the HCC Subsidiaries since December 31, 1998 except as set forth in Section 2.8 of the HCC Disclosure Schedule. There is no unresolved violation, criticism or exception by the SEC, DFI, FDIC or other agency, commission or entity with respect to any report or statement referred to herein that is material to HCC or any HCC Subsidiary on a consolidated basis.

    2.9  COMPLIANCE WITH LAWS.

    (a) Except as disclosed in Section 2.9 of the HCC Disclosure Schedule, the businesses of HCC and the HCC Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by HCC or any HCC Subsidiary, except for possible violations which either singly or in the aggregate do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect on HCC.

    (b) Except as disclosed in Section 2.9 of the HCC Disclosure Schedule, no investigation or review by any governmental entity with respect to HCC or any HCC Subsidiary is pending or, to the best knowledge of HCC, threatened, nor has any governmental entity indicated to HCC or any HCC Subsidiary an intention to conduct the same, other than normal bank regulatory examinations and those the outcome of which will not have a Material Adverse Effect on HCC.

    (c) HCC and each of the HCC Subsidiaries, where applicable, is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 (the "CRA") and the regulations promulgated thereunder. As of the date of this Agreement, HCC has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause HCC or any of the HCC Subsidiaries to fail to be in substantial compliance with such provisions. No HCC Subsidiary that is a financial institution has received a composite rating from an applicable regulatory authority which is less than "satisfactory."

    2.10 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. The information to be supplied by HCC for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by HCC for inclusion in the Joint Proxy Statement will not, on the date the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to HCC's or WHB's stockholders, at the time of the Stockholders' Meetings, and at the Effective Time, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meetings that has become false or misleading. If, at any time prior to the Effective Time, any event relating to HCC or any of its affiliates, officers, or directors is discovered by HCC that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, HCC will promptly inform WHB and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the stockholders of WHB. Notwithstanding the foregoing, HCC makes no representation or warranty with respect to any information supplied by WHB that is contained in any of the Registration Statement or the Joint Proxy Statement. The Joint Proxy Statement and the Registration Statement will (with respect to HCC) comply in all material respects as to form and substance with the requirements of the Exchange Act, the Securities Act, and the rules and regulations thereunder.

    2.11 LITIGATION. Except as disclosed in Section 2.11 of the HCC Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of HCC threatened, against or affecting HCC or any HCC Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which if adversely determined, would have a Material Adverse Effect on HCC or which would materially affect the ability of HCC to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission agency, instrumentality or arbitrator outstanding against HCC or any HCC Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

    2.12 LICENSES. HCC and the HCC Subsidiaries hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or rights thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted.

    2.13  TAXES.

    (a) Except as disclosed in Section 2.13 of the HCC Disclosure Schedule, HCC and the HCC Subsidiaries have each timely filed all tax and information returns required to be filed and have paid (or HCC has paid on behalf of its Subsidiaries), or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes reflected on such returns or required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither HCC nor any HCC Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against HCC or any HCC Subsidiary that have not been resolved or settled, and no requests for waivers of the time to assess any such tax are pending or have been agreed to. Except as set forth in Section 2.13 of the HCC Disclosure Schedule, neither HCC nor any HCC Subsidiary is currently subject to audit or examination of any of its income tax returns by the Internal Revenue Service or any state, municipal or other taxing authority. Neither HCC nor any HCC Subsidiary is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of HCC and the HCC Subsidiaries have been accounted for in accordance with generally accepted accounting principles.

    (b) HCC has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code), where HCC was not the common parent of the group. Neither HCC nor any HCC Subsidiary is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than HCC or a HCC Subsidiary.

    (c) HCC and the HCC Subsidiaries have each withheld amounts from its employees, stockholders or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made.

    (d) For the purposes of this Agreement, the terms "tax" and "taxes" include without limitation, any federal, state, local or foreign income, leasing, franchise, excise, gross receipts, sales, use, occupational, employment, real property, ad valorem, tangible and intangible personal property and state taxes, payments in lieu of taxes, levies, duties, imposts, business, operations or financial condition, assessments, fees, charges and withholdings of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon.

    2.14 INSURANCE. HCC and the HCC Subsidiaries maintain insurance with insurers which in the best judgment of management of HCC are sound and reputable on their respective assets and upon their respective businesses and operations against loss or damage, risks, hazards and liabilities as in their judgment they deem appropriate. HCC and the HCC Subsidiaries maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by HCC and the HCC Subsidiaries have been filed in due and timely fashion.

    2.15 ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses shown on the HCC Financial Statements as of December 31, 1999 (and as shown on any financial statements to be delivered by HCC to WHB pursuant to Section 5.7 hereof), to the best knowledge of HCC, as of such date was (and will be as of subsequent HCC Financial Statements) adequate in all respects to provide for losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contained (or will contain) an additional amount of unallocated reserves at a level considered adequate under the standards applied by applicable federal regulatory authorities and based upon generally accepted accounting principles. To the best knowledge of HCC, the aggregate principal amount of loans contained (or that will be contained) in the loan portfolio of HCC and the HCC Subsidiaries as of December 31, 1999 (and as of the dates of any financial statements to be delivered by HCC to WHB pursuant to Section 5.7 hereof), in excess of such reserve, was (and will be) fully collectible.

    2.16  COMPLIANCE WITH ENVIRONMENTAL LAWS.

    (a) Except as set forth in Section 2.16 of the HCC Disclosure Schedule:
(i) to the best knowledge of HCC, the operations of HCC and each of the HCC Subsidiaries comply in all material respects with all applicable past and present Environmental Laws (as defined below); (ii) to the best knowledge of HCC, none of the operations of HCC or any HCC Subsidiary, no assets presently or formerly owned or leased by HCC or any HCC Subsidiary and no Mortgaged Premises or a Participating Facility (as defined below) are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law, nor are they the subject of any claims alleging damages to health or property, pursuant to which HCC, any HCC Subsidiary or any owner of a Mortgaged Premises or a Participating Facility would be liable in law or equity;
(iii) none of the operations of HCC or any HCC Subsidiary, no assets presently owned or, to the best knowledge of HCC, formerly owned by HCC or any HCC Subsidiary, and, to the best knowledge of HCC, no Mortgaged Premises or Participating Facility are the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance (as defined below), or any other substance into the environment, nor has HCC or any HCC Subsidiary, or, to the best knowledge of HCC, any owner of a Mortgaged Premises or Participating Facility been directed to conduct such investigation, formally or informally, by any governmental agency, nor have any of them agreed with any governmental agency or private person to conduct any such investigation; and (iv) neither HCC or any HCC Subsidiary, nor, to the best knowledge of HCC, any owner of a Mortgaged Premises or a Participating Facility has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance' or reporting a spill or release of a Hazardous Substance, or any other substance into the environment.

    (b) For purposes of this Agreement, "Mortgaged Premises" shall mean each
(1) real property interest (including without limitation any fee or leasehold interest) which is encumbered or affected by any mortgage, deed of trust, deed to secure debt or other similar document or instrument granting to any party hereto or any of its Subsidiaries a lien on or security interest in such real property interest and (ii) any other real property interest upon which is situated assets or other property affected or encumbered by any document or instrument granting to any party hereto or any of its Subsidiaries a lien thereon or security interest therein; provided, however, that the term "Mortgaged Premises" shall not include one- to four-unit, single-family residences, and in the case of HCC and the HCC Subsidiaries, any real property interest securing a loan with a principal balance of less than one million dollars. For purposes of this Agreement, "Participating Facility" means any property in which any party hereto or any of its Subsidiaries participates in the management of such property and, where the context requires, includes the owner or operator of such property. For purposes of this Agreement, "Hazardous Substance" has the meaning set forth in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C.A.,
Section 9601 et seq., and also includes any substance now or hereafter regulated by or subject to any Environmental Laws (as defined below) and any other pollutant, contaminant, or waste, including without limitation, petroleum, asbestos, fiberglass, radon, and polychlorinated biphenyls. For purposes of this Agreement, "Environmental Laws" means all laws (civil or common), ordinances, rules, regulations, guidelines, and orders that: (i) regulate air, water, soil, and solid waste management, including the generation, release, containment, storage, handling, transportation, disposition, or management of any Hazardous Substance; (ii) regulate or prescribe requirements for air, water, or soil quality; (iii) are intended to protect public health or the environment; or
(iv) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance.

    2.17 DEFAULTS. There has not been any default in any material obligation to be performed by HCC or any HCC Subsidiary under any material contract or commitment, and neither HCC nor any HCC Subsidiary has waived any material right under any material contract or commitment. To the best knowledge of HCC, no other party to any material contract or commitment is in default in any material obligation to be performed by such party.

    2.18  INDEMNIFICATION.  To the best knowledge of HCC, except as set forth in
Section 2.18 of the HCC Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of HCC or any HCC Subsidiary has occurred which would give rise to a claim by any such person for indemnification from HCC or any HCC Subsidiary under the corporate indemnification provisions of such entity in effect on the date of this Agreement.

    2.19 ACCURACY OF INFORMATION. The statements of HCC contained in this Agreement, the Schedules hereto and in any other written document executed and delivered by or on behalf of HCC pursuant to the terms of this Agreement are true and correct in all material respects.

    2.20 GOVERNMENTAL APPROVALS AND OTHER CONDITIONS. To the best knowledge of HCC, there is no reason relating specifically to HCC or any HCC Subsidiary why
(a) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted, (b) such regulatory approvals should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or (c) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

    2.21 FAIRNESS OPINION. HCC has received from Hoefer & Arnett, Inc. a fairness opinion, dated as of the date of this Agreement, to the effect that the Exchange Ratio is fair to the holders of HCC Common Stock from a financial point of view.

    2.22 YEAR 2000 COMPLIANT. All computer software and hardware utilized by HCC or any HCC Subsidiary is Year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1900-1999 will be correctly processed in any level of computer hardware or software including, but not limited to, microcode, firmware, applications programs, files and data bases. All computer software is designed to be used prior to, during, and after the calendar year 2000 A.D., and such software will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data that represents or referenced different centuries or more than one century.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF WHB

    WHB represents and warrants to HCC, except as disclosed in writing on the WHB Disclosure Schedule, that:

    3.1 ORGANIZATION. WHB is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it has been and is now being conducted. WHB is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Material Adverse Effect on WHB or materially adversely affect its ability to consummate the transactions contemplated herein. WHB has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by its stockholders and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby. WHB is duly registered as a federal bank holding company under the BHCA.

    3.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly approved and authorized by the Boards of Directors of WHB, and all necessary corporate action on the part of WHB has been taken, subject to the approval of this Agreement and the Merger by the affirmative vote (the "WHB Required Vote") of a majority of the outstanding shares of WHB Common Stock. This Agreement has been duly executed and delivered by WHB and constitutes the valid and binding obligation of each of them and is enforceable against each of them, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or similar laws or equitable principles or doctrines.

    3.3 CONFLICTS. Subject to the second sentence of this Section 3.3, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, permit the acceleration of any obligation under, require the giving of notice or obtaining consent under, or result in the creation of any material lien, charge or encumbrance on any property or assets under, any provision of the Articles of Incorporation or Bylaws of WHB or similar documents of any WHB Subsidiary (as defined in Section 3.6 hereof), or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to WHB or any WHB Subsidiary or their respective properties, other than any such conflicts, violations or defaults which
(i) will be cured or waived prior to the Effective Time or (ii) are disclosed in
Section 3.3 of the WHB Disclosure Schedule. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to WHB or Bank of Los Altos in connection with the execution and delivery of this Agreement or the consummation by WHB or Bank of Los Altos of the transactions contemplated hereby or thereby except for: (a) the filing of all required regulatory applications or notifications by HCC, WHB and/or their respective Subsidiaries for approval of the transactions contemplated by this Agreement; (b) the filing by HCC of the Registration Statement with the SEC and various blue sky authorities, which Registration Statement shall include the Joint Proxy Statement for use in connection with the Stockholders' Meetings; (c) the filing of certificates of merger with respect to the Merger with the California and California Secretaries of State; (d) the filing of the articles of combination with the FDIC relating to the Bank Merger; (e) any filings, approvals or no-action letters with or from state securities authorities; and (f) any anti-trust filings, consents, waivers or approvals.

    3.4  CAPITALIZATION AND STOCKHOLDERS.

    (a) As of the date hereof, the authorized capital stock of WHB consists of 10,000,000 shares of WHB Common Stock, of which 2,750,600 shares are issued and outstanding. All of the issued and outstanding shares of WHB Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of WHB Common Stock has been issued in violation of any preemptive rights of current or past stockholders or are subject to any preemptive rights of the current or past stockholders of WHB. All of the issued and outstanding shares of WHB Common Stock will be entitled to vote to approve this Agreement and the Merger. Except as disclosed in
Section 3.4 of the WHB Disclosure Schedule, neither WHB nor Bank of Los Altos is aware of any event or circumstance which could disqualify the Merger from being accounted for as a pooling of interests.

    (b) As of the date hereof, WHB had shares of WHB Common Stock reserved for issuance under the WHB Stock Option Plan for the benefit of employees and directors of WHB and the WHB Subsidiaries, pursuant to which options covering shares of WHB Common Stock are outstanding (the "WHB Stock Options"). Except as set forth in this Section, there are no shares of capital stock or other equity securities of WHB outstanding and no outstanding options warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of WHB, or contracts, commitments, understandings, or arrangements by which WHB is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. There are no outstanding phantom stock rights or awards. Section 3.4 of the WHB Disclosure Schedule sets forth the name of the holder of each WHB Stock Option and the date of grant of, number of shares represented by, exercise price, vesting schedule, and expiration of, each WHB Stock Option.

    3.5 WHB FINANCIAL STATEMENTS; MATERIAL CHANGES. WHB has heretofore delivered to HCC its audited consolidated financial statements for the years ended December 31, 1999 and December 31, 1998 and its unaudited financial statements for the quarter ended March 31, 2000 (collectively, the "WHB Financial Statements"). The WHB Financial Statements (x) are true and correct in all material respects; (y) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and (z) fairly present the consolidated financial position of WHB as of the dates thereof and the consolidated results of its operations, stockholders' equity, cash flows and changes in financial position for the periods then ended. Since December 31, 1999 to the date hereof, WHB and the WHB Subsidiaries have not undergone or suffered any changes in their respective condition (financial or otherwise), properties, business or operations which have been, in any case or in the aggregate, materially adverse to WHB on a consolidated basis except as disclosed in Section 3.5 of the WHB Disclosure Schedule. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that WHB will suffer or experience a Material Adverse Effect.

    3.6  WHB SUBSIDIARIES.

    (a) All of the WHB Subsidiaries are listed in Section 3.6 of the WHB Disclosure Schedule. Except as set forth in Section 3.6 of the WHB Disclosure Schedule, WHB owns directly or indirectly all of the issued and outstanding shares of capital stock of the WHB Subsidiaries. Section 3.6 of the WHB Disclosure Schedule sets forth the number of shares of authorized and outstanding capital stock of the WHB Subsidiaries. Except for equity securities of the Federal Reserve Bank of San Francisco or as set forth in Section 3.6 of the WHB Disclosure Schedule, neither WHB nor the WHB Subsidiaries own directly or indirectly any debt or equity securities, or other proprietary interest in any other corporation, limited liability company, joint venture, partnership, entity, association or other business. No capital stock of any of the WHB Subsidiaries is or may become required to be issued (other than to WHB) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any WHB Subsidiary. Other than as set forth in Section 3.6 of the WHB Disclosure Schedule there are no contracts, commitments, understandings or arrangements relating to the rights of WHB to vote or to dispose of shares of the capital stock of any WHB Subsidiary. All of the shares of capital stock of each WHB Subsidiary are fully paid and non-assessable and are owned by WHB or another WHB Subsidiary free and clear of any claim, lien or encumbrance, except as disclosed in Section 3.6 of the WHB Disclosure Schedule.

    (b) Each WHB Subsidiary is either a California banking corporation or a corporation and is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not have a Material Adverse Effect on WHB and would not materially adversely affect the ability of WHB or Bank of Los Altos to consummate the transactions contemplated herein. Each WHB Subsidiary has the corporate power and authority necessary for it to own, operate or lease its assets and properties and to carry on its business substantially as it has been and is now being conducted.

    (c) For purposes of this Agreement, a "WHB Subsidiary" or a "Subsidiary" of WHB shall mean each corporation, financial institution, or other entity in which WHB owns or controls directly or indirectly 10% or more of the outstanding equity securities; provided, however, there shall not be included any such entity acquired in good faith through foreclosure, or any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity,

    (d) Bank of Los Altos is a California banking corporation organized under the California Financial Code and subject to the supervision of the DFI and FDIC. All eligible deposit accounts issued by WHB's banking subsidiary are insured by the FDIC to the full extent permitted under applicable law.

    3.7 WHB FILINGS. WHB has previously made available to HCC true and correct copies of (i) its proxy statements relating to all meetings of stockholders (whether special or annual) of WHB during calendar years 1998, 1999 and 2000 and
(ii) all other reports, as amended, or filings, as amended, required to be filed with the California Department of Corporations or any banking or other regulatory agency.

    3.8 WHB REPORTS. Except as disclosed in Section 3.8 of the WHB Disclosure Schedule, each of WHB and the WHB Subsidiaries has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it has, or will be, required to file with the SEC, the FDIC, the DFI, FRB and other applicable bank, securities and other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the IRS, state and local taxing authorities, the DFI, the FRB or the FDIC in the regular course of the business of WHB or the WHB Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of WHB, investigation into the business or operations of WHB or the WHB Subsidiaries since December 31, 1998 except as set forth in Section 3.8 of the WHB Disclosure Schedule. There is no unresolved violation, criticism or exception by the SEC, DFI, FRB, FDIC or other agency, commission or entity with respect to any report or statement referred to herein that is material to WHB or any WHB Subsidiary. WHB has previously made available to HCC true and correct copies of all DFI and FRB filings made during calendar years 1998, 1999 and 2000.

    3.9  COMPLIANCE WITH LAWS.

    (a) Except as disclosed in Section 3.9 of the WHB Disclosure Schedule, and for violations which are not material to WHB or any WHB Subsidiary, the businesses of WHB and the WHB Subsidiaries are being conducted, in all material respects, in compliance with all laws, ordinances or regulations of governmental authorities, including without limitation, laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and all other laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by WHB or any WHB Subsidiary except for possible violations which either singly or in the aggregate do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect on WHB.

    (b) Except as disclosed in Section 3.9 of the WHB Disclosure Schedule, no investigation or review by any governmental entity with respect to WHB or any WHB Subsidiary is pending or, to the best knowledge of WHB, threatened, nor has any governmental entity indicated to WHB or any WHB Subsidiary an intention to conduct the same, other than normal bank regulatory examinations.

    (c) WHB and each of the WHB Subsidiaries, where applicable, is in substantial compliance with the applicable provisions of the CRA and the regulations promulgated thereunder. As of the date of this Agreement, neither WHB nor Bank of Los Altos has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause WHB or any of the WHB Subsidiaries to fail to be in substantial compliance with such provisions. Bank of Los Altos has not received since December 31, 1998 a composite rating from an applicable regulatory authority which is less than "satisfactory."

    3.10 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. The information to be supplied by WHB for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by WHB for inclusion in the Joint Proxy Statement will not, on the date the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to HCC's and WHB's stockholders, at the time of the Stockholders' Meetings, and at the Effective Time, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meetings that has become false or misleading. If at any time prior to the Effective Time, any event relating to WHB or any of its affiliates, officers or directors is discovered by WHB that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, WHB will promptly inform HCC, and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the stockholders of WHB. Notwithstanding the foregoing, WHB makes no representation or warranty with respect to any information supplied by HCC that is contained in the Registration Statement or the Joint Proxy Statement. The Joint Proxy Statement will (with respect to WHB) comply in all material respects as to form and substance with the requirements of the Exchange Act and the rules and regulations thereunder.

    3.11 LITIGATION. Except as disclosed in Section 3.11 of the WHB Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of WHB threatened, against or affecting WHB or any WHB Subsidiary, or any of their respective current or former officers, directors, employees or agents, in their capacities as such, which is seeking equitable relief or damages against WHB, any WHB Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, in excess of $10,000, or which would materially affect the ability of WHB or Bank of Los Altos to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against WHB or any WHB Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect, nor is there any pending or threatened civil or criminal investigation by any agency of the United States government in which WHB, any WHB Subsidiary or any officer or director of WHB is a target or subject of such investigation.

    3.12 LICENSES. WHB and the WHB Subsidiaries hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or right thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted.

    3.13  TAXES.

    (a) Except as disclosed in Section 3.13 of the WHB Disclosure Schedule, WHB and the WHB Subsidiaries have each timely filed all tax and information returns required to be filed and have paid (or WHB has paid on behalf of its Subsidiaries), or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes reflected on such returns as required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither WHB nor any WHB Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against WHB or any WHB Subsidiary that have not been resolved or settled and no requests for waivers of the time to assess any such tax are pending or have been agreed to. The income tax returns of WHB and WHB Subsidiaries have not been audited by the IRS, state, municipal or other taxing authority after the 1995 tax year. Neither WHB nor any WHB Subsidiary is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of WHB and the WHB Subsidiaries have been accounted for in accordance with generally accepted accounting principles.

    (b) WHB has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code) where WHB was not the common parent of the group. Neither WHB nor any WHB Subsidiary is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than WHB or any WHB Subsidiary. Neither WHB nor any WHB Subsidiary is required to include in income any adjustment pursuant to Section 481 (a) of the Code and no such adjustment has been proposed by the IRS. Neither WHB nor any WHB Subsidiary has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

    (c) WHB and the WHB Subsidiaries have each withheld amounts from its employees, stockholders, or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made.

    3.14 INSURANCE. WHB and the WHB Subsidiaries maintain insurance with insurers which in the best judgment of management of WHB are sound and reputable on their respective assets and upon their respective businesses and operations against loss or damage, risks, hazards and liabilities as in their judgment they deem appropriate. WHB and the WHB Subsidiaries maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by WHB and the WHB Subsidiaries have been filed in due and timely fashion. Each of WHB and the WHB Subsidiaries has taken or will timely take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time. Neither WHB nor any of the WHB Subsidiaries has, since December 31, 1998, had an insurance policy canceled or been denied insurance coverage for which any of such companies has applied.
Section 3.14 of the WHB

Disclosure Schedule includes a complete list of each policy of insurance maintained by WHB or any WHB Subsidiary.

    3.15  LOANS; INVESTMENTS.  To the best knowledge of WHB and all WHB
Subsidiaries:

    (a) Except as otherwise disclosed in Section 3.15 of the WHB Disclosure Schedule, each loan reflected as an asset on the WHB Financial Statements dated as of March 31, 2000, and each loan originated or acquired after such date, is evidenced by appropriate and sufficient documentation and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as set forth in Section 3.15 of the WHB Disclosure Schedule, all such loans are, and at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge and do not, and will not at the Effective Time, include any provision for prepayment penalties in violation of any law or regulation. Except as set forth in Section 3.15 of the WHB Disclosure Schedule, there is no loan or other asset of WHB or of any WHB Subsidiary that has been classified by examiners or others as "Other Loans of Concern," "Substandard," "Doubtful" or "Loss". Set forth in
Section 3.15 of the WHB Disclosure Schedule is a complete list of the real estate acquired through foreclosure, repossession or deed in lieu thereof ("REO") of WHB and the WHB Subsidiaries as of March 31, 2000.

    (b) All guarantees of indebtedness owed to WHB or any WHB Subsidiary, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are, to the best knowledge of WHB, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

    (c) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which WHB or any WHB Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of WHB, in accordance with then-customary practice and applicable rules, regulations and policies of bank regulatory authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. WHB and the WHB Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of WHB, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. None of the transactions contemplated by this Agreement would permit: (i) a counterparty under any interest rate swap, cap, floor and option agreement or any other interest rate risk management agreement or (ii) any party to any mortgage-backed security financing arrangement, to accelerate, discontinue, terminate or otherwise modify any such agreement or arrangement or would require WHB or any WHB Subsidiary to recognize any gain or loss with respect to such arrangement.

    (d) Except as set forth in Section 3.15 of the WHB Disclosure Schedule and except for pledges to secure public and trust deposits, none of the investments reflected in the WHB Financial Statements dated as of December 31, 1999 under the heading "Investment Securities," and none of the investments made by WHB and the WHB Subsidiaries since December 31, 1999, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of WHB or any WHB Subsidiary to freely dispose of such investment at any time, other than those restrictions imposed on securities held for investment under generally accepted accounting principles. With respect to all material repurchase agreements to which WHB or any WHB Subsidiary is a party, WHB or such Subsidiary has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

Except as set forth in Section 3.15 of the WHB Disclosure Schedule and except for a transaction involving less than $50,000, neither WHB nor any WHB Subsidiary has sold or otherwise disposed of any assets in a transaction in which the acquiror of such assets or other person has the right, either conditionally or absolutely, to require WHB or any WHB Subsidiary to repurchase or otherwise reacquire any such assets. Set forth in Section 3.15 of the WHB Disclosure Schedule is a complete and accurate list of each investment and debt security, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell owned by WHB or any WHB Subsidiary showing as of March 31, 2000 the carrying values and estimated fair values of investment and debt securities, the gross carrying value and estimated fair value of the mortgage-backed and related securities and the estimated cost and estimated fair value of the marketable equity securities.

    (e) All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of United States and their political subdivisions, and other investment securities classified as "held to maturity" and "available for sale" held by WHB and the WHB Subsidiaries, as reflected in the WHB Financial Statements dated March 31, 2000 were classified and accounted for in accordance with F.A.S.B.115 and the intentions of management.

    3.16  ALLOWANCE FOR LOAN LOSSES.

    (a) The allowance for loan losses shown on the WHB Financial Statements as of March 31, 2000 (and as shown on any financial statements to be delivered by WHB to HCC pursuant to Section 5.7 hereof), to the best knowledge of WHB and all WHB Subsidiaries, as of such date was (and will be as of such subsequent WHB Financial Statements) adequate in all respects to provide for losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contained (or will contain) an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable federal regulatory authorities and based upon generally accepted practices. To the best knowledge of WHB, the aggregate principal amount of loans contained (or that will be contained) in the loan portfolio of WHB and the WHB Subsidiaries as of March 31, 2000 (and as of the dates of any financial statements to be delivered by WHB to HCC pursuant to Section 5.7 hereof), in excess of such reserve, was (and will be) fully collectible.

    (b) The sum of the aggregate amount of all Nonperforming Assets (as defined below) and all troubled debt restructurings (as defined under generally accepted accounting principles) on the books of WHB and the WHB Subsidiaries does not exceed 1% of total loans at the date hereof. "Nonperforming Assets" shall mean
(i) all loans and leases (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) where a reasonable doubt exists, in the reasonable judgment of Bank of Los Altos, as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, (E) where a specific reserve allocation exists in connection therewith, or (F) that have been classified "Doubtful," "Loss" or the equivalent thereof by any regulatory authority, and (ii) all assets classified as REO and other assets acquired through foreclosure or repossession. Other than as set forth in Section 3.16(b) of the WHB Disclosure Schedule, WHB and the WHB Subsidiaries have no Nonperforming Assets as defined herein.

    3.17  WHB BENEFIT PLANS.

    (a) Section 3.17 of the WHB Disclosure Schedule contains a list of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, restricted stock, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering any employee, former employee, director or former director of WHB or any WHB Subsidiary or his or her beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, which WHB or any WHB Subsidiary maintains, to which WHB or any WHB Subsidiary contributes, or under which any employee, former employee, director or former director of WHB or any WHB Subsidiary is covered or has benefit rights and pursuant to which any liability of WHB or any WHB Subsidiary exists or is reasonably likely to occur (the "WHB Benefit Plans"). WHB has previously delivered to HCC copies of each WHB Benefit Plan. Except as set forth in Section 3.17 of the WHB Disclosure Schedule, WHB and the WHB Subsidiaries neither maintain nor have entered into any WHB Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of WHB or any WHB Subsidiary or their respective beneficiaries, or other provisions, which would cause an increase in the liability of WHB or any WHB Subsidiary or to HCC or any HCC Subsidiary as a result of the transactions contemplated by this Agreement or any related action thereafter (a "Change in Control Benefit"). The term "WHB Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 3.17, provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Except as disclosed in Section 3.17 of the WHB Disclosure Schedule, no WHB Benefit Plan is a multiemployer plan within the meaning of ERISA.

    (b) Each of the WHB Benefit Plans that is intended to be a pension, profit sharing, stock bonus, bank or savings plan that is qualified under Section 401(a) of the Code ("WHB Qualified Plans") has been determined by the IRS to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the IRS prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application is included in Section
3.17 of the WHB Disclosure Schedule) and, to the best of WHB's knowledge, there exist no circumstances likely to adversely affect the qualified status of any such WHB Qualified Plan. All such WHB Qualified Plans established or maintained by WHB or any of the WHB Subsidiaries or to which WHB or any of the WHB Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements of the Code for obtaining the tax benefits the Code thereupon permits with respect to such WHB Qualified Plans. Neither WHB nor any WHB Subsidiary maintains, sponsors or contributes to a Qualified Plan that is a defined benefit pension plan subject to Title IV of ERISA. All accrued contributions and other payments required to be made by WHB or any WHB Subsidiary to any WHB Benefit Plan through March 31, 2000, have been made or reserves adequate for such purposes as of March 31, 2000, have been set aside therefor and are reflected in the WHB Financial Statements dated as of March 31, 2000. Neither WHB nor any WHB Subsidiary is in material default in performing any of its respective contractual obligations under any of the WHB Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

    (c) There is no pending or, to the best knowledge of WHB, threatened litigation or pending claim (other than routine benefit claims made in the ordinary course) by or on behalf of or against any of the WHB Benefit Plans (or with respect to the administration of any such Plans) now or heretofore maintained by WHB or any WHB Subsidiary which allege violations of applicable state or federal law which are reasonably likely to result in a liability on the part of WHB or any WHB Subsidiary or any such Plan.

    (d) WHB and the WHB Subsidiaries and all other persons having fiduciary or other responsibilities or duties with respect to any WHB Benefit Plan are and have since the inception of each such Plan been in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the PBGC and the IRS under ERISA, the Code or any other applicable law. Notwithstanding the foregoing, no representation is made with respect to compliance by a third party insurance company. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any WHB Qualified Plan. Except as disclosed in
Section 3.17 of the WHB Disclosure Schedule, neither WHB, any WHB Subsidiary nor any WHB Benefit Plan has incurred or is reasonably likely to incur any liability for any "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975 of the Code), or any material liability under Section 601 of ERISA or Section 4980 of the Code. All WHB Benefit Plans that are group health plans have been operated in substantial compliance with the group health plan continuation requirements of Section 4980B of the Code and Section 601 of ERISA.

    (e) Except as set forth in Section 3.17 of the WHB Disclosure Schedule, neither WHB nor any WHB Subsidiary has made any payments, or is or has been a party to any agreement or any WHB Benefit Plan, that under any circumstances could obligate it or its successor to make payments that are not or will not be deductible because of Sections 162(m) or 280G of the Code.

    (f) Section 3.17 of the WHB Disclosure Schedule describes any obligation that WHB or any WHB Subsidiary has to provide health or welfare benefits to present or future retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of current and vested future retirees, other former employees or directors and dependents entitled to such coverage and their ages, and the present value of any benefits to be provided thereto.

    (g) Section 3.17 of the WHB Disclosure Schedule lists: (1) each officer, employee and director of WHB and any WHB Subsidiary who is eligible to receive a Change in Control Benefit, showing the amount of each such Change in Control Benefit, the individual's participation in any bonus or other employee benefit plan, and such individual's compensation from WHB and each WHB Subsidiary for each of the calendar years 1995 through 1999 as reported by WHB and a WHB Subsidiary on Form W-2 or Form 1099; and (ii) each option agreement relating to WHB Stock Options.

    (h) To the best knowledge of WHB, WHB and the WHB Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each WHB Benefit Plan with the IRS, the Department of Labor and the PBGC, as prescribed by the Code or ERISA, or regulations issued thereunder. To the best knowledge of WHB, all such filings, as amended, were complete and accurate in all material respects as of the dates of such filings. Notwithstanding the foregoing, no representation is made with respect to filings by a third party insurance company.

    3.18  COMPLIANCE WITH ENVIRONMENTAL LAWS.

    (a) Except as set forth in Section 3.18 of the WHB Disclosure Schedule:
(i) the operations of WHB and each of the WHB Subsidiaries comply in all material respects with all applicable past and present Environmental Laws;
(ii) to the best knowledge of WHB, none of the operations of WHB or any WHB Subsidiary, no assets presently or formerly owned or leased by WHB or any WHB Subsidiary and no Mortgaged Premises or Participating Facility are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law, nor are they the subject of any claims alleging damages to health or property, pursuant to which WHB, any WHB Subsidiary or any owner of a Mortgaged Premises or a Participating Facility would be liable in law or equity;

(iii) none of the operations of WHB or any WHB Subsidiary, no assets presently owned or, to the best knowledge of WHB, formerly owned by WHB or any WHB Subsidiary, and to the best knowledge of WHB, no Mortgaged Premises or a Participating Facility are the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance, or any other substance into the environment, nor has WHB or any WHB Subsidiary, or, to the best knowledge of WHB, any owner of a Mortgaged Premises or a Participating Facility been directed to conduct such investigation, formally or informally, by any governmental agency, nor have any of them agreed with any governmental agency or private person to conduct any such investigation; and (iv) neither WHB nor any WHB Subsidiary, nor, to the best knowledge of WHB, any owner of a Mortgaged Premises or a Participating Facility has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance, or any other substance into the environment.

    (b) With respect to the real property currently owned or, to the best knowledge of WHB, formerly owned or currently leased by WHB or any WHB Subsidiary ("WHB Premises"): (x) no part of the WHB Premises has been used for the generation, manufacture, handling, storage, or disposal of Hazardous Substances; (y) except as disclosed in Section 3.18 of the WHB Disclosure Schedule, the WHB Premises do not contain, and have never contained, an underground storage tank; and (z) the WHB Premises do not contain and are not contaminated by any quantity of a Hazardous Substance from any source. With respect to any underground storage tank listed in Section 3.18 of the WHB Disclosure Statement as an exception to the foregoing, such underground storage tank has been removed in compliance with the Environmental Laws, and has not been the source of any release of a Hazardous Substance into the environment, unless otherwise set forth in Section 3.18 of the WHB Disclosure Schedule.

    3.19 CONTRACTS AND COMMITMENTS. Section 3.19 of the WHB Disclosure Schedule contains, and shall be supplemented by WHB, as required by
Section 5.10 hereof, so as to contain at the Closing Date copies of each of the following documents:

    (a) a list and description of each outstanding loan agreement, mortgage, pledge agreement or other similar document or commitment to extend credit to any officer or director of WHB or any WHB Subsidiary, as well as a listing of all deposits or deposit surrogates, including the amount, type and interest being paid thereon, to which WHB or any WHB Subsidiary is a party under which it may (contingently or otherwise) have any liability involving any officer or director of WHB or any WHB Subsidiary;

    (b) a list and description of each outstanding letter of credit and each commitment to issue a letter of credit in excess of $25,000 to which WHB or any WHB Subsidiary is a party and/or under which it may (contingently or otherwise) have any liability;

    (c) a list and description of each contract or agreement (not otherwise included in the WHB Disclosure Schedule or specifically excluded therefrom in accordance with the terms of this Agreement) involving goods, services or occupancy and which (i) has a term of more than six months; (ii) cannot be terminated on 30 days (or less) written notice without penalty; and
(iii) involves an annual expenditure by WHB or any WHB Subsidiary in excess of $25,000;

    (d) a list and description of each contract or commitment (other than WHB Permitted Liens as defined in Section 3.21(c) hereof) affecting ownership of, title to, use of, or any interest in real property which is currently owned by WHB or any WHB Subsidiary, and a list and description of all real property owned, leased or licensed by WHB or any WHB Subsidiary;

    (e) a list of all fees, salaries, bonuses and other forms of compensation including but not limited to, country club memberships, automobiles available for personal use, and credit cards available for personal use, provided by WHB or any WHB Subsidiary to any employee, officer or director or former employee, officer or director of WHB or any WHB Subsidiary who is expected to earn in salary and bonus in excess of $75,000 during calendar year 2000;

    (f) a list and description of each commitment made by WHB or any WHB Subsidiary to or with any of its officers, directors or employees extending for a period of more than six months from the date hereof or providing for earlier termination only upon the payment of a penalty or equivalent thereto;

    (g) the Articles of Incorporation and Bylaws WHB and each WHB Subsidiary;

    (h) a list and description of each, other contract or commitment providing for payment based in any manner upon outstanding loans or profits of WHB or any WHB Subsidiary;

    (i) a list and description of all powers of attorney granted by WHB or any WHB Subsidiary which are currently in force;

    (j) a list and description of all policies of insurance currently maintained by WHB or any WHB Subsidiary and a list and description of all unsettled or outstanding claims of WHB or any WHB Subsidiary which have been, or to the best knowledge of WHB, will be, filed with the companies providing insurance coverage for WHB or any WHB Subsidiary (except for routine claims for health benefits);

    (k) each collective bargaining agreement to which WHB or any WHB Subsidiary is a party and all affirmative action plans or programs covering employees of WHB or any WHB Subsidiary, as well as all employee handbooks, policy manuals, rules and standards of employment promulgated by WHB or any WHB Subsidiary;

    (l) each lease or license with respect to real or personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $10,000 to which WHB or any WHB Subsidiary is a party, which does not expire within six months from the date hereof and cannot be terminated upon 30 days (or less) written notice without penalty;

    (m) all employment, consulting, financial advisory, investment banking, and professional services contracts to which WHB or any WHB Subsidiary is a party;

    (n) all judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of WHB or any WHB Subsidiary which, by their terms, continue to bind or affect WHB or any WHB Subsidiary;

    (o) all orders, decrees, memorandums, agreements or understandings with regulatory agencies binding upon or affecting the current operations of WHB or any WHB Subsidiary or any of their directors or officers in their capacities as such;

    (p) all trademarks, trade names, service marks, patents, or copyrights, whether registered or the subject of an application for registration, which are owned by WHB or any WHB Subsidiary or licensed from a third party;

    (q) all policies formally adopted by the Board of Directors of WHB or any WHB Subsidiary as currently in effect with respect to environmental matters and copies of all policies that have been in effect during the last five years regarding the performance of environmental investigations of properties accepted as collateral for loans, including the effective dates of all such policies; and

    (r) each other agreement to which WHB or any WHB Subsidiary is a party (which does not expire within six months from the date hereof and cannot be terminated upon 30 days (or less) written notice without penalty) which individually during its term could commit WHB or any WHB Subsidiary to an expenditure (either individually or through a series of installments) in excess of $25,000 or which creates a material right or benefit to receive payments, goods or services not referred to elsewhere in this Section 3.19 including without limitation:

        (i) each agreement of guaranty or indemnification running to any person;

        (ii) each agreement containing any covenant limiting the right of WHB or any WHB Subsidiary to engage in any line of business or to compete with any person;

       (iii) each agreement with respect to any license, permit and similar matter that is necessary to the operations of WHB or any WHB Subsidiary;

        (iv) each agreement that requires the consent or approval of any other party in order to consummate the Merger;

        (v) each agreement relating to the servicing of loans and each mortgage forward commitment and similar agreement pursuant to which WHB or any WHB Subsidiary sells to others mortgages which it originates;

        (vi) each contract relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities and each interest rate swap agreement or other agreement relating to the hedging of interest rate risks and each agreement or arrangement described in Section 3.15(d) hereof, and

       (vii) each contract or agreement (with the exception of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation WHB's Guide), including but not limited to each contract or agreement pursuant to which WHB or any WHB Subsidiary has sold, transferred, assigned or agreed to service any loan, which provides for any recourse or indemnification obligation on the part of WHB or any WHB Subsidiary; the name and address of each person which might or could be entitled to recourse against or indemnification from WHB or any WHB Subsidiary; and the monetary amount of each actual or potential recourse or indemnification obligation under each such contract or agreement.

    3.20 DEFAULTS. There has not been any default in any material obligation to be performed by WHB or any WHB Subsidiary under any contract or commitment, and neither WHB nor or any WHB Subsidiary has waived, and will not waive prior to the Effective Time, any material right under any contract or commitment. To the best knowledge of WHB, no other party to any contract or commitment is in default in any material obligation to be performed by such party.

    3.21 OPERATIONS SINCE DECEMBER 31, 1999. Between December 31, 1999 and the date hereof, except as set forth in Section 3.21 of the WHB Disclosure Schedule, there has not been:

    (a) any increase in the compensation payable or to become payable by WHB or any WHB Subsidiary to any employee, officer or director, other than routine annual increases to rank and file employees consistent with past practices;

    (b) any payment of dividends or other distributions by WHB to its stockholders or any redemption by WHB of its capital stock;

    (c) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind of or on any asset, tangible or intangible, of WHB or any WHB Subsidiary, except the following (each of which, whether arising before or after the date hereof, is herein referred to as a "WHB Permitted Lien"): (i) liens arising out of judgments or awards in respect of which WHB or any WHB Subsidiary is in good faith prosecuting an appeal or proceeding for review and in respect of which it has secured a subsisting stay of execution pending such appeal of proceeding;
(ii) liens for taxes, assessments, and other governmental charges or levies, the payment of which is not past due, or as to which WHB or any WHB Subsidiary is diligently contesting in good faith and by appropriate proceeding either the amount thereof or the liability therefor or both; (iii) deposits, liens or pledges to secure payments of worker's compensation, unemployment insurance, pensions, or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, which do not materially impair the use of such property or the merchantability or the value of such property or interest therein; (v) purchase money mortgages or other purchase money or vendor's liens or security interests (including, without limitation, finance leases), provided that no such mortgage, lien or security interest shall extend to or cover any other property of WHB or any WHB Subsidiary other than that so purchased; and
(vi) pledges and liens given to secure deposits and other liabilities of WHB or any WHB Subsidiary arising in the ordinary course of business;

    (d) any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof) by WHB or any WHB Subsidiary for borrowed money, or otherwise, other than in the ordinary course of business, none of which is in default;

    (e) the establishment of any new, modification of or amendment to, or increase in the formula for contributions to or benefits under, any WHB Benefit Plan by WHB or any WHB Subsidiary;

    (f) any action by WHB or any WHB Subsidiary seeking any cancellation of, or decrease in the insured limit under, or increase in the deductible amount or the insured's retention (whether pursuant to coinsurance or otherwise) of or under, any policy of insurance maintained directly or indirectly by WHB or any WHB Subsidiary on any of their respective assets or businesses, including but not by way of limitation, fire and other hazard insurance on its assets, automobile liability insurance, general public liability insurance, and directors' and officers' liability insurance; and if an insurer takes any such action, WHB shall promptly notify HCC;

    (g) any change in WHB's independent auditors, historic methods of accounting (other than as required by generally accepted accounting principles or regulatory accounting principles), or in its system for maintaining its equipment and real estate;

    (h) any purchase, whether for cash or secured or unsecured obligations (including finance leases) by WHB or any WHB Subsidiary of any fixed asset which either (1) has a purchase price individually or in the aggregate in excess of $50,000 or (ii) is outside of the ordinary course of business;

    (i) any sale or transfer of any asset in excess of $50,000 of WHB or any WHB Subsidiary or outside of the ordinary course of business with the exception of loans and marketable securities that are held for sale and sold in the ordinary course of business at market prices;

    (j) any cancellation or compromise of any debt to, claim by or right of, WHB or any WHB Subsidiary except in the ordinary course of business;

    (k) any amendment or termination of any contract or commitment to which WHB or any WHB Subsidiary is a party, other than in the ordinary course of business;

    (l) any material damage or destruction to any assets or property of WHB or any WHB Subsidiary whether or not covered by insurance;

    (m) any change in the loan underwriting policies or practices of any WHB Subsidiary;

    (n) any transaction of business or activity undertaken by WHB or any WHB Subsidiary outside the ordinary course of business consistent with past practices;

    (o) any agreement or commitment to do any of the foregoing; or

    (p) any event or condition of any character (other than changes in legal, economic or other conditions which are not specially or uniquely applicable to WHB or any WHB Subsidiary) adversely affecting the business, operations or financial condition of WHB on a consolidated basis.

    3.22 CORPORATE RECORDS. The corporate record books, transfer books and stock ledgers of WHB and each WHB Subsidiary are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, incorporators, stockholders, Boards of Directors and committees of the Boards of Directors of WHB and each such Subsidiary, and all transactions in their respective capital stocks, since their respective inceptions.

    3.23 UNDISCLOSED LIABILITIES. All of the known Liabilities have, in the case of WHB and the WHB Subsidiaries, been reflected, disclosed or reserved against in the WHB Financial Statements as of December 31, 1999 or in the notes thereto, and WHB and the WHB Subsidiaries have no other Liabilities except
(a) Liabilities incurred since December 31, 1999 in the ordinary course of business or (b) as disclosed in Section 3.23 of the WHB Disclosure Schedule.

    3.24  ASSETS.

    (a) WHB and the WHB Subsidiaries have good and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned or held by WHB or any WHB Subsidiary in the WHB Financial Statements and those acquired since
December 31, 1999, except for (i) assets and properties since disposed of in the ordinary course of business and (ii) WHB Permitted Liens none of which, in the aggregate, except as set forth in the WHB Financial Statements dated
December 31, 1999 or in Section 3.24 of the WHB Disclosure Schedule, are material to the assets of WHB on a consolidated basis. All buildings, structures, fixtures and appurtenances comprising part of the real properties of WHB and the WHB Subsidiaries (whether owned or leased) are, in the opinion of management of WHB, in good operating condition and have been well maintained, reasonable wear and tear excepted. Title to all real property owned by WHB and the WHB Subsidiaries is held in fee simple, except as otherwise noted in the WHB Financial Statements as of December 31, 1999 or as set forth in Section 3.24 of the WHB Disclosure Schedule. WHB and the WHB Subsidiaries have title or other rights to its assets sufficient in all material respects for the conduct, of their respective businesses as presently conducted, and except as set forth in the WHB Financial Statements dated as of December 31, 1999 or in Section 3.24 of the WHB Disclosure Schedule, such assets are free, clear and discharged of and from any and all liens, charges, encumbrances, security interests and/or equities which are material to WHB or any WHB Subsidiary.

    (b) All leases pursuant to which WHB or any WHB Subsidiary, as lessee, leases real or personal property are, to the best knowledge of WHB, valid, effective, and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which with notice or lapse of time or both would constitute a default, with respect to either WHB or any WHB Subsidiary, or to the best knowledge of WHB, the other party. Except as disclosed in Section 3.24 of the WHB Disclosure Schedule, none of such leases contains a prohibition against assignment by WHB or any WHB Subsidiary, by operation of law or otherwise, or any other provision which would preclude the surviving corporation or resulting institution or any WHB Subsidiary from possessing and using the leased premises for the same purposes and upon the same rental and other terms upon the consummation of the Merger as are applicable to the use by WHB or any WHB Subsidiary as of the date of this Agreement.

    3.25  INDEMNIFICATION.  To the best knowledge of WHB, except as set forth in
Section 3.25 of the WHB Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of WHB or any WHB Subsidiary has occurred which would give rise to a claim by any such person for indemnification from WHB or any WHB Subsidiary under the corporate indemnification provisions of WHB or any WHB Subsidiary in effect on the date of this Agreement.

    3.26 INSIDER INTERESTS. All outstanding loans and other contractual arrangements (including deposit relationships) between WHB or any WHB Subsidiary and any officer, director or employee of WHB or any WHB Subsidiary conform to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. Except as set forth in Section 3.26 of the WHB Disclosure Schedule, no officer, director or employee of WHB or any WHB Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of WHB or any WHB Subsidiary.

    3.27 REGISTRATION OBLIGATIONS. Except as set forth in Section 3.27 of the WHB Disclosure Schedule, neither WHB nor any WHB Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any of its securities under the Securities Act or other federal or state securities laws or regulations.

    3.28 REGULATORY, TAX AND ACCOUNTING MATTERS. WHB has not to its best knowledge taken nor will it knowingly agree to take any action, nor does it have knowledge of any fact or circumstance, that would (i) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform their covenants and agreements under this Agreement or (ii) prevent the Merger from qualifying as a pooling of interests for accounting purposes or from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

    3.29 BROKERS AND FINDERS. Except as set forth in the agreement with Baxter Fentriss and Company (which agreement has not been amended since such date), a copy of which has previously been provided to HCC, neither WHB nor any WHB Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no other broker or finder has acted directly or indirectly for WHB or any WHB Subsidiary in connection with this Agreement or the transactions contemplated hereby.

    3.30 ACCURACY OF INFORMATION. The statements of WHB contained in this Agreement, the Schedules hereto and in any other written document executed and delivered by or on behalf of WHB or Bank of Los Altos pursuant to the terms of this Agreement are true and correct in all material respects.

    3.31 FAIRNESS OPINION. WHB has received from Baxter Fentriss and Company a fairness opinion, dated as of the date of this Agreement, to the effect that the Exchange Ratio is fair to the holders of WHB Common Stock from a financial point of view.

    3.32 GOVERNMENTAL APPROVALS AND OTHER CONDITIONS. To the best knowledge of WHB, there is no reason relating specifically to WHB or any of its Subsidiaries why (a) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted, (b) such regulatory approvals should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or (c) any of the conditions precedent as specified in
Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

    3.33 YEAR 2000 COMPLIANT. All computer software and hardware utilized by WHB or any WHB Subsidiary is Year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1900-1999 will be correctly processed in any level of computer hardware or software including, but not limited to, microcode, firmware, applications programs, files and data bases. All computer software is designed to be used prior to, during, and after the calendar year 2000 A.D., and such software will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data that represents or referenced different centuries or more than one century.

                                   ARTICLE IV
                                   COVENANTS

    4.1  BUSINESS IN ORDINARY COURSE.

    (a) Without the prior written consent of HCC, WHB shall not declare or pay any dividend or make any other distribution with respect to its capital stock whether in cash, stock or other property, after the date of this Agreement.

    (b) The parties hereto and their respective subsidiaries shall continue to carry on, after the date hereof, their respective businesses and the discharge or incurring of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, will not, without the prior written consent of the other party hereto:

        (i) issue any capital stock or, (A) other than HCC options granted in the ordinary course or (B) other than options (in each case not to exceed 1,000 options) granted by WHB to newly hired employees, any options, warrants, or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock, except pursuant to the WHB Stock Options outstanding on the date hereof,

        (ii) directly or indirectly redeem, purchase or otherwise acquire any capital stock or ownership interests of the parties or their respective subsidiaries;

       (iii) effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

        (iv) change their Articles of Incorporation, or Bylaws;

        (v) except in the ordinary course of its business, borrow or agree to borrow any funds, including but not limited to repurchase transactions, or indirectly guarantee or agree to guarantee any obligations of others;

        (vi) make any material changes in policies concerning loan underwriting or which persons may approve loans;

       (vii) knowingly or willfully commit any act or fail to commit any act which will cause a material breach of any agreement, contract or commitment;

      (viii) engage in any activity or transaction outside the ordinary course of business;

        (ix) enter into or acquire any derivatives contract or structured note;

        (x) enter into any new, or modify, amend or extend the terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk;

        (xi) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties hereto to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent the Merger from qualifying as a pooling of interests for accounting purposes or as a reorganization within the meaning of Section 368 of the Code; or

       (xii) agree in writing or otherwise to take any of the foregoing actions or engage in any of the foregoing activities.

    (c) In addition to those obligations set forth in Section 4.1(b), WHB and WHB's Subsidiaries will not, without the prior written consent of HCC (which consent in the case of subparts (vii) and (ix) below shall not be unreasonably withheld or delayed):

        (i) enter into or modify any employment agreement, severance agreement, change of control agreement, or plan relative to the foregoing; or grant any increase (other than ordinary and normal increases to rank and file employees consistent with past practices) in the compensation payable or to become payable to directors, officers or employees except as required by law, pay or agree to pay or accrue for any bonus, or adopt or make any change in any bonus, insurance, pension, or other WHB Benefit Plan;

        (ii) make or commit to make any new loan or letter of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure any existing loan or line of credit (A) which, under the Bank of Los Altos loan policy requires approval by its board of directors or any committee thereof without the prior written consent of HCC acting through its Chief Executive Officer or Chief Credit Officer in a written notice to WHB, which approval or rejection shall be given on a timely basis after delivery by WHB to such officer of HCC of the complete loan package, or (B) as to any loans or extensions of credit not by policy reviewed by the Bank of Los Altos board or a committee thereof (x) in the case of a consumer loan or extension of credit, in a principal amount in excess of $350,000 or that would increase the aggregate credit outstanding in this category to any one borrower (or group of affiliated borrowers), to more than $350,000, or (y) in the case of a commercial loan or mortgage in a principal amount in excess of $1,000,000 or that would increase the aggregate credit outstanding in this category to any one borrower (or group of affiliated borrowers) to more than $1,000,000, without first having submitted the credit request to HCC's Chief Credit Officer for review and comment prior to approval by Bank of Los Altos;

       (iii) enter into any securities transaction for its own account or purchase, or otherwise acquire any investment security for its own account other than U.S. Treasury obligations with maturities of less than one year and deposits in an overnight account at the FRB of San Francisco or the Federal Home Loan Bank of San Francisco, provided HCC's consent shall not be unreasonably withheld or delayed relating to the purchase of other readily marketable investment securities;

        (iv) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices;

        (v) enter into, modify or extend any agreement, contract or commitment out of the ordinary course of business or having a term in excess of six months and involving an expenditure in excess of $10,000, other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit documents made in the ordinary course of business;

        (vi) except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance;

       (vii) sell or otherwise dispose of any real property or any material amount of tangible or intangible personal property other than (A) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness owed to Bank of Los Altos, or (B) loans which are held for sale by Bank of Los Altos and are sold in the secondary market within 60 days of origination or (C) SBA loans sold in a manner consistent with the past practices of WHB;

      (viii) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining, a phase one environmental report thereon; provided, however, that Bank of

    Los Altos and its Subsidiaries shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain Hazardous Substances;

        (ix) purchase any real or personal property or make any capital expenditure where the amount paid or committed therefor is in excess of $25,000, except for outstanding commitments set forth in Section 3.19 of the WHB Disclosure Schedule;

        (x) in the case of Bank of Los Altos, voluntarily make any material changes in or to its asset and deposit mix;

    (d) Neither HCC nor WHB and the respective subsidiaries shall, without the prior written consent of the other party, engage in any transaction or take any action that would render untrue any of their respective representations and warranties (as to WHB contained in Article III and as to HCC contained in Article II hereof), if such representations and warranties were given as of the date of such transaction or action.

    (e) HCC and WHB will, and will cause their respective subsidiaries to, use their best efforts to maintain their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, and to maintain and keep in full force and effect all policies of insurance presently in effect, including insurance of accounts with the FDIC. WHB will, and will cause the WHB Subsidiaries to, take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to their respective directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters which could reasonably give rise to a claim prior to the Effective Time.

    (f) The parties hereto shall promptly notify each other in writing of the occurrence of any matter or event known to and directly that is reasonably likely to result in a Material Adverse Effect or impair the ability of a party or its subsidiaries to consummate the transactions contemplated herein.

    (g) The parties hereto shall provide such reports on litigation as reasonably necessary to understand the nature and materiality of such litigation as it relates to such party, provided that neither party shall be required to divulge information to the extent that, in the good faith opinion of its counsel, by doing so, it would risk waiver of the attorney-client privilege to its detriment.

    (h) WHB shall obtain insurance to provide adequate coverage, to the satisfaction of HCC, for any matter disclosed in Section 3.11 of the WHB Disclosure Schedule for which WHB or any WHB Subsidiary has an obligation to provide indemnity to a current or former officer or director of WHB or any WHB Subsidiary.

    4.2 CONFORMING ACCOUNTING AND RESERVE POLICIES; RESTRUCTURING EXPENSES. At the request of HCC, Bank of Los Altos agrees immediately prior to Closing and after satisfaction or waiver of the conditions to Closing set forth in Article VI hereof, to establish and take such reserves and accruals as HCC reasonably shall request to conform Bank of Los Altos' loan, accrual, reserve and other accounting policies to the policies of HCC, provided however, such requested conforming adjustments shall not be taken into account in determining whether WHB has experienced a Material Adverse Effect.

    4.3  CERTAIN ACTIONS.

    (a) Neither WHB nor any WHB Subsidiaries (i) shall solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to any Acquisition Proposal (as defined below) with respect to itself or any of its Subsidiaries or (ii) shall (A) solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate any inquiry or proposal, or (B) enter into any agreement, arrangement, or understanding (whether written or oral) regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to consummate this Agreement, or any of its Subsidiaries under any of the instances described in this clause. WHB shall immediately instruct and otherwise use their best efforts to cause their directors, officers, employees, agents, advisors (including, without limitation, any investment banker, attorney, or accountant retained by it or any of its Subsidiaries), consultants and other representatives to comply with such prohibitions. WHB shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to such activities. Notwithstanding the foregoing, WHB may provide information at the request of or enter into negotiations with a third party with respect to an Acquisition Proposal if the Board of Directors of WHB determines, in good faith after consultation with counsel, that the exercise of its fiduciary duties to WHB's stockholders under applicable law requires it to take such action, and, provided further, that WHB may not, in any event, provide to such third party any information which it has not provided to HCC. WHB shall promptly notify HCC orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries. This Section shall not prohibit accurate disclosure by WHB in any document (including the Joint Proxy Statement and the Registration Statement) or other disclosure under applicable law if in the opinion of the Board of Directors of WHB, disclosure is appropriate under applicable law.

    (b) "Acquisition Proposal" shall mean any of the following (other than the Merger): (i) a merger or consolidation, or any similar transaction of any company with either WHB or HCC or any Subsidiary of WHB or HCC, (ii) a purchase lease or other acquisition of a material portion of all the assets of either WHB or HCC or any Subsidiary of WHB or HCC, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing 25% or more of the voting power of either WHB or HCC or any Subsidiary of WHB or HCC, (iv) a tender or exchange offer to acquire securities representing 25% or more of the voting power of WHB or HCC, (v) a public proxy or consent solicitation made to stockholders of WHB or HCC seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement, (vi) the filing of an application or notice with the DFI or any other federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through (iv) above, or (vii) the making of a bona fide offer to the Board of Directors WHB or Bank of Los Altos or HCC by written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses (i) through (v) above.

    (c) HCC is not now engaged in, nor will it prior to the termination or consummation of this Agreement without prior notification to WHB engage in, activities, discussions, or negotiations with any parties conducted heretofore with respect to an Acquisition Proposal. Notwithstanding the foregoing, HCC may provide information at the request of or enter into negotiations with a third party with respect to an Acquisition Proposal if the Board of Directors of HCC determines, in good faith after consultation with counsel, that the exercise of its fiduciary duties to HCC's stockholders under applicable law requires it to take such action, and, provided further, that HCC may not, in any event, provide to such third party any information which it has not provided to WHB.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    5.1  INSPECTION OF RECORDS; CONFIDENTIALITY.

    (a) HCC and WHB shall each afford to the other and to the other's accountants, counsel and other representatives (and their Subsidiaries) full access during normal business hours during the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records, including all attorneys' responses to auditors' requests for information, and accountants' work papers, developed by either of them or their respective Subsidiaries or their respective accountants or attorneys, and will permit each other and their respective representatives to discuss such information directly with each other's officers, directors, employees, attorneys and accountants. HCC and WHB shall each use their best efforts to furnish to the other all other information concerning its business, properties and personnel as such other party may reasonably request; however, such access may be limited by the party from whom access is sought so as to avoid unreasonable disruption or interference with such party's business operations, as such party may reasonably determine. Any failure to comply with this covenant shall be disregarded if promptly corrected without material adverse consequences to the other party. The availability or actual delivery of information shall not affect the representations, warranties, covenants, and agreements of the party providing such information that are contained in this Agreement or in any certificates or other documents delivered pursuant hereto.

    (b) All information disclosed by any party to any other party to this Agreement, whether prior or subsequent to the date of this Agreement including, without limitation, any information obtained pursuant to this Section 5.1, shall be kept confidential by such other party and shall not be used by such other party otherwise as herein contemplated. In the event that this Agreement is terminated, each party shall return all documents furnished hereunder, shall destroy all documents or portions thereof prepared by such other party that contain information furnished by another party pursuant hereto and, in any event, shall hold all information confidential unless or until such information is or becomes a matter of public knowledge.

    5.2 REGISTRATION STATEMENT; STOCKHOLDER APPROVAL. As soon as practicable after the date hereof, HCC shall file the Registration Statement with the SEC, and WHB and HCC shall use their best efforts to cause the Registration Statement to become effective under the Securities Act. HCC will take any action required to be taken under the applicable blue sky or securities laws in connection with the issuance of the shares of HCC Common Stock in the Merger. Each party shall furnish all information concerning it and the holders of its capital stock as the other party may reasonably request in connection with such action. HCC and WHB shall each call a meeting of their respective stockholders as soon as reasonably practicable after the date of this Agreement for the purpose of voting upon this Agreement and the Merger. In connection with the stockholders' meetings, (i) HCC and WHB shall jointly prepare their proxy statements as part of the Registration Statement and WHB shall mail their proxy statements to their respective stockholders, (ii) each of the WHB's and HCC's Board of Directors shall recommend to their respective stockholders the approval of this Agreement and the Merger, and (iii) if deemed necessary by the parties, shall retain a professional proxy solicitation firm to assist in securing the necessary approval.

    5.3 AGREEMENTS OF AFFILIATES. As soon as practicable after the date of this Agreement, WHB shall deliver to HCC a letter, reviewed by its counsel, identifying all persons whom WHB believes to be "affiliates" of WHB for purposes of Rule 145 under the Securities Act or for purposes of qualifying for pooling of interests accounting treatment for the Merger. WHB shall use its best efforts to cause each person who is so identified as an "affiliate" to deliver to HCC, as soon as practicable thereafter, a written agreement, in the form of Exhibit E, providing that from the date of such agreement each such person will agree not to sell, pledge, transfer or otherwise dispose of, or reduce risk with respect to, any shares of stock of WHB held by such person or any shares of HCC Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and other applicable laws and regulations. Prior to the Effective Time, WHB shall amend and supplement such letter and use its best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this
Section 5.3.

    5.4 EXPENSES. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger. Notwithstanding the foregoing,

HCC and WHB will share equally all third party printing costs incurred with respect to the Registration Statement and Joint Proxy Statement in preliminary and final form. Further notwithstanding the foregoing and in addition to any other remedy afforded by this Agreement, in the event that the transactions contemplated by this Agreement are not consummated, WHB shall be responsible for reimbursing HCC's legal fees in investigating litigation issues and insurance coverage for matters disclosed in Section 3.11 of the WHB Disclosure Schedule and for the cost of binding insurance coverage for insurance that is required pursuant to Section 4.1(h) hereof; provided, however, the obligation to reimburse the legal fees and insurance binder shall not exceed in the aggregate $100,000.

    5.5 COOPERATION. Each party covenants that it will use its best efforts to bring about the transactions contemplated by this Agreement as soon as practicable, unless this Agreement is terminated as provided herein. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable time. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the parties, shall take all such necessary action. Each party shall use its reasonable best efforts to preserve for itself and the other parties hereto each available legal privilege with respect to the confidentiality of their negotiations and related communications, including the attorney-client privilege.

    5.6 REGULATORY APPLICATIONS. The parties shall, as soon as practicable after the date of this Agreement, file all necessary applications with all applicable regulatory authorities and shall use their best efforts to respond as promptly as practicable to all inquiries received concerning said applications. In the event the Merger is challenged or opposed by any administrative or legal proceeding, whether by the United States Department of Justice or otherwise, the determination of whether and to what extent to seek appeal or review, administrative or otherwise, or other appropriate remedies shall be made by HCC after consultation with WHB. The party filing an application shall deliver a copy thereof to the other parties hereto in advance of filing and copies of all responses from or written communications from regulatory authorities relating to the Merger or this Agreement (to the extent permitted by law), and the filing party shall also deliver a final copy of each regulatory application to the other parties promptly after it is filed with the appropriate regulatory authority. Each party shall advise the other parties periodically of the status of each regulatory application.

    5.7 FINANCIAL STATEMENTS AND REPORTS. From the date of this Agreement and prior to the Effective Time: (a) WHB will deliver to HCC not later than 45 days after the end of any fiscal quarter, the quarterly report filed by Bank of Los Altos with the DFI; (b) HCC and WHB shall deliver to each other not later than 45 days after the end of each quarter, its Report on Form 10-Q for such quarter as filed with the SEC, which shall be prepared in conformity with generally accepted accounting principles and the rules and regulations of the SEC; and (c) each party will deliver to the others any and all other material reports filed with the SEC, the FDIC, the DFI, the FRB, or any other regulatory agency within five business days of the filing of any such report.

    5.8 NOTICE. At all times prior to the Effective Time, each party shall promptly notify the other in writing of the occurrence of any event known to it which will or may result in the failure to satisfy any of the conditions specified in Sections 6.1 or 6.2 hereof. In the event that any party becomes aware of the occurrence or impending occurrence of any event which would constitute or cause a breach by it of any of its representations and warranties, covenants or agreements herein in any material respect, or would have constituted or caused a breach by it of its representations and warranties, covenants or agreements herein in any respect, had such an event occurred or been known prior to the date hereof, said party shall immediately give detailed and written notice thereof to the other parties, and shall, unless the same has been waived in writing by the other parties, use its reasonable efforts to remedy the same within 30 days, provided that such efforts, if not successful, shall not be deemed to satisfy any condition precedent to the Merger.

    5.9 PRESS RELEASE. Except as otherwise reasonably determined by a party to be necessary to comply with its legal obligations, at all times prior to the Effective Time, the parties shall mutually agree to the issuance of any press release or other information to the press or any third party for general circulation with respect to this Agreement or the transactions contemplated hereby.

    5.10 DELIVERY OF SUPPLEMENTS TO DISCLOSURE SCHEDULES. Five business days prior to the Effective Time, each party will supplement or amend its Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty made by the disclosing party which has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of HCC and WHB contained, respectively, in Articles II and III hereof in order to determine the fulfillment of the conditions set forth in Section 6.1(a) and 6.2(a) hereof as of the date of this Agreement, the Disclosure Schedule of each party shall be deemed to include only that information contained therein on the date it is initially delivered to the other party.

    5.11 LITIGATION MATTERS. WHB will consult with HCC about any proposed settlement, or any disposition of, any litigation involving amounts in excess of $10,000.

    5.12  WRITTEN AGREEMENTS WITH EMPLOYEES; BENEFITS AND RELATED MATTERS.

    (a) NEW EMPLOYEE AGREEMENTS. Immediately prior to the Effective Time, HCC shall enter into new agreements with employees identified in Schedule 5.12 hereto, which agreements shall be executed prior to the Effective Time (the "New Employee Agreements"). Pursuant to the New Employee Agreements, at the Effective Time, all employment contracts or similar agreements theretofore existing between WHB or any WHB Subsidiary shall terminate and be replaced by the New Employee Agreements. At the Effective Time, neither WHB or any WHB Subsidiary nor HCC or any HCC Subsidiary shall make, and shall not be in any manner obligated to make, any payment whatsoever to any director or employee of WHB or any WHB Subsidiary under any circumstance in which such payment is not or will not be deductible under Section 162(m) or Section 280G of the Code.

    (b) EMPLOYEE BENEFITS. The parties agree that the WHB Benefit Plans shall be terminated, frozen, modified or merged into the employee benefit plans of HCC on or after the Effective Time in accordance with applicable laws and regulations and at the Effective Time, WHB employees who become employees of HCC or HCC Subsidiaries will commence participation in HCC's employee benefit plans in accordance with the terms and conditions provided under such plans (i) with full credit for prior service with WHB or any of the WHB Subsidiaries for all purposes other than determining the amount of benefit accruals under any defined benefit plan, (ii) without any waiting periods, evidence of insurability, or application of any pre-existing condition limitations, and (iii) with full credit for claims arising prior to the Effective Time for purposes of deductibles, out of pocket maximums, benefit maximums, and all other similar limitations for the applicable plan year during which the Merger is consummated. Each of HCC and WHB shall use all reasonable efforts to insure that no amounts paid or payable by WHB, the WHB Subsidiaries, or HCC with respect to any employee or former employee of WHB or any WHB Subsidiary will fail to be deductible for federal income tax purposes by reason of Section 162(m) or 280G of the Code. WHB shall vigorously enforce all "cutback" provisions related to any contract that could give rise to a payment that would arguably exceed the limitations of Section 162(m) or 280G.

    5.13 DIRECTORS' AND OFFICERS' INDEMNIFICATION INSURANCE. HCC agrees that the Merger shall not affect or diminish any of WHB's or Bank of Los Altos' duties and obligations of indemnification existing immediately prior to the Effective Time in favor of the directors, officers, employees and agents of WHB or Bank of Los Altos arising by virtue of the Articles of Incorporation, Charter or Bylaws of WHB or Bank of Los Altos in the form in effect at the date of this Agreement or arising by operation of law, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. All provisions for indemnification and limitation of liability now existing in favor of the employees, agents, directors or officers of WHB, Bank of Los Altos or WHB Subsidiaries, as provided by law or regulation or in their respective Articles of Incorporation or Bylaws shall survive the Merger, shall be assumed by HCC and shall continue in full force and, effect with respect to acts or omissions occurring prior to the Effective Time for a period of three years thereafter or in the case of matters occurring prior to the Effective Time which have not been resolved prior to the third anniversary of the Effective Time, until such matters are finally resolved. HCC, respectively, shall also purchase and keep in force for such three year period director's and officer's liability insurance and fiduciary liability insurance to provide coverage for acts or omissions of the type and in the amount currently covered by WHB's existing directors and officers liability insurance and fiduciary liability insurance for acts or omissions occurring prior to the Effective Time, provided that the cost of such coverage does not exceed 150% of WHB's present annual premium cost, and further provided that HCC may substitute or cause WHB to substitute therefor single premium tail coverage with policy limits equal to Bank of Los Altos' existing annual coverage limits. The obligations of HCC hereunder shall be conditioned on the performance by WHB of its obligations pursuant to Section 4.1(h) hereof.

    5.14 BEST EFFORTS TO INSURE POOLING. Each of HCC, WHB and Bank of Los Altos undertakes and agrees to use its best efforts to cause the Merger to qualify for pooling of interests accounting treatment.

    5.15 TRADE NAME RIGHTS. From and after the Effective Time, HCC shall possess all rights with respect to any and all trade names used by WHB or any WHB Subsidiary including, without limitation, "Bank of Los Altos" or any variant thereof.

    5.16 ENVIRONMENTAL REPORTS. WHB shall cooperate with HCC so that HCC may as soon as reasonably practicable obtain, at HCC's expense, a report of a phase one environmental investigation on all real property owned, leased or operated by WHB or any of the WHB Subsidiaries as of the date hereof (but excluding property held in trust or in a fiduciary capacity and space in retail or similar establishments leased by WHB or any of the WHB Subsidiaries for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) and within ten days after the acquisition or lease of any real property acquired or leased by WHB or any of the WHB Subsidiaries after the date hereof (but excluding space in retail and similar establishments leased by WHB or any of the WHB Subsidiaries for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property). If advisable in light of the phase one report with respect to any parcel of real property referred to above, in the reasonable opinion of HCC, WHB shall also cooperate with HCC so that HCC may obtain, at HCC's expense, a phase two investigation report on such designated parcels. HCC shall have 15 business days from the receipt of any such phase two investigation report to notify WHB of any dissatisfaction with the contents of such report.

    5.17  STOCK OPTION AGREEMENTS.

    (a) As a condition and inducement to HCC's willingness to enter into this Agreement, WHB will simultaneously with execution of this Agreement execute and deliver to HCC a Stock Option Agreement in the form attached hereto as Exhibit B by which WHB grants to HCC an option to purchase shares of WHB Common Stock constituting 19.9% of the presently outstanding shares of WHB Common Stock.

    (b) As a condition and inducement to WHB's willingness to enter into this Agreement, HCC will simultaneously with execution of this Agreement execute and deliver to WHB a Stock Option

Agreement in the form attached hereto as Exhibit C by which HCC grants to WHB an option to purchase shares of HCC Common Stock constituting 19.9% of the presently outstanding shares of HCC Common Stock.

                                   ARTICLE VI
                                   CONDITIONS

    6.1 CONDITIONS TO THE OBLIGATIONS OF HCC. Notwithstanding any other provision of this Agreement, the obligations of HCC to consummate the Merger are subject to the following conditions precedent (except as to those which HCC may choose to waive):

    (a) all of the representations and warranties made by WHB in this Agreement and in any documents or certificates provided by WHB shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time;

    (b) WHB shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Effective Time;

    (c) there shall not have been any action taken or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality or court, which would prohibit ownership or operation of all or a material portion of the assets of WHB on a consolidated basis by HCC or would compel HCC to dispose of all or a material portion of the assets of WHB on a consolidated basis, as a result of this Agreement, or which would render any party hereto unable to consummate the transactions contemplated by this Agreement;

    (d) since the date hereof, WHB shall not have suffered a Material Adverse Effect;

    (e) no regulatory authority shall impose any non-standard or unduly burdensome condition relating to the Merger such that it would substantially deprive HCC of the economic benefits of the Merger, as determined in the reasonable judgment of HCC;

    (f) HCC shall have received the opinion of Sheppard, Mullin, Richter & Hampton, LLP, counsel to WHB, in the form of the attached Exhibit F;

    (g) HCC shall have received a certificate signed by the President and Chief Executive Officer of WHB, dated as of the Effective Time, certifying that based upon his best knowledge, the conditions set forth in Sections 6.1 (a), (b) and
(d) hereof have been satisfied;

    (h) simultaneous with the execution and delivery of this Agreement, the directors of WHB who are stockholders of WHB shall have executed and delivered to HCC Voting Agreements in the form attached hereto as Exhibit D;

    (i) HCC shall have received the written affiliates' agreements described in
Section 5.3 hereof and in the form attached hereto as Exhibit E;

    (j) Dissenting Shares shall not exceed 9% of the issued and outstanding WHB Common Stock;

    (k) HCC shall have received as of the Closing Date an opinion of Deloitte & Touche, LLP, satisfactory in form and substance to HCC, to the effect that the parties hereto and the Merger will qualify for pooling of interests accounting treatment, which opinion shall not have been withdrawn and HCC shall have received as of the Closing Date a copy of an opinion addressed to WHB from Arthur Andersen, LLP, to the effect that the parties hereto and the Merger will qualify for pooling of interests accounting treatment;

    (l) WHB shall have obtained the insurance required pursuant to Section 4.1(h) hereof; and

    (m) the New Employee Agreements shall have been duly executed by employees identified in Schedule 5.12.

    6.2 CONDITIONS TO THE OBLIGATIONS OF WHB. Notwithstanding any other provision of this Agreement, the obligations of WHB to consummate the Merger are subject to the following conditions precedent (except as to those which WHB may choose to waive):

    (a) all of the representations and warranties made by HCC in this Agreement and in any documents or certificates provided by HCC shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time;

    (b) HCC shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time;

    (c) since the date hereof, HCC shall not have suffered a Material Adverse Effect;

    (d) WHB shall have received the opinion of McCutchen Doyle Brown & Enersen, LLP, counsel to HCC, in the form attached hereto as Exhibit G;

    (e) WHB shall have received a certificate signed by the President and Chief Executive Officer of HCC, dated as of the Effective Time, that based upon his best knowledge, the conditions set forth in Sections 6.2(a), (b) and (c) have been satisfied; and

    (f) WHB shall have received as of the Closing Date an opinion of Arthur Andersen, LLP, satisfactory in form and substance to HCC, to the effect that the parties hereto and the Merger will qualify for pooling of interests accounting treatment, which opinion shall not have been withdrawn and WHB shall have received as of the Closing Date a copy of an opinion addressed to HCC from Deloitte & Touche, LLP to the effect that the parties hereto and the Merger will qualify for pooling of interests accounting treatment;

    6.3 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. Notwithstanding any other provision of this Agreement, the obligations of HCC on the one hand, and WHB on the other hand, to consummate the Merger are subject to the following conditions precedent (except as to those which HCC and WHB may choose to waive):

    (a) no preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect; nor shall there be any third party proceeding pending to prevent the consummation of the Merger;

    (b) the parties shall have received all applicable regulatory approvals and consents (including without limitation, if appropriate, approval by the FRB of HCC as a "Bank Holding Company" as that term is defined in the BHCA) to consummate the transactions contemplated in this Agreement, and all required waiting periods shall have expired;

    (c) the Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the SEC and, if the offering for sale of the HCC Common Stock in the Merger pursuant to this Agreement is subject to the securities laws of any state, the Registration Statement shall not be subject to a stop order of any state securities authority;

    (d) each of HCC and WHB shall have received from McCutchen Doyle Brown & Enersen, LLP, an opinion reasonably satisfactory in form and substance to it to the effect that the Merger will constitute a reorganization within the meaning of Section 368 or the Code and that no gain or loss will be recognized by the stockholders of WHB to the extent that they receive HCC Common Stock solely in exchange for shares of WHB Common Stock;

    (e) the HCC Common Stock to be issued to holders of WHB Common Stock shall have been approved for listing on the NASDAQ National Market subject to official notice of issuance; and

    (f) the respective shareholders of WHB and HCC shall have approved the Merger.

                                  ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

    7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

    (a) By the mutual written consent of the Boards of Directors of HCC and WHB;

    (b) By HCC or WHB if there shall have been a final judicial or regulatory determination (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of this Agreement is illegal, invalid or unenforceable (unless the enforcement thereof is waived by the affected party) or denying any regulatory application the approval of which is a condition precedent to a party's obligations hereunder;

    (c) By HCC or WHB before the date specified in 7.1(f) hereof, in the event that any of the conditions precedent to the obligations of the other party to the Merger are rendered impossible to be satisfied or fulfilled by said date (other than by reason of a breach by the party seeking to terminate);

    (d) By HCC or WHB at any time after the stockholders of HCC or WHB fail to approve this Agreement and the Merger by the Required Vote at the Stockholders' Meetings;

    (e) By HCC or WHB, in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained herein or in any schedule or document delivered pursuant hereto, which breach would result in the failure to satisfy the closing condition set forth in Section 6.1(a) or 6.1(b) in the case of HCC, or Section 6.2(a) or 6.2(b) in the case of WHB, and which breach cannot be or is not cured within 30 days after written notice of such breach is given by the non-breaching party to the party committing such breach;

    (f) By HCC or WHB on or after November 30, 2000, in the event the Merger has not been consummated by such date (provided, however, that the right to terminate under this Section 7.1(f) shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Merger to occur on or before such date); or

    (g) By the Board of Directors of WHB, if the Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the two-Business Day period commencing on the first Business Day after the Determination Date (as defined herein) if the Average HCC Closing Price shall be less than eight dollars ($8.00). If WHB elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to HCC during such two-Business Day period by means of facsimile transmission (as provided in Section 8.2 hereof); provided that such notice of election to terminate may be withdrawn at any time within the aforementioned two-Business Day period. During the five Business-Day period commencing on the day after receipt of such notice of election to terminate, HCC shall have the option of adjusting the Per Share Stock Consideration as follows:
(i) multiply 3,760,000 times 8.00 and divide the product by the Average HCC Closing Price the result of which shall be the "Adjusted HCC Shares" and (ii) the Exchange Ratio shall then be re-calculated by dividing the Adjusted HCC Shares by the total outstanding shares of WHB plus all outstanding WHB stock options. If HCC makes the election contemplated by the preceding sentence, within such five Business-Day period, it shall give prompt written notice to WHB of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this paragraph (g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this paragraph (g).

    For purposes hereof, the following terms have the following meanings:

        (i) "Average HCC Closing Price" shall mean the average of the closing prices of HCC Common Stock on NASDAQ National Market for the 20 consecutive trading days ending on the Determination Date, rounded to four decimal places, whether or not trades occurred on those days (subject to adjustment as provided below and provided that if no trades of HCC Common Stock shall occur on a given trading day the closing price thereof on the next preceding day when a trade shall have occurred shall be deemed to be the closing price on such day for the purposes hereof). In the event HCC pays, declares or otherwise effects a stock split, reverse stock split, reclassification or stock dividend or stock distribution with respect to HCC Common Stock between the date of this Agreement and the Effective Time, appropriate adjustments will be made to the Average HCC Closing Price of HCC Common Stock.

        (ii) "Determination Date" shall mean the date on which HCC gives WHB notice of the approval by FRB required for consummation of the Merger shall be received.

       (iii) "Trading Day" shall mean day on which trading generally takes place on NASDAQ National Market and on which trading in HCC Common Stock has not been halted or suspended.

    In the event a party elects to effect any termination pursuant to Section 7.1(b) through 7.1(g) above, it shall give written notice to the other party hereto specifying the basis for such termination and certifying that such termination has been approved by the vote of a majority of the members of its Board of Directors.

    7.2  LIABILITIES AND REMEDIES LIQUIDATED DAMAGES.

    (a) In the event that this Agreement is terminated by a party (the "Aggrieved Party") solely by reason of the material breach by the other party ("Breaching Party") of any of its representations, warranties, covenants or agreements contained herein then the Aggrieved Party shall be entitled to such remedies and relief against the Breaching Party as are available at law or in equity. Moreover, the Aggrieved Party without terminating this Agreement shall be entitled to specifically enforce the terms hereof against the Breaching Party in order to cause the Merger to be consummated. Each party acknowledges that there is not an adequate remedy at law to compensate the other parties relating to the non-consummation of the Merger. To this end, each party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief or other equitable relief.

    (b) In the event that the WHB Stockholders' Meeting does not take place, the Board of Directors of WHB fails to recommend approval of this Agreement and the Merger to the stockholders of WHB, or such Board of Directors shall adversely alter or modify its favorable recommendation of this Agreement and the Merger to the stockholders of WHB, and this Agreement and the Merger is not approved by the stockholders of WHB by the WHB Required Vote, and HCC is not, as of the date of such event, in material breach of this Agreement, then, upon termination of this Agreement, WHB shall pay HCC in immediately available funds $2,000,000 as an agreed upon liquidated damages and as the sole and exclusive remedy of HCC. In order to obtain the benefit of the expense reimbursement and liquidated damages provided in this Section 7.2(b), HCC shall be required to execute a waiver of their rights under Section 7.2(a) above, and shall not have taken any action to enforce any light that they might have under Section 7.2(a) hereof.

    (c) In the event that an Acquisition Proposal occurs between the date hereof and the time of the WHB Stockholders' Meeting and the stockholders of WHB fail to approve this Agreement and the

Merger under circumstances where the Board of Directors of WHB continuously maintained its favorable recommendation of this Agreement and the Merger, and HCC was not, as of the date of such action, in material breach of this Agreement, then if a definitive agreement relating to an Acquisition Proposal is executed by WHB or any WHB Subsidiary, or an Acquisition Proposal is consummated, in either case within 15 months after the termination of this Agreement, then upon the happening of such event WHB shall be obligated to pay HCC a cash amount of $2,000,000 as an agreed upon liquidated damages and as the sole and exclusive remedy of HCC. There shall be no duplication of remedy under this Section 7.2(c) and 7.2(b). In order to obtain the benefit of the liquidated damages provided in this Section 7.2(c), HCC shall be required to execute a waiver of their rights under Section 7.2(a) above, and shall not have taken any action to enforce any right that they might have under Section 7.2(a) hereof

    (d) In the event that all of the conditions precedent to the consummation of the Merger in Article VI have been satisfied or would be satisfied by the delivery of documents which are under the control of HCC and HCC in material breach of this Agreement refuses to consummate the Merger, or if HCC otherwise willfully abandons the Merger in material breach of this Agreement, then in either case, HCC shall pay WHB liquidated damages in the cash amount of $2,000,000 as their sole and exclusive remedy against HCC. In order to pursue the liquidated damage remedy provided in this subsection, WHB shall be required to execute a waiver of their rights under Section 7.2(a) hereof and shall have not have taken any action to enforce any right that they might have under
Section 7.2(a) hereof.

    7.3 SURVIVAL OF AGREEMENTS. In the event of termination of this Agreement by either HCC or WHB as provided in Section 7.1, this Agreement shall forthwith become void and have no effect except that the agreements contained in Sections 5.1(b), 5.4 and 7.2 hereof shall survive the termination hereof.

    7.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after approval hereof by the stockholders of WHB but, after such approval, no amendment shall be made which changes the form of consideration or the value of the consideration to be received by the stockholders of WHB without the approval of the stockholders of WHB. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The parties may, without approval of their respective Boards of Directors, make such technical changes to this Agreement, not inconsistent with the purposes hereof as may be required to effect or facilitate any regulatory approval or acceptance of the Merger or of this Agreement or to effect or facilitate any regulatory or governmental filing or recording required for the consummation of any of the transactions contemplated hereby.

    7.5 WAIVER. Any term, provision or condition of this Agreement (other than the requirement of WHB stockholder approval) may be waived in writing at any time by the party which is entitled to the benefits hereof each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement. No investigation, review or audit by a party of another party prior to or after the date hereof shall stop or prevent such party from exercising any right hereunder or be deemed to be a waiver of any such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    8.1 SURVIVAL. All representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Effective
Time) shall not survive the Effective Time.

    8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission or by registered or certified mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to be delivered on the date so delivered:

    (a) if to HCC:

       Heritage Commerce Corp
       150 Almaden Boulevard
       San Jose, CA 95113
       Attention: John E. Rossell III, President & CEO
       Facsimile: (408) 947-1054

       copy to:

       McCutchen Doyle Brown & Enersen
       3 Embarcadero Center
       San Francisco, CA 94111
       Attention: James M. Rockett
       Facsimile: (415) 393-2286

    (b) if to WHB:

       Western Holdings Bancorp
       4546 El Camino Real
       Los Altos, CA 94022
       Attention: James Wall, President
       Facsimile: (650) 941-8739

       copy to:

       Sheppard Mullin Richter & Hampton, LLP
       4 Embarcadero Center
       San Francisco, CA 94111
       Attention: John Sears
       Facsimile: (415) 434-3947

    8.3 APPLICABLE LAW. This Agreement shall be construed and interpreted according to the laws of the State of California without regard to conflicts of laws principles thereof, except to the extent that the federal laws of the United States apply.

    8.4 HEADINGS, ETC. The article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    8.5 SEVERABILITY. If any term, provision, covenant, or restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this

Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

    8.6 ENTIRE AGREEMENT; BINDING EFFECT; NON-ASSIGNMENT; COUNTERPARTS. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement between the parties hereto and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; and (b) is not intended to confer upon any other person any rights or remedies hereunder except as specifically provided herein. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

    The undersigned have caused this Agreement to be executed as of the day and year first above written.

                                                 HERITAGE COMMERCE CORP

                                                 By
                                                      -----------------------------------------
                                                      President and Chief Executive Officer

WESTERN HOLDINGS BANCORP                         BANK OF LOS ALTOS

By                                               By
     -----------------------------------------        -----------------------------------------
     Chairman and Chief Executive Officer             President and Chief Executive Officer

                                                                     APPENDIX B1

May 9, 2000

Members of the Board of Directors
Heritage Commerce Corp.
150 Almaden Boulevard
San Jose, California 95113

Members of the Board:

    You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of the outstanding shares of Common Stock, no par value, of Heritage Commerce Corp. ("HTBK") of the Exchange Ratio, as defined in Section 1.3(a) of the Agreement and Plan of Merger and Reorganization dated as of May 9, 2000 (the "Agreement"), in the proposed merger (the "Merger") of Heritage Commerce Corp. ("HTBK") and Western Holdings Bancorp ("Western").

    Hoefer & Arnett Incorporated, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Hoefer & Arnett Incorporated provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, of HTBK or Western for its own account and for the accounts of customers. We are familiar with HTBK having acted as its financial advisor in connection with the Merger.

    In connection with this opinion, we have reviewed, among other things, the Agreement; the Annual Report to Shareholders of HTBK for the years ended December 31, 1997 and 1998; the consolidated financial report of Western for the years ended December 31, 1998 and 1999; Annual Report on Form 10-K of HTBK for the year ended December 31, 1999; FFIEC Report of Bank of Los Altos for the year ended December 31, 1999; certain interim reports to shareholders and Quarterly Report on Form 10-Q of HTBK; certain other communications from HTBK and Western to the their respective shareholders; and certain internal financial analyses and forecasts for HTBK and Western prepared by their respective managements including forecasts for certain costs savings and revenue opportunities (the "Synergies") expected to be achieved as a result of the Merger. We also have held discussions with members of the senior management of HTBK and Western regarding the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, regulatory relationships, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the shares of HTBK and Western, compared certain financial and stock market information for HTBK and Western with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking industry and performed such other studies and analyses as we considered appropriate.

    We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed, with your consent, that the financial forecasts, including, without limitation, the Synergies and projections regarding under-performing and non-performing assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of HTBK and Western and that such forecasts will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and

                                     B-I-1
have assumed, with your consent, that such allowances for each of HTBK and Western are in the aggregate adequate to cover all such losses. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of HTBK, Western or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We also have assumed, with your consent, that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that obtaining any necessary regulatory approvals and third party consents for the Merger or otherwise will not have a material adverse effect on HTBK, Western, or the combined company pursuant to the Merger. In addition, our opinion does not address the relative merits of the Merger as compared to any alternative business transaction that might be available to HTBK.

    Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of HTBK in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of shares of HTBK should vote with respect to such transaction.

    Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of the outstanding shares of Common Stock of Heritage Commerce Corp.

Very truly yours,

HOEFER & ARNETT INCORPORATED

                                     B-I-2

                                                                     APPENDIX B2

May 9, 2000

The Board of Directors
Western Holdings Bancorp
4546 El Camino Real
Los Altos, CA 94022

Dear Members of the Board:

    Western Holdings Bancorp, Los Altos, California, ("WHB") and Heritage Commerce Corp, San Jose, California, ("HCC") have entered into an agreement providing for the merger of WHB into HCC through an exchange of shares ("Merger"). The terms of the Merger are set forth in the Agreement and Plan of Merger and Reorganization ("Agreement") dated May 9, 2000.

    The terms of the Merger provide that, with the possible exception of those shares as to which dissenter's rights may be perfected, each share of WHB common stock, no par value, will be exchanged for the right to receive shares of HCC common stock, no par value, equal to 3,760,000 divided by the sum of the total outstanding shares of WHB plus all of WHB's stock options (the "Exchange Ratio"), subject to certain adjustments.

    You have asked our opinion as to whether the Exchange Ratio is fair to the respective shareholders of WHB from a financial point of view.

    In rendering our opinion, we have evaluated the consolidated financial statements of WHB and HCC available to us from published sources. In addition, we have, among other things: (a) to the extent deemed relevant, analyzed selected public information of certain other financial institutions and compared WHB and HCC from a financial point of view to the other financial institutions;
(b) compared the terms of the Merger with the terms of certain other comparable transactions to the extent information concerning such acquisitions was publicly available; (c) reviewed the Agreement and related documents; (d) reviewed the historical market price of WHB's common stock and HCC's common stock; and
(e) made such other analyses and examinations as we deemed necessary. We also met with various senior officers of WHB and HCC to discuss the foregoing as well as other matters that may be relevant.

    We have not independently verified the financial and other information concerning WHB or HCC, or other data which we have considered in our review. We have assumed the accuracy and completeness of all such information, however, we have no reason to believe that such information is not accurate and complete. Our conclusion is rendered on the basis of securities market conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of WHB and HCC as they exist and are known to us as of March 31, 2000.

    We have acted as financial advisor to WHB and in connection with the Merger and will receive from WHB a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

    It is understood that this opinion may be included in its entirety in any communication by WHB or the Board of Directors to the shareholders of WHB. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

    Based on the foregoing, and subject to the limitations described above, we are of the opinion that the Exchange Ratio is fair to the shareholders of WHB from a financial point of view.

Sincerely,

Baxter Fentriss and Company

                                     B-II-1

                                                                      APPENDIX C

             CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION CODE

SECTION 1300. RIGHT TO REQUIRE PURCHASE--"DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED.

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short- form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
    (B) listed on the list of National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provisions does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

        (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
    (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
    (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

        (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

        (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301.  DEMAND FOR PURCHASE.

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302.  ENDORSEMENT OF SHARES.

    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303.  AGREED PRICE--TIME FOR PAYMENT.

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304.  DISSENTER'S ACTION TO ENFORCE PAYMENT.

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine the fair market value of the shares.

                                                                      APPENDIX D

                             STOCK OPTION AGREEMENT

    This AGREEMENT is dated as of May 9, 2000, between Heritage Commerce Corp ("HCC"), a California corporation, and Western Holdings Bancorp, a California corporation ("WHB").

                              W I T N E S S E T H:

    WHEREAS, the Boards of Directors of HCC and WHB have approved an Agreement and Plan of Merger and Reorganization ("Plan") dated as of the date hereof which contemplates the acquisition by HCC of WHB by means of the merger of WHB with and into HCC, with HCC as the entity surviving the merger;

    WHEREAS, as a condition to HCC's entry into the Plan and to induce such entry, WHB has agreed to grant to HCC the option set forth herein to purchase shares of WHB's authorized but unissued common stock, no par value ("Common Stock");

    Unless otherwise provided in this Agreement, capitalized terms shall have the meanings ascribed to such terms in the Plan.

    NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

    1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, WHB hereby grants to HCC an option (the "Option") to purchase up to 543,818 shares of Common Stock (the "Option Shares"), at Eleven Dollars ($11.00) per share (the "Exercise Price"); provided, however, that in the event WHB issues or agrees to issue any shares of Common Stock to an Acquiring Person (as that term is defined in Section 6 herein) at a price less than the Exercise Price, the Exercise Price shall be equal to such lesser price.

    2.  EXERCISE OF OPTION.

    (a) HCC may exercise the Option, in whole or in part, in accordance with and to the extent permitted by applicable law at any time or from time to time but only upon or after the occurrence of a Purchase Event (as that term is defined in Paragraph (b) below of this section); provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earliest to occur (such earliest date, the "Expiration Date") of
(i) the termination of the Plan pursuant to Section 7.2 (a) or (g) thereof; (ii) the date of termination pursuant to Section 7.2 (b), (c) or (d) thereof if such date is prior to a Purchase Event; (iii) the effective time of the acquisition of WHB by HCC pursuant to the Plan, or (iv) twelve months following the occurrence of the earliest to occur of (A) the date of any termination of the Plan other than as described in (i) or (ii) above or (B) the date of first occurrence of a Purchase Event. Notwithstanding the foregoing, WHB shall not be obligated to issue the Option Shares upon exercise of the Option (i) in the absence of any required governmental or regulatory waiver, consent or approval necessary for WHB to issue such Option Shares or for HCC or any transferee to exercise the Option or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares.

    (b) As used herein, a "Purchase Event" shall have occurred when: (i) WHB or any subsidiary of WHB, (without the prior written consent of HCC) enters into an agreement with any person (other than HCC or any of its subsidiaries) pursuant to which such person would: (x) merge or consolidate with, or enter into any similar transaction with WHB or any subsidiary of WHB, (y) purchase, lease or otherwise acquire all or substantially all of the assets of WHB or (z) purchase or otherwise acquire (by merger, consolidation, share exchange or any similar transaction) securities representing 10 percent or more of the voting shares of WHB (the transactions referred to in subparagraph (x), (y) and (z) are referred to as an "Acquisition Transaction"); (ii) any person or group of persons acting in concert (other than HCC or any of its subsidiaries) acquires the beneficial ownership or the right to acquire beneficial ownership of securities representing 24.99 percent or more of the voting shares of WHB (the term "beneficial ownership" for purposes of this Agreement shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder); (iii) the shareholders of WHB fail to approve the business combination between WHB and HCC contemplated by the Plan at any meeting of such shareholders which has been held for that purpose or any adjournment or postponement thereof, the failure of such a shareholder meeting to occur prior to termination of the Plan, or the withdrawal or modification (in a manner adverse to HCC) of the recommendation of WHB's Board of Directors of the Merger and Plan and that the shareholders of WHB approve the Merger and the Plan, in each case, after there shall have been a public announcement that any person (other than HCC or any of its subsidiaries), shall have (A) made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a tender offer, as defined herein, or filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an exchange offer, as defined herein, or (C) filed an application (or given a notice), whether in draft or final form, with the Department of Financial Institutions of the State of California or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction;
(iv) any person (other than HCC or other than in connection with a transaction which HCC has given its prior written consent), shall have filed an application or notice with the Department of Financial Institutions of the State of California or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction, exchange offer or tender offer; (v) WHB shall have willfully breached any covenant or obligation contained in the Plan in anticipation of engaging in a Purchase Event, and following such breach HCC would be entitled to terminate the Plan (whether immediately or after the giving of notice or passage of time or both); or (vi) a public announcement by WHB of the authorization, recommendation or endorsement by WHB of an Acquisition Transaction, exchange offer or tender offer or a public announcement by WHB of an intention to authorize, recommend or announce an Acquisition Transaction, exchange offer or tender offer. If a Purchase Event has occurred, the Option shall continue to be exercisable until its termination in accordance with
Section 2(a) hereof. WHB shall notify HCC promptly in writing upon learning of the occurrence of a Purchase Event, it being understood that the giving of such notice by WHB shall not be a condition to the right of HCC to transfer or exercise the Option. As used in this Agreement, "person" shall have the same meaning set forth in the Plan. As used in this paragraph "tender offer" or "exchange offer" shall mean, respectively, the commencement (as such term is defined in Rule 14d-2 promulgated under the Exchange Act) by any person (other than HCC or any subsidiary of HCC) of, or the filing by any person (other than HCC or any subsidiary of HCC) of a registration statement or a tender offer schedule under, the Securities Act or the Exchange Act with respect to, a tender offer or exchange offer, respectively, to purchase shares of WHB Stock such that, upon consummation of such offer, such person would own or control 10 percent or more of the then-outstanding shares of WHB Stock.

    (c) In the event a Purchase Event occurs, HCC may elect to exercise the Option. If HCC wishes to exercise the Option, it shall send to WHB a written notice (the date of which shall be referred to herein as the "Notice Date") which specifies (i) the total number of Option Shares to be purchased, and (ii) a place and date not earlier than two business days nor later than ten business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided however, that if prior notification to or approval of the Department of Financial Institutions of the State of California or any other regulatory agency is required in connection with such purchase, the Holder, as defined below, shall promptly file the required notice or application for approval, shall promptly notify

WHB of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto, subject to receipt of any required regulatory approvals.

    3.  PAYMENT AND DELIVERY OF CERTIFICATES; HCC REPRESENTATION.

    (a) If HCC elects to exercise the Option, then at the Closing, HCC shall pay to WHB the aggregate purchase price for the Option Shares purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank designated by WHB.

    (b) At such Closing, simultaneously with the delivery of the purchase price for the Option Shares as provided in Paragraph (a) hereof, WHB shall deliver to HCC a certificate or certificates, registered in the name of HCC or its designee, representing the number of Option Shares purchased by HCC. Such certificates may be endorsed with any legend required pursuant to any permit or exemption granted by the Department of Financial Institutions of the State of California or any other regulatory agency, as well as the following legend:

    THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN PROVISIONS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A REQUEST THEREFOR.

Any such legend shall be removed by delivery of a substitute certificate without such legend if HCC shall have delivered to WHB an opinion of counsel, in form and substance satisfactory to WHB, that such legend is not required for purposes of assuring compliance with applicable securities or other law or with this Agreement.

    (c) Except as otherwise provided herein, HCC hereby represents and warrants to WHB that the Option is being, and any Option Shares issued upon exercise of the Option will be, acquired by HCC for its own account and not with a view to any distribution thereof, and HCC will not sell any Option Shares purchased pursuant to exercise of the Option except in compliance with applicable securities and other laws.

    4.  REPRESENTATIONS.  WHB hereby represents and warrants to HCC as follows:

    (a) WHB has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement and all of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of WHB. This Agreement has been duly executed and delivered by WHB and constitutes a valid and binding agreement of WHB, enforceable against WHB in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by equitable principles, whether such enforcement is sought in law or equity.

    (b) The execution and delivery by WHB of this Agreement and the consummation of the transactions herein contemplated do not and will not violate or conflict with WHB's Articles of Incorporation or Bylaws, any statute, regulation, judgment, order, writ, decree or injunction applicable to WHB (other than as may be effected by HCC's ownership of Common Stock exceeding certain limits set forth by statute or regulation) or its properties or assets and do not and will not violate, conflict with, result in a breach of, constitute a default (or an event which with due notice and/or lapse of time would constitute a default) under, result in a termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of WHB under the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, or loan agreement or other agreement, instrument or obligation to which WHB is a party, or by which WHB or any of its properties or assets may be bound or affected.

    (c) WHB has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option a number of shares of Common Stock sufficient to satisfy the exercise of the Option in full, all of which Common Stock, upon issuance pursuant hereto, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances, security interests and preemptive rights.

    5.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

    (a) In the event of any stock dividend, stock split, split-up, recapitalization, reclassification, combination, exchange of shares or similar transaction or event with respect to Common Stock, the type and number of shares or securities subject to the Option and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that HCC shall receive, upon exercise of the Option, the number and class of shares or other securities or property that HCC would have received in respect of Common Stock if the Option had been exercised immediately prior to such event, or the record date thereof, as applicable. If any shares of Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 5(a)), the number of shares of Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Common Stock previously issued to HCC pursuant hereto, equals 19.9 percent of the number of shares of Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to this Option.

    (b) In the event that WHB, shall, prior to the Expiration Date, enter into an agreement: (i) to consolidate with or merge into any person, other than HCC or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than HCC or one of its subsidiaries, to merge into WHB and WHB shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of WHB or any other person or cash or any other property or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50 percent of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than HCC or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of HCC, of either (x) the Succeeding Corporation (as defined below), (y) any person that controls the Succeeding Corporation, or (z) in the case of a merger described in clause (ii), WHB (in each case, such person being referred to as the "Substitute Option Issuer.")

    (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to HCC. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the form as this Agreement, which shall be applicable to the Substitute Option.

    (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Exercise Price multiplied by a fraction in which the numerator is the number of shares of the Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

    (e) The following terms have the meanings indicated:

        (i) "Succeeding Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with WHB (if other than WHB), (y) WHB in a merger in which WHB is the continuing or surviving person, and (z) the transferee of all or any substantial part of WHB assets (or the assets of its subsidiaries).

        (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

       (iii) "Assigned Value" shall mean the highest of (x) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made by any person (other than HCC or its subsidiaries) (y) the price per share of Common Stock to be paid by any person (other than HCC or any of its subsidiaries) pursuant to an agreement with WHB, and (z) the highest closing sales price per share of Common Stock as quoted on the Nasdaq National Market (or if Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by HCC) within the six-month period immediately preceding the agreement referred to in (y), or if the Common Stock is not publicly traded, then the price per share as determined by a nationally recognized investment banking firm mutually selected by HCC and WHB (or if applicable, the Succeeding Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by HCC; provided, that in the event of a sale of less than all of WHB's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of WHB as determined by a nationally recognized investment banking firm selected by HCC and reasonably acceptable to WHB, divided by the number of shares of Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by HCC and WHB (or if applicable, the Succeeding Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by HCC.

        (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale, provided that if WHB is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by WHB, the person merging into WHB or by any company which controls or is controlled by such merging person, as HCC may elect.

    (f) In no event pursuant to any of foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9 percent of the aggregate of the shares of the Substitute Common Stock outstanding immediately prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9 percent of the aggregate of the shares of Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to HCC equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by HCC and the Substitute Option Issuer.

    (g) WHB shall not enter into any transaction described in subsection (b) of this Section 5 unless the Succeeding Corporation and any person that controls the Succeeding Corporation assume in writing all the obligations of WHB hereunder and take all other actions that may be necessary so that the provisions of this Agreement, including but not limited to this Section 5, are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

    6.  PURCHASE OF OPTION SHARES AND OPTIONS BY WHB.

    (a) From and after the first date a transaction specified in Section 5(b) herein is consummated (the "Repurchase Event"), and subject to applicable regulatory restrictions, HCC or a holder or former holder of any Options (a "Holder") who has exercised the Options in whole or in part shall have the right to require WHB to purchase some or all of the Option Shares at a purchase price per share (the "Purchase Price") equal to the highest of (i) 100 percent of the Exercise Price, (ii) the highest price paid or agreed to be paid for shares of Common Stock by an Acquiring Person (as defined in Paragraph (b) of this Section) in any tender offer, exchange offer or other transaction or series of related transactions involving the acquisition of 10 percent or more of the outstanding shares of Common Stock during the one-year period immediately preceding the Purchase Date (as defined in Paragraph (d) of this Section) and
(iii) in the event of a sale of all or substantially all of WHB's assets, (x) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of WHB as determined by a recognized investment banking firm jointly selected by such Holder and WHB, each acting in good faith, divided by (y) the number of shares of Common Stock then outstanding. In the event that any of the consideration paid or agreed to be paid by an Acquiring Person for any shares of Common Stock or for any of WHB's assets consists in whole or in part of securities, the value of such securities for purposes of determining the Purchase Price shall be determined (i) if there is an existing public trading market therefor, by the average of the last sales prices for such securities on the ten trading days ending three trading days prior to the payment of such consideration (if such consideration has been paid) or prior to the date of determination (if such consideration has not yet been paid) and (ii) if there is no existing public trading market for such securities, by a recognized investment banking firm jointly selected by the Holder and WHB, each acting in good faith. The Holder's right to require WHB to purchase some or all of the Option Shares under this Section shall expire on the day which is one year following the Repurchase Event; provided, that if WHB is prohibited under applicable regulations from purchasing Common Stock as to which a Holder has given notice hereunder, then the Holder's right to require WHB to purchase such shares shall expire on the date which is one year following the date on which WHB no longer is prohibited from purchasing such shares: provided further, that WHB shall use its best efforts to obtain any consent or approval and make any filing required for WHB to consummate as quickly as possible the purchase of the Common Stock contemplated hereunder.

    (b) For purposes of this Agreement, "Acquiring Person" shall mean a person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder) other than HCC or a subsidiary of HCC who on or after the date of this Agreement engages in a transaction which gives rise to a Purchase Event.

    (c) Subject to applicable regulatory restrictions, from and after a Repurchase Event or after HCC receives official notice that an approval of the Department of Financial Institutions of the State of California, or any other regulatory authority, required for the exercise of the Option and purchase of the Option Shares will not be issued or granted, a Holder shall have the right to require WHB to purchase some or all of the Options held by such Holder at a price equal to the Purchase Price minus the Exercise Price on the Purchase Date (as defined in Paragraph (d) of this Section) multiplied by the number of shares of Common Stock that may be purchased on the Purchase Date upon the exercise of the Options elected to be purchased. Notwithstanding the termination date of the Options, the Holder's right to require WHB to purchase some or all of the Options under this Section shall expire on the day which is one year following the Repurchase Event; provided, that if WHB is prohibited under applicable regulations from purchasing the Options as to which an Holder has given notice hereunder, then the Holder's right to require WHB to purchase such Options shall expire on the day which is one year following the date on which WHB no longer is prohibited from purchasing such Options; provided further, that WHB shall use its best efforts to obtain any consent or approval and make any filing required for WHB to consummate as quickly as possible the purchase of the Options contemplated hereunder.

    (d) A Holder may exercise its right to require WHB to purchase the Common Stock or Options (collectively, "Securities") pursuant to this Section by surrendering for such purpose to WHB, at its principal office or at such other office or agency maintained by WHB for that purpose, within the period specified above, the certificates or other instruments representing the Securities to be purchased accompanied by a written notice stating that it elects to require WHB to purchase all or a specified number of such Securities. Within five business days after the surrender of such certificates or instruments and the receipt of such notice relating thereto, to the extent it is legally permitted to do so, WHB shall deliver or cause to be delivered to the Securities Holder (i) a bank cashier's or certified check payable to the Securities Holder in an amount equal to the applicable purchase price therefor, and (ii) if less than the full number of Securities evidenced by the surrendered instruments are being purchased, a new certificate or instrument, for the number of Securities evidenced by such surrendered certificates or other instruments less the number of Securities purchased. Such purchases shall be deemed to have been made at the close of business on the date (the "Purchase Date") of the receipt of such notice and of such surrender of the certificates or other instruments representing the Securities to be purchased and the rights of the Securities Holder, except for the right to receive the applicable purchase price therefor in accordance herewith, shall cease on the Purchase Date.

    7. DEMAND REGISTRATION RIGHTS. As promptly as practicable upon HCC's request after a Purchase Event, WHB agrees to prepare and file not more than two registration statements, prospectuses or permit or exemption applications ("Registration Event") as appropriate, under federal and any applicable state securities laws, with respect to any proposed sale of any warrants, options or other securities representing any of HCC's rights under this Agreement or proposed dispositions by HCC of any or all of the Option Shares, if such registrations or filings are required by law or regulation, and to use its best efforts to cause any such registration statements or prospectuses to become effective, or to have any permit or exemption granted, as expeditiously as possible and to keep such registration statement, prospectus, permit or exemption effective for a period of not less than 180 days unless, in the written opinion of counsel to WHB, addressed to HCC and satisfactory in form and substance to HCC and its counsel, registration (or filing of a prospectus, or grant of a permit or exemption) is not required for such proposed transactions. All fees, expenses and charges of any kind or nature whatsoever incurred in connection with any registration of, or the preparation of any registration statement, prospectus or permit or exemption application relating to, the Options or the Option Shares pursuant to this Section 7 shall be borne and paid by WHB; provided, however, that in no event shall this Section 7 be construed to require WHB to bear the expense of any change of control notice or similar regulatory filing made by any purchaser or acquiror of Option Shares issued to HCC pursuant to this Agreement. In the event HCC exercises its registration rights under this Section 7, WHB shall provide HCC, its affiliates, each of their respective officers and directors and any underwriters used by HCC, with indemnifications, representations and warranties and shall cause its attorneys and accountants to deliver to HCC and any such underwriters attorneys' opinions and "comfort letters", all of a type customarily provided or delivered in connection with public underwritten offerings of securities. In the event WHB effects a registration of Common Stock for its own account or for any other shareholder of WHB, it shall allow HCC to participate in such registration. Notwithstanding the foregoing, WHB shall have the right to delay (a "Delay Right") a Registration Event for a period of up to thirty (30) days, in the event it receives a request from HCC to effect a Registration Event, if WHB (i) is involved in a material transaction, or (ii) determines, in the good faith exercise of its reasonable business judgment, that such registration and offering could adversely effect or interfere with bona fide material financing plans of WHB or would require disclosure of information, the premature disclosure of which could materially adversely affect WHB or any transaction under active consideration by WHB. For purposes of this Agreement, the term "material transaction" shall mean a transaction which, if WHB were subject to the reporting requirements under the Exchange Act, would require WHB to file a current report on Form 8-K with the Securities Exchange Commission. WHB shall have the right to exercise two Delay Rights in any eighteen (18) month period.

    8.  LISTING.

    If Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq National Market or any other securities exchange or automated quotation system, WHB, or any successor thereto, upon the request of the holder of the Option, will promptly file an application, if required, to authorize for listing or trading or quotation the shares of Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq National Market or any other securities exchange or automated quotation system and will use its best efforts to obtain approval, if required, of such listing or quotation as soon as possible.

    9.  MISCELLANEOUS.

    (a) EXPENSES. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    (b) ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

    (c) ASSIGNMENT. At any time after a Purchase Event occurs, HCC may sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, by issuing Options or otherwise, to any person or group of persons, subject to applicable law, rule or regulation. In order to effectuate the foregoing, HCC (or any direct or indirect assignee or transferee of HCC) shall be entitled to surrender this Agreement to WHB in exchange for two or more Agreements entitling the holders thereof to purchase in the aggregate the same number of shares of Common Stock as may be purchasable hereunder.

    (d) NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by confirmed facsimile transmission or sent by registered or certified mail or overnight courier, postage prepaid, with return receipt requested, addressed as follows:

    If to HCC:

           Heritage Commerce Corp
           150 Almaden Boulevard
           San Jose, CA 95113
           Attention: John E. Rossell, III
           President & CEO
           Facsimile Number: (408) 947-1054

    With a copy to:

           McCutchen, Doyle, Brown & Enersen, LLP
           3 Embarcadero Center, #1800
           San Francisco, California 94111
           Attention: James M. Rockett, Esq.
           Facsimile Number: (415) 393-2286

    If to WHB:

           Western Holdings Bancorp
           4546 El Camino Real
           Los Altos, CA 94022
           Attention: James Wall
           President & CEO
           Facsimile Number: (650) 941-8739

    With a copy to:

           Sheppard Mullin Richter & Hampton, LLP
           4 Embarcadero Center
           San Francisco, CA 94111
           Attention: John Sears
           Facsimile Number: (415) 434-3947

    A party may change its address for notice purposes by written notice to the other party hereto.

    (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

    (f) SPECIFIC PERFORMANCE. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with their specific terms or conditions or were otherwise breached and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the parties in the event that this Agreement is not performed in accordance with its terms or conditions or otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

    (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

    (h) BEST EFFORTS. Each of HCC and WHB will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Department of Financial Institutions of the State of California for approval to acquire or issue the shares issuable hereunder.

    (i) DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, as of the day and year first written above.

                                                       HERITAGE COMMERCE CORP

                                                       By
                                                            ------------------------------------------
                                                            President and Chief Executive Officer

                                                       WESTERN HOLDINGS BANCORP

                                                       By
                                                            ------------------------------------------
                                                            President

                             STOCK OPTION AGREEMENT

    This AGREEMENT is dated as of May 9, 2000, between Western Holdings Bancorp, a California corporation ("WHB") and Heritage Commerce Corp ("HCC"), a California corporation.

                              W I T N E S S E T H:

    WHEREAS, the Boards of Directors of HCC and WHB have approved an Agreement and Plan of Merger and Reorganization ("Plan") dated as of the date hereof which contemplates the acquisition by HCC of WHB by means of the merger of WHB with and into HCC, with HCC as the entity surviving the merger;

    WHEREAS, as a condition to WHB's entry into the Plan and to induce such entry, HCC has agreed to grant to WHB the option set forth herein to purchase shares of HCC's authorized but unissued common stock, no par value ("Common Stock");

    Unless otherwise provided in this Agreement, capitalized terms shall have the meanings ascribed to such terms in the Plan.

    NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

    1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, HCC hereby grants to WHB an option (the "Option") to purchase up to 1,399,877 shares of Common Stock (the "Option Shares"), at a per share price equal to the average of the bid and ask prices for Common Stock for the five trading days preceding the execution of the Plan (the "Exercise Price"); PROVIDED, HOWEVER, that in the event HCC issues or agrees to issue any shares of Common Stock to an Acquiring Person (as that term is defined in Section 6 herein) at a price less than the Exercise Price, the Exercise Price shall be equal to such lesser price.

    2.  EXERCISE OF OPTION.

    (a) WHB may exercise the Option, in whole or in part, in accordance with and to the extent permitted by applicable law at any time or from time to time but only upon or after the occurrence of a Purchase Event (as that term is defined in Paragraph (b) below of this section); provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earliest to occur (such earliest date, the "Expiration Date") of
(i) the termination of the Plan pursuant to Section 7.2 (a) and (g) thereof;
(ii) the date of termination pursuant to Section 7.2 (b), (c) or (d) thereof if such date is prior to a Purchase Event; (iii) the effective time of the acquisition of WHB by HCC pursuant to the Plan; or (iv) twelve months following the occurrence of the earliest to occur of (A) the date of any termination of the Plan other than as described in (i) or (ii) above or (B) the date of first occurrence of a Purchase Event. Notwithstanding the foregoing, HCC shall not be obligated to issue the Option Shares upon exercise of the Option (i) in the absence of any required governmental or regulatory waiver, consent or approval necessary for HCC to issue such Option Shares or for WHB or any transferee to exercise the Option or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares.

    (b) As used herein, a "Purchase Event" shall have occurred when: (i) HCC or any subsidiary of HCC (without the prior written consent of WHB) enters into an agreement with any person (other than WHB or any of its subsidiaries) pursuant to which such person would: (x) merge or consolidate with, or enter into any similar transaction with HCC or any subsidiary of HCC, (y) purchase, lease or otherwise acquire all or substantially all of the assets of HCC or (z) purchase or otherwise acquire (by merger, consolidation, share exchange or any similar transaction) securities representing 10 percent or more of the voting shares of HCC (the transactions referred to in subparagraph (x), (y) and (z) are referred to as an "Acquisition Transaction"); (ii) any person or group of persons acting in concert (other than WHB or any of its subsidiaries) acquires the beneficial ownership or the right to acquire beneficial ownership of securities representing 24.99 percent or more of the voting shares of HCC (the term "beneficial ownership" for purposes of this Agreement shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder); (iii) the shareholders of HCC fail to approve the business combination between HCC and WHB contemplated by the Plan at any meeting of such shareholders which has been held for that purpose or any adjournment or postponement thereof, the failure of such a shareholder meeting to occur prior to termination of the Plan, or the withdrawal or modification (in a manner adverse to WHB) of the recommendation of HCC's Board of Directors of the Merger and Plan and that the shareholders of HCC approve the Merger and the Plan, in each case, after there shall have been a public announcement that any person (other than WHB or any of its subsidiaries), shall have (A) made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a tender offer, as defined herein, or filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an exchange offer, as defined herein, or (C) filed an application (or given a notice), whether in draft or final form, with the Department of Financial Institutions of the State of California or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction; (iv) any person (other than WHB or other than in connection with a transaction which WHB has given its prior written consent), shall have filed an application or notice with the Department of Financial Institutions of the State of California or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction, exchange offer or tender offer; (v) HCC shall have willfully breached any covenant or obligation contained in the Plan in anticipation of engaging in a Purchase Event, and following such breach WHB would be entitled to terminate the Plan (whether immediately or after the giving of notice or passage of time or both); or (vi) a public announcement by HCC of the authorization, recommendation or endorsement by HCC of an Acquisition Transaction, exchange offer or tender offer or a public announcement by HCC of an intention to authorize, recommend or announce an Acquisition Transaction, exchange offer or tender offer; provided however, that none of the foreging proposed transactions shall be a Purchase Event if the terms and provisions thereof envision the pursuit and ultimate consummation of the Plan as a condition to such proposed transaction (each such excluded transaction an "Excluded Event"). If a Purchase Event has occurred, the Option shall continue to be exercisable until its termination in accordance with
Section 2(a) hereof. HCC shall notify WHB promptly in writing upon learning of the occurrence of a Purchase Event, it being understood that the giving of such notice by HCC shall not be a condition to the right of WHB to transfer or exercise the Option. As used in this Agreement, "person" shall have the same meaning set forth in the Plan. As used in this paragraph "tender offer" or "exchange offer" shall mean, respectively, the commencement (as such term is defined in Rule 14d-2 promulgated under the Exchange Act) by any person (other than WHB or any subsidiary of WHB) of, or the filing by any person (other than WHB or any subsidiary of WHB) of a registration statement or a tender offer schedule under, the Securities Act or the Exchange Act with respect to, a tender offer or exchange offer, respectively, to purchase shares of HCC Stock such that, upon consummation of such offer, such person would own or control 10 percent or more of the then-outstanding shares of HCC Stock.

    (c) In the event a Purchase Event occurs, WHB may elect to exercise the Option. If WHB wishes to exercise the Option, it shall send to HCC a written notice (the date of which shall be referred to herein as the "Notice Date") which specifies (i) the total number of Option Shares to be purchased, and (ii) a place and date not earlier than two business days nor later than ten business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided however, that if prior notification to or approval of the Department of Financial Institutions of the State of California or any other regulatory agency is required in connection with such purchase, the Holder, as defined below, shall promptly file the required notice or application for approval, shall promptly notify HCC of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto, subject to receipt of any required regulatory approvals.

    3.  PAYMENT AND DELIVERY OF CERTIFICATES; HCC REPRESENTATION.

    (a) If WHB elects to exercise the Option, then at the Closing, WHB shall pay to HCC the aggregate purchase price for the Option Shares purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank designated by HCC.

    (b) At such Closing, simultaneously with the delivery of the purchase price for the Option Shares as provided in Paragraph (a) hereof, HCC shall deliver to WHB a certificate or certificates, registered in the name of WHB or its designee, representing the number of Option Shares purchased by WHB. Such certificates may be endorsed with any legend required pursuant to any permit or exemption granted by the Department of Financial Institutions of the State of California or any other regulatory agency, as well as the following legend:

    THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN PROVISIONS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A REQUEST THEREFOR.

Any such legend shall be removed by delivery of a substitute certificate without such legend if WHB shall have delivered to HCC an opinion of counsel, in form and substance satisfactory to HCC, that such legend is not required for purposes of assuring compliance with applicable securities or other law or with this Agreement.

    (c) Except as otherwise provided herein, WHB hereby represents and warrants to HCC that the Option is being, and any Option Shares issued upon exercise of the Option will be, acquired by WHB for its own account and not with a view to any distribution thereof, and WHB will not sell any Option Shares purchased pursuant to exercise of the Option except in compliance with applicable securities and other laws.

    4.  REPRESENTATIONS.  HCC hereby represents and warrants to WHB as follows:

    (a) HCC has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement and all of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of HCC. This Agreement has been duly executed and delivered by HCC and constitutes a valid and binding agreement of HCC, enforceable against HCC in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by equitable principles, whether such enforcement is sought in law or equity.

    (b) The execution and delivery by HCC of this Agreement and the consummation of the transactions herein contemplated do not and will not violate or conflict with HCC's Articles of Incorporation or Bylaws, any statute, regulation, judgment, order, writ, decree or injunction applicable to HCC (other than as may be effected by WHB's ownership of Common Stock exceeding certain limits set forth by statute or regulation) or its properties or assets and do not and will not violate, conflict with, result in a breach of, constitute a default (or an event which with due notice and/or lapse of time would constitute a default) under, result in a termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of HCC under the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, or loan agreement or other agreement, instrument or obligation to which HCC is a party, or by which HCC or any of its properties or assets may be bound or affected.

    (c) HCC has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option a number of shares of Common Stock sufficient to satisfy the exercise of the Option in full, all of which Common Stock, upon issuance pursuant hereto, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances, security interests and preemptive rights.

    5.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

    (a) In the event of any stock dividend, stock split, split-up, recapitalization, reclassification, combination, exchange of shares or similar transaction or event with respect to Common Stock, the type and number of shares or securities subject to the Option and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that WHB shall receive, upon exercise of the Option, the number and class of shares or other securities or property that WHB would have received in respect of Common Stock if the Option had been exercised immediately prior to such event, or the record date thereof, as applicable. If any shares of Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 5(a)), the number of shares of Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Common Stock previously issued to WHB pursuant hereto, equals 19.9 percent of the number of shares of Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to this Option.

    (b) Except in the case of an Excluded Event, in the event that HCC, shall, prior to the Expiration Date, enter into an agreement: (i) to consolidate with or merge into any person, other than WHB or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger,
(ii) to permit any person, other than WHB or one of its subsidiaries, to merge into HCC and HCC shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of HCC or any other person or cash or any other property or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50 percent of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than WHB or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of WHB, of either (x) the Succeeding Corporation (as defined below), (y) any person that controls the Succeeding Corporation, or (z) in the case of a merger described in clause (ii), HCC (in each case, such person being referred to as the "Substitute Option Issuer.")

    (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to WHB. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the form as this Agreement, which shall be applicable to the Substitute Option.

    (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Exercise Price multiplied by a fraction in which the numerator is the number of shares of the Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

    (e) The following terms have the meanings indicated:

        (i) "Succeeding Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with HCC (if other than HCC), (y) HCC in a merger in which HCC is the continuing or surviving person, and (z) the transferee of all or any substantial part of HCC assets (or the assets of its subsidiaries).

        (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

       (iii) "Assigned Value" shall mean the highest of (x) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made by any person (other than WHB or its subsidiaries) (y) the price per share of Common Stock to be paid by any person (other than WHB or any of its subsidiaries) pursuant to an agreement with HCC, and (z) the highest closing sales price per share of Common Stock as quoted on the Nasdaq National Market (or if Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by WHB) within the six-month period immediately preceding the agreement referred to in (y), or if the Common Stock is not publicly traded, then the price per share as determined by a nationally recognized investment banking firm mutually selected by WHB and HCC (or if applicable, the Succeeding Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by WHB; provided, that in the event of a sale of less than all of HCC's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of HCC as determined by a nationally recognized investment banking firm selected by WHB and reasonably acceptable to HCC, divided by the number of shares of Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by WHB and HCC (or if applicable, the Succeeding Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by WHB.

        (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale, provided that if HCC is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by HCC, the person merging into HCC or by any company which controls or is controlled by such merging person, as WHB may elect.

    (f) In no event pursuant to any of foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9 percent of the aggregate of the shares of the Substitute Common Stock outstanding immediately prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9 percent of the aggregate of the shares of Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to WHB equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by WHB and the Substitute Option Issuer.

    (g) HCC shall not enter into any transaction described in subsection (b) of this Section 5 unless the Succeeding Corporation and any person that controls the Succeeding Corporation assume in writing all the obligations of HCC hereunder and take all other actions that may be necessary so that the provisions of this Agreement, including but not limited to this Section 5, are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

    6.  PURCHASE OF OPTION SHARES AND OPTIONS BY HCC.

    (a) From and after the first date a transaction specified in Section 5(b) herein is consummated (the "Repurchase Event"), and subject to applicable regulatory restrictions, WHB or a holder or former holder of any Options (a "Holder") who has exercised the Options in whole or in part shall have the right to require HCC to purchase some or all of the Option Shares at a purchase price per share (the "Purchase Price") equal to the highest of (i) 100 percent of the Exercise Price, (ii) the highest price paid or agreed to be paid for shares of Common Stock by an Acquiring Person (as defined in Paragraph (b) of this Section) in any tender offer, exchange offer or other transaction or series of related transactions involving the acquisition of 10 percent or more of the outstanding shares of Common Stock during the one-year period immediately preceding the Purchase Date (as defined in Paragraph (d) of this Section) and
(iii) in the event of a sale of all or substantially all of HCC's assets, (x) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of HCC as determined by a recognized investment banking firm jointly selected by such Holder and HCC, each acting in good faith, divided by (y) the number of shares of Common Stock then outstanding. In the event that any of the consideration paid or agreed to be paid by an Acquiring Person for any shares of Common Stock or for any of HCC's assets consists in whole or in part of securities, the value of such securities for purposes of determining the Purchase Price shall be determined (i) if there is an existing public trading market therefor, by the average of the last sales prices for such securities on the ten trading days ending three trading days prior to the payment of such consideration (if such consideration has been paid) or prior to the date of determination (if such consideration has not yet been paid) and (ii) if there is no existing public trading market for such securities, by a recognized investment banking firm jointly selected by the Holder and HCC, each acting in good faith. The Holder's right to require HCC to purchase some or all of the Option Shares under this Section shall expire on the day which is one year following the Repurchase Event; provided, that if HCC is prohibited under applicable regulations from purchasing Common Stock as to which a Holder has given notice hereunder, then the Holder's right to require HCC to purchase such shares shall expire on the date which is one year following the date on which HCC no longer is prohibited from purchasing such shares: provided further, that HCC shall use its best efforts to obtain any consent or approval and make any filing required for HCC to consummate as quickly as possible the purchase of the Common Stock contemplated hereunder.

    (b) For purposes of this Agreement, "Acquiring Person" shall mean a person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder) other than WHB or a subsidiary of WHB who on or after the date of this Agreement engages in a transaction which gives rise to a Purchase Event.

    (c) Subject to applicable regulatory restrictions, from and after a Repurchase Event or after HCC receives official notice that an approval of the Department of Financial Institutions of the State of California, or any other regulatory authority, required for the exercise of the Option and purchase of the Option Shares will not be issued or granted, a Holder shall have the right to require HCC to purchase some or all of the Options held by such Holder at a price equal to the Purchase Price minus the Exercise Price on the Purchase Date (as defined in Paragraph (d) of this Section) multiplied by the number of shares of Common Stock that may be purchased on the Purchase Date upon the exercise of the Options elected to be purchased. Notwithstanding the termination date of the Options, the Holder's right to require HCC to purchase some or all of the Options under this Section shall expire on the day which is one year following the Repurchase Event; provided, that if HCC is prohibited under applicable regulations from purchasing the Options as to which an Holder has given notice hereunder, then the Holder's right to require HCC to purchase such Options shall expire on the day which is one year following the date on which HCC no longer is prohibited from purchasing such Options; provided further, that HCC shall use its best efforts to obtain any consent or approval and make any filing required for HCC to consummate as quickly as possible the purchase of the Options contemplated hereunder.

    (d) A Holder may exercise its right to require HCC to purchase the Common Stock or Options (collectively, "Securities") pursuant to this Section by surrendering for such purpose to HCC, at its principal office or at such other office or agency maintained by HCC for that purpose, within the period specified above, the certificates or other instruments representing the Securities to be purchased accompanied by a written notice stating that it elects to require HCC to purchase all or a specified number of such Securities. Within five business days after the surrender of such certificates or instruments and the receipt of such notice relating thereto, to the extent it is legally permitted to do so, HCC shall deliver or cause to be delivered to the Securities Holder (i) a bank cashier's or certified check payable to the Securities Holder in an amount equal to the applicable purchase price therefor, and (ii) if less than the full number of Securities evidenced by the surrendered instruments are being purchased, a new certificate or instrument, for the number of Securities evidenced by such surrendered certificates or other instruments less the number of Securities purchased. Such purchases shall be deemed to have been made at the close of business on the date (the "Purchase Date") of the receipt of such notice and of such surrender of the certificates or other instruments representing the Securities to be purchased and the rights of the Securities Holder, except for the right to receive the applicable purchase price therefor in accordance herewith, shall cease on the Purchase Date.

    7. DEMAND REGISTRATION RIGHTS. As promptly as practicable upon WHB's request after a Purchase Event, HCC agrees to prepare and file not more than two registration statements, prospectuses or permit or exemption applications ("Registration Event") as appropriate, under federal and any applicable state securities laws, with respect to any proposed sale of any warrants, options or other securities representing any of WHB's rights under this Agreement or proposed dispositions by WHB of any or all of the Option Shares, if such registrations or filings are required by law or regulation, and to use its best efforts to cause any such registration statements or prospectuses to become effective, or to have any permit or exemption granted, as expeditiously as possible and to keep such registration statement, prospectus, permit or exemption effective for a period of not less than 180 days unless, in the written opinion of counsel to HCC, addressed to WHB and satisfactory in form and substance to WHB and its counsel, registration (or filing of a prospectus, or grant of a permit or exemption) is not required for such proposed transactions. All fees, expenses and charges of any kind or nature whatsoever incurred in connection with any registration of, or the preparation of any registration statement, prospectus or permit or exemption application relating to, the Options or the Option Shares pursuant to this Section 7 shall be borne and paid by HCC; provided, however, that in no event shall this Section 7 be construed to require HCC to bear the expense of any change of control notice or similar regulatory filing made by any purchaser or acquiror of Option Shares issued to WHB pursuant to this Agreement. In the event WHB exercises its registration rights under this Section 7, HCC shall provide WHB, its affiliates, each of their respective officers and directors and any underwriters used by WHB, with indemnifications, representations and warranties and shall cause its attorneys and accountants to deliver to WHB and any such underwriters attorneys' opinions and "comfort letters", all of a type customarily provided or delivered in connection with public underwritten offerings of securities. In the event HCC effects a registration of Common Stock for its own account or for any other shareholder of HCC, it shall allow WHB to participate in such registration. Notwithstanding the foregoing, HCC shall have the right to delay (a "Delay Right") a Registration Event for a period of up to thirty (30) days, in the event it receives a request from WHB to effect a Registration Event, if HCC (i) is involved in a material transaction, or (ii) determines, in the good faith exercise of its reasonable business judgment, that such registration and offering could adversely effect or interfere with bona fide material financing plans of HCC or would require disclosure of information, the premature disclosure of which could materially adversely affect HCC or any transaction under active consideration by HCC. For purposes of this Agreement, the term "material transaction" shall mean a transaction which, if HCC were subject to the reporting requirements under the Exchange Act, would require HCC to file a current report on Form 8-K with the Securities Exchange Commission. HCC shall have the right to exercise two Delay Rights in any eighteen (18) month period.

    8.  LISTING.

    If Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq National Market or any other securities exchange or automated quotation system, HCC, or any successor thereto, upon the request of the holder of the Option, will promptly file an application, if required, to authorize for listing or trading or quotation the shares of Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq National Market or any other securities exchange or automated quotation system and will use its best efforts to obtain approval, if required, of such listing or quotation as soon as possible.

    9.  MISCELLANEOUS.

    (a) EXPENSES. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    (b) ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

    (c) ASSIGNMENT. At any time after a Purchase Event occurs, WHB may sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, by issuing Options or otherwise, to any person or group of persons, subject to applicable law, rule or regulation. In order to effectuate the foregoing, WHB (or any direct or indirect assignee or transferee of WHB) shall be entitled to surrender this Agreement to HCC in exchange for two or more Agreements entitling the holders thereof to purchase in the aggregate the same number of shares of Common Stock as may be purchasable hereunder.

    (d) NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by confirmed facsimile transmission or sent by registered or certified mail or overnight courier, postage prepaid, with return receipt requested, addressed as follows:

    If to WHB:

           Western Holdings Bancorp
           4546 El Camino Real
           Los Altos, CA 94022
           Attention: James Wall
           President
           Facsimile Number: (650) 941-8739

    With a copy to:

           Sheppard Mullin Richter & Hampton, LLP
           4 Embarcadero Center
           San Francisco, CA 94111
           Attention: John Sears
           Facsimile Number: (415) 434-3947

    If to HCC:

           Heritage Commerce Corp
           150 Almaden Boulevard
           San Jose, CA 95113
           Attention: John E. Rossell, III
           President & CEO
           Facsimile Number: (408) 947-1054

    With a copy to:

           McCutchen, Doyle, Brown & Enersen, LLP
           3 Embarcadero Center, #1800
           San Francisco, California 94111
           Attention: James M. Rockett, Esq.
           Facsimile Number: (415) 393-2286

    A party may change its address for notice purposes by written notice to the other party hereto.

    (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

    (f) SPECIFIC PERFORMANCE. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with their specific terms or conditions or were otherwise breached and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the parties in the event that this Agreement is not performed in accordance with its terms or conditions or otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

    (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

    (h) BEST EFFORTS. Each of HCC and WHB will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Department of Financial Institutions of the State of California for approval to acquire or issue the shares issuable hereunder.

    (i) DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, as of the day and year first written above.

                                                       WESTERN HOLDINGS BANCORP

                                                       By
                                                            ------------------------------------------
                                                            President

                                                       HERITAGE COMMERCE CORP

                                                       By
                                                            ------------------------------------------
                                                            President and Chief Executive Officer

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Section 317 of the California General Corporation Law permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. Article VI of the Articles of Incorporation of the registrant contains provisions limiting the monetary liability of directors for breaches of the duty of care. Article VII of the Articles of Incorporation of the registrant contains provisions for the indemnification of directors, officers and employees to the fullest extent permitted, and in excess of that authorized, under Section 317. In addition, the registrant maintains officers and directors liability insurance for an annual aggregate maximum of $10,000,000.

ITEM 21 EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits.

                                                                        INCORPORATED BY REFERENCE
                                                                            TO REPORT ON FORM
                                                         FILED     ------------------------------------
                                                        HEREWITH   8-A DATED   10-K DATED   EXHIBIT NO.
                                                        --------   ---------   ----------   -----------
 2     Agreement and Plan of Merger among Heritage         X
       Commerce Corp, Western Holdings Bancorp and
       Bank of Los Altos dated as of May 9, 2000
       (included in Part I as Appendix A)

 3.1   Heritage Commerce Corp Articles of                            3-5-98                    4.1
       Incorporation: [Incorporated herein by
       reference from Exhibit 4 to Heritage Commerce
       Corp's Form 8-A: Registration of Securities
       Pursuant to Section 12(g) of the Securities
       Exchange Act of 1933 dated March 5, 1998 (File
       No. 000-23877)]

 3.2   Heritage Commerce Corp Bylaws:                                3-5-98                    4.2
       [Incorporated herein by reference from Exhibit
       4 to Heritage Commerce Corp's Form 8-A:
       Registration of Securities Pursuant to Section
       12(g) of the Securities Exchange Act of 1933
       dated March 5, 1998 (File No. 000-23877)]

 5     Opinion of McCutchen, Doyle, Brown &                X
       Enersen, LLP

 8     Form of opinion of McCutchen, Doyle, Brown &
       Enersen, LLP regarding tax matters (to be provided by amendment).

10.1   Real Property Leases for properties located at                3-5-98                    1
       150 Almaden Blvd., San Jose and 100 Park Center
       Plaza, San Jose.
       [This exhibit is incorporated by reference to
       the paper filing of Heritage Commerce Corp's
       Form 8-A filed March 5, 1998 (File
       No. 000-23877).]

                                                                        INCORPORATED BY REFERENCE
                                                                            TO REPORT ON FORM
                                                         FILED     ------------------------------------
                                                        HEREWITH   8-A DATED   10-K DATED   EXHIBIT NO.
                                                        --------   ---------   ----------   -----------
10.2   Employment agreement with Mr. Rossell dated                   3-5-98                    1
       June 8, 1994
       [This exhibit is incorporated by reference to
       the paper filing of Heritage Commerce Corp's
       Form 8-A filed March 5, 1998 (File
       No. 000-23877).]

10.3   Employment agreement with Mr. Gionfriddo dated                3-5-98                    1
       June 8, 1994
       [This exhibit is incorporated by reference to
       the paper filing of Heritage Commerce Corp's
       Form 8-A filed March 5, 1998 (File
       No. 000-23877).]

10.4   Amendment No. 2 to Employment Agreement with                             3-31-98       10.4
       Mr. Gionfriddo

10.5   Employment agreement with Mr. Conniff dated                              3-31-98
       April 30, 1998.

10.6   Employment agreement with Mr. Nethercott dated                           3-31-98
       April 16, 1998.

10.7   Employment agreement with Mr. McGovern dated                             3-31-98
       July 16, 1998.

21     Subsidiaries of the registrant                      X

23.1   Consent of Deloitte & Touche LLP                    X

23.2   Consent of Arthur Andersen LLP                      X

23.3   Consent of PricewaterhouseCoopers LLP               X

23.4   Consent of McCutchen, Doyle, Brown &                X
       Enersen, LLP (included in their opinion filed
       as Exhibit 5)

23.5   Consent of McCutchen, Doyle, Brown &
       Enersen, LLP re tax opinion (to be included in their opinion filed as Exhibit 8)

23.6   Consent of Hoefer & Arnett Incorporated             X

23.7   Consent of Baxter Fentriss & Company                X

24     Power of Attorney of directors of Heritage          X
       Commerce Corp (included in this Part II).

99.1   Proxy card of Heritage Commerce Corp                X

99.2   Proxy card of Western Holdings Bancorp              X

    (b) Financial Statement Schedules.

    [Included in Heritage Commerce Corp's Form 10-K for the year ended December 31, 1999, incorporated herein by reference].

ITEM 22

    Undertakings.

    (1) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934 (the "1934 Act"); and, where interim financial information required to be presented by Article 3 of Regulation S-X of the 1934 Act are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

    (2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act of 1933, as amended (the "1933 Act"), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (3) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the 1933 Act and is used in connection with an offering of securities subject to Rule 415 of the 1933 Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (4) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

    (5) Heritage Commerce Corp hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of Heritage Commerce Corp's annual report pursuant to Section 13(a) or Section 15(d) 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6) Heritage Commerce Corp hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (7) Heritage Commerce Corp hereby undertakes:

        (a) To file during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

           (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, California, on June 29, 2000.

                                                       HERITAGE COMMERCE CORP.

                                                       By:              /s/ BRAD L. SMITH
                                                            -----------------------------------------
                                                                          Brad L. Smith
                                                               CHIEF EXECUTIVE OFFICER AND CHAIRMAN
                                                                           OF THE BOARD

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                  /s/ BRAD L. SMITH
     -------------------------------------------       Chief Executive Officer and    June 29, 2000
                    Brad L. Smith                        Chairman of the Board

                                                       Executive Vice President
              /s/ LAWRENCE D. MCGOVERN                   and Chief Financial
     -------------------------------------------         Officer (Principal           June 29, 2000
                Lawrence D. McGovern                     Financial and Accounting
                                                         Officer)

                 /s/ FRANK BISCEGLIA
     -------------------------------------------       Director                       June 29, 2000
                   Frank Bisceglia

                   /s/ JAMES BLAIR
     -------------------------------------------       Director                       June 29, 2000
                     James Blair

             /s/ ARTHUR CARMICHAEL, JR.
     -------------------------------------------       Director                       June 29, 2000
               Arthur Carmichael, Jr.

                 /s/ RICHARD CONNIFF
     -------------------------------------------       Director                       June 29, 2000
                   Richard Conniff

            /s/ WILLIAM DEL BIAGGIO, JR.
     -------------------------------------------       Director                       June 29, 2000
              William Del Biaggio, Jr.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                   /s/ ANNEKE DURY
     -------------------------------------------       Director                       June 29, 2000
                     Anneke Dury

                /s/ TRACEY ENFANTINO
     -------------------------------------------       Director                       June 29, 2000
                  Tracey Enfantino

                  /s/ GLENN GEORGE
     -------------------------------------------       Director                       June 29, 2000
                    Glenn George

              /s/ ROBERT P. GIONFRIDDO
     -------------------------------------------       Director                       June 29, 2000
                Robert P. Gionfriddo

                 /s/ P. MICHAEL HUNT
     -------------------------------------------       Director                       June 29, 2000
                   P. Michael Hunt

                 /s/ JOHN W. LARSEN
     -------------------------------------------       Director                       June 29, 2000
                   John W. Larsen

               /s/ LOUIS O. NORMANDIN
     -------------------------------------------       Director                       June 29, 2000
                 Louis O. Normandin

                 /s/ JACK L. PECKHAM
     -------------------------------------------       Director                       June 29, 2000
                   Jack L. Peckham

                /s/ ROBERT W. PETERS
     -------------------------------------------       Director                       June 29, 2000
                  Robert W. Peters

               /s/ HUMPHREY P. POLANEN
     -------------------------------------------       Director                       June 29, 2000
                 Humphrey P. Polanen

                  /s/ KIRK ROSSMAN
     -------------------------------------------       Director                       June 29, 2000
                    Kirk Rossman

                               POWER OF ATTORNEY

    Know all men by these presents that each of the undersigned does hereby make, constitute and appoint Brad L. Smith and Lawrence McGovern, or either of them, as the true and lawful attorney-in-fact of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to execute and deliver the Registration Statement on Form S-4, and any and all amendments thereto, including without limitation pre-effective and post-effective amendments thereto; such Form S-4 and each such amendment to be in such form and to contain such terms and provisions as said attorney or substitute shall deem necessary or desirable; giving and granting unto said attorney, or to such person as in any case may be appointed pursuant to the power of substitution herein given, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or, in the opinion of said attorney or substitute, able to be done in such matter as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney or such substitute shall lawfully do or cause to be done by virtue hereof.

    In witness whereof, each of the undersigned has duly executed this Power of Attorney.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ FRANK BISCEGLIA
     -------------------------------------------       Director                       June 29, 2000
                   Frank Bisceglia

                   /s/ JAMES BLAIR
     -------------------------------------------       Director                       June 29, 2000
                     James Blair

             /s/ ARTHUR CARMICHAEL, JR.
     -------------------------------------------       Director                       June 29, 2000
               Arthur Carmichael, Jr.

                 /s/ RICHARD CONNIFF
     -------------------------------------------       Director                       June 29, 2000
                   Richard Conniff

             /s/ WILLIAM DEL BAGGIO, JR.
     -------------------------------------------       Director                       June 29, 2000
               William Del Baggio, Jr.

                   /s/ ANNEKE DURY
     -------------------------------------------       Director                       June 29, 2000
                     Anneke Dury

                /s/ TRACEY ENFANTINO
     -------------------------------------------       Director                       June 29, 2000
                  Tracey Enfantino

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                  /s/ GLENN GEORGE
     -------------------------------------------       Director                       June 29, 2000
                    Glenn George

              /s/ ROBERT P. GIONFRIDDO
     -------------------------------------------       Director                       June 29, 2000
                Robert P. Fionfriddo

                 /s/ P. MICHAEL HUNT
     -------------------------------------------       Director                       June 29, 2000
                   P. Michael Hunt

                 /s/ JOHN W. LARSEN
     -------------------------------------------       Director                       June 29, 2000
                   John W. Larsen

               /s/ LOUIS O. NORMANDIN
     -------------------------------------------       Director                       June 29, 2000
                 Louis O. Normandin

                 /s/ JACK L. PECKHAM
     -------------------------------------------       Director                       June 29, 2000
                   Jack L. Peckham

                /s/ ROBERT W. PETERS
     -------------------------------------------       Director                       June 29, 2000
                  Robert W. Peters

               /s/ HUMPHREY P. POLANEN
     -------------------------------------------       Director                       June 29, 2000
                 Humphrey P. Polanen

                  /s/ KIRK ROSSMAN
     -------------------------------------------       Director                       June 29, 2000
                    Kirk Rossman

                                 EXHIBIT INDEX

                                                                                        PAGE
                                                                                      --------
         2              Agreement and Plan of Merger among Heritage Commerce Corp,
                          Western Holdings Bancorp and Bank of Los Altos dated as of
                          May 9, 2000 (included in Part I as Appendix A)............
         5              Opinion of McCutchen, Doyle, Brown & Enersen, LLP...........
         8              Form of opinion of McCutchen, Doyle, Brown & Enersen, LLP
                          regarding tax matters (to be provided by amendment).......
        21              Subsidiaries of the registrant..............................
        23.1            Consent of Deloitte & Touche LLP............................
        23.2            Consent of Arthur Andersen LLP..............................
        23.3            Consent of PricewaterhouseCoopers LLP.......................
        23.4            Consent of McCutchen, Doyle, Brown & Enersen, LLP (included in their opinion filed as Exhibit 5)......................
        23.5            Consent of McCutchen, Doyle, Brown & Enersen, LLP re tax
                          opinion (to be included in their opinion filed as
                          Exhibit 8)................................................
        23.6            Consent of Hoefer & Arnett Incorporated.....................
        23.7            Consent of Baxter Fentriss & Company........................
        24              Power of Attorney of directors of Heritage Commerce Corp
                          (included in this Part II)................................
        99.1            Proxy card of Heritage Commerce Corp........................
        99.2            Proxy card of Western Holdings Bancorp......................